As filed with the Securities and Exchange Commission on March 1, 2022

Registration No. 333-263053

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

 AMENDMENT NO. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TPT GLOBAL TECH, INC.
(Exact name of registrant as specified in its charter)

Florida	4899	81-3903357
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

501 West Broadway, Suite 800, San Diego, CA 92101/ Phone (619) 301-4200

(Address and telephone number of principal executive offices)

Stephen Thomas, Chief Executive Officer

501 West Broadway, Suite 800, San Diego, CA 92101/ Phone (619) 301-4200

(Name, address and telephone number of agent for service)

COPIES OF ALL COMMUNICATIONS TO:

Christen Lambert, Attorney at Law

2920 Forestville Rd, Ste. 100 PMB 1155, Raleigh, North Carolina 27616 • Phone: 919-473-9130

Approximate date of commencement of proposed sale to the public: As soon as possible after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated Filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered		Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)
Shares of Common Stock Underlying Convertible Notes, $0.001 par value	468,628,332	(1)	$0.0108	$5,061,185.99	$469.17
Shares of Common Stock Underlying Warrants, $0.001 par value	128,116,666	(2)	$0.0108	$1,383,659.99	$128.27

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover an indeterminate number of additional shares to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered. This amount represents a good faith estimate of the shares of common stock underlying convertible notes issued by the registrant in private placements, with such amount equal to the maximum number of shares issuable upon conversion of such notes and accrued interest at 10% per annum until the maturity dates of the convertible notes, with the first twelve months of interest being guaranteed, assuming for purposes hereof that $2,717,500 such notes and $271,750 of accrued interest are convertible at $0.0075 per share, as adjusted, without taking into account the limitations on the conversion of such notes (as provided for therein). In addition, 70,061,665 of potential default shares are included in this amount.

(2)

This amount represents warrants issued pursuant to convertible notes which can be exercised generally at 110% of an uplist offering price per share. More specific details can be found at "PRIVATE PLACEMENT OF CONVERTIBLE NOTES WITH REGISTRATION RIGHTS".

(3)

Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 (“the Securities Act”) based on the average of the 5-day average of the high and low prices of the common stock on February 22, 2022 as reported on the OTCQB.

(4)

Based on the average price per share of $0.0108 for TPT Global Tech, Inc.’s common stock on February 22, 2022 as reported by the OTC Markets Group. The fee is calculated by multiplying the aggregate offering amount by $0.0000927, pursuant to Section 6(b) of the Securities Act of 1933.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

This Amendment No. 1 (“Amendment No. 1”) to Form S-1 is filed for the purpose of (i) this explanatory note along with amendments to the cover page; and (ii) adding “FirstFire Global Opportunities Fund, LLC” to column one of tables on pages 3, 29, and 30, of the Prospectus. No other changes have been made to the Form S-1. This Amendment No. 1 speaks as of the original filing date of the Form S-1, does not reflect events that may have occurred subsequent to the original filing date and does not modify or update in any way disclosures made in the original Form S-1.

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PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED FEBRUARY 25, 2022

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

TPT GLOBAL TECH, INC.

 468,628,332 Shares of Common Stock Underlying Convertible Notes, Interest and Default Shares

128,116,666 Shares of Common Stock Underlying Warrants

This Prospectus relates to the resale from time to time of an aggregate of up to 468,628,332 shares of common stock par value $0.001 per share, (the “Common Shares”) of TPT Global Tech, Inc., a Florida corporation, by the Selling Shareholders (each a “Selling Shareholder”, and collectively, the “Selling Shareholders”), underlying, and pursuant to the conversion of convertible notes (the “Notes”) which were acquired from the Company pursuant to securities purchase agreements for an aggregate purchase price of $2,717,500. This amount represents a good faith estimate of the shares of common stock underlying convertible notes issued by the registrant in private placements, with such amount equal to the maximum number of shares issuable upon conversion of such notes and accrued interest at 10% per annum until the maturity dates of the convertible notes, with the first twelve months of interest being guaranteed, assuming for purposes hereof that $2,717,500 such notes and $271,750 of accrued interest are convertible at $0.0075 per share, as adjusted, without taking into account the limitations on the conversion of such notes (as provided for therein). In addition, 70,061,665 of potential default shares are included in this amount. (See Table on page 3 hereof).

Additionally, we are registering 128,116,666 shares of common stock underlying warrants (“Warrant Shares”) held by Selling Shareholders pursuant to the conversion of convertible notes. Warrants can be exercised at $0.025 per share. (See Table on page 3 hereof).

The Selling Shareholders have informed us that they are not “underwriters” within the meaning of the Securities Act, however, the Securities and Exchange Commission (“SEC”) may take the view that, under certain circumstances, any broker-dealers or agents that participate with the Selling Shareholders in the distribution of the Common Shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. The Selling Shareholders may sell Common Shares underlying the Notes from time to time in the principal market on which the Registrant’s Common Stock is quoted and traded at the prevailing market price or in negotiated transactions. We will not receive any of the proceeds from the sale of those Common Shares being sold by the Selling Shareholders. We did, however, receive net proceeds of approximately $2,272,518 pursuant to the sale of the Notes to the Selling Shareholders. We will pay the expenses of registering these Common Shares underlying the Notes.

Prior to this offering, there has been a limited market for our securities. While our common stock is traded actively on the OTCQB Market, there has been widely and fluctuating trading volume. There is no guarantee that an active trading market will remain or develop in our securities. Pursuant to registration rights granted to the Selling Shareholders, we are obligated to register the Common Shares underlying the Notes. We will not receive any proceeds from the sale of the Common Shares by the Selling Shareholders.

Our selling shareholders plan to sell common shares at market prices for so long as our Company is quoted on OTCQB and as the market may dictate from time to time. There is an active market for the common stock, which has been trading on the OTCQB (“TPTW”) at an average of $0.0108 in the past 5 days as of February 22, 2022. The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c).

The Selling Shareholders are offering the Common Shares underlying the Notes. The Selling Shareholders may sell all or a portion of these Common Shares from time to time in market transactions through any market on which the Common Stock is then traded, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale. The Selling Shareholders will receive all proceeds from such sales of the Common Shares. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.”

In aggregate, the Selling Shareholders may sell up to 596,744,998 Common Shares under this Prospectus, which includes 362,333,333 shares that may be issued pursuant to the conversion of the principal amount of the Notes, 36,233,333 shares into which accrued interest of $271,750 can be converted, assuming a conversion price of $0.0075 per share and 70,061,665 shares issued in reserve to cure any default.

We are obligated to file a supplemental registration statement or registration statements in order to register all of the Common Shares, in the event that the conversion price is lower than $0.0075 per share due to adjustments as is further described in this Registration Statement, resulting in additional shares being issued that have not been registered pursuant to this Registration Statement.

We have one class of authorized common stock, and the Company has also issued warrants for purchase of common stock. Outstanding shares of common stock represent approximately 40% of the voting power of our outstanding capital stock at the time of this registration. As of February 22, 2022, we had authorized one hundred million (100,000,000) shares of Preferred Stock, of which certain shares had been designated as Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock. Outstanding shares of Series A Preferred Stock held by Stephen J. Thomas, our CEO, is guaranteed 60% of outstanding common stock upon conversion.

This offering will be on a delayed and continuous basis for sales of selling shareholders’ shares. The selling shareholders are not paying any of the offering expenses and we will not receive any of the proceeds from the sale of the shares by the selling shareholders. (See “Description of Securities – Shares”).

The information in this prospectus is not complete and may be changed. These securities may not be sold until the date that the registration statement relating to these securities, which has been filed with the Securities and Exchange Commission, becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

THIS OFFERING IS HIGHLY SPECULATIVE AND THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 6. NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 25, 2022.

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The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

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ABOUT THIS PROSPECTUS

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized any person to give you any supplemental information or to make any representations for us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Common Stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Common Stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus is correct as of any time after its date. You should not rely upon any information about our company that is not contained in this prospectus. Information contained in this prospectus may become stale. You should not assume the information contained in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement or of any sale of the shares. Our business, financial condition, results of operations, and prospects may have changed since those dates. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted.

References to “Management” in this Prospectus mean the senior officers of the Company; See “Directors and Executive Officers.” Any statements in this Prospectus made by or on behalf of Management are made in such persons’ capacities as officers of the Company, and not in their personal capacities.

TPT Global Tech, Inc. (“We,” “Us,” “Our,” “TPT,” or “TPT Global”) is incorporated in the State of Florida with operations located in San Diego, California, providing complete, communication and data services and products to small to mid-sized organizations (“SMB”).

PROSPECTUS SUMMARY

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes under the Financial Statements prior to making an investment decision.

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our Common Stock, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes beginning on page F-1. Our fiscal year end is December 31 and our fiscal years ended December 31, 2020 and 2019 are sometimes referred to herein as fiscal years 2020 and 2019, respectively. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”. Unless otherwise indicated or the context requires otherwise, the words “we,” “us,” “our,” the “Company,” “TPT,” “our Company,” or “TPT Global Tech” refer to TPT Global Tech, Inc., a Florida corporation, and each of our subsidiaries.

PRIVATE PLACEMENT OF CONVERTIBLE NOTES WITH REGISTRATION RIGHTS

The following convertible promissory notes (“Convertible Notes”) and corresponding securities purchase agreements are those that contain registration rights and those which underlying shares are being registered for resale in this registration statement.

On October 6, 2021, TPT Global Tech, Inc. and FirstFire Global Opportunities Fund, LLC. entered into a convertible promissory note totaling $1,087,000 and a securities purchase agreement (“FirstFire Note”). The FirstFire Note has an original issue discount of 8% and bears interest at 10%, with a default rate of 24%, and is convertible into shares of the Company’s common stock. There is a mandatory conversion in the event a Nasdaq Listing prior to nine months from funding for which the Holder’s principal and interest balances will be converted at a price equal to 25% discount to the opening price on the first day the Company trades on Nasdaq. There is also a voluntary conversion of all principal and accrued interest at the discretion of the Holder at the lower of (1) 75% of the two lowest trade prices during the fifteen consecutive trading day period ending on the trading day immediately prior to the applicable conversion date or (2) discount to market based on subsequent financings with other investors. Subsequent debt issuances have lowered this price to $0.0075 per share. The Holder was given registration rights. The FirstFire Note may be prepaid in whole or in part of the outstanding balances at 115% prior to maturity. 225,000,000 common shares of the Company have been reserved with the transfer agent for possible conversion and exercise of warrants. Warrants to purchase 55,000,000 shares of common stock at 110% of the opening price on the first day the Company trades on the Nasdaq exchange were issued to the Holder. Details of the FirstFire Note and securities purchase agreement can be found in the Form 8-K and exhibits filed on October 19, 2021. The Company and the holder executed the securities purchase agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(a)(2) of the 1933 Act.

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On October 13, 2021, TPT Global Tech, Inc. and Cavalry Investment Fund LP entered into a convertible promissory note totaling $271,250 and a securities purchase agreement (“Cavalry Investment Note”). The Cavalry Investment Note has an original issue discount of 8% and bears interest at 10%, with a default rate of 24%, and is convertible into shares of the Company’s common stock. There is a mandatory conversion in the event a Nasdaq Listing prior to nine months from funding for which the Holder’s principal and interest balances will be converted at a price equal to 25% discount to the opening price on the first day the Company trades on Nasdaq. There is also a voluntary conversion of all principal and accrued interest at the discretion of the Holder at the lower of (1) 75% of the two lowest trade prices during the fifteen consecutive trading day period ending on the trading day immediately prior to the applicable conversion date or (2) discount to market based on subsequent financings with other investors. Subsequent debt issuances have lowered this price to $0.0075 per share. The Holder was given registration rights. The Cavalry Investment Note may be prepaid in whole or in part of the outstanding balances at 115% prior to maturity. 56,250,000 common shares of the Company have been reserved with the transfer agent for possible conversion and exercise of warrants. Warrants to purchase 13,750,000 shares of common stock at 110% of the opening price on the first day the Company trades on the Nasdaq exchange were issued to the Holder. Details of the Cavalry Investment Note and securities purchase agreement can be found in the Form 8-K and exhibits filed on October 19, 2021. The Company and the holder executed the securities purchase agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(a)(2) of the 1933 Act.

On October 13, 2021, TPT Global Tech, Inc. and Cavalry Fund I, LP entered into a convertible promissory note totaling $271,250 and a securities purchase agreement (“Cavalry Fund I Note”). The Cavalry Fund I Note has an original issue discount of 8% and bears interest at 10%, with a default rate of 24%, and is convertible into shares of the Company’s common stock. There is a mandatory conversion in the event a Nasdaq Listing prior to nine months from funding for which the Holder’s principal and interest balances will be converted at a price equal to 25% discount to the opening price on the first day the Company trades on Nasdaq. There is also a voluntary conversion of all principal and accrued interest at the discretion of the Holder at the lower of (1) 75% of the two lowest trade prices during the fifteen consecutive trading day period ending on the trading day immediately prior to the applicable conversion date or (2) discount to market based on subsequent financings with other investors. Subsequent debt issuances have lowered this price to $0.0075 per share. The Holder was given registration rights. The Cavalry Fund I Note may be prepaid in whole or in part of the outstanding balances at 115% prior to maturity. 168,750,000 common shares of the Company have been reserved with the transfer agent for possible conversion and exercise of warrants. Warrants to purchase 41,250,000 shares of common stock at $110% of the opening price on the first day the Company trades on the Nasdaq exchange were issued to the Holder. Details of the Cavalry Fund I Note and securities purchase agreement can be found in the Form 8-K and exhibits filed on October 19, 2021. The Company and the holder executed the securities purchase agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(a)(2) of the 1933 Act.

On January 31, 2022, TPT Global Tech, Inc. and Talos Victory Fund, LLC entered into a convertible promissory note totaling $271,750 and a securities purchase agreement (“Talos Note”). The Talos Note is due twelve months from funding, has an original issue discount of 8% and interest rate at 10% per annum (default, as defined, at 16%). There is an optional conversion in the event a Nasdaq Listing prior to nine months from funding for which the Holder’s principal and interest balances will be converted at a price equal to 25% discount to the opening price on the first day the Company trades on Nasdaq. There is also a voluntary conversion of all principal and accrued interest at the discretion of the Holder at $0.0075. The Holder was given registration rights. The Talos Note may be prepaid in whole or in part of the outstanding balances at 100% prior to maturity unless the Holder chose to convert their balances into common stock which they have three days to do so. 73,372,499 common shares of the Company have been reserved with the transfer agent for possible conversion and exercise of warrants. Warrants, expiring five years from issuance, were issued to exercise up to 9,058,333 warrants to purchase 9,058,333 common shares at $0.015, provided, however, that if the company consumates an uplist offering on or before July 6, 2022 then the exercise price shall be 110% of the offering price at which the uplist offering is made. Details of the Talos Note and securities purchase agreement can be found in the Form 8-K and exhibits filed on February 8, 2022. The Company and the holder executed the securities purchase agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(a)(2) of the 1933 Act.

On January 31, 2022, TPT Global Tech, Inc. and Blue Lake Partners, LLC entered into a convertible promissory note totaling $271,750 and a securities purchase agreement (“Blue Lake Note”). The Blue Lake Note is due twelve months from funding, has an original issue discount of 8% and interest rate at 10% per annum (default, as defined, at 16%). There is an optional conversion in the event a Nasdaq Listing prior to nine months from funding for which the Holder’s principal and interest balances will be converted at a price equal to 25% discount to the opening price on the first day the Company trades on Nasdaq. There is also a voluntary conversion of all principal and accrued interest at the discretion of the Holder at $0.0075. The Holder was given registration rights. The Blue Lake Note may be prepaid in whole or in part of the outstanding balances at 100% prior to maturity unless the Holder chose to convert their balances into common stock which they have three days to do so. 73,372,499 common shares of the Company have been reserved with the transfer agent for possible conversion and exercise of warrants. Warrants, expiring five years from issuance, were issued to exercise up to 9,058,333 warrants to purchase 9,058,333 common shares at $0.015, provided, however, that if the Company consumates an uplist offering on or before July 6, 2022 then the exercise price shall equal 110% of the offering price at which the uplist offering is made. Details of the Blue Lake Note and securities purchase agreement can be found in the Form 8-K and exhibits filed on February 8, 2022. The Company and the holder executed the securities purchase agreement in accordance with and in reliance upon the exemption from securities registration for offers and sales to accredited investors afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(a)(2) of the 1933 Act.

The Company has entered into several other convertible note and promissory note financing arrangements over the past several years and all arrangements are discussed further in Information with Respect to the Registrant herein.

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THE OFFERING

We are registering 468,628,332 shares of common stock underlying convertible notes, accrued interest and default shares for sale on behalf of selling shareholders (the “Common Shares”) and 128,116,666 shares of common stock issuable upon exercise of warrants (“Warrant Shares”) (collectively called “Resale Shares”).

Noteholder	Conversion Price	Amount of Note	Guaranteed Interest	Principal Shares	Interest Shares	Default Shares	Percentage of Shares Outstanding
FirstFire Global Opportunities Fund, LLC	$0.0075	$1,087,000	$108,700	144,933,333	14,493,333	10,573,334	12.2%
Cavalry Investment Fund LP	$0.0075	$271,750	$27,175	36,233,333	3,623,333	2,643,334	3.1%
Cavalry Fund I, LP	$0.0075	$815,250	$81,525	108,700,000	10,870,000	7,930,000	9.2%
Talos Victory Fund, LLC	$0.0075	$271,750	$27,175	36,233,333	3,623,333	24,457,500	4.6%
Blue Lake Partners, LLC	$0.0075	$271,750	$27,175	36,233,334	3,623,334	24,457,498	4.6%
		$2,717,500	$271,750	362,333,333	36,233,333	70,061,666	33.7%

Noteholder	Conversion Price	Amount of Note	Guaranteed Interest	Principal Shares	Interest Shares	Default Shares	Percentage of Shares Outstanding	Warrant Shares	Total Number of Shares Assuming Exercise of Warrants (1)	Percentage of Shares Outstanding Assuming Exercise of Warrants (1)
FirstFire Global Opportunities Fund, LLC	$0.0075	$1,087,000	$108,700	144,933,333	14,493,333	10,573,334	12.2%	55,000,000	225,000,000	14.8%
Cavalry Investment Fund LP	$0.0075	$271,750	$27,175	36,233,333	3,623,333	2,643,334	3.1%	13,750,000	56,250,000	3.7%
Cavalry Fund I, LP	$0.0075	$815,250	$81,525	108,700,000	10,870,000	7,930,000	9.2%	41,250,000	168,750,000	11.1%
Talos Victory Fund, LLC	$0.0075	$271,750	$27,175	36,233,333	3,623,333	24,457,500	4.6%	9,058,333	73,372,499	4.8%
Blue Lake Partners, LLC	$0.0075	$271,750	$27,175	36,233,334	3,623,334	24,457,498	4.6%	9,058,333	73,372,499	4.8%
		$2,717,500	$271,750	362,333,333	36,233,333	70,061,666	33.7%	128,116,666	596,744,998	39.3%

(1)	Assumes 923,029,038 outstanding shares in addition to all Resale Shares.

Our common stock will be transferable immediately upon the effectiveness of the Registration Statement. (See “Description of Securities”)

Common shares outstanding before this registration statement[1]	923,029,038
Maximum common shares being offered by Noteholders registered herein	596,744,998
Maximum common shares outstanding after this offering (assuming sale of all shares registered hereunder)	1,519,774,036

1)	There are additionally warrants outstanding for the purchase of 1,000,000 shares of common stock, not included in this figure.

We will not receive any proceeds from the sale of our securities offered by the selling stockholders under this prospectus. All the shares sold under this prospectus will be sold or otherwise disposed of for the account of the selling stockholders, or their pledgees, assignees or successors-in-interest. See “Use of Proceeds” beginning on page 28 of this prospectus.

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We are authorized to issue 2,500,000,000 shares of common stock with a par value of $0.001 and 100,000,000 shares of preferred stock. Our current shareholders, officers and directors collectively own 42,811,854 shares of common stock and 1,036,649 shares of preferred stock as of this date, with warrants outstanding for zero shares of common stock.

Currently there is a limited public trading market for our stock on OTCQB under the symbol “TPTW.”

OUR BUSINESS

We were originally incorporated in 1988 in the state of Florida. TPT Global, Inc., a Nevada corporation formed in June 2014, merged with Ally Pharma US, Inc., a Florida corporation, (“Ally Pharma,” formerly known as Gold Royalty Corporation) in a “reverse merger” wherein Ally Pharma issued 110,000,000 shares of Common Stock, or 80% ownership, to the owners of TPT Global, Inc. and Ally Pharma changed its name to TPT Global Tech, Inc. In 2014, we acquired all the assets of K Telecom and Wireless LLC (“K Telecom”) and Global Telecom International, LLC (“Global Telecom”). Effective January 31, 2015, we completed our acquisition of 100% of the outstanding stock of Copperhead Digital Holdings, Inc. (“Copperhead Digital”) and Subsidiaries, TruCom, LLC (“TruCom”), Nevada Utilities, Inc. (“Nevada Utilities”) and CityNet Arizona, LLC (“CityNet”). In October 2015, we acquired the assets of both Port2Port, Inc. (“Port2Port”) and Digithrive, Inc. (“Digithrive”). Effective September 30, 2016, we acquired 100% ownership in San Diego Media, Inc. (“SDM”). In December 2016, we acquired the Lion Phone technology. In October and November 2017, we entered into agreements to acquire Blue Collar, Inc. (“Blue Collar”), and certain assets of Matrixsites, Inc. (“Matrixsites”) which we have completed. On May 7, 2019, we completed the acquisition of a majority of the assets of SpeedConnect, LLC, which assets were conveyed into our wholly owned subsidiary TPT SpeedConnect, LLC (“TPT SC” or “TPT SpeedConnect”) which was formed on April 16, 2019. On January 8, 2020, we formed TPT Federal, LLC (“TPT Federal”). On March 30, 2020, we formed TPT MedTech, LLC (“TPT MedTech”) and on June 6, 2020, we formed InnovaQor, Inc (“InnovaQor”). In July and August 2020, the Company formed Quiklab 1 LLC, QuikLAB 2, LLC, QuikLAB 3, LLC and QuikLAB 4, LLC where the Company owns 80% (as agreed per the operating agreement) of all outside equity investments. Effective August 1, 2020, we closed on the acquisition of 75% of The Fitness Container, LLC (“Aire Fitness”). In July 2020, we invested in a Hong Kong company called TPT Global Tech Asia Limited of which we own 78%, and during 2020, InnovaQor did a reverse merger with Southern Plains of which there ended up being a non controlling interest of 6% as of September 30, 2021. The name of InnovaQor remained for the merged entities but was changed to TPT Strategic, Inc. on March 21, 2021.

We are based in San Diego, California, and operate as a technology-based company with divisions providing telecommunications, medical technology and product distribution, media content for domestic and international syndication as well as technology solutions. We operate as a Media Content Hub for Domestic and International syndication, Technology/Telecommunications company using our own proprietary Global Digital Media TV and Telecommunications infrastructure platform and also provide technology solutions to businesses domestically and worldwide. We offer Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS) and carrier-grade performance and support for businesses over our private IP MPLS fiber and wireless network in the United States. Our cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today’s global technology markets. We also operate as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cellphone services, Mobile phones, Cellphone Accessories and Global Roaming Cellphones.

We anticipate needing an estimated $38,000,000 in capital to continue our business operations and expansion. We do not have committed sources for these additional funds and will need to be obtained through debt or equity placements or a combination of those. We are in negotiations for certain sources to provide funding but at this time do not have a committed source of these funds.

Our executive offices are located at 501 West Broadway, Suite 800, San Diego, CA 92101 and the telephone number is (619) 400-4996. We maintain a website at www.tptglobaltech.com, and such website is not incorporated into or a part of this filing.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

As a company with less than $1.0 billion of revenue during our last fiscal year, we qualify as an emerging growth company as defined in the JOBS Act, and we may remain an emerging growth company for up to five years from the date of the first sale in this offering. However, if certain events occur prior to the end of such five-year period, including if we become a large accelerated filer, our annual gross revenue exceeds $1.0 billion, or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not emerging growth companies. In particular, in this prospectus, we have provided only two years of audited financial statements and have not included all of the executive compensation related information that would be required if we were not an emerging growth company. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity interests. However, we have irrevocably elected not to avail ourselves of the extended transition period for complying with new or revised accounting standards, and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

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OTCQB Stock Symbol

Currently there is a limited public trading market for our stock on OTCQB under the symbol “TPTW.”

Our Business Segments

Our business segment consists generally of providing strategic, legacy and data integration products and services to small, medium and enterprise business, wholesale and governmental customers, including other communication providers. Our strategic products and services offered to these customers include our collocation, hosting, broadband, VoIP, information technology and other ancillary services. Our services offered to these customers primarily include local and long-distance voice, inducing the sale of unbundled network elements (“UNEs”), switched access and other ancillary services. Our product offerings include the sale of telecommunications equipment located on customers’ premises and related products and professional services, all of which are described further below.

Our products and services include local and long-distance voice, broadband, Ethernet, collocation, hosting (including cloud hosting and managed hosting), data integration, video, network, public access, VoIP, information technology and other ancillary services.

We offer our customers the ability to bundle together several products and services. For example, we offer integrated and unlimited local and long-distance voice services. Our customers can also bundle two or more services such as broadband, video (including through our strategic partnerships), voice services. We believe our customers value the convenience and price discounts associated with receiving multiple services through a single company.

Most of our products and services are provided using our telecommunications network, which consists of voice and data switches, copper cables, fiber-optic cables and other equipment.

Our key products and services are described in greater detail in the Information with Respect to the Registrant Section.

Government Regulation

Overview

As discussed further below, our operations are subject to significant local, state, federal and foreign laws and regulations.

We are subject to the significant regulations by the FCC, which regulates interstate communications, and state utility commissions, which regulate intrastate communications. These agencies (i) issue rules to protect consumers and promote competition, (ii) set the rates that telecommunication companies charge each other for exchanging traffic, and (iii) have traditionally developed and administered support programs designed to subsidize the provision of services to high-cost rural areas. In most states, local voice service, switched and special access services and interconnection services are subject to price regulation, although the extent of regulation varies by type of service and geographic region. In addition, we are required to maintain licenses with the FCC and with state utility commissions. Laws and regulations in many states restrict the manner in which a licensed entity can interact with affiliates, transfer assets, issue debt and engage in other business activities. Many acquisitions and divestitures may require approval by the FCC and some state commissions. These agencies typically have the authority to withhold their approval, or to request or impose substantial conditions upon the transacting parties in connection with granting their approvals.

The Center for Medicare & Medicaid Services (“CMS”) regulates all of our mobile laboratory testing activities performed on humans in the United States through Clinical Laboratory Improvement Amendments (‘CLIA’) which covers approximately 260,000 laboratory entities. We obtain CLIA licenses where necessary to operate our mobile laboratories. We also hire staffing agencies that work the health care industry with the appropriate health care workers to operate the mobile laboratories, which agencies and workers are regulated by state and local agencies like the agency for Health Care Administration in Florida (“AHCA”). Each state and local jurisdiction has their own agency or regulatory organization that we follow and adhere to their laws and guidelines in relation operating our mobile testing facilities.

The description beginning on page 61 discusses some of the major industry regulations that may affect our traditional operations, but numerous other regulations not discussed below could also impact us. Some legislation and regulations are currently the subject of judicial, legislative and administrative proceedings which could substantially change the manner in which the telecommunications industry operates and the amount of revenues we receive for our services.

Neither the outcome of these proceedings, nor their potential impact on us, can be predicted at this time. For additional information, see “Risk Factors.”

The laws and regulations governing our affairs are quite complex and occasionally in conflict with each other. From time to time, we are fined for failing to meet applicable regulations or service requirements.

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SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following summary consolidated statements of operations data for the fiscal years ended December 31, 2020 and 2019 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. Additionally, the three and nine months ended September 30, 2021 and 2020 have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The summary consolidated balance sheet data as of September 30, 2021 are derived from our consolidated financial statements that are included elsewhere in this prospectus. The historical financial data presented below is not necessarily indicative of our financial results in future periods, and the results for the quarter ended September 30, 2021 is not necessarily indicative of our operating results to be expected for the full fiscal year ending December 31, 2021 or any other period. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles, or U.S. GAAP. Our consolidated financial statements have been prepared on a basis consistent with our audited financial statements and include all adjustments, consisting of normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods.

	September 30,	December 31,
	2021	2020	2019
	(Unaudited)	(Audited)	(Audited)
Total Assets	$11,768,748	$12,836,688	$15,453,753
Current Liabilities	$38,807,443	$32,836,215	$30,850,885
Long-term Liabilities	$3,937,998	$3,716,529	$3,398,737
Stockholders’ Deficit	$(36,004,410)	$(28,510,529)	$(18,795,869)

	Three Months Ended	Nine Months Ended	Years Ended
	September 30, 2021 (Unaudited)	September 30, 2021 (Unaudited)	December 31, 2020 (Audited)	December 31, 2019 (Audited)
Revenues	$2,519,426	$7,810,956	$11,094,170	$10,212,377
Net Loss Attributable to TPTG Shareholders	$(4,716,356)	$(8,600,605)	$(8,071,851)	$(14,028,165)

At September 30, 2021, the accumulated deficit was $49,503,549. At December 31, 2020, the accumulated deficit was $40,902,944. At December 31, 2019, the accumulated deficit was $32,831,093. We anticipate that we will operate in a deficit position and continue to sustain net losses for the foreseeable future.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment. You should carefully consider the risks described below together with all of the other information included in our public filings before making an investment decision with regard to our securities. The statements contained in or incorporated into this document that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following events described in these risk factors actually occur, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. Moreover, additional risks not presently known to us or that we currently deem less significant also may impact our business, financial condition or results of operations, perhaps materially. For additional information regarding risk factors, see “Forward-Looking Statements.”

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Special Information Regarding Forward-Looking Statements

The information herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results may materially differ from those projected in the forward-looking statements as a result of certain risks and uncertainties set forth in this report. Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this report.

We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. This filing contains a number of forward-looking statements that reflect management’s current views and expectations with respect to our business, strategies, products, future results and events, and financial performance. All statements made in this filing other than statements of historical fact, including statements addressing operating performance, clinical developments which management expects or anticipates will or may occur in the future, including statements related to our technology, market expectations, future revenues, financing alternatives, statements expressing general optimism about future operating results, and non-historical information, are forward looking statements. In particular, the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements, and their absence does not mean that the statement is not forward-looking. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below. Our actual results, performance or achievements could differ materially from historical results as well as those expressed in, anticipated, or implied by these forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect any future events or circumstances.

Readers should not place undue reliance on these forward-looking statements, which are based on management’s current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions (including those described below), and apply only as of the date of this filing. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks to be discussed in this Form S-1 Registration and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. For additional information regarding forward-looking statements, see “Forward-Looking Statements.

RISK FACTORS RELATED TO OUR BUSINESS

Many of our competitors are better established and have resources significantly greater than we have, which may make it difficult to attract and retain subscribers.

We will compete with other providers of telephony service, many of which have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships in the industry. In addition, a number of these competitors may combine or form strategic partnerships. As a result, our competitors may be able to offer, or bring to market earlier, products and services that are superior to our own in terms of features, quality, pricing or other factors. Our failure to compete successfully with any of these companies would have a material adverse effect on our business and the trading price of our common stock.

The market for broadband and VoIP services is highly competitive, and we compete with several other companies within a single market:

•	cable operators offering high-speed Internet connectivity services and voice communications;
•	incumbent and competitive local exchange carriers providing DSL services over their existing wide, metropolitan and local area networks;
•

3G cellular, PCS and other wireless providers offering wireless broadband services and capabilities, including developments in existing cellular and PCS technology that may increase network speeds or have other advantages over our services;

•	internet service providers offering dial-up Internet connectivity;
•	municipalities and other entities operating free or subsidized WiFi networks;
•	providers of VoIP telephony services;
•	wireless Internet service providers using licensed or unlicensed spectrum;
•	satellite and fixed wireless service providers offering or developing broadband Internet connectivity and VoIP telephony;
•	electric utilities and other providers offering or planning to offer broadband Internet connectivity over power lines; and
•	resellers providing wireless Internet service by “piggy-backing” on DSL or WiFi networks operated by others.

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Moreover, we expect other existing and prospective competitors, particularly if our services are successful; to adopt technologies or business plans similar to ours or seek other means to develop a product competitive with our services. Many of our competitors are well-established and have larger and better developed networks and systems, longer-standing relationships with customers and suppliers, greater name recognition and greater financial, technical and marketing resources than we have. These competitors can often subsidize competing services with revenues from other sources, such as advertising, and thus may offer their products and services at lower prices than ours. These or other competitors may also reduce the prices of their services significantly or may offer broadband connectivity packaged with other products or services. We may not be able to reduce our prices or otherwise alter our services correspondingly, which would make it more difficult to attract and retain subscribers.

Our Acquisitions could result in operating difficulties, dilution and distractions from our core business.

We have evaluated, and expect to continue to evaluate, potential strategic transactions, including larger acquisitions. The process of acquiring and integrating a company, business or technology is risky, may require a disproportionate amount of our management or financial resources and may create unforeseen operating difficulties or expenditures, including:

•	difficulties in integrating acquired technologies and operations into our business while maintaining uniform standards, controls, policies and procedures;
•

increasing cost and complexity of assuring the implementation and maintenance of adequate internal control and disclosure controls and procedures, and of obtaining the reports and attestations that are required of a company filing reports under the Securities Exchange Act;

•

difficulties in consolidating and preparing our financial statements due to poor accounting records, weak financial controls and, in some cases, procedures at acquired entities based on accounting principles not generally accepted in the United States, particularly those entities in which we lack control; and

•	the inability to predict or anticipate market developments and capital commitments relating to the acquired company, business or technology.

Acquisitions of and joint ventures with companies organized outside the United States often involve additional risks, including:

•	difficulties, as a result of distance, language or culture differences, in developing, staffing and managing foreign operations;
•	lack of control over our joint ventures and other business relationships;
•	currency exchange rate fluctuations;
•	longer payment cycles;
•	credit risk and higher levels of payment fraud;
•	foreign exchange controls that might limit our control over, or prevent us from repatriating, cash generated outside the United States;
•	potentially adverse tax consequences;
•	expropriation or nationalization of assets;
•	differences in regulatory requirements that may make it difficult to offer all of our services;
•	unexpected changes in regulatory requirements;
•	trade barriers and import and export restrictions; and
•	political or social unrest and economic instability.

The anticipated benefit of any of our acquisitions or investments may never materialize. Future investments, acquisitions or dispositions could result in potentially dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities or amortization expenses, or write-offs of goodwill, any of which could harm our financial condition. Future investments and acquisitions may require us to obtain additional equity or debt financing, which may not be available on favorable terms, or at all.

Our substantial indebtedness and our current default status and any restrictive debt covenants could limit our financing options and liquidity position and may limit our ability to grow our business.

Our indebtedness could have important consequences to the holders of our common stock, such as:

•	we may not be able to obtain additional financing to fund working capital, operating losses, capital expenditures or acquisitions on terms acceptable to us or at all;

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•	we may be unable to refinance our indebtedness on terms acceptable to us or at all;
•	if substantial indebtedness continues it could make us more vulnerable to economic downturns and limit our ability to withstand competitive pressures; and
•	cash flows from operations are currently negative and may continue to be so, and our remaining cash, if any, may be insufficient to operate our business.
•	paying dividends to our stockholders;
•	incurring, or cause certain of our subsidiaries to incur, additional indebtedness;
•	permitting liens on or conduct sales of any assets pledged as collateral;
•	selling all or substantially all of our assets or consolidate or merge with or into other companies;
•	repaying existing indebtedness; and
•	engaging in transactions with affiliates.

As of September 30, 2021, the total debt or financing arrangements was $16,049,504, of which approximately $8,140,536 or 21% of total current liabilities is past due. As of September 30, 2021, the Company had financing lease liability-related amounts of $868,587. During 2020, the holders of approximately $4,700,000 of existing financing arrangements agreed to exchange their debt and accrued interest for Series D Preferred Stock through a separate $12 Million Private Placement, conditioned on the Company raising at least $12,000,000 in a separate Form 1-A Offering. Our inability to renegotiate our indebtedness may cause lien holders to obtain possession of a good portion of our assets which would significantly alter our ability to generate revenues and obtain any additional financing.

We may experience difficulties in constructing, upgrading and maintaining our network, which could adversely affect customer satisfaction, increase subscriber turnover and reduce our revenues.

Our success depends on developing and providing products and services that give subscribers a high-quality internet connectivity and VoIP experience. If the number of subscribers using our network and the complexity of our products and services increase, we will require more infrastructure and network resources to maintain the quality of our services. Consequently, we expect to make substantial investments to construct and improve our facilities and equipment and to upgrade our technology and network infrastructure. If we do not implement these developments successfully, or if we experience inefficiencies, operational failures or unforeseen costs during implementation, the quality of our products and services could decline.

We may experience quality deficiencies, cost overruns and delays on construction, maintenance and upgrade projects, including the portions of those projects not within our control or the control of our contractors. The construction of our network requires the receipt of permits and approvals from numerous governmental bodies, including municipalities and zoning boards. Such bodies often limit the expansion of transmission towers and other construction necessary for our business. Failure to receive approvals in a timely fashion can delay system rollouts and raise the cost of completing construction projects. In addition, we typically are required to obtain rights from land, building and tower owners to install our antennas and other equipment to provide service to our subscribers. We may not be able to obtain, on terms acceptable to us, or at all, the rights necessary to construct our network and expand our services.

We also face challenges in managing and operating our network. These challenges include operating, maintaining and upgrading network and customer premises equipment to accommodate increased traffic or technological advances, and managing the sales, advertising, customer support, billing and collection functions of our business while providing reliable network service at expected speeds and VoIP telephony at expected levels of quality. Our failure in any of these areas could adversely affect customer satisfaction, increase subscriber turnover, increase our costs, decrease our revenues and otherwise have a material adverse effect on our business, prospects, financial condition and results of operations.

If we do not obtain and maintain rights to use licensed spectrum in one or more markets, we may be unable to operate in these markets, which could adversely affect our ability to execute our business strategy.

Even though we have established license agreements, growth requires that we plan to provide our services obtaining additional licensed spectrum both in the United States and internationally, we depend on our ability to acquire and maintain sufficient rights to use licensed spectrum by obtaining our own licenses or long-term spectrum leases, in each of the markets in which we operate or intend to operate. Licensing is the short-term solution to obtaining the necessary spectrum as building out spectrum is a long and difficult process that can be costly and require a disproportionate amount of our management resources. We may not be able to acquire, lease or maintain the spectrum necessary to execute our business strategy.

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Using licensed spectrum, whether owned or leased, poses additional risks to us, including:

•	inability to satisfy build-out or service deployment requirements upon which our spectrum licenses or leases are, or may be, conditioned;
•	increases in spectrum acquisition costs;
•	adverse changes to regulations governing our spectrum rights;
•	the risk that spectrum we have acquired or leased will not be commercially usable or free of harmful interference from licensed or unlicensed operators in our or adjacent bands;
•

with respect to spectrum we will lease in the United States, contractual disputes with or the bankruptcy or other reorganization of the license holders, which could adversely affect our control over the spectrum subject to such license;

•	failure of the FCC or other regulators to renew our spectrum licenses as they expire; and
•	invalidation of our authorization to use all or a significant portion of our spectrum, resulting in, among other things, impairment charges related to assets recorded for such spectrum.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our business and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business, brand and reputation with investors may be harmed.

In addition, reporting a material weakness may negatively impact investors’ perception of us. We have allocated, and will continue to allocate, significant additional resources to remedy any deficiencies in our internal control. There can be no assurances that our remedial measures will be successful in curing the any material weakness or that other significant deficiencies or material weaknesses will not arise in the future.

Interruption or failure of our information technology and communications systems could impair our ability to provide our products and services, which could damage our reputation and harm our operating results.

We have experienced service interruptions in some markets in the past and may experience service interruptions or system failures in the future. Any unscheduled service interruption adversely affects our ability to operate our business and could result in an immediate loss of revenues. If we experience frequent or persistent system or network failures, our reputation and brand could be permanently harmed. We may make significant capital expenditures to increase the reliability of our systems, but these capital expenditures may not achieve the results we expect.

Our products and services depend on the continuing operation of our information technology and communications systems. Any damage to or failure of our systems could result in interruptions in our service. Interruptions in our service could reduce our revenues and profits, and our brand could be damaged if people believe our network is unreliable. Our systems are vulnerable to damage or interruption from earthquakes, terrorist attacks, floods, fires, power loss, telecommunications failures, computer viruses, computer denial of service attacks or other attempts to harm our systems, and similar events. Some of our systems are not fully redundant, and our disaster recovery planning may not be adequate. The occurrence of a natural disaster or unanticipated problems at our network centers could result in lengthy interruptions in our service and adversely affect our operating results.

The industries in which we operate are continually evolving, which makes it difficult to evaluate our future prospects and increases the risk of your investment. Our products and services may become obsolete, and we may not be able to develop competitive products or services on a timely basis or at all.

The markets in which we and our customers compete are characterized by rapidly changing technology, evolving industry standards and communications protocols, and continuous improvements in products and services. Our future success depends on our ability to enhance current products and to develop and introduce in a timely manner new products that keep pace with technological developments, industry standards and communications protocols, compete effectively on the basis of price, performance and quality, adequately address end-user customer requirements and achieve market acceptance. There can be no assurance that the deployment of wireless networks will not be delayed or that our products will achieve widespread market acceptance or be capable of providing service at competitive prices in sufficient volumes. In the event that our products are not timely and economically developed or do not gain widespread market acceptance, our business, results of operations and financial condition would be materially adversely affected. There can also be no assurance that our products will not be rendered obsolete by the introduction and acceptance of new communications protocols.

The broadband services industry is characterized by rapid technological change, competitive pricing, frequent new service introductions and evolving industry standards and regulatory requirements. We believe that our success depends on our ability to anticipate and adapt to these challenges and to offer competitive services on a timely basis. We face a number of difficulties and uncertainties associated with our reliance on technological development, such as:

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•	competition from service providers using more traditional and commercially proven means to deliver similar or alternative services;
•	competition from new service providers using more efficient, less expensive technologies, including products not yet invented or developed;
•	uncertain consumer acceptance;
•	realizing economies of scale;
•	responding successfully to advances in competing technologies in a timely and cost-effective manner;
•	migration toward standards-based technology, requiring substantial capital expenditures; and
•	existing, proposed or undeveloped technologies that may render our wireless broadband and VoIP telephony services less profitable or obsolete.

As the products and services offered by us and our competitors develop, businesses and consumers may not accept our services as a commercially viable alternative to other means of delivering wireless broadband and VoIP telephony services.

If we are unable to successfully develop and market additional services and/or new generations of our services offerings or market our services and product offerings to a broad number of customers, we may not remain competitive.

Our future success and our ability to increase net revenue and earnings depend, in part, on our ability to develop and market new additional services and/or new generations of our current services offerings and market our existing services offerings to a broad number of customers. However, we may not be able to, among other things:

•	successfully develop or market new services or product offerings or enhance existing services offerings;

•	educate third-party sales organizations adequately for them to promote and sell our services offerings;

•	develop, market and distribute existing and future services offerings in a cost-effective manner; or

•	operate the facilities needed to provide our services offerings.

If we fail to develop new service offerings, or if we incur unexpected expenses or delays in product development or integration, we may lose our competitive position and incur substantial additional expenses or may be required to curtail or terminate all or part of our present planned business operations.

Our failure to do any of the foregoing could have a material adverse effect on our business, financial condition and results of operations. In addition, if any of our current or future services offerings contain undetected errors or design defects or do not work as expected for our customers, our ability to market these services offerings could be substantially impeded, resulting in lost sales, potential reputation damage and delays in obtaining market acceptance of these services offerings. We cannot assure you that we will continue to successfully develop and market new or enhanced applications for our services offerings. If we do not continue to expand our services offerings portfolio on a timely basis or if those products and applications do not receive market acceptance, become regulatory restricted, or become obsolete, we will not grow our business as currently expected.

We operate in a very competitive environment.

There are three types of competitors for our service offerings.

(1)

The value-added resellers and other vendors of hardware and software for on-site installation do not typically have an offering similar to our cloud-based services. However, they are the primary historic service suppliers to our targeted customers and will actively work to defend their customer base.

(2)	There are a number of providers offering services, but they typically offer only one or two applications of their choosing instead of our offering which bundles customer’s chosen services.

(3)	There are a few providers that offer more than two applications from the cloud. However currently, these providers typically offer only those applications they have chosen.

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Our industry is characterized by rapid change resulting from technological advances and new services offerings. Certain competitors have substantially greater capital resources, larger customer bases, larger sales forces, greater marketing and management resources, larger research and development staffs and larger facilities than our and have more established reputations with our target customers, as well as distribution channels that are entrenched and may be more effective than ours. Competitors may develop and offer technologies and products that are more effective, have better features, are easier to use, are less expensive and/or are more readily accepted by the marketplace than our offerings. Their products could make our technology and service offerings obsolete or noncompetitive. Competitors may also be able to achieve more efficient operations and distribution than ours may be able to and may offer lower prices than we could offer profitably. We may decide to alter or discontinue aspects of our business and may adopt different strategies due to business or competitive factors or factors currently unforeseen, such as the introduction by competitors of new products or services technologies that would make part or all of our service offerings obsolete or uncompetitive.

In addition, the industry could experience some consolidation. There is also a risk that larger companies will enter our markets.

If we fail to maintain effective relationships with our major vendors, our services offerings and profitability could suffer.

We use third party providers for services. In addition, we purchase hardware, software and services from external suppliers. Accordingly, we must maintain effective relationships with our vendor base to source our needs, maintain continuity of supply, and achieve reasonable costs. If we fail to maintain effective relationships with our vendor base, this may adversely affect our ability to deliver the best products and services to our customers and our profitability could suffer.

Any failure of the physical or electronic security that resulted in unauthorized parties gaining access to customer data could adversely affect our business, financial condition and results of operations.

We use commercial data networks to service customers cloud based services and the associated customer data. Any data is subject to the risk of physical or electronic intrusion by unauthorized parties. We have a multi-homed firewalls and Intrusion Detection / Prevention systems to protect against electronic intrusion and two physical security levels in our networks. Our policy is to close all external ports as a default. Robust anti-virus software runs on all client servers. Systems have automated monitoring and alerting for unusual activity. We also have a Security Officer who monitors these systems. We have better security systems and expertise than our clients can afford separately but any failure of these systems could adversely affect our business growth and financial condition.

Demand for our service offerings may decrease if new government regulations substantially increase costs, limit delivery or change the use of Internet access and other products on which our service offerings depend.

We are dependent on Internet access to deliver our service offerings. If new regulations are imposed that limit the use of the Internet or impose significant taxes on services delivered via the Internet it could change our cost structure and/or affect our business model. The significant changes in regulatory costs or new limitations on Internet use could impact our ability to operate as we anticipate, could damage our reputation with our customers, disrupt our business or result in, among other things, decreased net revenue and increased overhead costs. As a result, any such failure could harm our business, financial condition and results of operations.

Our securities, as offered hereby, are highly speculative and should be purchased only by persons who can afford to lose their entire investment in us. Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus, before purchasing any of the shares of our common stock.

Increasing regulation of our Internet-based products and services could adversely affect our ability to provide new products and services.

On February 26, 2015, the FCC adopted a new “network neutrality” or Open Internet order (the “2015 Order”) that: (1) reclassified broadband Internet access service as a Title II common carrier service, (2) applied certain existing Title II provisions and associated regulations; (3) forbore from applying a range of other existing Title II provisions and associated regulations, but to varying degrees indicated that this forbearance may be only temporary and (4) issued new rules expanding disclosure requirements and prohibiting blocking, throttling, paid prioritization and unreasonable interference with the ability of end users and edge providers to reach each other. The 2015 Order also subjected broadband providers’ Internet traffic exchange rates and practices to potential FCC oversight and created a mechanism for third parties to file complaints regarding these matters. The 2015 Order could limit our ability to efficiently manage our cable systems and respond to operational and competitive challenges. In December 2017, the FCC adopted an order (the “2017 Order”) that in large part reverses the 2015 Order. The 2017 Order has not yet gone into effect, however, and the 2015 Order will remain binding until the 2017 Order takes effect. The 2017 Order is expected to be subject to legal challenge that may delay its effect or overturn it. Additionally, Congress and some states are considering legislation that may codify “network neutrality” rules.

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Offering telephone services may subject us to additional regulatory burdens, causing us to incur additional costs.

We offer telephone services over our broadband network and continue to develop and deploy interconnected VoIP services. The FCC has ruled that competitive telephone companies that support VoIP services, such as those that we offer to our customers, are entitled to interconnect with incumbent providers of traditional telecommunications services, which ensures that our VoIP services can operate in the market. However, the scope of these interconnection rights are being reviewed in a current FCC proceeding, which may affect our ability to compete in the provision of telephony services or result in additional costs. It remains unclear precisely to what extent federal and state regulators will subject VoIP services to traditional telephone service regulation. Expanding our offering of these services may require us to obtain certain authorizations, including federal and state licenses. We may not be able to obtain such authorizations in a timely manner, or conditions could be imposed upon such licenses or authorizations that may not be favorable to us. The FCC has already extended certain traditional telecommunications requirements, such as E911 capabilities, Universal Service Fund contribution, Communications Assistance for Law Enforcement Act (“CALEA”), measures to protect Customer Proprietary Network Information, customer privacy, disability access, number porting, battery back-up, network outage reporting, rural call completion reporting and other regulatory requirements to many VoIP providers such as us. If additional telecommunications regulations are applied to our VoIP service, it could cause us to incur additional costs and may otherwise materially adversely impact our operations. In 2011, the FCC released an order significantly changing the rules governing intercarrier compensation for the origination and termination of telephone traffic between interconnected carriers. These rules have resulted in a substantial decrease in interstate compensation payments over a multi-year period. The FCC is currently considering additional reforms that could further reduce interstate compensation payments. Further, although the FCC recently declined to impose additional regulatory burdens on certain point to point transport (“special access”) services provided by cable companies, that FCC decision has been appealed by multiple parties. If those appeals are successfully, there could be additional regulatory burdens and additional costs placed on these services.

We may engage in acquisitions and other strategic transactions and the integration of such acquisitions and other strategic transactions could materially adversely affect our business, financial condition and results of operations.

Our business has grown significantly as a result of acquisitions, including the Acquisitions, which entail numerous risks including:

•	distraction of our management team in identifying potential acquisition targets, conducting due diligence and negotiating acquisition agreements;
•	difficulties in integrating the operations, personnel, products, technologies and systems of acquired businesses;
•	difficulties in enhancing our customer support resources to adequately service our existing customers and the customers of acquired businesses;
•	the potential loss of key employees or customers of the acquired businesses;
•	unanticipated liabilities or contingencies of acquired businesses;
•	unbudgeted costs which we may incur in connection with pursuing potential acquisitions which are not consummated;
•	failure to achieve projected cost savings or cash flow from acquired businesses, which are based on projections that are inherently uncertain;
•	fluctuations in our operating results caused by incurring considerable expenses to acquire and integrate businesses before receiving the anticipated revenues expected to result from the acquisitions; and
•	difficulties in obtaining regulatory approvals required to consummate acquisitions.

We also participate in competitive bidding processes, some of which may involve significant cable systems. If we are the winning bidder in any such process involving significant cable systems or we otherwise engage in acquisitions or other strategic transactions in the future, we may incur additional debt, contingent liabilities and amortization expenses, which could materially adversely affect our business, financial condition and results of operations. We could also issue substantial additional equity which could dilute existing stockholders.

If our acquisitions, do not result in the anticipated operating efficiencies, are not effectively integrated, or result in costs which exceed our expectations, our business, financial condition and results of operations could be materially adversely affected.

Significant unanticipated increases in the use of bandwidth-intensive Internet-based services could increase our costs.

The rising popularity of bandwidth-intensive Internet-based services poses risks for our broadband services. Examples of such services include peer-to-peer file sharing services, gaming services and the delivery of video via streaming technology and by download. If heavy usage of bandwidth-intensive broadband services grows beyond our current expectations, we may need to incur more expenses than currently anticipated to expand the bandwidth capacity of our systems or our customers could have a suboptimal experience when using our broadband service. In order to continue to provide quality service at attractive prices, we need the continued flexibility to develop and refine business models that respond to changing consumer uses and demands and to manage bandwidth usage efficiently. Our ability to undertake such actions could be restricted by regulatory and legislative efforts to impose so-called “net neutrality” requirements on broadband communication providers like us that provide broadband services. For more information, see “Regulation—Broadband.”

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We operate in a highly competitive business environment which could materially adversely affect our business, financial condition, results of operations and liquidity.

We operate in a highly competitive, consumer-driven industry and we compete against a variety of broadband, pay television and telephony providers and delivery systems, including broadband communications companies, wireless data and telephony providers, satellite-delivered video signals, Internet-delivered video content and broadcast television signals available to residential and business customers in our service areas. Some of our competitors include AT&T and its DirecTV subsidiary, CenturyLink, DISH Network, Frontier and Verizon. In addition, our pay television services compete with all other sources of leisure, news, information and entertainment, including movies, sporting or other live events, radio broadcasts, home-video services, console games, print media and the Internet.

In some instances, our competitors have fewer regulatory burdens, easier access to financing, greater resources, greater operating capabilities and efficiencies of scale, stronger brand-name recognition, longstanding relationships with regulatory authorities and customers, more subscribers, more flexibility to offer promotional packages at prices lower than ours and greater access to programming or other services. This competition creates pressure on our pricing and has adversely affected, and may continue to affect, our ability to add and retain customers, which in turn adversely affects our business, financial condition and results of operations. The effects of competition may also adversely affect our liquidity and ability to service our debt. For example, we face intense competition from Verizon and AT&T, which have network infrastructure throughout our service areas. We estimate that competitors are currently able to sell a fiber-based triple play, including broadband, pay television and telephony services, and may expand these and other service offerings to our potential customers.

Our competitive risks are heightened by the rapid technological change inherent in our business, evolving consumer preferences and the need to acquire, develop and adopt new technology to differentiate our products and services from those of our competitors, and to meet consumer demand. We may need to anticipate far in advance which technology we should use for the development of new products and services or the enhancement of existing products and services. The failure to accurately anticipate such changes may adversely affect our ability to attract and retain customers, which in turn could adversely affect our business, financial condition and results of operations. Consolidation and cooperation in our industry may allow our competitors to acquire service capabilities or offer products that are not available to us or offer similar products and services at prices lower than ours. For example, Comcast and Charter Communications have agreed to jointly explore operational efficiencies to speed their respective entries into the wireless market, including in the areas of creating common operating platforms and emerging wireless technology platforms. In addition, changes in the regulatory and legislative environments may result in changes to the competitive landscape.

In addition, certain of our competitors own directly or are affiliated with companies that own programming content or have exclusive arrangements with content providers that may enable them to obtain lower programming costs or offer exclusive programming that may be attractive to prospective subscribers. For example, DirecTV has exclusive arrangements with the National Football League that give it access to programming we cannot offer. AT&T also has an agreement to acquire Time Warner, which owns a number of cable networks, including TBS, CNN and HBO, as well as Warner Bros. Entertainment, which produces television, film and home-video content. AT&T’s and DirecTV’s potential access to Time Warner programming could allow AT&T and DirecTV to offer competitive and promotional packages that could negatively affect our ability to maintain or increase our existing customers and revenues. DBS operators such as DISH Network and DirecTV also have marketing arrangements with certain phone companies in which the DBS provider’s pay television services are sold together with the phone company’s broadband and mobile and traditional phone services.

Most broadband communications companies, which already have wired networks, an existing customer base and other operational functions in place (such as billing and service personnel), offer DSL services. We believe DSL service competes with our broadband service and is often offered at prices lower than our Internet services. However, DSL is often offered at speeds lower than the speeds we offer. In addition, DSL providers may currently be in a better position to offer Internet services to businesses since their networks tend to be more complete in commercial areas. They may also increasingly have the ability to combine video services with telephone and Internet services offered to their customers, particularly as broadband communications companies enter into co-marketing agreements with other service providers. In addition, current and future fixed and wireless Internet services, such as 3G, 4G and 5G fixed and wireless broadband services and Wi-Fi networks, and devices such as wireless data cards, tablets and smartphones, and mobile wireless routers that connect to such devices, may compete with our broadband services.

Our telephony services compete directly with established broadband communications companies and other carriers, including wireless providers, as increasing numbers of homes are replacing their traditional telephone service with wireless telephone service. We also compete against VoIP providers like Vonage, Skype, GoogleTalk, Facetime, WhatsApp and magicJack that do not own networks but can provide service to any person with a broadband connection, in some cases free of charge. In addition, we compete against ILECs, other CLECs and long-distance voice-service companies for large commercial and enterprise customers. While we compete with the ILECs, we also enter into interconnection agreements with ILECs so that our customers can make and receive calls to and from customers served by the ILECs and other telecommunications providers. Federal and state law and regulations require ILECs to enter into such agreements and provide facilities and services necessary for connection, at prices subject to regulation. The specific price, terms and conditions of each agreement, however, depend on the outcome of negotiations between us and each ILEC. Interconnection agreements are also subject to approval by the state regulatory commissions, which may arbitrate negotiation impasses. These agreements, like all interconnection agreements, are for limited terms and upon expiration are subject to renegotiation, potential arbitration and approval under the laws in effect at that time.

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We also face competition for our advertising sales from traditional and non-traditional media outlets, including television and radio stations, traditional print media and the Internet.

We face significant risks as a result of rapid changes in technology, consumer expectations and behavior.

The broadband communications industry has undergone significant technological development over time and these changes continue to affect our business, financial condition and results of operations. Such changes have had, and will continue to have, a profound impact on consumer expectations and behavior. Our video business faces technological change risks as a result of the continuing development of new and changing methods for delivery of programming content such as Internet-based delivery of movies, shows and other content which can be viewed on televisions, wireless devices and other developing mobile devices. Consumers’ video consumption patterns are also evolving, for example, with more content being downloaded for time-shifted consumption. A proliferation of delivery systems for video content can adversely affect our ability to attract and retain subscribers and the demand for our services and it can also decrease advertising demand on our delivery systems. Our broadband business faces technological challenges from rapidly evolving wireless Internet solutions. Our telephony service offerings face technological developments in the proliferation of telephony delivery systems including those based on Internet and wireless delivery. If we do not develop or acquire and successfully implement new technologies, we will limit our ability to compete effectively for subscribers, content and advertising. We cannot provide any assurance that we will realize, in full or in part, the anticipated benefits we expect from the introduction of new technologies, or that any new technologies will be rolled out across our footprint in the timeframe we anticipate. In addition, we may be required to make material capital and other investments to anticipate and to keep up with technological change. These challenges could adversely affect our business, financial condition and results of operations.

Our revenues and growth may be constrained due to demand exceeding capacity of our systems or our inability to develop solutions.

We anticipate generating revenues in the future from broadband connectivity, other Internet services, and broadband and in the cloud services. Demand and market acceptance for these recently introduced services and products delivered over the Internet is uncertain. Critical issues concerning the use of the Internet, such as ease of access, security, reliability, cost and quality of service, exist and may affect the growth of Internet use or the attractiveness of conducting commerce online. In addition, the Internet and online services may not be accepted as viable for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and performance improvements. To the extent that the Internet and online services continue to experience significant growth, there can be no assurance that the infrastructure of the Internet and online services will prove adequate to support increased user demands. In addition, the Internet or online services could lose their viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet or online service activity. Changes in, or insufficient availability of, telecommunications services to support the Internet or online services also could result in slower response times and adversely affect usage of the Internet and online services generally and us in particular. If use of the Internet and online services does not continue to grow or grows more slowly than expected, if the infrastructure for the Internet and online services does not effectively support growth that may occur, or if the Internet and online services do not become a viable commercial marketplace, our business could be adversely affected.

Certain aspects of our VoIP telephony services differ from traditional telephone service. The factors that may have this effect include:

•	our subscribers may experience lower call quality than they experience with traditional wireline telephone companies, including static, echoes and transmission delays;
•	our subscribers may experience higher dropped-call rates than they experience with traditional wireline telephone companies; and
•	a power loss or Internet access interruption causes our service to be interrupted.

Additionally, our VoIP emergency calling service is significantly more limited than the emergency calling services offered by traditional telephone companies. Our VoIP emergency calling service can only transmit to a dispatcher at a public safety answering point, or PSAP, the location information that the subscriber has registered with us, which may at times be different from the actual location at the time of the call. As a result, our emergency calling systems may not assure that the appropriate PSAP is reached and may cause significant delays, or even failures, in callers’ receipt of emergency assistance. Our failure to develop or operate an adequate emergency calling service could subject us to substantial liabilities and may result in delays in subscriber adoption of our VoIP telephony services or all of our services, abandonment of our services by subscribers, and litigation costs, damage awards and negative publicity, any of which could harm our business, prospects, financial condition or results of operations.

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If our subscribers do not accept the differences between our VoIP telephony services and traditional telephone service, they may not adopt or keep our VoIP telephony services or our other services, or may choose to retain or return to service provided by traditional telephone companies. Because VoIP telephony services represent an important aspect of our business strategy, failure to achieve subscribers’ acceptance of our VoIP telephony services may adversely affect our prospects, results of operations and the trading price of our shares.

We rely on contract manufacturers and a limited number of third-party suppliers to produce our network equipment and to maintain our network sites. If these companies fail to perform, we may have a shortage of components and may be required to suspend our network deployment and our product and service introduction.

We depend on contract manufacturers, to produce and deliver acceptable, high quality products on a timely basis. We also depend on a limited number of third parties to maintain our network facilities. If our contract manufacturer or other providers do not satisfy our requirements, or if we lose our contract manufacturers or any other significant provider, we may have an insufficient network services for delivery to subscribers, we may be forced to suspend portions of our wireless broadband network, enrollment of new subscribers, and product sales and our business, prospects, financial condition and operating results may be harmed.

We rely on highly skilled executives and other personnel. If we cannot retain and motivate key personnel, we may be unable to implement our business strategy.

We will be highly dependent on the scientific, technical, and managerial skills of certain key employees, including technical, research and development, sales, marketing, financial and executive personnel, and on our ability to identify, hire and retain additional personnel. To accommodate our current size and manage our anticipated growth, we must expand our employee base. Competition for key personnel, particularly persons having technical expertise, is intense, and there can be no assurance that we will be able to retain existing personnel or to identify or hire additional personnel. The need for such personnel is particularly important given the strains on our existing infrastructure and the need to anticipate the demands of future growth. In particular, we are highly dependent on the continued services of our senior management team, which currently is composed of a small number of individuals. We do not maintain key-man life insurance on the life of any employee. The inability of us to attract, hire or retain the necessary technical, sales, marketing, financial and executive personnel, or the loss of the services of any member of our senior management team, could have a material adverse effect on us.

Our future success depends largely on the expertise and reputation of our founder, Chairman and Chief Executive Officer Stephen J. Thomas, Richard Eberhardt, and the other members of our senior management team. In addition, we intend to hire additional highly skilled individuals to staff our operations. Loss of any of our key personnel or the inability to recruit and retain qualified individuals could adversely affect our ability to implement our business strategy and operate our business.

We are currently managed by a small number of key management and operating personnel. Our future success depends, in part, on our ability to recruit and retain qualified personnel. Failure to do so likely would have an adverse impact on our business and the trading price of our common stock.

If our data security measures are breached, subscribers may perceive our network and services as not secure.

Our network security and the authentication of the subscriber’s credentials are designed to protect unauthorized access to data on our network. Because techniques used to obtain unauthorized access to or to sabotage networks change frequently and may not be recognized until launched against a target, we may be unable to anticipate or implement adequate preventive measures against unauthorized access or sabotage. Consequently, unauthorized parties may overcome our encryption and security systems and obtain access to data on our network, including on a device connected to our network. In addition, because we operate and control our network and our subscribers’ Internet connectivity, unauthorized access or sabotage of our network could result in damage to our network and to the computers or other devices used by our subscribers. An actual or perceived breach of network security, regardless of whether the breach is our fault, could harm public perception of the effectiveness of our security measures, adversely affect our ability to attract and retain subscribers, expose us to significant liability and adversely affect our business prospects.

Our activities outside the United States could disrupt our operations.

We intend to invest in various international companies and spectrum opportunities through acquisitions and strategic alliances as these opportunities arise. Our activities outside the United States operate in environments different from the one we face in the United States, particularly with respect to competition and regulation. Due to these differences, our activities outside the United States may require a disproportionate amount of our management and financial resources, which could disrupt our U.S. operations and adversely affect our business.

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In a number of international markets, we face substantial competition from local service providers that offer or may offer their own wireless broadband or VoIP telephony services and from other companies that provide Internet connectivity services. We may face heightened challenges in gaining market share, particularly in certain European countries, where a large portion of the population already has broadband Internet connectivity and incumbent companies already have a dominant market share in their service areas. Furthermore, foreign providers of competing services may have a substantial advantage over us in attracting subscribers due to a more established brand, greater knowledge of local subscribers’ preferences and access to significant financial or strategic resources.

In addition, foreign regulatory authorities frequently own or control the incumbent telecommunications companies operating under their jurisdiction. Established relationships between government-owned or government-controlled telecommunications companies and their traditional local providers of telecommunications services often limit access of third parties to these markets. The successful expansion of our international operations in some markets will depend on our ability to locate, form and maintain strong relationships with established local communication services and equipment providers. Failure to establish these relationships or to market or sell our products and services successfully could limit our ability to attract subscribers to our services.

We may be unable to protect our intellectual property, which could reduce the value of our services and our brand.

Our ability to compete effectively depends on our ability to protect our proprietary technologies, system designs and manufacturing processes. We may not be able to safeguard and maintain our proprietary rights. We rely on patents, trademarks and policies and procedures related to confidentiality to protect our intellectual property. Some of our intellectual property, however, is not covered by any of these protections.

We could be subject to claims that we have infringed on the proprietary rights of others, which claims would likely be costly to defend, could require us to pay damages and could limit our ability to use necessary technologies in the future.

Our competitors may independently develop or patent technologies or processes that are substantially equivalent or superior to ours. These competitors may claim that our services and products infringe on these patents or other proprietary rights. Defending against infringement claims, even merit less ones, would be time consuming, distracting and costly. If we are found to be infringing proprietary rights of a third party, we could be enjoined from using such third party’s rights and be required to pay substantial royalties and damages and may no longer be able to use the intellectual property on acceptable terms or at all. Failure to obtain licenses to intellectual property could delay or prevent the development, manufacture or sale of our products or services and could cause us to expend significant resources to develop or acquire non-infringing intellectual property.

Our business depends on our brand, and if we do not maintain and enhance our brand, our ability to attract and retain subscribers may be impaired and our business and operating results harmed.

We believe that our brand is a critical part of our business. Maintaining and enhancing our brand may require us to make substantial investments with no assurance that these investments will be successful. If we fail to promote and maintain our brands, or if we incur significant expenses in this effort, our business, prospects, operating results and financial condition may be harmed. We anticipate that maintaining and enhancing our brand will become increasingly important, difficult and expensive.

We are subject to extensive regulation.

Our acquisition, lease, maintenance and use of spectrum licenses are extensively regulated by federal, state, local, and foreign governmental entities. A number of other federal, state, local and foreign privacy, security and consumer laws also apply to our business. These regulations and their application are subject to continual change as new legislation, regulations or amendments to existing regulations are adopted from time to time by governmental or regulatory authorities, including as a result of judicial interpretations of such laws and regulations. Current regulations directly affect the breadth of services we are able to offer and may impact the rates, terms and conditions of our services. Regulation of companies that offer competing services, such as cable and DSL providers and incumbent telecommunications carriers, also affects our business indirectly.

We are also subject to regulation because we provide VoIP telephony services. As an “interconnected” VoIP provider, we are required under FCC rules, to comply with the Communications Assistance for Law Enforcement Act, or CALEA, which requires service providers to build certain capabilities into their networks and to accommodate wiretap requests from law enforcement agencies.

In addition, the FCC or other regulatory authorities may in the future restrict our ability to manage subscribers’ use of our network, thereby limiting our ability to prevent or address subscribers’ excessive bandwidth demands. To maintain the quality of our network and user experience, we manage the bandwidth used by our subscribers’ applications, in part by restricting the types of applications that may be used over our network. Some providers and users of these applications have objected to this practice. If the FCC or other regulatory authorities were to adopt regulations that constrain our ability to employ bandwidth management practices, excessive use of bandwidth-intensive applications would likely reduce the quality of our services for all subscribers. Such decline in the quality of our services could harm our business.

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In certain of our international markets, the services provided by our business may require receipt of a license from national, provincial or local regulatory authorities. Where required, regulatory authorities may have significant discretion in granting the licenses and in the term of the licenses and are often under no obligation to renew the licenses when they expire.

The breach of a license or applicable law, even if inadvertent, can result in the revocation, suspension, cancellation or reduction in the term of a license or the imposition of fines. In addition, regulatory authorities may grant new licenses to third parties, resulting in greater competition in territories where we already have rights to licensed spectrum. In order to promote competition, licenses may also require that third parties be granted access to our bandwidth, frequency capacity, facilities or services. We may not be able to obtain or retain any required license, and we may not be able to renew a license on favorable terms, or at all.

Our wireless broadband and VoIP telephony services may become subject to greater state or federal regulation in the future. The scope of the regulations that may apply to VoIP telephony services providers and the impact of such regulations on providers’ competitive position are presently unknown.

Our Chairman and Chief Executive Officer is also our largest stockholder, and as a result he can exert control over us and has actual or potential interests that may diverge from yours.

Mr. Thomas may have interests that diverge from those of other holders of our common stock and he owns our super majority voting Series A stock. As a result, Mr. Thomas may vote the shares he owns or otherwise cause us to take actions that may conflict with your best interests as a stockholder, which could adversely affect our results of operations and the trading price of our common stock.

Through his control, Mr. Thomas can control our management, affairs and all matters requiring stockholder approval, including the approval of significant corporate transactions, a sale of our company, decisions about our capital structure and, the composition of our board of directors.

COVID-19 effects on the economy may negatively affect our Company business.

In December 2019, COVID-19 emerged and has subsequently spread worldwide. The World Health Organization has declared COVID-19 a pandemic resulting in federal, state and local governments and private entities mandating various restrictions, including travel restrictions, restrictions on public gatherings, stay at home orders and advisories and quarantining of people who may have been exposed to the virus.

As the COVID-19 pandemic is complex and rapidly evolving, the Company’s business may be negatively affected for a sustained time frame. At this point, we cannot reasonably estimate the duration and severity of this pandemic, which could have a material adverse impact on our business, results of operations, financial position and cash flows.

RISK FACTORS RELATED TO OUR STOCK

We can give no assurance of success or profitability to our investors.

Cash flows generated from operating activities were not enough to support all working capital requirements for the nine months ended September 30, 2021 and 2020. Financing activities described below have helped with working capital and other capital requirements.

We incurred $8,671,819 and $4,881,030, respectively, in losses, and we used $320,999 and $216,685, respectively, in cash from operations for the nine months ended September 30, 2021 and 2020. We calculate the net cash used by operating activities by decreasing, or increasing in case of gain, our let loss by those items that do not require the use of cash such as depreciation, amortization, promissory note issued for research and development, note payable issued for legal fees, derivative expense or gain, gain on extinguishment of debt, loss on conversion of notes payable, impairment of goodwill and long-loved assts and share-based compensation which totaled to a net $4,456,370 for 2021 and $3,126,979 for 2020.

In addition, we report increases and reductions in liabilities as uses of cash and deceases assets and increases in liabilities as sources of cash, together referred to as changes in operating assets and liabilities. For the nine months ended September 30, 2021, we had a net increase in our assets and liabilities of $3,894,450 primarily from an increase in accounts payable from lag of payments for accounts payable for cash flow considerations and an increase in the balances from our operating lease liabilities. For the nine months ended September 30, 2021, we had a net increase to our assets and liabilities of $1,537,366 for similar reasons.

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Cash flows from financing activities were $773,387 and $724,356 for the nine months ended September 30, 2021 and 2020, respectively. For the nine months ended September 30, 2021, these cash flows were generated primarily from proceeds from sale of Series D Preferred Stock of $233,244 and common stock of $610,502, proceeds from convertible notes, loans and advances of $1,961,685 offset by payment on convertible loans, advances and factoring agreements of $2,024,497 and payments on convertible notes and amounts payable – related party of $5,827. For the nine months ended September 30, 2020, cash flows from financing activities primarily came from proceeds from convertible notes, loans and advances of $1,311,800 offset by payments on convertible loans, advances and factoring agreements of $818,978 and payments on convertible notes and amounts payable – related parties of $130,349.

Cash flows used in investing activities were $219,298 and $429,886, respectively, for the nine months ended September 30, 2021 and 2020. These cash flows were used for the purchase of equipment.

These factors raise substantial doubt about the ability of the Company to continue as a going concern for a period of one year from the issuance of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In December 2019, COVID-19 emerged and has subsequently spread worldwide. The World Health Organization has declared COVID-19 a pandemic resulting in federal, state and local governments and private entities mandating various restrictions, including travel restrictions, restrictions on public gatherings, stay at home orders and advisories and quarantining of people who may have been exposed to the virus. After close monitoring and responses and guidance from federal, state and local governments, in an effort to mitigate the spread of COVID-19, around March 18, 2020 for a period of time, the Company closed its Blue Collar office in Los Angeles, and its TPT SpeedConnect offices in Michigan, Idaho and Arizona. Most employees were working remotely, however this was not possible with certain employees and all subcontractors that work for Blue Collar. The Company continues to monitor developments, including government requirements and recommendations at the national, state, and local level to evaluate possible extensions to all or part of such closures.

The Company has taken advantage of the stimulus offerings and received $722,200 in April 2020 and $680,500 in February 2021. The Company applied for forgiveness of these amounts and $722,200 was forgiven as of September 30, 2021 and the remainder was forgiven subsequent to September 30, 2021. The Company will try and take advantage of additional stimulus as it is available.

The Company is also in the process of raising debt and equity financing. Through September 30, 2021, the Company raised $843,746 from sales of Common Stock and Series D Preferred Stock. Most of this was by way of its agreement with White Lion where they agreed to provide the Company of up to $5,000,000 through a registration statement that was filed with the SEC. In addition, subsequent to September 30, 2021, the Company entered securities purchase agreements for a total of $2,174,000 with which it drew upon and was able to pay off certain debt and address working capital issues.

In order for us to continue as a going concern for a period of one year from the issuance of these financial statements, we will need to obtain additional debt or equity financing and look for companies with cash flow positive operations that we can acquire. There can be no assurance that we will be able to secure additional debt or equity financing, that we will be able to acquire cash flow positive operations, or that, if we are successful in any of those actions, those actions will produce adequate cash flow to enable us to meet all our future obligations. Most of our existing financing arrangements are short-term. If we are unable to obtain additional debt or equity financing, we may be required to significantly reduce or cease operations.

Sales of common stock resulting from issuances of common stock for conversions by our convertible Noteholders or Rule 144 sales in the future will have a depressive effect on our common stock price.

Most of our convertible Noteholders have rights to convert their notes at significant discounts to the market prices as shown in the schedule below, for sale under the requirements of Rule 144 or other applicable exemptions from registration under the Act and perhaps under registration statements which the company is preparing to file in the next thirty days. Rule 144 provides in essence that a person who has held restricted securities for six months or is deemed to have held them due to the issuance by the Company of convertible notes under certain conditions, may sell those shares in brokerage transactions. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders underlying the convertible notes, will have a depressive effect upon the price of the common stock in the market, since they are issued at a discount to market-often 50-60% of the lowest bid for differing periods, and sales can be expected at some discounted prices, with larger than normal volumes. We have also issued preferred stock and options and warrants that allow for the purchase of shares at significant discounts to the market prices, often 50% of the ten-day low bids, or other highly discounted rates, which would allow the holders of those warrants to sell shares into the market at a profit over their discounted price, which could have the effect of depressing the price of the shares in the market.

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As of September 30, 2021, we had the following convertible promissory notes, preferred stock and options and warrants outstanding that are convertible into common shares as follows:

2021
Convertible Promissory Notes	247,518,177
Series A Preferred Stock (1)	1,327,317,125
Series B Preferred Stock	2,588,693
Series D Preferred Stock (2)	10,711,596
Stock Options and Warrants	3,333,333
1,591,468,923

________________

(1)

Holder of the Series A Preferred Stock which is Stephen J. Thomas, is guaranteed 60% of outstanding common stock upon conversion. The Company would have to authorize additional shares for this to occur as only 1,000,000,000 shares are currently authorized.

(2)

Holders of the Series D Preferred Stock may decide after 12 months to convert to common stock @ 75% of the 30-day average market closing price (for previous 30 business days) divided into $5.00. There is also an automatic conversion of the Series D Preferred Stock without consent of holders upon any national exchange listing approval and the registration effectiveness of common stock underlying the conversion rights. The automatic conversion to common from Series D Preferred shall be on the same conversion basis.

Stock Options

	Options Outstanding	Vested	Vesting Period	Exercise Price Outstanding and Exercisable	Expiration Date
December 31, 2019	3,000,000	3,000,000	12 to 18 months	$0.10	3-1-20 to 3-21-21
Expired	(2,000,000)
December 31, 2020	1,000,000	1,000,000	12 months	$0.10	3-21-21
Expired	(1,000,000)
September 30, 2021	--	--	--	--	--

On October 14, 2017, the Board of Directors and majority stockholders of TPT approved the 2017 TPT Global Tech, Inc. Stock Option and Award Incentive Plan (“the 2017 Plan.”) There are 20,000,000 shares of our common stock reserved under the 2017 Plan.

Warrants

The Company has 1,000,000 warrants outstanding that expire in five years or in the year ended December 31, 2024. As part of the Convertible Promissory Notes payable – third party issuance in Note 5, the Company issued warrants to purchase common shares of the Company at 70% of the current market price, of which 1,000,000 warrants remain outstanding. Current market price means the average of the three lowest trading prices for our common stock during the ten-trading day period ending on the latest complete trading day prior to the date of the respective exercise notice.

The exercise of the options, warrants, convertible promissory notes and Series A, B, C, D and E Series Preferred Stock into shares of our common stock could have a dilutive effect to the holdings of our existing shareholders.

We may in the future issue more shares which could cause a loss of control by our present management and current stockholders.

We may issue further shares as consideration for the cash or assets or services out of our authorized but unissued common stock that would, upon issuance, represent a majority of the voting power and equity of our Company. The result of such an issuance would be those new stockholders and management would control our Company, and persons unknown could replace our management at this time. Such an occurrence would result in a greatly reduced percentage of ownership of our Company by our current shareholders, which could present significant risks to investors.

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Our officers and directors may have conflicts of interests as to corporate opportunities which we may not be able or allowed to participate in.

Presently there is no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring business opportunity from any affiliate or officer or director. (See “Conflicts of Interest” at pages 85-86.)

We have agreed to indemnification of officers and directors as is provided by Florida Statutes.

Florida Statutes provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we will be unable to recoup.

Our directors’ liability to us and shareholders is limited.

Florida Statutes exclude personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, we will have a much more limited right of action against our directors that otherwise would be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

Our Stock prices in the Market may be volatile.

The value of our Common stock following this offering may be highly volatile and could be subject to fluctuations in price in response to various factors, some of which are beyond our control. These factors include:

•	quarterly variations in our results of operations or those of our competitors;
•	announcements by us or our competitors of acquisitions, new products, significant contracts, commercial relationships or capital commitments;
•	disruption to our operations or those of other sources critical to our network operations;
•	the emergence of new competitors or new technologies;
•	our ability to develop and market new and enhanced products on a timely basis;
•	seasonal or other variations in our subscriber base;
•	commencement of, or our involvement in, litigation;
•	availability of additional spectrum;
•	dilutive issuances of our stock or the stock of our subsidiaries, or the incurrence of additional debt;
•	changes in our board or management;
•	adoption of new or different accounting standards;
•	changes in governmental regulations or in the status of our regulatory approvals;
•	changes in earnings estimates or recommendations by securities analysts;
•	announcements regarding WiMAX and other technical standards; and
•	general economic conditions and slow or negative growth of related markets.

In addition, the stock market in general, and the market for shares of technology companies in particular, has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. We expect the value of our common stock will be subject to such fluctuations.

We may not be able to successfully implement our business strategy without substantial additional capital. Any such failure may adversely affect the business and results of operations.

Unless we can generate revenues sufficient to implement our Business Plan, we will need to obtain additional financing through debt or bank financing, or through the sale of shareholder interests to execute our Business Plan. We expect to need at least $38,000,000 in the next twelve months in capital or loans to complete our plans and operations for which this offering is intended to provide funds. We may not be able to obtain this financing at all. We have not sought commitments for this financing, and we have no terms for either debt or equity financing, and we realize that it may be difficult to obtain on favorable terms. Moreover, if we issue additional equity securities to support our operations, Investor holdings may be diluted. Our business plans are at risk if we cannot continually achieve additional capital raising to complete our plans.

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We are reliant, in part, on third party sales organizations, which may not perform as we expect.

We, from time to time rely on the sales force of third-party sales organizations with support from our own selling resources. The third-party relationships and internal organization are not fully developed at this time and must be developed. We may not be able to hire effective inside salespeople to help our third-party sales organizations close sales. There is no assurance that any approaches will improve sales. Further, using only a direct sales force would be less cost-effective than our plan to use third-party sales organizations. In addition, a direct sales model may be ineffective if we were unable to hire and retain qualified salespeople and if the sales force fails to complete sales. Moreover, even if we successfully implement our business strategy, we may not have positive operating results. We may decide to alter or discontinue aspects of our business strategy and may adopt different strategies due to business or competitive factors.

Our growth may be affected adversely if our sales of products and services are negatively affected by competition or other factors.

The growth of our business is dependent, in large part, upon the development of sales for our services and product offerings. Market opportunities that we expect to exist may not develop as expected, or at all. For example, a substantial percentage of our service offerings is oriented around data access. If lower cost alternatives are developed, our sales would decrease and our operating results would be negatively affected. Moreover, even if market opportunities develop as expected, new technologies and services offerings introduced by competitors may significantly limit our ability to capitalize on any such market opportunity. Our failure to capitalize on expected market opportunities would adversely affect revenue growth.

The lack of operating history and the rapidly changing nature of the market in which we compete make it difficult to accurately forecast revenues and operating results. We anticipate that revenues and operating results might fluctuate in the future due to a number of factors including the following:

•	the timing of sales for current services and products offerings

•	the timing of new product implementations

•	unexpected delays in introducing new services and products offerings

•	increased expense related to sales and marketing, product development or administration

•	the mix of products and our services offerings

•	costs related to possible acquisitions of technology or business.

•	costs of providing services

We may be unable to compete with larger, more established competitors.

The market for providing network delivered service solutions is competitive. We expect competition to intensify in the future. Many of our potential competitors have longer operating histories, larger customer bases, greater recognition and significantly greater resources. As a result, competitors may be able to respond more quickly to emerging technologies and changes in customer requirements than we can. The continuous and timely introduction of competitively priced services offerings into the market is critical to our success, and there can be no assurance that we will be able to introduce such services offerings. We may not be able to compete successfully against competitors, and the competitive pressures we face may have an adverse effect on our business.

Our common stock will in all likelihood be thinly traded and as a result you may be unable to sell at or near ask prices or at all if you need to liquidate your shares, after any conversion from Preferred Stock.

The shares of our common stock may be thinly-traded on the OTC Market, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of any of our Securities until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our Securities is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on Securities price. We cannot give you any assurance that a broader or more active public trading market for our common Securities will develop or be sustained, or that any trading levels will be sustained. Due to these conditions, we can give investors no assurance that they will be able to sell their shares at or near ask prices or at all if they need money or otherwise desire to liquidate their securities of our Company.

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The regulation of penny stocks by SEC and FINRA may discourage the tradability of our common stock or other securities.

We are a “penny stock” company. Our common stock currently trades on the OTCQB under the symbol “TPTW” and will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase “accredited investors” means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse’s income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser’s written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore because it imposes additional regulatory burdens on penny stock transactions.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate “penny stocks”. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute “penny stocks” within the meaning of the rules, the rules would apply to us and to our securities. The rules will further affect the ability of owners of shares to sell our securities in any market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

Inventory in penny stocks have limited remedies in the event of violations of penny stock rules. While the courts are always available to seek remedies for fraud against us, most, if not all, brokerages require their customers to sign mandatory arbitration agreements in conjunctions with opening trading accounts. Such arbitration may be through an independent arbiter. Investors may file a complaint with FINRA against the broker allegedly at fault, and FINRA may be the arbiter, under FINRA rules. Arbitration rules generally limit discovery and provide more expedient adjudication, but also provide limited remedies in damages usually only the actual economic loss in the account. Investors should understand that if a fraud case is filed against a company in the courts it may be vigorously defended and may take years and great legal expenses and costs to pursue, which may not be economically feasible for small investors.

That absent arbitration agreements related to brokerage accounts, specific legal remedies available to investors of penny stocks include the following:

If a penny stock is sold to the investor in violation of the requirements listed above, or other federal or states securities laws, the investor may be able to cancel the purchase and receive a refund of the investment.

If a penny stock is sold to the investor in a fraudulent manner, the investor may be able to sue the persons and firms that committed the fraud for damages.

The fact that we are a penny stock company will cause many brokers to refuse to handle transactions in the stocks, and may discourage trading activity and volume, or result in wide disparities between bid and ask prices. These may cause investors significant illiquidity of the stock at a price at which they may wish to sell or in the opportunity to complete a sale. Investors will have no effective legal remedies for these illiquidity issues.

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We will pay no dividends in the foreseeable future on common stock.

We have not paid dividends on our common stock and do not anticipate paying such dividends in the foreseeable future. The Series D Preferred Stock will be paid 6% per annum on a cumulative basis, in cash or in registered common stock.

Rule 144 sales of stock in the future may have a depressive effect on our stock price.

All of the outstanding shares of common stock held by our present officers, directors, and affiliate stockholders are “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted Shares, common shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for six months, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company’s outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

Any sales of our common stock, if in significant amounts, are likely to depress the future market price of our securities.

Assuming all of the shares of common stock held by the selling security holders registered in a Form S-1 that became effective in 2019 and for which a Post-Effective Amendment was filed July 16, 2021 are sold, we would have 26,607,309 new shares that are freely tradable and therefor available for sale, in market or private transactions.

Unrestricted sales of 26,607,309 shares of stock by these selling stockholders could have a huge negative impact on our share price, and the market for our shares.

Any new potential investors will suffer a disproportionate risk and there will be immediate dilution of existing investor’s investments.

Our present shareholders have acquired their securities at a cost significantly less than that which the investors purchasing hereto will pay for their stock holdings or at which future purchasers in the market may pay. Therefore, any new potential investors will bear most of the risk of loss.

We can issue future series of shares of preferred stock without shareholder approval, which could adversely affect the rights of common shareholders.

Our Articles of Incorporation permit our Board of Directors to establish the rights, privileges, preferences and restrictions, including voting rights, of future series of stock and to issue such stock without approval from our shareholders. The rights of holders of common stock may suffer as a result of the rights granted to holders of preferred stock that may be issued in the future. In addition, we could issue preferred stock to prevent a change in control of our Company, depriving common shareholders of an opportunity to sell their stock at a price in excess of the prevailing market price.

We are a reporting company due to the effectiveness of this registration statement.

We are subject to the reporting requirements under the Securities and Exchange Act of 1934, Section 13a, due to the effectiveness of this Offering, pursuant to Section 15d of the Securities Act and we intend to be registered under Section 12(g). As a result, shareholders will have access to the information required to be reported by publicly held companies under the Exchange Act and the regulations thereunder. As a result, we will be subject to legal and accounting expenses that private companies are not subject to and this could affect our ability to generate operating income.

Sales of common stock resulting from issuances of common stock for conversions by our convertible Noteholders or Rule 144 sales in the future will have a depressive effect on our common stock price.

Most of our convertible Noteholders have rights to convert their notes at significant discounts to the market prices as shown in the schedule below, for sale under the requirements of Rule 144 or other applicable exemptions from registration under the Act and perhaps under registration statements which the company is preparing to file in the next thirty days. Rule 144 provides in essence that a person who has held restricted securities for six months, or is deemed to have held them due to the issuance by the Company of convertible notes under certain conditions, may sell those shares in brokerage transactions. There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders underlying the convertible notes, will have a depressive effect upon the price of the common stock in the market, since they are issued at a discount to market-often 50-60% of the lowest bid for differing periods, and sales can be expected at some discounted prices, with larger than normal volumes. We have also issued warrants that allow for the purchase of shares at significant discounts to the market prices, often 50% of the ten day low bids, or other highly discounted rates, which would allow the holders of those warrants to sell shares into the market at a profit over their discounted price, which could have the effect of depressing the price of the shares in the market.

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We are an “emerging growth company,” and any decision on our part to comply only with certain reduced disclosure requirements applicable to “emerging growth companies” could make our Shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and, for as long as we continue to be an “emerging growth company,” we expect and fully intend to take advantage of exemptions from various reporting requirements applicable to other public companies but not to “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and Member approval of any golden parachute payments not previously approved. We could be an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our securities that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)2(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to opt into the extended transition period for complying with the revised accounting standards. We have elected to rely on these exemptions and reduced disclosure requirements applicable to “emerging growth companies” and expect to continue to do so.

RISKS RELATING TO OUR INTELLECTUAL PROPERTY AND POTENTIAL LITIGATION

We may not be able to protect our intellectual property and proprietary rights.

There can be no assurances that we will be able to obtain intellectual property protection that will effectively prevent any competitors from developing or marketing the same or a competing technology. In addition, we cannot predict whether we will be subject to intellectual property litigation the outcome of which is subject to uncertainty and which can be very costly to pursue or defend. We will attempt to continue to protect our proprietary designs and to avoid infringing on the intellectual property of third parties. However, there can be no assurance that we will be able to protect our intellectual property or avoid suits by third parties claiming intellectual property infringement.

If our patents and other intellectual property rights do not adequately protect our service offering, we may lose market share to competitors and be unable to operate our business profitably.

Patents and other proprietary rights are anticipated to be of value to our future business, and our ability to compete effectively with other companies depends on the proprietary nature of our current or future technologies. We also rely upon trade secrets, know-how, continuing technological innovations and licensing opportunities to develop, maintain, and strengthen our competitive position. We cannot assure you that any future patent applications will result in issued patents, that any patents issued or licensed to us will not be challenged, invalidated or circumvented or that the rights granted there under will provide a competitive advantage to us or prevent competitors from entering markets which we currently serve. Any required license may not be available to us on acceptable terms, if at all or may become invalid if the licensee’s right to such technology become challenged and/or revoked. In addition, some licenses may be non-exclusive, and therefore competitors may have access to the same technologies as we do. Furthermore, we may have to take legal action in the future to protect our trade secrets or know-how, or to defend them against claimed infringement of the rights of others. Any legal action of that type could be costly and time-consuming to us, and we cannot assure you that such actions will be successful. The invalidation of key patents or proprietary rights which we own or unsuccessful outcomes in lawsuits to protect our intellectual property may have a material adverse effect on our business, financial condition and results of operations.

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We may in the future become subject to claims that some, or the entire service offering violates the patent or intellectual property rights of others, which could be costly and disruptive to us.

We operate in an industry that is susceptible to patent litigation. As a result, we or the parties we license technology from may become subject to patent infringement claims or litigation. Further, one or more of our future patents or applications may become subject to interference proceedings declared by the U.S. Patent and Trademark Office, (“USPTO”) or the foreign equivalents thereof to determine the priority of claims to inventions. The defense of intellectual property suits, USPTO interference proceedings or the foreign equivalents thereof, as well as related legal and administrative proceedings, are both costly and time consuming and may divert management’s attention from other business concerns. An adverse determination in litigation or interference proceedings to which we may become a party could, among other things:

•	subject us to significant liabilities to third parties, including treble damages;

•	require disputed rights to be licensed from a third party for royalties that may be substantial;

•	require us to cease using such technology; or

•	prohibit us from selling certain of our service offerings.

Any of these outcomes could have a material adverse effect on our business, financial condition and results of operations.

RISKS RELATED TO THE OFFERING

Our existing stockholders may experience significant dilution from the sale of our common stock pursuant to the Noteholder’s conversion rights.

The sale of our common stock by Noteholders in accordance with the conversion rights will have a dilutive impact on our shareholders. As a result, the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put options, the more shares of our common stock we will have to issue to Noteholders in order to comply with conversion rights under the Notes. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the offering.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

The issuance of shares pursuant to the Convertible Promissory Notes may have a significant dilutive effect.

Depending on the number of shares we issue pursuant to the Convertible Promissory Notes, it could have a significant dilutive effect upon our existing shareholders. Although the number of shares that we may issue pursuant to the Convertible Promissory Notes will vary based on our stock price (the higher our stock price, the less shares we have to issue), there may be a potential dilutive effect to our shareholders, based on different potential future stock prices, if the full amount of the Convertible Promissory Notes is realized. Dilution is based upon common stock issued to Noteholders and the stock price discounted to Noteholders to __% of the volume weighted average trading price (“VWAP”) during the pricing period.

Noteholders will pay less than the then-prevailing market price of our common stock which could cause the price of our common stock to decline.

Our common stock to be issued under the Noteholder’s conversion rights will be purchased at either $0.0075 or a twenty-five percent (25%) discount, or seventy five percent (75%) of the two lowest trade prices during the fifteen consecutive trading day period ending on the trading day immediately prior to the applicable conversion date. Noteholders have financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Noteholders sell the shares, the price of our common stock could decrease. If our stock price decreases, Noteholders may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

Your ownership interest may be diluted and the value of our common stock may decline sales by Noteholders pursuant to the conversion rights with Noteholders.

Pursuant to the conversion agreements with Noteholders, when we deem it necessary, we may raise capital through the private sale of our common stock to other sources at a discounted price. Because the conversion prices are lower than the prevailing market price of our common stock, to the extent that the conversion rights are exercised, your ownership interest may be diluted.

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Certain restrictions on the extent of puts and the delivery of advance notices may have little, if any, effect on the adverse impact of our issuance of shares in connection with the conversion rights of Noteholders, and as such, Noteholders may sell a large number of shares, resulting in substantial dilution to the value of shares held by existing stockholders.

Noteholders have agreed, subject to certain exceptions listed in the Convertible Notes, to refrain from holding an amount of shares which would result in Noteholders or its affiliates owning more than 4.99% of the then-outstanding shares of our common stock at any one time. These restrictions, however, do not prevent Noteholders from selling shares of our common stock received in connection with conversion rights, and then receiving additional shares of our common stock in connection with conversion to pay the Notes. In this way, Noteholders could sell more than 4.99% of the outstanding common stock in a relatively short time frame while never holding more than 4.99% at one time.

We Needed Additional Capital, and the Sale of Additional Shares, Equity and Debt Securities Resulted in Additional Dilution to Our Stockholders.

We recently required additional cash resources due to changed business conditions or other future developments. These resources were insufficient to satisfy our cash requirements, so we sold additional equity or debt securities or obtained one or more credit facilities. The sale of these securities resulted in additional dilution to our shareholders. The future sale of additional equity securities could result in additional dilution to our stockholders and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a Common Stockholder. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. It is uncertain whether financing will be available in amounts or on terms acceptable to us, if at all.

If we raise additional funds through government grants, collaborations, strategic alliances, licensing arrangements or marketing and distribution arrangements, we may have to relinquish valuable rights to our technologies, future revenue stream or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market products that we would otherwise prefer to develop and market ourselves.

In order for the Company to continue its business operations and provide growth to its shareholders, the Company requires financing in the form of debt, equity, credit and other forms of financing.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results.

Examples of forward-looking statements in this prospectus include, but are not limited to, our expectations regarding our business strategy, business prospects, operating results, operating expenses, working capital, liquidity and capital expenditure requirements. Important assumptions relating to the forward-looking statements include, among others, assumptions regarding demand for our products, the cost, terms and availability of components, pricing levels, the timing and cost of capital expenditures, competitive conditions and general economic conditions. These statements are based on our management’s expectations, beliefs and assumptions concerning future events affecting us, which in turn are based on currently available information. These assumptions could prove inaccurate. Although we believe that the estimates and projections reflected in the forward-looking statements are reasonable, our expectations may prove to be incorrect.

Important factors that could cause actual results to differ materially from the results and events anticipated or implied by such forward-looking statements include, but are not limited to:

•	increased levels of competition;
•	changes in the market acceptance of our products;

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•	changes in political, economic or regulatory conditions generally and in the markets in which we operate;
•	our relationships with our key customers;
•	our ability to retain and attract senior management and other key employees;
•	our ability to quickly and effectively respond to new technological developments;
•	our ability to protect our trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the Company; and
•	other risks, including those described in the “Risk Factors” discussion of this prospectus.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders.

DETERMINATION OF OFFERING PRICE

We have not set an offering price for the shares registered hereunder, as the only shares being registered are those sold pursuant to the Convertible Promissory Notes. Selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Noteholder	Conversion Price	Amount of Note	Guaranteed Interest	Principal Shares	Interest Shares	Default Shares	Warrant Shares	Resale Shares
FirstFire Global Opportunities Fund, LLC	$0.0075	$1,087,000	$108,700	144,933,333	14,493,333	10,573,334	55,000,000	225,000,000
Cavalry Investment Fund LP	$0.0075	$271,750	$27,175	36,233,333	3,623,333	2,643,334	13,750,000	56,250,000
Cavalry Fund I, LP	$0.0075	$815,250	$81,525	108,700,000	10,870,000	7,930,000	41,250,000	168,750,000
Talos Victory Fund, LLC	$0.0075	$271,750	$27,175	36,233,333	3,623,333	24,457,500	9,058,333	73,372,499
Blue Lake Partners, LLC	$0.0075	$271,750	$27,175	36,233,334	3,623,334	24,457,498	9,058,333	73,372,499
		$2,717,500	$271,750	362,333,333	36,233,333	70,061,666	128,116,666	596,744,998

DILUTION

We are registering an aggregate of 596,744,998 shares of common stock to be issued in connection with Convertible Notes and the conversion of certain of those outstanding convertible notes, related accrued interest, default interest and warrants. The sale of such shares could depress the market price of our common stock. The sale of these shares into the public market by the selling shareholders could depress the market price of our common stock. If we raise additional capital subsequent to this registration statement through the issuance of equity or convertible debt securities, the percentage ownership of our Company held by existing shareholders will be reduced and those shareholders may experience significant dilution. In addition, we may also have to issue securities that may have rights, preferences and privileges senior to our common stock. In the event we seek to raise additional capital through the issuance of debt or its equivalents, this will result in increased interest expense.

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Assuming the Noteholders convert the maximum amount of principal and interest under the convertible notes, existing stockholders could experience substantial dilution upon the issuance of common stock. The following table is an example of the number of shares that could be issued assuming the Noteholders convert the amount of principal and interest under each convertible note at $0.0075.

Noteholder	Conversion Price	Amount of Note	Guaranteed Interest	Principal Shares (1)	Interest Shares	Default Shares (2)	Percentage of Shares Outstanding
FirstFire Global Opportunities Fund, LLC	$0.0075	$1,087,000	$108,700	144,933,333	14,493,333	10,573,334	12.2%
Cavalry Investment Fund LP	$0.0075	$271,750	$27,175	36,233,333	3,623,333	2,643,334	3.1%
Cavalry Fund I, LP	$0.0075	$815,250	$81,525	108,700,000	10,870,000	7,930,000	9.2%
Talos Victory Fund, LLC	$0.0075	$271,750	$27,175	36,233,333	3,623,333	24,457,500	4.6%
Blue Lake Partners, LLC	$0.0075	$271,750	$27,175	36,233,334	3,623,334	24,457,498	4.6%
		$2,717,500	$271,750	362,333,333	36,233,333	70,061,666	33.7%

Noteholder	Conversion Price	Amount of Note	Guaranteed Interest	Principal Shares (1)	Interest Shares	Default Shares (2)	Percentage of Shares Outstanding	Warrant Shares	Total Number of Shares Assuming Exercise of Warrants	Percentage of Shares Outstanding Assuming Exercise of Warrants (3)
FirstFire Global Opportunities Fund, LLC	$0.0075	$1,087,000	$108,700	144,933,333	14,493,333	10,573,334	12.2%	55,000,000	225,000,000	14.8%
Cavalry Investment Fund LP	$0.0075	$271,750	$27,175	36,233,333	3,623,333	2,643,334	3.1%	13,750,000	56,250,000	3.7%
Cavalry Fund I, LP	$0.0075	$815,250	$81,525	108,700,000	10,870,000	7,930,000	9.2%	41,250,000	168,750,000	11.1%
Talos Victory Fund, LLC	$0.0075	$271,750	$27,175	36,233,333	3,623,333	24,457,500	4.6%	9,058,333	73,372,499	4.8%
Blue Lake Partners, LLC	$0.0075	$271,750	$27,175	36,233,334	3,623,334	24,457,498	4.6%	9,058,333	73,372,499	4.8%
		$2,717,500	$271,750	362,333,333	36,233,333	70,061,666	33.7%	128,116,666	596,744,998	39.3%

________________

(1)

The Notes accrue interest at a rate of ten percent (10%) per annum. The amount of shares listed above being registered as part of this Prospectus includes shares that may be issued upon the conversion of the principal amount of the Notes, as well as additional shares that may be issued pursuant to the conversion of accrued interest over the term of the Notes, assuming a conversion price of $0.0075 per share. The Notes are convertible at the option of each respective Selling Shareholder at a variable conversion price and are subject to various price adjustments based on Company activity and market events. The Notes also contain a beneficial ownership limitation, whereby each Selling Stockholder may not convert any amount of his, her, or its respective Note, if such conversion would result in the beneficial ownership of greater than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of the conversion shares. The conversion price of the Notes is also subject to adjustment in the event of a stock dividend or a stock split on the Company’s common stock.

(2)	Additional shares registered to account for variability of market prices.

(3)	Based upon 923,029,038 shares of common stock issued and outstanding as of February 22, 2022 prior to Offering and including Resale Shares. Not including Preferred Stock.

SELLING SECURITY HOLDERS

The Common Shares being offered by the Selling Shareholders are those underlying the Notes previously issued to the Selling Shareholders. For additional information regarding the issuances of those Notes and the underlying Common Shares, see “Private Placement of Convertible Notes” above. We are registering the Common Shares underlying the Notes in order to permit the Selling Shareholders to offer the Common Shares for resale from time to time. Except for the ownership of the Notes and therefore the underlying Common Shares, the Selling Shareholders have not had any material relationship with us within the past three years.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership of the Notes held by each of the Selling Shareholders. We are registering 468,628,332 shares of common stock underlying convertible notes, accrued interest and default shares for sale on behalf of selling shareholders (the “Common Shares”) and 128,116,666 shares of common stock issuable upon exercise of warrants (“Warrant Shares”) (collectively called “Resale Shares”).

The third column lists the Common Shares being offered by this prospectus by the Selling Shareholders, based on a conversion of the Notes, assuming a conversion price of $0.0075 per share.

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In accordance with the terms of the registration rights within the convertible notes with the Selling Shareholders, this prospectus generally covers the resale of the sum of the maximum number of shares of common stock issuable upon conversion of the Notes, assuming a conversion price of $0.00075, respectively, per share, determined as if the outstanding Notes were converted in full as of the trading day immediately preceding the date this Registration Statement was initially filed with the SEC, without regard to any limitations on the conversion of the Notes.

The Notes do not allow for any conversion that would result in the beneficial ownership of greater than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to such conversion. The Selling Shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

(a)	All of the securities listed below are being registered in this Registration Statement.

Noteholder	Conversion Price	Amount of Note	Guaranteed Interest	Principal Shares (1)	Interest Shares	Default Shares (2)	Percentage of Shares Outstanding	Warrant Shares	Total Number of Shares Assuming Exercise of Warrants	Percentage of Shares Outstanding Assuming Exercise of Warrants (3)
FirstFire Global Opportunities Fund, LLC	$0.0075	$1,087,000	$108,700	144,933,333	14,493,333	10,573,334	12.2%	55,000,000	225,000,000	14.8%
Cavalry Investment Fund LP	$0.0075	$271,750	$27,175	36,233,333	3,623,333	2,643,334	3.1%	13,750,000	56,250,000	3.7%
Cavalry Fund I, LP	$0.0075	$815,250	$81,525	108,700,000	10,870,000	7,930,000	9.2%	41,250,000	168,750,000	11.1%
Talos Victory Fund, LLC	$0.0075	$271,750	$27,175	36,233,333	3,623,333	24,457,500	4.6%	9,058,333	73,372,499	4.8%
Blue Lake Partners, LLC	$0.0075	$271,750	$27,175	36,233,334	3,623,334	24,457,498	4.6%	9,058,333	73,372,499	4.8%
		$2,717,500	$271,750	362,333,333	36,233,333	70,061,666	33.7%	128,116,666	596,744,998	39.3%

________________

(1)

The Notes accrue interest at a rate of ten percent (10%) per annum. The amount of shares listed above being registered as part of this Prospectus includes shares that may be issued upon the conversion of the principal amount of the Notes, as well as additional shares that may be issued pursuant to the conversion of accrued interest over the term of the Notes, assuming a conversion price of $0.0075 per share. The Notes are convertible at the option of each respective Selling Shareholder at a variable conversion price and are subject to various price adjustments based on Company activity and market events. The Notes also contain a beneficial ownership limitation, whereby each Selling Stockholder may not convert any amount of his, her, or its respective Note, if such conversion would result in the beneficial ownership of greater than 4.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the issuance of the conversion shares. The conversion price of the Notes is also subject to adjustment in the event of a stock dividend or a stock split on the Company’s common stock.

(2)	Additional shares registered to account for variability of market prices.

(3)	Based upon 923,029,038 shares of common stock issued and outstanding as of February 22, 2022 prior to Offering and including Resale Shares. Not including Preferred Stock.

The listed selling security holders have not had a material relationship with the registrant, to date.

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(b)	The table below shows the person with voting control for the entities that are greater than 1% shareholders listed in (a) above.

NAME OF THE ENTITY	PERSON(S) WITH VOTING CONTROL	NUMBER OF COMMON SHARES BEING REGISTERED	AFFILIATE OF COMPANY?
FirstFire Global Opportunities Fund, LLC	Eli Fireman 1040 First Avenue, Suite 190 New York, NY 10022	225,000,000	No
Calvary Investment Fund LP	Thomas Walsh 82 E Allendale Road, Suite 5B Saddle River, NJ 07458	56,250,000	No
Calvary Fund I, LP	Thomas Walsh 82 E Allendale Road, Suite 5B Saddle River, NJ 07458	168,750,000	No
Talos Victory Fund, LLC	Thomas Silverman 348 Cambridge Street #101 Woburn, MA 01801	73,372,499	No
Blue Lake Partners, LLC	Craig Kesselman 3411 Silverside Road, Tatnal Bld #104 Wilmington, DE 19810	73,372,499	No

THE OFFERING

We are registering 596,744,998 shares of common stock underlying convertible notes for sale on behalf of selling shareholders (the “Resale Shares”).

Our common stock will be transferable immediately upon the effectiveness of the Registration Statement. (See “Description of Securities”)

Common shares outstanding before this registration statement[1]	923,029,038
Maximum common shares being offered by Noteholders registered herein	596,744,998
Maximum common shares outstanding after this offering (assuming sale of all shares registered hereunder)	1,519,774,036

________________

1)	There are additionally warrants outstanding for the purchase of 1,000,000 shares of common stock, not included in this figure.

We will not receive any proceeds from the sale of our securities offered by the selling stockholders under this prospectus. All the shares sold under this prospectus will be sold or otherwise disposed of for the account of the selling stockholders, or their pledgees, assignees or successors-in-interest. See “Use of Proceeds” beginning on page 28 of this prospectus.

We are authorized to issue 2,500,000,000 shares of common stock with a par value of $0.001 and 100,000,000 shares of preferred stock. Our current shareholders, officers and directors collectively own 42,811,854 shares of common stock and 1,036,649 shares of preferred stock as of this date, with no warrants outstanding for shares of common stock.

Currently there is a limited public trading market for our stock on OTCQB under the symbol “TPTW.”

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of shares of our common stock covered hereby on the OTCQB, or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. A selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholder may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders may be deemed underwriters within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. We are required to pay certain fees and expenses incurred by us incident to the registration of the securities.

The selling stockholders will be subject to the prospectus delivery requirements of the Securities Act of 1933 including Rule 172 thereunder.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and will inform it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act of 1933).

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DESCRIPTION OF SECURITIES

The securities being registered and/or offered by this Prospectus are common shares.

Common Stock

We are presently authorized to issue one billion, five hundred million (2,500,000,000) shares of our $0.001 par value common stock. A total Nine Hundred Twenty-Three Million, Twenty-Nine Thousand, Thirty-Eight (923,029,038) common shares are issued and outstanding as of February 22, 2022.

Common Shares

All common shares are equal to each other with respect to voting, liquidation, and dividend rights. Special shareholders’ meetings may be called by the officers or director, or upon the request of holders of at least one-tenth (1/10th) of the outstanding shares. Holders of shares are entitled to one vote at any shareholders’ meeting for each share they own as of the record date fixed by the board of directors. There is no quorum requirement for shareholders’ meetings. Therefore, a vote of the majority of the shares represented at a meeting will govern even if this is substantially less than a majority of the shares outstanding. Holders of shares are entitled to receive such dividends as may be declared by the board of directors out of funds legally available therefore, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to shareholders. There are no conversion, pre-emptive or other subscription rights or privileges with respect to any shares. Reference is made to our Articles of Incorporation and our By-Laws as well as to the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of shares. It should be noted that the board of directors without notice to the shareholders may amend the By-Laws. Our shares do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of the shares voting for election of directors may elect all the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than fifty percent (50%) of the shares voting for election of directors may not be able to elect any director.

Preferred shares

As of February 22, 2022, we had authorized one hundred million (100,000,000) shares of Preferred Stock, of which certain shares had been designated as Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

Series A Convertible Preferred Stock

In February 2015, we designated 1,000,000 shares of Preferred Stock as Series A Preferred Stock. In February 2015, the Board of Directors authorized the issuance of 1,000,000 shares of Series A Preferred Stock to Stephen Thomas, Chairman, CEO and President of the Company, valued at $3,117,000 for compensation expense. There are 1,000,000 issued and outstanding as of February 22, 2022.

The Series A Preferred Stock was designated in February 2015, has a par value of $.001, is senior to any other class or series of outstanding Preferred Stock or Common Stock and does not bear dividends. The Series A Preferred Stock has a liquidation preference immediately after any Senior Securities, as defined and amended, of an amount equal to amounts payable owing, including contingency amounts where Holders of the Series A have personally guaranteed obligations of the Company. Holders of the Series A Preferred Stock shall, collectively have the right to convert all of their Series A Preferred Stock when conversion is elected into that number of shares of Common Stock of our Company, determined by the following formula: 60% of the issued and outstanding Common Shares as computed immediately after the transaction for conversion. For further clarification, the 60% of the issued and outstanding common shares includes what the holders of the Series A Preferred Stock may already hold in common shares at the time of conversion. The Series A Preferred Stock, collectively, shall have the right to vote as if converted prior to the vote to an amount of shares equal to 60% of the outstanding Common Stock of our Company.

Series B Convertible Preferred Stock

In February 2015, we designated 3,000,000 shares of Preferred Stock as Series B Preferred Stock. There are 2,588,693 Series B Preferred Stock shares issued and outstanding as of February 22, 2022.

The Series B Preferred Stock was designated in February 2015, has a par value of $.001, is senior to any other class or series of outstanding Preferred Stock, except the Series A Preferred Stock, or Common Stock and does not bear dividends. The Series B Preferred Stock has a liquidation preference immediately after any Senior Securities, as defined and currently the Series A Preferred Stock, and of an amount equal to $2.00 per share. Holders of the Series B Preferred Stock have a right to convert all or any part of the Series B Preferred Shares and will receive an equal amount of common shares at the conversion price of $2.00 per share. The Series B Preferred Stockholders have a right to vote on any matter with holders of Common Stock and shall have a number of votes equal to that number of Common Shares on a one to one basis.

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Series C Convertible Preferred Stock

In May 2018, the Company designated 3,000,000 shares of Preferred Stock as Series C Convertible Preferred Stock. There are no shares of Series C Convertible Preferred Stock outstanding as of February 22, 2022. There are approximately $678,500 in convertible notes payable convertible into Series C Convertible Preferred Stock which compromise some of the common stock equivalents calculated in the Consolidated Financial Statements.

The Series C Preferred Stock was designated in May 2018, has a par value of $.001, is senior to any other class or series of outstanding Preferred Stock, except the Series A and Series B Preferred Stock, or Common Stock and does not bear dividends. The Series C Preferred Stock has a liquidation preference immediately after any Senior Securities, as defined and currently the Series A and B Preferred Stock, and of an amount equal to $2.00 per share. Holders of the Series C Preferred Stock have a right to convert all or any part of the Series C Preferred Shares and will receive an equal amount of common shares at the conversion price of $0.15 per share. The Series C Preferred Stockholders have a right to vote on any matter with holders of Common Stock and shall have a number of votes equal to that number of Common Shares on a one to one basis.

Series D Convertible Preferred Stock

In 2019, the Company previously authorized (20,000,000) Series D 6% Cumulative Dividend Convertible Preferred Stock for which no shares were issued. On June 15, 2020 and September 15, 2021, the Company authorized amendments to the Certificate of Designation whereby the authorized amount is ten million (10,000,000) Series D 6% Cumulative Dividend Convertible Preferred Stock which has the following features:

(i) 6% Cumulative Annual Dividends payable on the purchase value in cash or common stock of the Company at the discretion of the Board and payment is also at the discretion of the Board, which may decide to cumulate to future years; (ii) Any time after 12 months from issuance an option to convert to common stock at the election of the holder @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00; (iii) Automatic conversion of the Series D Preferred Stock shall occur without consent of holders upon any national exchange listing approval and the registration effectiveness of common stock underlying the conversion rights. The automatic conversion to common from Series D Preferred shall be @75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00, which shall be post-reverse split as may be necessary for any Exchange listing (iv) Registration Rights – the Company has granted Piggyback Registration Rights for common stock underlying conversion rights in the event it files any other Registration Statement (other than an S-1 that the Company may file for certain conversion common shares for the convertible note financing that was arranged and funded in 2019). Further, the Company will file and pursue to effectiveness a Registration Statement or offering statement for common stock underlying the Automatic Conversion event triggered by an exchange listing. (v) Liquidation Rights - $5.00 per share plus any accrued unpaid dividends – subordinate to Series A, B, and C Preferred Stock receiving full liquidation under the terms of such series. The Company has redemption rights for the first year following the Issuance Date to redeem all or part of the principal amount of the Series D Preferred Stock at between 115% and 140%.

During the nine months ended September 30, 2021, 46,649 shares of Series D Preferred Stock were purchased for $233,244 of which Stephen Thomas, CEO of the Company, acquired 36,649 for $183,244. The remainder of the shares purchased as of June 30, 2021 were purchased by a third party. As such, as of February 22, 2022 there are 46,649 shares of Series D Preferred Shares outstanding.

During the year ended December 31, 2020, the related party holders of approximately $4,700,000 of existing financing arrangements agreed to exchange their debt and accrued interest for 940,800 Series D Preferred Stock through a separate $12 Million Private Placement of Series D Preferred Stock (“$12 Million Private Placement”), conditioned on the Company raising at least $12,000,000. To date, this condition has not been met.

Series E Convertible Preferred Stock

On November 10, 2021, the Company designated 10,000,000 shares of the authorized 100,000,000 shares of the Company’s $0.001 par value preferred stock as the Series E Convertible Preferred Stock (“the Series E Preferred Shares”). As of February 22, 2022, there are no shares of Series E Preferred Shares outstanding

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Series E Preferred shares have the following features: (i) 6% Cumulative Annual Dividends payable on the purchase value in cash or common stock of the Company at the discretion of the Board and payment is also at the discretion of the Board, which may decide to cumulate to future years; (ii) Any time after 12 months from issuance an option to convert to common stock at the election of the holder @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00. ; (iii) Automatic conversion of the Series E Preferred Stock shall occur without consent of holders upon any national exchange listing approval and the registration effectiveness of common stock underlying the conversion rights. The automatic conversion to common from Series E Preferred shall be @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00, which shall be post-reverse split as may be necessary for any Exchange listing (iv) Registration Rights – the Company has granted Piggyback Registration Rights for common stock underlying conversion rights in the event it files any other Registration Statement (other than an S-1 that the Company may file for certain conversion common shares for the convertible note financing that was arranged and funded in 2019). Further, the Company will file, and pursue to effectiveness, a Registration Statement or offering statement for common stock underlying the Automatic Conversion event triggered by an exchange listing. (v) Liquidation Rights - $5.00 per share plus any accrued unpaid dividends – subordinate to Series A, B, C and D Preferred Stock receiving full liquidation under the terms of such series. The Company has redemption rights for the first year following the Issuance Date to redeem all or part of the principal amount of the Series E Preferred Stock at between 115% and 140%.

Options & Warrants

Effective October 14, 2017, we adopted the 2017 TPT Global Tech, Inc. Stock Option and Award Incentive Plan (the “Plan”). The Plan provides for grants of nonqualified stock options and other stock awards, including warrants, to designated employees, officers, directors, advisors and independent contractors. A maximum of 20,000,000 shares of our common stock were reserved for options and other stock awards under the Plan. We have the ability to issue either options or warrants under the Plan.

Stock Options

	Options Outstanding	Vested	Vesting Period	Exercise Price Outstanding and Exercisable	Expiration Date
December 31, 2019	3,000,000	3,000,000	12 to 18 months	$0.10	3-1-20 to 3-21-21
Expired	(2,000,000)
December 31, 2020	1,000,000	1,000,000	12 months	$0.10	3-21-21
Expired	(1,000,000)
September 30, 2021	--	--	--	--	--

Warrants

As of December 3, 2021, there were 1,000,000 warrants outstanding that expire in five years or in the year ended December 31, 2024. As part of the Convertible Promissory Notes payable – third party issuance in Note 5, the Company issued 1,000,000 warrants to purchase 1,000,000 common shares of the Company at 70% of the current market price. Current market price means the average of the three lowest trading prices for our common stock during the ten-trading day period ending on the latest complete trading day prior to the date of the respective exercise notice.

Effective October 14, 2017, we adopted the 2017 TPT Global Tech, Inc. Stock Option and Award Incentive Plan (the “Plan”). The Plan provides for grants of nonqualified stock options and other stock awards, including warrants, to designated employees, officers, directors, advisors and independent contractors. A maximum of 20,000,000 shares of our common stock were reserved for options and other stock awards under the Plan. We have the ability to issue either options or warrants under the Plan.

Transfer Agent

The transfer agent for our securities is Clear Trust, with offices at 16540 Pointe Village Dr., Suite 210, Lutz, Florida 33558, Phone (813) 235-4490.

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and preferred stock will be available for future issuance without stockholder approval, except as may be required under the listing rules of any stock exchange on which our Common Stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

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Penny Stock Considerations

Our shares will be “penny stocks” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00 per share. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

●

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

●	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
●

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value, and information regarding the limited market in penny stocks; and

●

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

EXPERTS AND COUNSEL

The consolidated financial statements for the Company as of December 31, 2020 and 2019 and for the years then ended included in this prospectus have been audited by Sadler, Gibb & Associates, LLC, an independent registered public accounting firm, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement will be passed upon by Christen Lambert, Attorney at Law.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus, or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, as defined in Item 509 of Regulation SK, in our company or any of its parents or subsidiaries. Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter or voting trustee.

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INFORMATION WITH RESPECT TO THE REGISTRANT

CORPORATE HISTORY

COMPANY OVERVIEW

We were originally incorporated in 1988 in the state of Florida. TPT Global, Inc., a Nevada corporation formed in June 2014, merged with Ally Pharma US, Inc., a Florida corporation, (“Ally Pharma,” formerly known as Gold Royalty Corporation) in a “reverse merger” wherein Ally Pharma issued 110,000,000 shares of Common Stock, or 80% ownership, to the owners of TPT Global, Inc. and Ally Pharma changed its name to TPT Global Tech, Inc. In 2014, we acquired all the assets of K Telecom and Wireless LLC (“K Telecom”) and Global Telecom International, LLC (“Global Telecom”). Effective January 31, 2015, we completed our acquisition of 100% of the outstanding stock of Copperhead Digital Holdings, Inc. (“Copperhead Digital”) and Subsidiaries, TruCom, LLC (“TruCom”), Nevada Utilities, Inc. (“Nevada Utilities”) and CityNet Arizona, LLC (“CityNet”). In October 2015, we acquired the assets of both Port2Port, Inc. (“Port2Port”) and Digithrive, Inc. (“Digithrive”). Effective September 30, 2016, we acquired 100% ownership in San Diego Media, Inc. (“SDM”). In December 2016, we acquired the Lion Phone technology. In October and November 2017, we entered into agreements to acquire Blue Collar, Inc. (“Blue Collar”), and certain assets of Matrixsites, Inc. (“Matrixsites”) which we have completed. On May 7, 2019, we completed the acquisition of a majority of the assets of SpeedConnect, LLC, which assets were conveyed into our wholly owned subsidiary TPT SpeedConnect, LLC (“TPT SC” or “TPT SpeedConnect”) which was formed on April 16, 2019. On January 8, 2020, we formed TPT Federal, LLC (“TPT Federal”). On March 30, 2020, we formed TPT MedTech, LLC (“TPT MedTech”) and on June 6, 2020, we formed InnovaQor, Inc (“InnovaQor”). In July and August 2020, the Company formed Quiklab 1 LLC, QuikLAB 2, LLC, QuikLAB 3, LLC and QuikLAB 4, LLC where the Company owns 80% (as agreed per the operating agreement) of all outside equity investments. Effective August 1, 2020, we closed on the acquisition of 75% of The Fitness Container, LLC (“Aire Fitness”). In July 2020, we invested in a Hong Kong company called TPT Global Tech Asia Limited of which we own 78%, and during 2020, InnovaQor did a reverse merger with Southern Plains of which there ended up being a non controlling interest of 6% as of September 30, 2021 and December 31, 2020. The name of InnovaQor remained for the merged entities but was changed to TPT Strategic, Inc. on March 21, 2021.

We are based in San Diego, California, and operate as a technology-based company with divisions providing telecommunications, medical technology and product distribution, media content for domestic and international syndication as well as technology solutions. We operate as a Media Content Hub for Domestic and International syndication, Technology/Telecommunications company using our own proprietary Global Digital Media TV and Telecommunications infrastructure platform and also provide technology solutions to businesses domestically and worldwide. We offer Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UcaaS) and carrier-grade performance and support for businesses over our private IP MPLS fiber and wireless network in the United States. Our cloud-based UcaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today’s global technology markets. We also operate as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cellphone services, Mobile phones, Cellphone Accessories and Global Roaming Cellphones.

We anticipate needing an estimated $38,000,000 in capital to continue our business operations and expansion. We do not have committed sources for these additional funds and will need to be obtained through debt or equity placements or a combination of those. We are in negotiations for certain sources to provide funding but at this time do not have a committed source of these funds.

Our executive offices are located at 501 West Broadway, Suite 800, San Diego, CA 92101 and the telephone number is (619) 400-4996. We maintain a website at www.tptglobaltech.com, and such website is not incorporated into or a part of this filing.

IMPLICATIONS OF BEING AN EMERGING GROWTH COMPANY

As a company with less than $1.0 billion of revenue during our last fiscal year, we qualify as an emerging growth company as defined in the JOBS Act, and we may remain an emerging growth company for up to five years from the date of the first sale in this offering. However, if certain events occur prior to the end of such five-year period, including if we become a large accelerated filer, our annual gross revenue exceeds $1.0 billion, or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not emerging growth companies. In particular, in this prospectus, we have provided only two years of audited financial statements and have not included all of the executive compensation related information that would be required if we were not an emerging growth company. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity interests. However, we have irrevocably elected not to avail ourselves of the extended transition period for complying with new or revised accounting standards, and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

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CORPORATE ORGANIZATION CHART

OTCQB Stock Symbol

Currently there is a limited public trading market for our stock on OTCQB under the symbol “TPTW.”

Our Key Divisions:

TPT SpeedConnect: ISP and Telecom

The Company completed the acquisition of substantially all of the assets of SpeedConnect LLC (“SpeedConnect”) for $1.75 million, including the assumption of all contracts and liabilities pertinent to operations and conveyed them into a wholly-owned subsidiary TPT SpeedConnect. SpeedConnect was founded in 2002 and operates as a national, predominantly rural, wireless telecommunications residential and commercial Internet Service Provider (ISP). TPT SpeedConnect’s primary business model is subscription based, monthly reoccurring revenues, from wireless delivered, high-speed Internet connections utilizing its company built and owned national network. SpeedConnect also resells third-party satellite Internet, DSL Internet, IP telephony and DISH TV products. This Acquisition closed on May 7, 2019.

SpeedConnect was a privately-held Broadband Wireless Access (BWA) provider. Today, TPT SpeedConnect is one of the nation’s largest rural wireless broadband Internet providers which serves approximately 11,000 residential and commercial wireless broadband Internet customers, in Arizona, Idaho, Illinois, Iowa, Michigan, Montana, Nebraska, South Dakota and Texas.

SpeedConnect is a full-service ISP. The company’s main back office is run by company employees, and includes, network management, network monitoring and maintenance, significant allocations of registered address in public IP4 and IP6 space, employee based customer service, installation services, automated resources and application based scheduling and tracking, paper, ACH, credit card, and email billing, warehousing, fulfillment, integrated customer premise provisioning, walled garden collections and customer self-restarts, bandwidth usage tracking, integrated, secure, and deep financial and operations dash board reporting, collections, accounting, payables, owned and licensed backhaul, intelligent bandwidth management, consumption rated billing, customer payment portals, and all wrapped in a mature, first hit on all search engines, Internet Brand. The company today services approximately 11,000 residential and commercial Internet customers over its approximately 220-cellular tower foot-print across 10 Midwestern States.

Today’s urban ISP landscape is highly competitive and dominated by some of the world’s largest going concerns. Names like Comcast, AT&T, Cox, Charter and DISH are household words. Home Internet service has become synonymous with Cable. However, this is limited to the high-density top 100 markets. Beyond that the competition becomes more small licensed free wireless providers and satellite. Wire-line providers, unless backed with government subsidies, do not build beyond 15 homes per street mile. SpeedConnect services both rural and non-rural areas, and historically has done well in both marketplaces, however the margins are improved in the more rural areas due to reduced voluntary and involuntary customer attrition.

TPT SpeedConnect’s key suppliers include but are not limited to; Great Lakes Data Systems, Juniper, ZTE, Huawei, Cisco, Sandvine, American Tower, SBA Tower, Crown Castle, CenturyLink, SuddenLink, South Dakota Networks, 123 dot net, Genesee Telephone, Air Advantage Fiber, Iron Mountain, ConVergence, CDW, Talley, Tessco, Bursma Electronics, DragonWave, Ceragon Networks, Telrad, Arris, AP, APD, Plante Morran, Fifth Third, Sprint and others.

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Blue Collar Production Division

Our production division, Blue Collar Productions (formerly Blue Collar, Inc.), creates original live action and animated content productions and has produced hundreds of hours of material for the television, theatrical, home entertainment and new media markets. Mr. Rowen, our CEO of Blue Collar, works closely with major television networks, cable channels and film studios to produce home entertainment products.

The Documentary film group at Blue Collar recently completed a film on the cultural impact of Goodfellas: 20 Years Later that featured Martin Scorsese, Robert DeNiro, Lorraine Bracco, Leonardo DiCaprio and many others. They have also produced a series of film anthologies for Turner Classic Movies. Blue Collar is currently in production on Built To Fail, which is a look at the history of street wear. The film features Tommy Hilfiger, Russell Simmons and a host of notable street wear designers. They are also in pre-production on The 29 Club, a look at notable musicians who all tragically died at age 29; Memories in Music, which is an in-depth study of the impact of memory through music on Alzheimer’s patients and Faces of Vegas, an exploration into the culture of Las Vegas, Nevada.

Blue Collar Productions currently has the feature film Looking For Alaska, based on the John Green novel, producing for Paramount Pictures. The company produced for a pilot for MTV for a possible series, “My Jam” aired in the Fall of 2016. Blue Collar has also produced two seasons of “Caribbean’s Next Top Model Season.”

Blue Collar Productions designs branding and marketing campaigns and has had contracts with some of the world’s largest companies including PepsiCo, Intel, HP, WalMart and many other Fortune 500 companies. Additionally, they create motion picture, television and home entertainment marketing campaigns for studios including Sony, DreamWorks, Twentieth Century Fox, Universal Studios, Paramount Studios, and Warner Brothers.

The CEO of this division, Mr. Rowen, has worked with filmmakers including Steven Spielberg, Ron Howard, Brett Ratner and James Cameron. Mr. Rowen also has very close working relationships with actors including Tom Hanks, Brad Pitt, Julia Roberts, Robert Downey, Jr., Denzel Washington, Ryan Gosling, Sofia Vergara, Mariska Hargitay and many others.

Prior to starting Blue Collar Productions, Mr. Rowen functioned as the head of home entertainment production for DreamWorks SKG from 1997 to 2000. He also serves as the President of Long Leash Entertainment, an aggregator of entertainment based intellectual property and creator of high-end entertainment content.

San Diego Media Division

San Diego Media, Inc. (“SDM”) is an established Southern California based software engineering and Internet e-commerce marketing services company that provides enterprise-class integrated solutions for manufacturers, retailers, and distributors focused on developing solutions for companies seeking online growth and profitability.

Founded in 1999, historically the primary market offering has been MaxEXP®, a proven stable, productivity-enabling proprietary eCommerce platform, built on open-standards technology that empowers companies to deploy and manage eCommerce offerings at lower cost and at less time than required to deploy more conventional high-end solutions — and, we believe, all without sacrificing the essential merchandising functionality, customizability, extensibility, scalability, security, and performance that much more expensive solutions provide. MaxEXP supports both B2B and B2C functionality simultaneously which few other eCommerce solutions will provide successfully out-of-the-box.

These early engagements have enabled SDM to solidify and refine the core SDM technology architecture and to enhance the platform with market-driven merchandising features and functionality. SDM has made significant R&D investments in operational infrastructure including sophisticated monitoring systems, comprehensive security, time-tracking, client management tools, and continuous compliance with the demanding payment card industry (PCI) standards.

SDM has complemented these systems with a full range of automated and enterprise-class capabilities for fully integrating with customer’s legacy systems, call centers, fulfillment houses, and other critical business process applications.

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SDM has complimented its technologies with a wider range of professional internet and marketing services that enables client success, to create successful business relationships over long-term.

As the market has changed through the years SDM has continued to innovate and expand its strategic and technology development partnerships; these include, MindTouch, BigCommerce, Avalara, CPC Strategies, eBridge, Imperva Incapsula, Chris Chase Design. SDM’s newest client is based in Singapore and it represents its most innovative use of technologies to date.

TPT MedTech, LLC – Medical Division

TPT MedTech believes it is strategically positioned to take advantage of the current trend in Point of Care Testing (“POCT”) by aligning itself with the exponential growth of smart devices equipped with mobile healthcare (mH), which may revolutionize personalized healthcare monitoring and management, thereby paving the way for next-generation POCT.

The rapid turnaround times, improved decision times, and time-critical decision-making of TPT MedTech QuikLAB can result in total savings between 8-20% of laboratory costs for facilities that implement POC testing. The savings realized due to the decreased cost of waiting for results can be as much as $260 USD per patient. For those that use and implement POC testing, waiting can improve by as much as 46 minutes per patient real-time scenarios—and days in standard laboratory settings. Management believes TPT MedTech QuikLAB is uniquely positioned to serve this growing market.

SANIQuik is a decontamination and sanitizing unit that TPT MedTech intends to co-market with the QuikLAB mobile laboratory as an integrated solution to certain issues arising from the COVID-19 pandemic. SANIQuik uses hypochlorous acid as a spray mist. This chemical has been safely used on many food products for decades. Hypochlorous acid does not cause irritation to eyes and skin. Even if it were ingested it causes no harm. Because it is so safe, it is the ideal sanitizer for direct food sanitation and food contact surfaces. It is also ideal in healthcare where it is used for wound cleansing, eye drops, and patient room disinfection replacing toxic chemicals such as bleach and quaternary ammonium salts. Hypochlorous acid is FDA, USDA, and EPA approved to minimize microbial food safety hazards of fresh-cut fruits and vegetables. (See https://www.hypochlorousacid.com/about.)

TPT MedTech believes the SANIQuik external sanitation is safe, effective and flexible for its utilization with options for users. TPT MedTech intends to provide optional masks to users as they approach the SANIQuik. The mask provides a cover around inhalation of the mist. External sanitation is safe and effective, providing an additional routine to hand washing and facial coverings.

TPT MedTech has developed a business model which markets SANIQuik as a novel product within the Personal Protective Equipment (PPE) industry. This PPE distribution model is focused in the Federal procurement space (Veteran’s Administration, Department of Defense, Federal Emergency Management Agency, Centers for Disease Control, National Guard) as well as vendor to the top 20 National Hospital Group Purchasing Organizations (GPO).

TPT MedTech will be requesting Emergency Use Authorization (EUA) from the FDA for SANIQuik during the COVID-19 pandemic, which has been granted to other sanitizing units. SANIQuik already has the European CE mark. For attorney fees and consultants, we are estimating $50,000 for the EUA.

Copperhead Digital Holdings, LLC/TruCom, LLC– CLEC–Phoenix, Arizona

Our TruCom division, a subsidiary of Copperhead Digital Holdings, LLC, is a Facilities Based Competitive Local Exchange Carrier (CLEC) headquartered in Phoenix, AZ. Founded in 2006 (as Copperhead Digital Carrier) for the purpose of operating a state-of-the-art Fiber Optic Network constructed by and acquired from Adelphia Communications, TruCom now operates its own carrier class Fiber Optic Network, state-of-the-art Wireless Point-to-Point network, and Patent Pending proprietary “Bulletproof”™ technology seamlessly integrating the two.

TruCom offers Phone, Internet, Fiber Optic, Wireless, Hosted PBX, Wi-Fi, Wi-Max, Engineering, Cabling, Wiring and Cloud services. With a penchant for pushing the envelope, TruCom has pioneered innovative, hosted firewall and managed MPLS service technologies (SuperCore MPLS™) and was the Industry first to engineer patent-pending failover services utilizing our own fiber optic and wireless networks to guarantee business continuity and service uptime. Located in multiple Local Serving Offices and Points of Presence (POP’s) in the primary Data Centers in the market, TruCom’s extensive Fiber Optic Network runs through the heart of the most densely populated corridors of the Greater Phoenix Metro Area. Their Wireless Point to Point and Point to Multipoint Network is fed by the infinitely scalable capacity of the Fiber Optic Network and consists of more than 16 Major Access Points. This footprint not only provides coverage throughout the metro area, but also spans into outlying Cities, often providing the only carrier grade solution available in the region.

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K Telecom and Global Telecom- GSM Distribution

K Telecom and Global Telecom are located in the Northwest of the United States and sell and distribute GSM Cell Phone and Prepaid GSM Services for MVNO’s (Mobile Virtual Network Operators) through approximately 100 brick and mortar retail store-front locations in Washington and Oregon.

Technology Company Overview

Our Company was formed as the successor of two US Corporations, Ally Pharma US, a Pharmaceutical technology research company founded in 1988 and TPT Global Inc. a Media Content, Voice and Data, Interconnect and International gateway provider. TPT Global Tech is headquartered in San Diego, California and operates as a holding company for its Media, Smartphone, Network, Content and SaaS (Software as a Services) domestic and international businesses.

Historically and through key acquisitions we launched Telecommunications wholesale and retail operations in the United States and Internationally. These first acquisitions with their Customer Bases, Distribution Channels and Technology are the base for our organic growth strategy and provide opportunities to cross sell our platforms and New Media Technology products and services Domestically and Internationally.

We are based in San Diego, California and operate as a technology-based company with divisions providing telecommunications, medical technology and product distribution, media content for domestic and international syndication as well as technology solutions. We operate as a Media Content Hub for Domestic and International syndication, Technology/Telecommunications company using on our own proprietary Global Digital Media TV and Telecommunications infrastructure platform and we also provides technology solutions to businesses worldwide. We offer Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UcaaS) and carrier-grade performance and support for businesses over our private IP MPLS fiber and wireless network in the United States. Our cloud-based UcaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today’s global technology markets. We also operate as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cellphone services, Mobile phones, Cellphone Accessories and Global Roaming Cellphones.

Our technologies “Gathers Big Data” to predict our customers’ viewing and spending habits. We then deliver Products and Services to support that estimated demand and share advertising revenues with our Content, Digital Media and Linear Broadcast Partners worldwide.

Each of our four divisions contributes to the launch of our global Content delivery platform “ViewMe Live” and creates cross pollinating revenue opportunities and a closed Global E-commerce Eco environment which we believe will help us execute our short and long-term corporate objectives. Our Content Division which consists of Blue Collar Productions (our TV and Film content Production company) creates original content and in some cases third party content. Once Content has been produced we will then broadcast and delivered that content over our proprietary Mobile TV Platform on our proprietary Trucom Telecommunication Network infrastructure domestically and internationally.

Our corporate goal is to work within our four in house divisions (Smartphone, Network, Content and SaaS) to launch hardware sales and build a viewer subscriber base domestically and internationally. This edge device deployment would deliver free Content, free Linear Broadcast feeds and Social Media features on our Free proprietary Mobile app platform with the anticipation to aggregate and showcase our original and third-party Content, Digital Media and Linear broadcast feeds from and too the four corners of the Globe.

All of the back technology or features for ViewMe Live have been developed and we anticipate spending an additional $2,000,000 USD to complete the front-end features which we believe, depending on our funding event, will be six to twelve months.

We have generated revenues in 2020 and 2019, primarily through operating as a Facilities Based Telecommunications Competitive Local Exchange Carrier (“CLEC”) in Arizona and as a Broadband Internet provider. The company currently operates an approximate 58 miles Fiber optic ring throughout the greater Phoenix valley offering such services as Basic Residential Phone service, Basic Business phone service, POT’s lines, Basic Fiber Broadband Internet services, Wireless Internet Services, Toll Free 800 services, Efax, Erate, Dedicated T-1 Services, Auto Attendant, SIP Trunks, Mobile and Voip services. These services will continue for the foreseeable future weighted heavily towards offering more Wireless Internet services and the Fiber Ring will be transformed into a Private Test facility to be offered for rent to businesses needing a private network to test new products for proof of concept purposes. Since the acquisition of the assets of SpeedConnect in 2019, we operate as a Broadband Wireless Access (BWA) provider and are considered one of the nation’s largest rural wireless broadband Internet providers serving approximately 11,000 residential and commercial wireless broadband Internet customers, in Arizona, Idaho, Illinois, Iowa, Michigan, Montana, Nebraska, South Dakota and Texas.

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We, and our related acquired companies are seeking to be an innovative Media-Telecom/CUBS (Cloud Unified Businesses Services) company and one of the first to combine recurring Telecom, Media and Data/Cloud Services revenue under one roof, then bring all relevant data from those services into a proprietary telecom infrastructure and information matrix platform capable of delivering a “Daily and Intelligent Dashboard” to our Domestic and International customers. Such a planned cohesive combination of services and information from a single provider has been heretofore nonexistent. We intend to pioneer an integrate communication services and information technology suites to empower individuals and companies with vital communications, Smartphone, Network, Content, SaaS (Software as A Service), New Media Technology products and services, and valuable relevant diagnostic information both Domestically and Internationally.

We are currently able to deliver a live Global TV Broadcast and Social Media Platform utilizing a Mobile App technology on our proprietary Content Delivery Network. We plan to expand our Cloud Unified Business Services (CUBS) technology-based business services unifying multiple services from the cloud.

CUBS (Cloud Unified Business Services) – We are a CUBS provider, acquiring customers and then cross selling additional products and services through our proprietary Wrap Around Relationship Marketing (WARM) system, intending to make the customers very sticky.

Planned Activities

Big Data & Predictive Analytics – Our capability to utilize our proprietary aggregation platform to gather data from our hardware and software edge device (End Users) deployments positions the Company to be a leader in predictive analytics.

Cross-Sales – Our growth strategy through complimentary acquisitions may create opportunities to cross and sell its New Generation, New Media technology products and services to a growing customer base across multiple distribution channels, both domestically and internationally.

Market Launch – Through our acquisition of ViewMe Live from Matrixsites, we have acquired the live backend broadcast Network technology for our Global Mobile TV and Social Media platform. Subject to raising capital ($2,000,000) from our fund-raising activities we believe we are six to twelve months from completing the frontend development component to launch its “ViewMe Live” Mobile APP delivery platform.

Liquidity and Capital Resource Needs

We anticipate needing an estimated $38,000,000 in capital to continue our business operations and expansion. We do not have committed sources for these additional funds and will need to be obtained through debt or equity placements or a combination of those.

Estimate of Liquidity and Capital Resource Needs

Equipment purchases and manufacturing	$14,000,000
Product advancement	2,250,000
Acquisitions	500,000
Debt Restructuring	7,300,000
Working capital, including marketing	10,710,000
Brokerage commissions	3,040,000
Offering expenses	200,000
$38,000,000

Although the items set forth above indicate management’s present estimate of our use of the net proceeds, we may reallocate the proceeds or utilize them for other corporate purposes. Our actual use of proceeds may vary from these estimates because of a number of factors, including whether we are successful in completing future acquisitions, whether we obtain additional funding, what other obligations have been incurred by us, the operating results of our initial acquisition activities, and whether we are able to operate profitably. If our need for working capital increases, we may seek additional funds through loans or other financing. There are no commitments for any such financing, and there can be no assurance that these funds may be obtained in the future if the need arises.

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RECENT ACQUISITIONS/FORMATIONS OF OPERATING DIVISIONS/SUBSIDIARIES

The Fitness Container, LLC (DBA Aire Fitness)

On June 1, 2020, the Company signed an agreement for the acquisition of a majority interest in San Diego based manufacturing company, The Fitness Container, LLC dba “Aire Fitness” (www.airefitness.com), for 500,000 shares of common stock in TPT, vesting and issuable after the common stock reaches at least a $1.00 per share closing price in trading, a $500,000 promissory note payable primarily out of future capital raising and a 10% gross profit royalty from sales of drive through lab operations for the first year. Aire Fitness, in which TPT owns 75% is a California LLC founded in 2014 focused on custom designing, manufacturing, and selling high-end turnkey outdoor fitness studios and mobile medical testing labs. Aire Fitness has contracted with YMCAs, Parks and Recreation departments, Universities and Country Clubs which are currently using its mobile gyms. Aire Fitness’ existing and future clients will be able to take advantage of TPT’s upcoming Broadband, TV and Social Media platform to offer virtual classes utilizing the company’s mobile gyms. The agreement included an employment agreement for Mario Garcia, former principal owner, which annual employment is to be at $120,000 plus customary employee benefits. This agreement was closed August 1, 2020.

TPT Strategic Merger with Southern Plains

On August 1, 2020, InnovaQor (name changed to TPT Strategic, Inc.), a wholly-owned subsidiary of the Company, entered into a Merger Agreement with the publicly traded company Southern Plains Oil Corp. (OTC PINK: SPLN prior to Merger Agreement).

During 2020, TPT Strategic authorized a Series A Super Majority Preferred Stock valued at $350,000 by management and issued to a third party in exchange for legal services. Effective September 30, 2020, the Series A Super Majority Preferred Stock was exchanged with TPT for a note payable of $350,000 payable in cash or common stock (see Note 5(2)). As such, as of September 30, 2020, the Company, for accounting purposes, took control of the merged TPT Strategic and reflected in its consolidated balance sheet the non-controlling interest of $219,058 in the liabilities under a license agreement valued at $3,500,000. This $3,500,000 was recorded as a Note Payable and expensed on InnovaQor’s books. During the nine months ended September 30, 2021, the license agreement was cancelled and the non controlling interest reversed.

QuikLAB Mobile Laboratory

In July and August 2020, the Company formed Quiklab 1 LLC, QuikLAB 2, LLC, QuikLAB 3, LLC and QuikLAB 4, LLC. It is the intent to use these entities as vehicles into which third parties would invest and participate in owning QuikLAB Mobile Laboratories. As of September 30, 2021, Quiklab 1 LLC, QuikLAB 2, LLC and QuikLAB 3, LLC have received an investment of $460,000, of which Stephen Thomas and Rick Eberhardt, CEO and COO of the Company, have invested $100,000 in QuikLAB 2, LLC. The third-party investors and Mr. Thomas and Mr. Eberhart will benefit from owning 20% of QuikLAB Mobile Laboratories specific to their investments.

TPT Strategic Merger with Education System Management

On June 22, 2021, TPT Strategic and the Company signed a merger agreement with Education Systems Management, LLC (“EDSM”) to create a merged public entity. TPT Strategic will become a non controlling interest to TPTW after the merger and after fund raising efforts at an estimated 28%. Both TPT Strategic and the Company will enter into a software development agreement for the development of a standalone backend and front-end telemedicine technology platform which is not to exceed $3.5M in cost. It is also the intent that current TPT shareholders will receive TPT Strategic stock of 2.5M common shares as a dividend after the merger is complete and appropriate shares are registered with the SEC under a registration rights agreement. Currently, EDSM has approximately $4 million in unaudited annual revenue and is profitable. Closing was expected on or before August 1, 2021, or as agreed by all parties. The parties have verbally agreed to close as soon as possible and are working towards this.

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Our Business Methods

Centralized Platform and New Generation Network

We are now operating a next-generation broadband network reselling other companies’ networks on a wholesale arbitrage basis (buying and reselling other companies’ capacity) on our centralized VIVO Platform. We are interconnected to U.S. and International carriers to date. Once funded, we intend to deploy our own in-country networks in the targeted emerging markets. This will enable us to be able to provide better quality termination and increase our operating margins. We believe our platform will produce substantial operational cost savings. Because of our pricing advantage, we are able to offer our clients products and services at an attractive pricing structure, creating a strong competitive advantage. Based on our low network operating costs and low-cost infrastructure, we believe we may penetrate emerging markets with little network build-out and at a reasonable price. Management believes that our service offerings will be well received in emerging markets based on existing relationships and pricing structure, which will enable us to set the industry standard with little competition.

Once we establish in-country networks, we will be able to market Phones, Networks, Content and SaaS products targeted to specific subgroups that coincide with the country/region where we have a network in place or a strategic partnership network in place.

Use of Incumbent Networks

Under formal agreements we can privately brand and resell incumbent carriers’ underlying broadband networks, while deploying our own Wimax/Wi-Fi/GSM service plans and mobile handsets.

As a true value add, our VIVO billing platform allows us to manage the billing and routing, offering our customers a seamless, branded network from anywhere we maintain a relationship. By way of incumbent operator networks, we can sell and market to retail and wholesale customers without the high infrastructure costs associated with deploying our own network. If and when the revenues justify the cost of constructing our own network, we plan to investigate adding a wireless Broadband/ GSM network and transfer our customer base in a final step to reduce costs of goods sold long-term.

Wholesale Termination

Wholesale termination is the reselling of excess network capacity on a reciprocal basis to other telecom carriers both domestically and internationally. Due to the large number of carrier relationships we have in the US and abroad, we believe we can immediately increase our wholesale termination in each country in which we have a license to operate. This wholesale activity generates additional cash flow immediately if successfully implemented. Wholesale termination is a low risk, low margin business.

Service Description

Our next-generation wireless Broadband/GSM network relies on non-line-of-sight technology. This will provide a level of performance comparable to that delivered by evolving Worldwide Interoperability of Microwave Access (WiMAX) standards. The cost advantage equates to substantial reductions of fixed costs as compared to building traditional, legacy, and switched networks.

Our products and marketing strategy unifies the various features available in today’s telecommunication environment including:

•	Significant international broadband capacity

•	High quality VoIP communication

•	Cellular/GSM and Wi-Fi wireless convergence

•	IPTV, Content Applications and Financial Services Products

•	Remote network management

•	Sophisticated Prepaid, Wholesale and Retail billing

•	CRM management; and Intranet Build-out, back office management and reporting.

Our Business Segments

Our business segment consists generally of providing strategic, legacy and data integration products and services to small, medium and enterprise business, wholesale and governmental customers, including other communication providers. Our strategic products and services offered to these customers include our collocation, hosting, broadband, VoIP, information technology and other ancillary services. Our services offered to these customers primarily include local and long-distance voice, inducing the sale of unbundled network elements (“UNEs”), switched access and other ancillary services. Our product offerings include the sale of telecommunications equipment located on customers’ premises and related products and professional services, all of which are described further below.

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Our products and services include local and long-distance voice, broadband, Ethernet, collocation, hosting (including cloud hosting and managed hosting), data integration, video, network, public access, VoIP, information technology and other ancillary services.

We offer our customers the ability to bundle together several products and services. For example, we offer integrated and unlimited local and long-distance voice services. Our customers can also bundle two or more services such as broadband, video (including through our strategic partnerships), voice services. We believe our customers value the convenience and price discounts associated with receiving multiple services through a single company.

Most of our products and services are provided using our telecommunications network, which consists of voice and data switches, copper cables, fiber-optic cables and other equipment.

Described in greater detail below are our key products and services.

TPT SpeedConnect

On May 7, 2019, the Company completed the acquisition of substantially all of the assets of SpeedConnect LLC (“SpeedConnect”) for $1.75 million, including the assumption of all contracts and liabilities pertinent to operations and conveyed them into a wholly owned subsidiary TPT SpeedConnect. The Acquisition closed on May 7, 2019. SpeedConnect was founded in 2002 by its CEO John Arthur Ogren and is in its 17th year of operations as a national, predominantly rural, wireless telecommunications residential and commercial Internet Service Provider (ISP). TPT SpeedConnect’s primary business model is subscription based, monthly reoccurring revenues, from wireless delivered, high-speed Internet connections utilizing its company built and owned national network. SpeedConnect also resells third-party satellite Internet, DSL Internet, IP telephony and DISH TV products.

SpeedConnect is a privately-held Broadband Wireless Access (BWA) provider. Today, TPT SpeedConnect is one of the nation’s largest rural wireless broadband Internet providers which serves approximately 11,000 residential and commercial wireless broadband Internet customers, in Arizona, Idaho, Illinois, Iowa, Michigan, Montana, Nebraska, South Dakota and Texas.

TPT SpeedConnect is a full-service ISP. The company’s Frankenmuth Michigan back office is run by company employees, and includes network management, network monitoring and maintenance, significant allocations of registered address in public IP4 and IP6 space, employee based customer service, installation services, automated resources and application based scheduling and tracking, paper, ACH, credit card, and email billing, warehousing, fulfillment, integrated customer premise provisioning, walled garden collections and customer self-restarts, bandwidth usage tracking, integrated, secure, and deep financial and operations dash board reporting, collections, accounting, payables, owned and licensed backhaul, intelligent bandwidth management, consumption rated billing, customer payment portals, and all wrapped in a mature, first hit on all search engines, Internet Brand. The company today services approximately 11,000 residential and commercial Internet customers over its approximately 220-cellular tower foot-print across 10 Midwestern States.

Today’s urban ISP landscape is highly competitive and dominated by some of the world’s largest going concerns. Names like Comcast, AT&T, Cox, Charter and DISH are household words. Home Internet service has become synonymous with Cable. However, this is limited to the high-density top 100 markets. Beyond that the competition becomes more small licensed free wireless providers and satellite. Wire-line providers, unless backed with government subsidies, do not build beyond 15 homes per street mile. SpeedConnect services both rural and non-rural areas, and historically has done well in both marketplaces, however the margins are improved in the more rural areas due to reduced voluntary and involuntary customer attrition.

TPT SpeedConnect’s key suppliers include but are not limited to; Great Lakes Data Systems, Juniper, ZTE, Huawei, Cisco, Sandvine, American Tower, SBA Tower, Crown Castle, CenturyLink, SuddenLink, South Dakota Networks, 123 dot net, Genesee Telephone, Air Advantage Fiber, Iron Mountain, ConVergence, CDW, Talley, Tessco, Bursma Electronics, DragonWave, Ceragon Networks, Telrad, Arris, AP, APD, Plante Morran, Fifth Third, Sprint and others.

Blue Collar Production Division

Our production division, Blue Collar Productions (formerly Blue Collar, Inc.), creates original live action and animated content productions. Blue Collar creates original live action and animated content and has produced hundreds of hours of material for the television, theatrical, home entertainment and new media markets.

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San Diego Media

San Diego Media, Inc. (“SDM”) is an established Southern California based software engineering and Internet e-commerce marketing services company that provides enterprise-class integrated solutions for manufacturers, retailers, and distributors focused on developing solutions for companies seeking online growth and profitability. The primary market offering has been MaxEXP®, a proven stable, productivity-enabling proprietary eCommerce platform, built on open-standards technology that empowers companies to deploy and manage eCommerce offerings at lower cost and at less time than required to deploy more conventional high-end solutions.

TPT MedTech, LLC – Medical Division

TPT MedTech believes it is strategically positioned to take advantage of the current trend in Point of Care Testing (“POCT”) by aligning itself with the exponential growth of smart devices equipped with mobile healthcare (mH), which may revolutionize personalized healthcare monitoring and management, thereby paving the way for next-generation POCT.

The rapid turnaround times, improved decision times, and time-critical decision-making of TPT MedTech QuikLAB can result in total savings between 8-20% of laboratory costs for facilities that implement POC testing. The savings realized due to the decreased cost of waiting for results can be as much as $260 USD per patient. For those that use and implement POC testing, waiting can improve by as much as 46 minutes per patient real-time scenarios—and days in standard laboratory settings. Management believes TPT MedTech QuikLAB is uniquely positioned to serve this growing market.

SANIQuik is a decontamination and sanitizing unit that TPT MedTech intends to co-market with the QuikLAB mobile laboratory as an integrated solution to certain issues arising from the COVID-19 pandemic. SANIQuik uses hypochlorous acid as a spray mist. This chemical has been safely used on many food products for decades. Hypochlorous acid does not cause irritation to eyes and skin. Even if it were ingested it causes no harm. Because it is so safe, it is the ideal sanitizer for direct food sanitation and food contact surfaces. It is also ideal in healthcare where it is used for wound cleansing, eye drops, and patient room disinfection replacing toxic chemicals such as bleach and quaternary ammonium salts. Hypochlorous acid is FDA, USDA, and EPA approved to minimize microbial food safety hazards of fresh-cut fruits and vegetables. (See https://www.hypochlorousacid.com/about.)

TPT MedTech believes the SANIQuik external sanitation is safe, effective and flexible for its utilization with options for users. TPT MedTech intends to provide optional masks to users as they approach the SANIQuik. The mask provides a cover around inhalation of the mist. External sanitation is safe and effective, providing an additional routine to hand washing and facial coverings.

TPT MedTech has developed a business model which markets SANIQuik as a novel product within the Personal Protective Equipment (PPE) industry. This PPE distribution model is focused in the Federal procurement space (Veteran’s Administration, Department of Defense, Federal Emergency Management Agency, Centers for Disease Control, National Guard) as well as vendor to the top 20 National Hospital Group Purchasing Organizations (GPO).

TPT MedTech will be requesting Emergency Use Authorization (EUA) from the FDA for SANIQuik during the COVID-19 pandemic, which has been granted to other sanitizing units. SANIQuik already has the European CE mark. For attorney fees and consultants, we are estimating $50,000 for the EUA.

Copperhead Digital Holdings, LLC/TruCom, LLC– CLEC–Phoenix, Arizona

Our TruCom division, a subsidiary of Copperhead Digital Holdings, LLC, is a Facilities Based Competitive Local Exchange Carrier (CLEC) headquartered in Phoenix, AZ. Founded in 2006 (as Copperhead Digital Carrier) for the purpose of operating a state-of-the-art Fiber Optic Network constructed by and acquired from Adelphia Communications, TruCom now operates its own carrier class Fiber Optic Network, state-of-the-art Wireless Point-to-Point network, and Patent Pending proprietary “Bulletproof”™ technology seamlessly integrating the two.

TruCom offers Phone, Internet, Fiber Optic, Wireless, Hosted PBX, Wi-Fi, Wi-Max, Engineering, Cabling, Wiring and Cloud services. TruCom offers hosted firewall and managed MPLS service technologies (SuperCore MPLS™). The company currently operates an approximate 58 miles Fiber optic ring throughout the greater Phoenix valley offering such services as Basic Residential Phone service, Basic Business phone service, POT’s lines, Basic Fiber Broadband Internet services, Wireless Internet Services, Toll Free 800 services, Efax, Erate, Dedicated T-1 Services, Auto Attendant, SIP Trunks, Mobile and Voip services.

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K Telecom and Global Telecom- GSM Distribution

K Telecom and Global Telecom are located in the Northwest of the United States and sell and distribute GSM Cell Phone and Prepaid GSM Services for MVNO’s (Mobile Virtual Network Operators) through approximately 100 brick and mortar retail store-front locations in Washington and Oregon.

Media Content

We operate as a Media Content Hub for Domestic and International syndication, Technology/Telecommunications company using on our own proprietary Global Digital Media TV and Telecommunications infrastructure platform and we also provides technology solutions to businesses worldwide. We offer Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UcaaS) and carrier-grade performance and support for businesses over our private IP MPLS fiber and wireless network in the United States. Our cloud-based UcaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today’s global technology markets. We also operate as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cellphone services, Mobile phones, Cellphone Accessories and Global Roaming Cellphones.

Our technologies “Gathers Big Data” to predict our customers’ viewing and spending habits. We then deliver Products and Services to support that estimated demand and share advertising revenues with our Content, Digital Media and Linear Broadcast Partners worldwide.

Each of our four divisions contributes to the launch of our global Content delivery platform “ViewMe Live” and creates cross pollinating revenue opportunities and a closed Global E-commerce Eco environment which we believe will help us execute our short and long term corporate objectives. Our Content Division which consists of Blue Collar Productions (our TV and Film content Production company) creates original content and in some cases third party content. Once Content has been produced we will then broadcast and delivered that content over our proprietary Mobile TV Platform on our proprietary Trucom Telecommunication Network infrastructure domestically and internationally.

CUBS (Cloud Unified Business Services)

We are a CUBS provider (Cloud Unified Businesses Services) company and one of the first to combine recurring Telecom, Media and Data/Cloud Services revenue under one roof, then bring all relevant data from those services into a proprietary telecom infrastructure and information matrix platform capable of delivering a “Daily and Intelligent Dashboard” to our Domestic and International customers. Such a planned cohesive combination of services and information from a single provider has been heretofore nonexistent. We intend to pioneer an integrate communication services and information technology suites to empower individuals and companies with vital communications, Smartphone, Network, Content, SaaS (Software as A Service), New Media Technology products and services, and valuable relevant diagnostic information both Domestically and Internationally.

We are currently able to deliver a live Global TV Broadcast and Social Media Platform utilizing a Mobile App technology on our proprietary Content Delivery Network. We plan to expand our Cloud Unified Business Services (CUBS) technology-based business services unifying multiple services from the cloud.

RECENT DEVELOPMENTS

Financing Arrangements

Effective October 6 to October 13, 2021, the Company consummated a Securities Purchase Agreements dated October 6, 2021, with First Fire Global Opportunities Fund LLC (“First Fire”), Cavalry Investment Fund, LLC (Cavalry Investment Fund and Cavalry Fund 1, LLC (“Cavalry Fund 1”) (all together referred to as “Investors”) for the purchase of $2,174,000 convertible promissory notes (“Convertible Promissory Notes”). These Convertible Promissory Notes are due nine months from funding, have an original issue discount of 8% and interest rate at 10% per annum (default, as defined, at 24%). There is a mandatory conversion in the event a Nasdaq Listing prior to nine months from funding for which the Investors principal and interest balances will be converted at a price equal to 25% discount to the opening price on the first day the Company trades on Nasdaq. There is also a voluntary conversion of all principal and accrued interest at the discretion of the Investor at the lower of $0.0075, as adjusted, or 75% of the two lowest trade prices during the fifteen consecutive trading day period ending on the trading day immediately prior to the applicable conversion date. The Investors were given registration rights. The Convertible Promissory Notes may be prepaid in whole or in part of the outstanding balances at 115 % prior to maturity. 450,000,000 common shares of the Company have been reserved with the transfer agent for possible conversion. Warrants, expiring 5 years from issuance, were issued to exercise up to 110,000,000 warrants to purchase 110,000,000 common shares at 110% of the opening price on the first day the Company trades on the Nasdaq exchange. The use of proceeds will be for working capital and to pay off existing debt. Effective January 31, 2022, in accordance with provisions in the Convertible Promissory Notes there was a Dilutive Issuance, as defined, such that the conversion features were adjusted to equal that in the new Convertible Promissory Notes issued that day, and an additional 200,000,000 of common shares will have to be reserved by the transfer agent.

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Effective January 31, 2022, the Company consummated a Securities Purchase Agreement dated January 31, 2022, with Talos Victory Fund, LLC (Talos Victory) and Blue Lake Partners, LLC (“Blue Lake”) (all together referred to as “January 2022 Investors”) for the purchase of $543,500 convertible promissory notes (“Convertible Promissory Notes”). These Convertible Promissory Notes are due twelve months from the issue date, have an original issue discount of 8% and interest rate at 10% per annum (default, as defined, at 16%). There is an optional conversion in the event a Nasdaq Listing prior to nine months from funding for which the Investors principal and interest balances will be converted at a price equal to 25% discount to the opening price on the first day the Company trades on Nasdaq. There is also a voluntary conversion of all principal and accrued interest at the discretion of the Investor at $0.0075. The Investors were given registration rights. The Convertible Promissory Notes may be prepaid in whole or in part of the outstanding balances at 100 % prior to maturity, unless the January 2022 Investors chose to convert their balances into common stock which they have three days to do so. 146,744,998 common shares of the Company have been reserved with the transfer agent for possible conversion. Warrants, expiring five years from issuance, were issued to exercise up to 18,116,666 warrants to purchase 18,226,666 common shares at $0.015 per share unless an up listing occurs prior to July 6, 2022 then the purchase price is 110% of the offering price per share of common stock at which the Uplist Offering is made. The use of proceeds will be for working capital and to pay off existing debt.

Stock Purchase Agreement

On May 28, 2021, and as amended December 27, 2021, the Company entered into a Common Stock Purchase Agreement (“Purchase Agreement”) and Registration Rights Agreement (“Registration Rights Agreement”) with White Lion Capital, LLC, a Nevada limited liability company (“White Lion”). Under the terms of the Purchase Agreement, White Lion agreed to provide the Company with up to $5,000,000 upon effectiveness of a registration statement on Form S-1 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”). A Form S-1 was filed on June 30, 2021 regarding this transaction. Subsequent Amendments to Forms S-1 related to this transaction were filed on July 6, 2021 and July 14, 2021. The registrations statement was declared effective July 19, 2021.

The Company has the discretion to deliver purchase notice to White Lion and White Lion will be obligated to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) based on the investment amount specified in each purchase notice. The maximum amount of the Purchase Notice shall be the lesser of: (i) 200% of the Average Daily Trading Volume or (ii) the Investment Limit divided by the highest closing price of the Common Stock over the most recent five (5) Business Days including the respective Purchase Date. Notwithstanding the forgoing, the Investor may waive the Purchase Notice Limit at any time to allow the Investor to purchase additional shares under a Purchase Notice. Pursuant to the Purchase Agreement, White Lion and its affiliates will not be permitted to purchase and the Company may not put shares of the Company’s Common Stock to White Lion that would result in White Lion’s beneficial ownership equaling more than 9.99% of the Company’s outstanding Common Stock. The price of each purchase share shall be equal to eighty-five percent (85%) of the Market Price (as defined in the Purchase Agreement). Purchase Notices may be delivered by the Company to White Lion until the earlier of twelve (12) months (until December 31, 2022, as amended) or the date on which White Lion has purchased an aggregate of $5,000,000 worth of Common Stock under the terms of the Purchase Agreement.

Under the Registration Rights Agreement with White Lion, the Company has given purchase notices for 29,000,000 shares of common stock and has received proceeds of $610,502, net of expenses.

Amendments to Articles of Incorporation or Bylaws

Series D Convertible Preferred Stock

On September 15, 2021, the Board of Directors of TPT Global Tech, Inc. (the “Company”) in accordance with the provisions of the Certificate of Incorporation, as amended, and by-laws of the Company amended the Certificate of Incorporation around the voluntary and involuntary conversion features of the Series D Preferred Stock. Those voluntary and involuntary conversion features, as well as other features of the Series D Preferred Stock include the following, as amended:

(i) 6% Cumulative Annual Dividends payable on the purchase value in cash or common stock of the Company at the discretion of the Board and payment is also at the discretion of the Board, which may decide to cumulate to future years; (ii) Any time after 12 months from issuance an option to convert to common stock at the election of the holder @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00; (iii) Automatic conversion of the Series D Preferred Stock shall occur without consent of holders upon any national exchange listing approval and the registration effectiveness of common stock underlying the conversion rights. The automatic conversion to common from Series D Preferred shall be @75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00, which shall be post-reverse split as may be necessary for any Exchange listing (iv) Registration Rights – the Company has granted Piggyback Registration Rights for common stock underlying conversion rights in the event it files any other Registration Statement (other than an S-1 that the Company may file for certain conversion common shares for the convertible note financing that was arranged and funded in 2019). Further, the Company will file and pursue to effectiveness a Registration Statement or offering statement for common stock underlying the Automatic Conversion event triggered by an exchange listing. (v) Liquidation Rights - $5.00 per share plus any accrued unpaid dividends – subordinate to Series A, B, and C Preferred Stock receiving full liquidation under the terms of such series. The Company has redemption rights for the first year following the Issuance Date to redeem all or part of the principal amount of the Series D Preferred Stock at between 115% and 140%.

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Increase in Authorized Shares

On September 16, 2021, the Board of Directors of the Company also in accordance with the provisions of the Certificate of Incorporation, as amended, and by-laws of the Company amended the Certificate of Incorporation to increase the authorized number of common shares by Two Hundred Fifty Million (250,000,000) which increase will then make the total authorized common shares to be One Billion Two Hundred Fifty Million (1,250,000,000) with all common shares having the then existing rights powers and privileges as per the existing amended Certificate of Incorporate and By laws of the Company.

On January 2, 2022, the Board of Directors of the Company also in accordance with the provisions of the Certificate of Incorporation, as amended, and by-laws of the Company amended the Certificate of Incorporation to increase the authorized number of common shares by Two Hundred Fifty Million (250,000,000) which increase will then make the total authorized common shares to be One Billion Five Hundred Million (1,500,000,000) with all common shares having the then existing rights powers and privileges as per the existing amended Certificate of Incorporate and Bylaws of the Company.

 On February 11, 2022, the Board of Directors of the Company also in accordance with the provisions of the Certificate of Incorporation, as amended, and by-laws of the Company amended the Certificate of Incorporation to increase the authorized number of common shares by One Billion (1,000,000,000) which increase will then make the total authorized common shares to be Two Billion Five Hundred Million (2,500,000,000) with all common shares having the then existing rights powers and privileges as per the existing amended Certificate of Incorporate and Bylaws of the Company.

Series E Convertible Preferred Stock

On November 10, 2021, the Company designated 10,000,000 shares of the authorized 100,000,000 shares of the Company’s $0.001 par value preferred stock as the Series E Convertible Preferred Stock (“the Series E Preferred Shares”).

Series E Preferred shares have the following features: (i) 6% Cumulative Annual Dividends payable on the purchase value in cash or common stock of the Company at the discretion of the Board and payment is also at the discretion of the Board, which may decide to cumulate to future years; (ii) Any time after 12 months from issuance an option to convert to common stock at the election of the holder @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00. ; (iii) Automatic conversion of the Series D Preferred Stock shall occur without consent of holders upon any national exchange listing approval and the registration effectiveness of common stock underlying the conversion rights. The automatic conversion to common from Series D Preferred shall be @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00, which shall be post-reverse split as may be necessary for any Exchange listing (iv) Registration Rights – the Company has granted Piggyback Registration Rights for common stock underlying conversion rights in the event it files any other Registration Statement (other than an S-1 that the Company may file for certain conversion common shares for the convertible note financing that was arranged and funded in 2019). Further, the Company will file, and pursue to effectiveness, a Registration Statement or offering statement for common stock underlying the Automatic Conversion event triggered by an exchange listing. (v) Liquidation Rights - $5.00 per share plus any accrued unpaid dividends – subordinate to Series A, B, C and D Preferred Stock receiving full liquidation under the terms of such series. The Company has redemption rights for the first year following the Issuance Date to redeem all or part of the principal amount of the Series D Preferred Stock at between 115% and 140%.

Legal and Debt Settlements

On March 18, 2019, the Company issued to an Investor a convertible promissory note in the principal amount of $600,000.00 (the “Auctus Promissory Note”) and Warrant Agreement (the “Auctus Warrant Agreement”) pursuant to that certain securities purchase agreement dated March 18, 2019 (the “Auctus SPA”) with Auctus Fund, LLC (“Auctus”). Pursuant to claims by Auctus that the Company had not complied with terms of the Auctus SPA, the Company and Auctus entered into a settlement agreement dated October 13, 2021 where by the Company would pay $763,231.97 and allow Auctus to exercise its right to exercise 15,000,000 warrants to purchase 15,000,000 shares of common stock. Auctus agreed to limit the sale of common shares of the Company to 2,000,000 during each respective calendar week. As of September 30, 2021, the Company had recorded approximately $1,756,000 in accrued principal and interest and an additional derivative liability of approximately $6,500,000.

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A lawsuit was filed in Michigan by the one of the former owners of SpeedConnect, LLC, John Ogren. Mr. Ogren claimed he was owed back wages related to the acquisition agreement wherein the Company acquired the assets of SpeedConnect, LLC and kept him on through a consulting agreement. The Company’s position was that he ultimately resigned in writing and was not due any back wages. In August 2021, Mr. Ogren was awarded $334,908 in back wages by an Arbitrator. This amount has been included in accounts payable as of September 30, 2021 and expensed in the statement of operations as other expenses in the nine months ended September 30, 2021. Mr. Ogren and the Company have agreed to a settlement whereby the Company would pay $120,000 within 14 days of a written agreement with four monthly payments of $20,000 starting on December 5, 2021 through March 2, 2022. $180,000 has been paid to date on this agreement.

CORPORATE MARKETING STRATEGY

Our corporate strategy in expanding our operations and potential product and service streams is as follows.

MARKETING OBJECTIVE:

Establish our brand as a competitive service and product provider in the communications industry.

ADVERTISING OBJECTIVE:

To create top of mind brand awareness and emotional relevance resulting: TPT Global Tech, Inc. being the preferred and requested product line of products in the industry.

SALES & MERCHANDISING OBJECTIVES:

Our distributor will use direct selling efforts. Their efforts will be supported with our marketing, advertising, and merchandising programs. The primary task will be to increase the sales through retail channels.

PURSUE BRAND RECOGNITION THROUGHOUT THE UNITED STATES

The first marketing objective must be to refine our brand and secure our place in the minds of the consumers. This will be accomplished through the execution of an integrated branding, identity and services marketing programs. The goals for this segment will be an enhanced brand identity, a brand applications and a digital assets suite.

MARKETING STRATEGY

Our plan includes a direct sales program targeting businesses, small business and home office users of communications. The direct sales efforts will be supported with third party marketing integration. To further enhance the sales process, we will offer an offering program including services and product sheets, coupons, point of sale materials (banners, shelf talkers, and end cap displays and danglers) and internet marketing programs.

Based on the above benefit scenarios, we plan to seize the following opportunities:

●	Build superior brand recognition and become recognized as a category leader.
●	Expand the US distribution into all states.
●	Establish distribution internationally.
●	Establish and manage a knowledgeable team of account executives with industry experience.
●	Create a retail merchandising program that will build a strong market share.

The purpose of our marketing efforts is to move the product sales from their current position into the rapid growing “popularity” stage. Our strategy includes the following marketing programs: Branding; Merchandising; Direct; Display Advertising; Media; Public Relations; Publicity; Events; Investor Relations; Metrics Dashboard; and, Personal Sales. Our objective is to gain the sales momentum required to reach the “brand preference” stage of product growth as soon as possible. This is the stage where we plan sales grow at a steady and stabilized pace.

THE DIRECT MARKETING PROGRAM

A complete direct marketing program including direct mail, blast email and URLs may be used to introduce the products to new customers and secure leads for the sales team. We plan to employ the services of a database marketing company to leverage techniques to target prospective clients and reinforce product messages throughout the selling process. This process will commence with the modeling of our existing customer data and the analysis of the results using sophisticated analytic tools. Cross-channel marketing will be utilized in conjunction with the direct marketing including social marketing. Our focus of this marketing medium will be relevance and timing, which only this medium can provide full control over and the ability to fully quantify the results.

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THE MEDIA MARKETING PROGRAM

We intend to test several media options to determine which, if any, effectively drive sales and sales leads. The mediums being consider include outdoor advertising, both static and mobile, magazine ads, and radio spots. Other media to be explored are direct mail post cards and emails to opt in viewers.

THE PUBLIC RELATIONS/PUBLICITY PROGRAM

We plan to employ the services of a public relations firm to build a corporate profile to keep the name and the services and products in front of consumers. A third-party PR firm will be responsible for writing and publishing press releases, coordinating event marketing and managing investor relations.

We employ marketing, sales and customer service personnel on an as needed basis for specific events to build brand awareness. We use a range of marketing strategies and tactics to build our brand and increase sales, including point-of-sale materials, event sponsorship, in-store and on-premise promotions, public relations, and a variety of other traditional and non-traditional marketing techniques to support the sales of all of our products.

We believe that a marketing mix of event promotions, social media, print advertising in local media and internet advertising providing information and samples of our products at social events is a strategy that may help increase sales.

TARGET CUSTOMER

We plan to profile our existing customers and create a sophisticated data model to mathematically and statistically identify our “ideal” customer. Further the model will be used to learn exactly how the target customer wishes to be communicated with and marketed to.

THE INTERNATIONAL MARKET

We plan to market our product internationally. Many of the current products offered by us have features for the international community. This will be a secondary but strong focus by our marketing team.

EXPERIENCED MANAGEMENT

Our senior management team has over 30 years of experience in the various consumer product industries and has a proven track record of creating value both organically and through strategic acquisitions. Our management intends to utilize the best available and fit-for-purpose technology and experienced contractors to improve production and expand distribution.

CORPORATE STRATEGY

Our Goals

Our primary goal is to continue to grow our business by improving value to our current customers and vendors. In providing a high-quality network we intend to continue to grow our business. Additionally, we intend to purchase established telecommunications and technology companies that will immediately generate and increase traffic (revenue) to our Company’s retail and wholesale network. Companies that we are strategically aligned with have in their core business synergistic retail products and services that include, but are not limited to, Telecom Cloud Services Media, Merchant Services/Mobile Banking, Cloud Services and Media (e.g. credit/debit card processing, check/ACH payment processing, ecommerce/merchant processing, web hosting, voice, data, GSM/Wi-Fi Mobile, Mobile Money Transfers, IPTV, VOD and Live Mobile Broadcasting, Prepaid Calling Card and PIN-less Prepaid services). If we acquire a strategic partner as a subsidiary, we believe we will have the ability to aggregate their analogous technology platforms onto our proprietary Software Access System operating platform for integration and efficiency.

We intend to work our media to accelerate cohesively in the mobile technology sectors: LIVE Broadcast, Video on Demand (VOD) Apps, and Digital Video Magazine (DVM) Apps. While “white labeling” our technologies as SaaS, our primary focus is what we believe is the first Global Cyber LIVE Mobile TV broadcast network, ViewMe Live. The ViewMe Live Network™ is a 24-hour LIVE worldwide mobile TV network, delivered via iOS and Android apps. The ViewMe Live Network™ presents a diversity of Linear Broadcast Channels (Domestically and International), coupled with Social Media Platforms with combined functions that compete with some of the largest and most powerful Digital Media platforms, to connected audiences who live a mobile-centric life.

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Network Services

Domestic and Global Telecommunications offerings include: Mobile TV, Phone, Internet, Fiber Optic, Wireless, Hosted PBX, Wi-Fi, Wi-Max, Engineering, Cabling, Wiring and Cloud services. Our telecommunications division has pioneered innovative, hosted firewall and managed MPLS service technologies (SuperCore MPLS) and was the industry’s first to engineer patent-pending Bulletproof™ failover services utilizing our own fiber optic and wireless networks to guarantee business continuity and service uptime.

As a retail and business media and telecommunications provider operating a high-speed Fiber Optic Network and Wireless Network in the USA at a cost competitive rate for new technologies, we are growing our operations through sales of our core voice & data connectivity products to small and midsized business clients. We have a growth strategy through acquisitions in order to increase regional operations and deploy more technologies to niche & underserved markets. Unified Cloud Services, Unified Communications (UC) or Unified Communications/Collaboration (UCC) has been a topic of interest to users looking to evolve from a disorderly combination of media, voice, email and message communications to something more structured. Our goal is to target existing and new small and medium businesses (“SMBs”) to transition their older voice system businesses, expand their software collaboration offerings, and most recently build cloud service offerings. Cloud solution gives our customers the flexibility to support a myriad of mobile devices as part of their hardware strategy, whether it’s launching a bring-your-own-device initiative, implementing a one-to-one program or equipping SMBs with mobile computing carts full of tablets, netbooks, or notebooks in a secured environment.

Scalability and Cost Efficiency

Our proprietary Software Access System platform currently runs our global operations. In short, it does this by connecting our customer base with the most profitable vendor route while calculating least cost routing, analyzing route quality, and respecting “dipping” protocols. Based on the demand, we have the ability to scale to meet the needs of our customers. Comparable “off the shelf” software systems in the marketplace can cost in the hundreds of thousands of dollars just to purchase, not to mention expensive service contracts, which may continue in perpetuity after the original purchase. Our proprietary platform, in which we have invested and have developed over several years, allows us to operate a global network with better efficiency which we believe differentiates us from other competitors in the marketplace.

We believe our competitive advantages are:

•	We believe our ViewMe Live products and services are close to being ready to launch globally
•	We offer 3-15 seconds latency Cellular – 1-5 on Wi-Fi
•	We offer Proprietary Optimizing / Stabilizing software
•	We offer Multi-Channel LIVE and Video on Demand worldwide
•	We offer Patent Pending real time dynamic failover solution called Bulletproof™
•	We offer our own proprietary voice switching and management platform running least cost routing and real time financial analytics
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We have over 175 existing USA and International Telephone companies already interconnected to our telecom switches. These customers and vendors are ready made strategic technology distribution partners for our Telecom, Media, and Cloud Services products

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Our Strategy

Our business, marketing, and sales strategy is structured around:

•	Pursuing selective, strategic, distribution relationships combined with cash positive acquisitions to build immediate revenue streams and increase our Company’s network footprint.

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Utilize the expanded network to offer our Company’s service thereby increasing marginal revenues through the low risk offering of wholesale termination and prepaid services through existing distribution channels, retail stores and E-Commerce both domestically and internationally.

•	Pursuing markets within countries where there is a lower concentration of communications services that will result in initial higher pricing and potential for gross profit.

•	Providing low cost, pricing leading VoIP/GSM value added services through our Company’s next-generation centralized software platform and network.

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Partnering and developing joint ventures with incumbent networks or government agencies to penetrate local emerging markets in order to build and operate Intranet Network Infrastructures that would move data over a secured network servicing government buildings and agencies, including police, military, hospitals and schools.

Our Intended Marketing Plan and Product Roll Out for 2021 and 2022

•	Satellite radio syndication simulcast with over 25 million domestic U.S. listeners
•	Connected TV partner with over 18 million viewers worldwide.
•	Airline entertainment partnership with over 12 million international viewers.
•	Supported by an international public relations firm.
•	Comprehensive social media marketing campaign involving popular bloggers and podcasters

Our sales and marketing approach to our business and consumer customers emphasizes customer-oriented sales, marketing and service. Our marketing plans include marketing our products and services primarily through direct sales representatives, inbound call centers, local retail stores, telemarketing and third parties, including retailers, satellite television providers, door to door sales agents and digital marketing firms. We support our distribution with digital marketing, direct mail, bill inserts, newspaper and television advertising, website promotions, public relations activities and sponsorship of community events and sports venues.

Similarly, our sales and marketing approach to our business customers includes a commitment to provide comprehensive communications and IT solutions for business, wholesale and governmental customers of all sizes, ranging from small offices to select enterprise customers. We strive to offer our business customers stable, reliable, secure and trusted solutions. Our marketing plans include marketing our products and services primarily through digital advertising, direct sales representatives, inbound call centers, telemarketing and third parties, including telecommunications agents, system integrators, value-added resellers and other telecommunications firms. We support our distribution through digital advertising, events, television advertising, website promotions and public relations.

Marketing Designs

We have designed our services and products offered to be:

•	Portable. We offer the ability to access our network from anywhere within our coverage area without being restricted to a specific location.

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Simple. Our services are easy to install. After connecting our modem to an ATA or computer and a power source, our wireless broadband service is immediately available and requires no software installation.

•	Fast. We offer speeds that typically exceed legacy cellular networks and are competitive with fixed broadband offerings.

•	A Good Value. We generally price our services competitively because our costs to build and operate our network are significantly lower than the networks operated by many of our competitors.

With the popularity of social media, people are demanding fast broadband connectivity on an increasingly mobile basis. We believe that our services meet this demand and will market this in our efforts to increase our subscriber growth rate.

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OUR COMPANY STRENGTHS

We believe the following competitive strengths enable us to meet the demand for simple, reliable and portable wireless broadband connectivity:

• First mover. We are the first company we are aware of to launch a Global Cyber Mobile TV and Social Media Network that incorporates functional feature of the largest Digital Media companies in the world.

• High barriers to entry. Our issued and pending patents, as well as our proprietary Media platforms and Naked Eye 3D technology trade secrets give us a strong intellectual property position that we believe creates a significant barrier to entry for potential competitors.

• Broad range of applications for our platform. This allows us to build a deep new product pipeline that creates multiple paths to build a large and profitable business.

• Multi-billion-dollar addressable market. U.S. digital advertising revenues rose to $26.2 billion in the third quarter of 2018, solidifying 2018’s claim as the highest-spending first three quarters on record, according to the latest IAB Internet Advertising Revenue Report released today by IAB and prepared by PwC US. Digital spend for Q3 2018 estimates increased 20.6 percent over Q3 2017. In total, marketers spent $75.8 billion during 2018’s first three quarters—22 percent more than they had spent during the same period a year ago. https://iab.com/wp-content/uploads/2019/02/IAB_Internet-Ad-Revenue-Report-Q3-2018_2019-02-14_FINAL-1.pdf

• Diverse revenue streams including Digital Media partnerships. We anticipate generating significant revenue from our Digital Media platforms. Our Linear Broadcast partners will play a large part in generating revenues from the sale of mobile and social media advertising.

• Strong senior leadership team. Our founders and senior leaders have experience in building and operating several companies in our business areas. We have phone, network, content, SaaS, product development, and commercialization experience that has enabled us to establish market leadership positions for the companies where we previously were employed.

• Differentiated Services. We believe our service is unique because of our combination of our Worldwide Operational Platform, Worldwide Affiliates, Cutting Edge Technology, Portability, Simplicity and Speed to Market with a competitive domestic and International Price Structure. We believe this combination of factors differentiates our subscriber’s experience when compared to broadband services provided by DSL, cable modem, wireless third-generation or 3G, networks.

• Strong Spectrum Position. We use unlicensed and licensed spectrum (in Arizona), which avoids radio frequency interference that hinders competitors using non-licensed spectrum, such as WiFi network operators. Access to spectrum is a fundamental barrier to entry for the delivery of high-quality wireless communications. Through our partnerships, we believe that we have access to the second largest spectrum position in our band within the United States.

• Advanced, Scalable Technology. Because we intend to design our own software and equipment, we can refine our product development roadmap to meet our subscriber’s needs. We believe our NLOS, IP-based Ethernet architecture and compression technology confers competitive advantages since it simplifies both network deployment and customer use while supporting a broad range of potential premium services.

• Efficient Economic Model. We believe our individual market economic model is characterized by low fixed capital and operating expenditures relative to other wireless and wire line broadband service providers. We believe our individual market model is highly scalable and replicable across our markets. As our capabilities evolve, we expect to generate incremental revenue streams from our subscriber base by developing and offering premium products and services.

• Experienced Management Team. Stephen J. Thomas, our Founder, Chairman, and Chief Executive Officer, has been an active entrepreneur, operator and investor in the industry for more than 17 years in VoIP and wireless communications industry. He previously served as Director of Network Optimization/Validation for WorldxChange, Inc. and CEO and President of New Orbit Communications, Inc., which focused on International Operator Services in United States, Mexico, El Salvador and Guatemala.

FUTURE PLANS

Our ViewMe Live Technology Plan

We offer VML technology for which we plan to expand marketing. We believe SaaS ViewMe Live (VML) could become a leading Digital Media Mobile TV technology platform in the business-to-business and business-to-consumer markets. Our proprietary software platform can reach a worldwide audience of approximately one billion mobile viewers. VML addresses global mobile distribution of LIVE and Video on Demand (“VOD”) content as a white label Software as a Service (“SaaS”).

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VML OTT live streaming technology is similar to what you see with satellite TV such as Dish Network and DirecTV, as well as cable companies. Almost all currently existing live streaming cannot do live broadcast streaming at this level and usually has anywhere from 1 minute to 10 minute delays or continuous buffering, never loading the video. With VML, there is the ability to have “worldwide” access for a live streaming event equal to standard television broadcasting with tens of millions of simultaneous users. We believe that VML is the first technology to be able to achieve this level of live streaming. In emerging countries that do not have fiber, cable and satellite TV, access to VML is simple and cost effective, as long as there is a cellular connection on a 3G network or higher (regardless of provider)[1]. VML aims to provide uninterrupted live streaming on mobile devices without buffering, crashes, pixilation, or audio and video syncing issues. One practical application of this technology is that a viewer can move from a Wi–Fi connection to a 3G connection without interruption. VML has a unique user interface with multi-channel access and built-in social media, and we believe it is unlike anything currently on the market. VML also has the capability to do a Live Linear Broadcast with VOD.VML’s technology has the potential to reduce web content pirating since high quality TV broadcast is now easily accessed worldwide on mobile devices.

Currently, we believe we are the only company that does all the above in the industry and we believe VML has the potential to expand our technologies and applications even further.

[1] Subject to the laws and regulations of each country.

The hottest technology in the over the top (“OTT”) market and the biggest challenge in the OTT market is “Live Linear Channel Broadcasting” and “Live Event Broadcasting” to equal standard television broadcasting on cable and satellite TV. This type of technology is superior to video on demand (VOD) streaming technology in both acquisition and delivery. The growth of OTT video delivery has been significant. In the past year alone, OTT has grown to $35 billion in global revenue, with $17 billion coming from emerging markets source Digital TV Research. ViewMe Live (“VML”) has many technology advantages including: Artificial Intelligence (“AI”); the ability to simultaneously access millions of users simultaneously with virtually no latency equivalent to standard television broadcasting; global distribution (without interruption) on cellular and Wi-Fi; and a fully interactive menu user interface and worldwide advertising brokers in place.

VML’s content delivery network (“CDN”) can potentially reach tens of millions of mobile devices (tablets and smartphones) and has the potential to scale to one billion video streams globally. It loads content within seconds, not only for Wi-Fi, but also more importantly, on cellular networks that are 3G and higher. VML’s core technology is fully developed and is able to support clients on a turnkey native mobile app in less than 60 days. We have already achieved major milestones as the world’s largest private conduit build out for global deployment of LIVE and VOD streaming content. Our OTT live streaming technology is unique and proprietary. Here are some highlights on how VML can help from telecommunication companies to TV station broadcasters to digital film libraries.

VML has the ability to create a “Master Network Mobile App” that can allow for a multiple channel build out, each with its own unique Pay Per View charge (optional). This means a company can have a live event channel per country with a different price per user based on the economics of that country. VML has unlimited channel build out (e.g. a company could have 50 channels or 1000 channels). Any telecommunications company can have professional looking displays and user interfaces for mobile with VML, similar to what the large telecommunications companies provide. A Master Network App also allows a network to expand into other categories by country (e.g. additional sports categories for various sports by country). Expansion can focus on audience aggregation for sports and other forms of entertainment categories. Pay-Per View is an option for these expanded categories as well. We have built-in worldwide ad brokers for pre---roll commercial ads so that revenue can be generated as soon as possible. There is also potential to upsell to existing advertisers and sponsors and it can be brand specific by country.

VOICOPS APP

Spurned from our VML technology, the Company will Beta launch its Gaming Social Media App “VOICOPS”. “VOICOPS” as the company’s first gaming-focused APP and will offer a REAL-TIME Looking-for-Group (LFG) function providing a speedy way for gamers to group-up live in games and with audio “Chat ROOMS”. The Gaming Social Media App also allows for unlimited users to join the audience mode to listen-in on the action from each team. “VOICOPS” features several built-in social media functions for gamers to post articles, videos of game-play, and links to YouTube videos.

The initial gaming-focused platform “VOICOPS” will feature during its Beta launch will be Amazon’s highly anticipated Med Evil New World video game. Amazon released its Beta version in 2021 and TPT is planning its “VOICOPS” Beta launch anticipated to be in early 2022.

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The primary benefit of “VOICOPS” will be the ease of finding audio or chat GROUP featured LIVE and real-time gaming platforms around the world. The Med Evil New World game currently does not have any features to handle this kind of in-game interaction. Most video game platforms do not offer this level of functionality. “VOICOPS” users will uniquely be able to open a public or private live audio room and show it in real time by server and LFG Looking For Group, Player VS Player, Dungeons, Questing, etc.

The “VOICOPS” app offers a live news feed where all the users can post articles, YouTube videos, photos about the games they enjoy and be a part of the Med Evil New World Community. YouTube content creators can also post YouTube video links and reach a larger viewing audience that are focused on the game’s content. Companies (Guilds) can set up a presence in the company’s “VOICOPS” app and offer recruiting, meetings with live audio, live presentations and plan large attacks on other factions.

TPT MedTech

The point-of-care diagnostics or testing (POCD or POCT) market is projected to reach USD $46.7 billion by 2024 from USD $28.5 billion in 2019, at a CAGR of 10.4%. Factors such as the high prevalence of infectious diseases in developing countries, increasing incidence of target conditions, growing government support, and rising preference for home healthcare across the globe are driving the growth of the market. However, product recalls, a lack of alignment with test results obtained from laboratories, stringent & time-consuming approval policies, and a reluctance to change existing diagnostic practices are expected to restrain market growth. https://www.marketsandmarkets.com/Market-Reports/point-of-care-diagnostic-market-106829185.html

The global COVID-19 diagnostics market size was valued at USD $5.2 billion in 2020 and is expected to grow at a compound annual growth rate (CAGR) of 5.96% from 2021 to 2027. The COVID-19 diagnostic tests are critical in the management of the current pandemic for accurate diagnosis as well as to tackle the spread of the infection. As a result, with the growing demand, these tests are being made available with over 600 SARS-CoV-2 diagnostic tests either approved or in the development phase for clinical use. Therefore, an increase in need for developing diagnostic tests is anticipated to drive the market growth. For efficient and accurate COVID-19 diagnosis, clinicians need a portable or an on-site diagnostic test for real-time management of patients in minimal time. This has encouraged the adoption of Point-of-Care testing (POCT) for diagnosis, primarily aimed at reducing the assay duration from hours to a few minutes. https://www.grandviewresearch.com/industry-analysis/covid-19-diagnostics-market. https://www.marketwatch.com/press-release/covid-19-diagnostics-market-by-development-trends-investigation-2020-and-forecast-to-2027-2020-06-17

TPT MedTech believes it is strategically positioned to take advantage of the current trend in POCT by aligning itself with the exponential growth of smart devices equipped with mobile healthcare (mH), which may revolutionize personalized healthcare monitoring and management, thereby paving the way for next-generation POCT.

The rapid turnaround times, improved decision times, and time-critical decision-making of TPT MedTech QuikLAB can result in total savings between 8-20% of laboratory costs for facilities that implement POC testing. The savings realized due to the decreased cost of waiting for results can be as much as $260 USD per patient. For those that use and implement POC testing, waiting can improve by as much as 46 minutes per patient real-time scenarios—and days in standard laboratory settings. Management believes TPT MedTech QuikLAB is uniquely positioned to serve this growing market.

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SANIQuik is a decontamination and sanitizing unit that TPT MedTech intends to co-market with the QuikLAB mobile laboratory as an integrated solution to certain issues arising in the COVID-19 pandemic. SANIQuik uses hypochlorous acid as a spray mist. This chemical has been safely used on many food products for decades. Hypochlorous acid does not cause irritation to eyes and skin. Even if it were ingested it causes no harm. Because it is so safe, it is the ideal sanitizer for direct food sanitation and food contact surfaces. It is also ideal in healthcare where it is used for wound cleansing, eye drops, and patient room disinfection replacing toxic chemicals such as bleach and quaternary ammonium salts. Hypochlorous acid is FDA, USDA, and EPA approved to minimize microbial food safety hazards of fresh-cut fruits and vegetables.

(See https://www.hypochlorousacid.com/about.)

TPT MedTech believes the SANIQuik external sanitation is safe, effective and flexible for its utilization with options for users. TPT MedTech intends to provide optional masks to users as they approach the SANIQuik. The mask provides a cover around inhalation of the mist. External sanitation is safe and effective, providing an additional routine to hand washing and facial coverings.

TPT MedTech has developed a business model which markets SANIQuik as a novel product within the Personal Protective Equipment (PPE) industry. This PPE distribution model is focused in the Federal procurement space (Veteran’s Administration, Department of Defense, Federal Emergency Management Agency, Centers for Disease Control, National Guard) as well as vendor to the top 20 National Hospital Group Purchasing Organizations (GPO).

TPT MedTech will be requesting Emergency Use Authorization (EUA) from the FDA for SANIQuik during the COVID-19 pandemic, which has been granted to other sanitizing units. SANIQuik already has the European CE mark. For attorney fees and consultants, we are estimating $50,000 for the EUA.

Mobile Device Viewer Market Expansion

In general, viewers are consuming more content via mobile TV distribution, while rapidly abandoning expensive subscriptions from standard satellite TV and cable networks. The rise of high-quality content on low-cost platforms, such as mobile devices, continues to negatively impact the standard TV industry. The media business is being forced to evolve and adjust to massive disruptions in content distribution methods. Traditional media models are functionally broken and will continue to be disrupted by technology, which is driven by the needs of the younger generation. The future of media is dependent on new technology platforms. These platform models (e.g. smart TV, connected TV boxes, mobile TV devices) are the future of content distribution. Google, through YouTube, has changed the face of video content distribution. Amazon continues to disrupt the book industry. Apple has redefined music and application distribution. And Microsoft is continuing to change the engagement model and distribution of content through its Xbox TV game console.

We believe mobile delivery has a growing appeal to advertisers and subscribers. As brands continue to shift budgets to mobile advertising, they must reassess their approach to customer acquisition to ensure they continue to reach potential customers effectively.

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Digital ad spend grew 12% in 2020 despite hit from pandemic. Source CNBC/IAB

The Interactive Advertising Bureau (IAB) said the top 10 companies held a 78.1% share of the revenues in 2020, with overall revenues of that group alone exceeding $109 billion. The top 10 companies accounted for a 75.9% share of revenues in 2018, rising to 76.6% in 2019. The IAB said companies ranked 11th to 25th account for just 6.2% of revenues, while smaller companies make up 15.7%. The IAB stated that spending during the third and fourth quarters of 2020 was up by 11.7% and 28.7% year-over-year, respectively.

Social media ad revenues reached $41.5 billion in 2020, the report said, making up nearly 30% of all internet ad revenue. Digital video saw 20.6% year-over-year growth, increasing its share of total internet ad revenue by 1.3% to reach 18.7%. Programmatic ad revenue also increased by 24.9% to reach $14.2 billion in 2020.

Content Mining Plan

Once our planned SaaS media applications, smart phones and tablets are launched into the domestic and international markets, content analytics or marketing data will be gathered from these devices. The data generated from these applications and devices will give us an advantage insight into our subscribers viewing and buying habits. Once data has been scrubbed of personally identifying information, we plan to be able to create original or lease content from broadcast partners to service what our analytics are telling us to produce (or license), with the intent on moving us closer towards predictive analytics. Predictive analytics is being able to predict what our customer likes based on their viewing habits and then produce that content targeted to our subscriber and then “push” that new (or licensed) content to them.

Lion Smart Phone Product

We are currently seeking a manufacturer for our Lion Smart Phone. Our Management believes our patent pending Lion smart phone is the first Full HD Naked Eye 3D smart phone ever launched in the United States. Lion Universe’s mobile 3D technology is patent pending. The smart phone will be distributed through our wholly-owned subsidiary K-TEL, in their existing brick and mortar distribution channel in the Northwest expanding into other areas. It is anticipated that a national and international roll out will soon follow. TPTW is building industry leading personal cellular phones designed for a wide appeal. With a business model built on innovation and progress starting with the Lion Phone technology, we intend to produce high-quality and easy-to-use cellular phones. Our Lion Phone was designed for consumers looking for portable and affordable cutting-edge technology. Our first-generation phones come equipped with full high definition resolution screen for better viewing. We believe this Full HD Naked Eye 3D smart Phone is perfect for watching movies, playing games, even editing photos or videos.

Whether that is looking at photos, playing music, emailing or surfing the web, our management believes consumers want more from their phones. We believe our Lion Phone raises the bar for cellular phones. For the first time ever, cellular users can enjoy quality 3D viewing with the naked eyes no glasses required enjoying full high definition video with smooth playback.

Our Management believes consumers have been waiting for a way to watch their favorite movies in 3D, with the convenience of their phone and gamers can have the leisure of playing their games without taking head gear with them. Our Lion Universe Technology strives to give customers the best possible experience with our Full HD Naked Eye 3D smart phone in the US and Global markets.

We understand the longer we wait the less advantage we might have in our efforts to market this phone as the marketplace moves very quickly. We intend to begin marketing this phone in 2022 as capital is available.

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Our differentiation from web streaming

We are not a website-based video streaming technology. VML is strictly a native mobile app focused on video streaming technology for mobile platforms. We are not a dashboard-based video content company where users upload content; we are a complete turnkey SaaS application. A survey released in May 2015, sponsored by Level 3 Communications, stated, “Offering both VOD and Live Linear channels will be critical for OTT providers to entice new prospects and gain market share. This trend is a critical one. For existing OTT providers, offering a VOD service may not be enough to maintain, much less grow, market share.” The trend towards adding live linear channel content has the potential to become “table stakes” in the OTT game over the next several years, with both breaking news and live sports content leading the way in terms of interest for OTT service providers adding live linear channels.

SaaS White Label

We plan to white label our suite of SaaS technologies for yearly licensing and monthly maintenance fees. The prospective user base for the SaaS White Label Suite is extensive as there are more than 200,000 TV broadcasters worldwide alone, and many of them are seeking to migrate to the vast mobile video streaming market space. The sizeable population of potential SaaS clients includes standard television broadcasters in every country, direct marketing companies, low-powered antenna broadcasters (such as universities and churches), IPTV broadcasters, and large content (film and TV) providers that are seeking to further monetize their properties for worldwide syndication.

The SaaS suite includes full app development on Apple iOS, Google Android and Roku connected boxes, user interface (menu system), advertising broker network for pre---roll commercial ads (from date of launch), 24/7 LIVE monitoring of inbound and outbound signals, data analytics, seamless updating to all platforms, Amazon web service (AWS) blade servers, and coverage up to the first 20 million streams. The white label product is offered to stand–alone.

User Interface

In a preprogrammed live linear broadcast application, viewers have free access via a playlist by category and have the ability to “catch–up” with what they may have missed in the LIVE broadcast, regardless of its original airdate. The video-on-demand (VOD) feature provides the opportunity to access additional viewers and monetize past content. After several years in development, we believe that VML has a significant first to market advantage and that no other companies currently have a comparable commercialized offering.

Our Plan for Strategic Partnering with Telecommunication & Media Companies

Currently in the world, viewers usually need to have a contract with a cable provider (e.g. AT&T, Cox, Xfinity, Spectrum, or Cablevision in the U.S.) or satellite TV provider (e.g. DirecTV and DISH Network in the U.S.) and be in range of a residential or business Wi-Fi to be able to watch over the top (OTT) content on a connected TV device, website or mobile access. VML is capable of offering a nearly unlimited number of channels to mobile users virtually anywhere and everywhere, with global reach, far exceeding two U.S. satellite companies (DirecTV and DISH Network), which have 500+ channels each and are only available in the U.S.

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We believe VML will immediately appeal to any channel that is currently on DirecTV and DISH Network for global mobile linear broadcast participation, simply because these platforms are only available in the U.S. market.

VML can provide low–powered TV stations (often found in churches and universities), along with high–powered stations, the ability to reach the entire global market. Other potential users are owners of libraries of digitized content, and LIVE event venues such as music concerts, sporting events, festivals, beauty pageants, summer and winter Olympic Games, award shows, red carpet events, trade shows and conventions. Enthusiasts can produce their own show in any area and could launch their own channels for travel, food, spirits, sports, outdoor recreation, retro TV shows, children, cartoons, comedy, drama, reality, education, automobiles, health, corporations, shopping, soap opera, game shows, dating, religion, etc., providing extensive possibilities for media expansion. Content providers will not be limited by the major TV networks and film studios for distribution rights.

We have targeted Telecommunication and Media Company Opportunities to offer:

•	Turn key mobile app for telecommunication and media companies for immediate distribution of TV broadcasts on terrestrial, cable and satellite for free or as subscription.
•	Turn key mobile app for free or pay per view live events.
•	Turn key mobile app for digital libraries of content providers.
•	Reseller program with territorial rights.
•	Worldwide analytics on mobile TV content provided to help with target marketing for products and services.
•	Transitions to the automotive industry car play systems.
•	Option to pre---load Master Network App on telecommunication company’s mobile devices such as smart phones and tablets.
•	Pre-load the SaaS white label clients on telecommunication company mobile devices.

Geo Fencing Available (The ability to offer broadcast territories by region or regional Networks)

Our Plan to Act as a Reseller with Territorial Rights –

•	Value Added Reseller (VAR) to telecommunication and media companies.
•	Exclusive rights for a country or region for reselling the white label opportunity.
•	Offer to Telecommunication and media companies OTT digital content as a channel or network.
•	Offer 1 to 1000 channels by territory.
•	Approach emerging markets as capital resources permit.

Our business is subject to a number of risks of which you should be aware before making an investment decision. These risks are discussed more fully in the “Risk Factors” section of this prospectus immediately following this the summary.

PLAN OF OPERATIONS

Our Capital Budget for the next 12 months

Liquidity and Capital Resource Needs

Equipment purchases and manufacturing (1)	$14,000,000
Product advancement	2,250,000
Acquisitions	500,000
Debt restructuring	7,300,000
Working capital (1)	10,710,000
Brokerage commissions	3,040,000
Offering expenses	200,000
$38,000,000

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(1)	It is expected the use of this working capital and funds for equipment purchases will extend into 2023.

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MILESTONES

Operations for 2021 were consistent with operations after the acquisition of the assets of SpeedConnect, LLC for 2019 and 2020. We intend to expend significant funds after our intended funding event equally over the ensuing four quarters as outlined above.

Our Corporate Information

We are a Florida corporation. Our principal executive offices are located at 501 W. Broadway, Suite 800, San Diego, CA 92101, and our telephone number is (619) 400-4996. Our website address is http://www.tptglobaltech.com. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

CYBER RISKS

Like other large telecommunications companies, we are a constant target of cyber-attacks of varying degrees, which has caused us to spend increasingly more time and money to deal with increasingly sophisticated attacks. Some of the attacks may result in security breaches, and we periodically notify our customers, our employees or the public of these breaches when necessary or appropriate. None of these resulting security breaches to date have materially adversely affected our business, results of operations or financial condition.

We rely on several other communications companies to provide services or products for our offerings. We may lease a significant portion of our core fiber network from our competitors and other third parties. Many of these leases will lapse in future years. Our future ability to provide services on the terms of our current offerings will depend in part upon our ability to renew or replace these leases, agreements and arrangements on terms substantially similar to those currently in effect.

For additional information regarding our systems, network, cyber risks, capital expenditure requirements and reliance upon third parties, see “Risk Factors.”

COMPETITION, COMPETITORS, REGULATION AND TAXATION

Competition

General

We compete in a rapidly evolving and highly competitive market, and we expect intense competition to continue. In addition to competition from larger national telecommunications providers, we are facing increasing competition from several other sources, including cable and satellite companies, wireless providers, technology companies, cloud companies, broadband providers, device providers, resellers, sales agents and facilities-based providers using their own networks as well as those leasing parts of our network. Technological advances and regulatory and legislative changes have increased opportunities for a wide range of alternative communications service providers, which in turn have increased competitive pressures on our business. These alternate providers often face fewer regulations and have lower cost structures than we do. In addition, the communications industry has, in recent years, experienced substantial consolidation, and some of our competitors in one or more lines of our business are generally larger, have stronger brand names, have more financial and business resources and have broader service offerings than we currently do.

Wireless telephone services are a significant source of competition with our legacy carrier services. It is increasingly common for customers to completely forego use of traditional wireline phone service and instead rely solely on wireless service for voice services. We anticipate this trend will continue, particularly as our older customers are replaced over time with younger customers who are less accustomed to using traditional wireline voice services. Technological and regulatory developments in wireless services, Wi-Fi, and other wired and wireless technologies have contributed to the development of alternatives to traditional landline voice services. Moreover, the growing prevalence of electronic mail, text messaging, social networking and similar digital non-voice communications services continues to reduce the demand for traditional landline voice services. These factors have led to a long-term systemic decline in the number of our wireline voice service customers.

The Telecommunications Act of 1996, which obligates carriers to permit competitors to interconnect their facilities to the carrier’s network and to take various other steps that are designed to promote competition, imposes several duties on a carrier if it receives a specific request from another entity which seeks to connect with or provide services using the carrier’s network. In addition, each carrier is obligated to (i) negotiate interconnection agreements in good faith, (ii) provide nondiscriminatory “unbundled” access to all aspects of the carrier’s network, (iii) offer resale of its telecommunications services at wholesale rates and (iv) permit competitors, on terms and conditions (including rates) that are just, reasonable and nondiscriminatory, to collocate their physical plant on the carrier’s property, or provide virtual colocation if physical colocation is not practicable. Current FCC rules require carriers to lease a network element only in those situations where competing carriers genuinely would be impaired without access to such network elements, and where the unbundling would not interfere with the development of facilities-based competition.

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As a result of these regulatory, consumer and technological developments, carriers also face competition from competitive local exchange carriers, or CLECs, particularly in densely populated areas. CLECs provide competing services through reselling a carrier’s local services, through use of a carrier’s unbundled network elements or through their own facilities.

Technological developments have led to the development of new products and services that have reduced the demand for our traditional services, as noted above, or that compete with traditional carrier services. Technological improvements have enabled cable television companies to provide traditional circuit-switched telephone service over their cable networks, and several national cable companies have aggressively marketed these services. Similarly, companies providing VoIP services provide voice communication services over the Internet which compete with our traditional telephone service and our own VoIP services. In addition, demand for our broadband services could be adversely affected by advanced wireless data transmission technologies being deployed by wireless providers and by certain technologies permitting cable companies and other competitors to deliver faster average broadband transmission speeds than ours.

Similar to us, many cable, technology or other communications companies that previously offered a limited range of services are now offering diversified bundles of services, either through their own networks, reselling arrangements or joint ventures. As such, a growing number of companies are competing to serve the communications needs of the same customer base. Such activities will continue to place downward pressure on the demand for and pricing of our services.

As customers increasingly demand high-speed connections for entertainment, communications and productivity, we expect the demands on our network will continue to increase over the next several years. To succeed, we must continue to invest in our networks or engage partners to ensure that they can deliver competitive services that meet these increasing bandwidth and speed requirements. In addition, network reliability and security are increasingly important competitive factors in our business.

Additional information about competitive pressures is located under the heading “Risk Factors.”

Competitors

In connection with providing strategic services to our business customers, which includes our small, medium and enterprise business, wholesale and governmental customers, we compete against other telecommunication providers, as well as other regional and national carriers, other data transport providers, cable companies, CLECs and other enterprises, some of whom are substantially larger than us. Competition is based on price, bandwidth, quality and speed of service, promotions and bundled offerings. In providing broadband services, we compete primarily with cable companies, wireless providers, technology companies and other broadband service providers. We face competition in Ethernet based services in the wholesale market from cable companies and fiber-based providers.

Our competitors for providing integrated data, broadband, voice services and other data services to our business customers range from small to mid-sized businesses. Due to the size of some of these companies, our competitors may be able to offer more inexpensive solutions to our customers. To compete, we focus on providing sophisticated, secure and performance-driven services to our business customers through our infrastructure.

The number of companies providing business services has grown and increased competition for these services, particularly with respect to smaller business customers. Many of our competitors for strategic services are not subject to the same regulatory requirements as we are and therefore they are able to avoid significant regulatory costs and obligations.

Government Regulation

Overview

As discussed further below, our operations are subject to significant local, state, federal and foreign laws and regulations.

We are subject to the significant regulations by the FCC, which regulates interstate communications, and state utility commissions, which regulate intrastate communications. These agencies (i) issue rules to protect consumers and promote competition, (ii) set the rates that telecommunication companies charge each other for exchanging traffic, and (iii) have traditionally developed and administered support programs designed to subsidize the provision of services to high-cost rural areas. In most states, local voice service, switched and special access services and interconnection services are subject to price regulation, although the extent of regulation varies by type of service and geographic region. In addition, we are required to maintain licenses with the FCC and with state utility commissions. Laws and regulations in many states restrict the manner in which a licensed entity can interact with affiliates, transfer assets, issue debt and engage in other business activities. Many acquisitions and divestitures may require approval by the FCC and some state commissions. These agencies typically have the authority to withhold their approval, or to request or impose substantial conditions upon the transacting parties in connection with granting their approvals.

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The following description discusses some of the major industry regulations that may affect our traditional operations, but numerous other regulations not discussed below could also impact us. Some legislation and regulations are currently the subject of judicial, legislative and administrative proceedings which could substantially change the manner in which the telecommunications industry operates and the amount of revenues we receive for our services.

Neither the outcome of these proceedings, nor their potential impact on us, can be predicted at this time. For additional information, see “Risk Factors.”

The laws and regulations governing our affairs are quite complex and occasionally in conflict with each other. From time to time, we are fined for failing to meet applicable regulations or service requirements.

Federal Regulation

General

We are required to comply with the Communications Act of 1934. Among other things, this law requires our local exchange carriers to offer various of our legacy services at just and reasonable rates and on non-discriminatory terms. The Telecommunications Act of 1996 materially amended the Communications Act of 1934, primarily to promote competition.

The FCC regulates interstate services we provide, including the special access charges we bill for wholesale network transmission and the interstate access charges that we bill to long-distance companies and other communications companies in connection with the origination and termination of interstate phone calls. Additionally, the FCC regulates a number of aspects of our business related to privacy, homeland security and network infrastructure, including our access to and use of local telephone numbers and our provision of emergency 911 services. The FCC has responsibility for maintaining and administering support programs designed to expand nationwide access to communications services (which are described further below), as well as other programs supporting service to low-income households, schools and libraries, and rural health care providers. Changes in the composition of the five members of the FCC or its Chairman can have significant impacts on the regulation of our business.

In recent years, our operations and those of other telecommunications carriers have been further impacted by legislation and regulation imposing additional obligations on us, particularly with regards to providing voice and broadband service, bolstering homeland security, increasing disaster recovery requirements, minimizing environmental impacts and enhancing privacy. These laws include the Communications Assistance for Law Enforcement Act, and laws governing local telephone number portability and customer proprietary network information requirements. In addition, the FCC has heightened its focus on the reliability of emergency 911 services. The FCC has imposed fines on us and other companies for 911 outages and has adopted new compliance requirements for providing 911 service. We are incurring capital and operating expenses designed to comply with the FCC’s new requirements and minimize future outages. All of these laws and regulations may cause us to incur additional costs and could impact our ability to compete effectively against companies not subject to the same regulations.

Over the past several years, the FCC has taken various actions and initiated certain proceedings designed to comprehensively evaluate the proper regulation of the provisions of data services to businesses. As part of its evaluation, the FCC has reviewed the rates, terms and conditions under which these services are provided. The FCC’s proceedings remain pending, and their ultimate impact on us is currently unknown.

Telephony Services

We operate traditional telecommunications services in our Arizona subsidiary, and those services are largely governed under rules established for CLECs under the Communications Act. The Communications Act entitles our CLEC subsidiary to certain rights, but as telecommunications carriers, it also subjects them to regulation by the FCC and the states. Their designation as telecommunications carriers also results in other regulations that may affect them and the services they offer.

Interconnection and Intercarrier Compensation

The Communications Act requires telecommunications carriers to interconnect directly or indirectly with other telecommunications carriers. Under the FCC’s intercarrier compensation rules, we are entitled, in some cases, to compensation from carriers when they use our network to terminate or originate calls and in other cases are required to compensate another carrier for using its network to originate or terminate traffic. The FCC and state regulatory commissions, including those in the states in which we operate, have adopted limits on the amounts of compensation that may be charged for certain types of traffic. As noted above, the FCC has determined that intercarrier compensation for all terminating traffic will be phased down over several years to a “bill-and-keep” regime, with no compensation between carriers for most terminating traffic by 2018 and is considering further reform that could reduce or eliminate compensation for originating traffic as well.

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Universal Service

Our CLEC subsidiary is required to contribute to the Universal Service Fund (“USF”). The amount of universal service contribution required of us is based on a percentage of revenues earned from interstate and international services provided to end users. We allocate our end user revenues and remit payments to the universal service fund in accordance with FCC rules. The FCC has ruled that states may impose state universal service fees on CLEC telecommunications services.

State Regulation

Our CLEC subsidiary telecommunications services are subject to regulation by state commissions in each state where we provide services. In order to provide our services, we must seek approval from the state regulatory commission or be registered to provide services in each state where we operate and may at times require local approval to construct facilities. Regulatory obligations vary from state to state and include some or all of the following requirements: filing tariffs (rates, terms and conditions); filing operational, financial, and customer service reports; seeking approval to transfer the assets or capital stock of the broadband communications company; seeking approval to issue stocks, bonds and other forms of indebtedness of the broadband communications company; reporting customer service and quality of service requirements; outage reporting; making contributions to state universal service support programs; paying regulatory and state Telecommunications Relay Service and E911 fees; geographic build-out; and other matters relating to competition.

Other Regulations

Our CLEC subsidiary telecommunications services are subject to other FCC requirements, including protecting the use and disclosure of customer proprietary network information; meeting certain notice requirements in the event of service termination; compliance with disabilities access requirements; compliance with CALEA standards; outage reporting; and the payment of fees to fund local number portability administration and the North American Numbering Plan. As noted above, the FCC and states are examining whether new requirements are necessary to improve the resiliency of communications networks. Communications with our customers are also subject to FCC, FTC and state regulations on telemarketing and the sending of unsolicited commercial e-mail and fax messages, as well as additional privacy and data security requirements.

Broadband

 Regulatory Classification. Broadband Internet access services were traditionally classified by the FCC as “information services” for regulatory purposes, a type of service that is subject to a lesser degree of regulation than “telecommunications services.” In 2015, the FCC reversed this determination and classified broadband Internet access services as “telecommunications services.” This reclassification has subjected our broadband Internet access service to greater regulation, although the FCC did not apply all telecommunications service obligations to broadband Internet access service. The 2015 Order could have a material adverse impact on our business as it may justify additional FCC regulation or support efforts by States to justify additional regulation of broadband Internet access services. In December 2017, the FCC adopted an order that in large part reverses the 2015 Order and reestablishes the “information service” classification for broadband Internet access service. The 2017 Order has not yet gone into effect, however, and the 2015 Order will remain binding until the 2017 Order takes effect. The 2017 Order is expected to be subject to legal challenge that may delay its effect or overturn it.

Net Neutrality, and Current Status. The 2015 Order also established a new “Open Internet” framework that expanded disclosure requirements on Internet service providers (“ISPs”) such as cable companies, prohibited blocking, throttling, and paid prioritization of Internet traffic on the basis of the content, and imposed a “general conduct standard” that prohibits unreasonable interference with the ability of end users and edge providers to reach each other. The FCC’s 2017 Order eliminates these rules except for certain disclosure requirements (see the official release summary from the FCC below). Additionally, Congress and some states are considering legislation that may codify “network neutrality” rules.

The Federal Communications Commission has made the following official release about the Restoring Internet Freedom Order:

“The FCC’s Restoring Internet Freedom Order, which took effect on June 11, (2018) provides a framework for protecting an open Internet while paving the way for better, faster and cheaper Internet access for consumers. It replaces unnecessary, heavy-handed regulations that were developed way back in 1934 with strong consumer protections, increased transparency, and common-sense rules that will promote investment and broadband deployment. The FCC’s framework for protecting Internet freedom has the following key parts:

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1. Consumer Protection

The Federal Trade Commission will police and take action against Internet service providers for anticompetitive acts or unfair and deceptive practices. The FTC is the nation’s premier consumer protection agency, and until the FCC stripped it of jurisdiction over Internet service providers in 2015, the FTC protected consumers consistently across the Internet economy.

2. Transparency

A critical part of Internet openness involves Internet service providers being transparent about their business practices. That’s why the FCC has imposed enhanced transparency requirements. Internet service providers must publicly disclose information regarding their network management practices, performance, and commercial terms of service. These disclosures must be made via a publicly available, easily accessible company website or through the FCC’s website. This will discourage harmful practices and help regulators target any problematic conduct. These disclosures also support innovation, investment, and competition by ensuring that entrepreneurs and other small businesses have the technical information necessary to create and maintain online content, applications, services, and devices.

Internet Service Providers must clearly disclose their network management practices on their own web sites or with the FCC. For more information about these disclosures, you can visit https://www.fcc.gov/isp- disclosures.

3. Removes Unnecessary Regulations to Promote Broadband Investment

The Internet wasn’t broken in 2015, when the previous FCC imposed 1930s-era regulations (known as “Title II”) on Internet service providers. And ironically, these regulations made things worse by limiting investment in high-speed networks and slowing broadband deployment. Under Title II, broadband network investment dropped more than 5.6% -- the first time a decline has happened outside of a recession. The effect was particularly serious for smaller Internet service providers (fixed wireless companies, small-town cable operators, municipal broadband providers, electric cooperatives, and others) that don’t have the resources or lawyers to navigate a thicket of complex rules....”

The items listed in this Internet Order are for carriers such as Century Link, which is our contract internet provider, and we are in compliance with the areas that we are responsible for which are few. We generate the last mile of internet service but we are actually a reseller of Century Link services as they provide the bandwidth to us.

 Access for Persons with Disabilities. The FC’’s rules require us to ensure that persons with disabilities have access to “advanced communications service” “AC”), such as electronic messaging and interoperable video conferencing. They also require that certain pay television programming delivered via Internet Protocol include closed captioning and require entities distributing such programming to end users to pass through such captions and identify programming that should be captioned.

 Other Regulation. The 2015 Order also subjected broadband provider’’ Internet traffic exchange rates and practices to potential FCC oversight and created a mechanism for third parties to file complaints regarding these matters. In addition, our provision of Internet services also subjects us to the limitations on use and disclosure of user communications and records contained in the Electronic Communications Privacy Act of 1986. Broadband Internet access service is also subject to other federal and state privacy laws applicable to electronic communications.

 Additionally, providers of broadband Internet access services must comply with CALEA, which requires providers to make their services and facilities accessible for law enforcement intercept requests. Various other federal and state laws apply to providers of services that are accessible through broadband Internet access service, including copyright laws, telemarketing laws, prohibitions on obscenity, and a ban on unsolicited commercial e-mail, and privacy and data security laws. Online content we provide is also subject to some of these laws.

 Other forms of regulation of broadband Internet access service currently being considered by the FCC, Congress or state legislatures include consumer protection requirements, cyber security requirements, consumer service standards, requirements to contribute to universal service programs and requirements to protect personally identifiable customer data from theft. Pending and future legislation in this area could adversely affect our operations as an Internet service provider and our relationship with our Internet customers.

 Additionally, from time to time the FCC and Congress have considered whether to subject broadband Internet access services to the federal Universal Service Fund ““US”“) contribution requirements. Any contribution requirements adopted for Internet access services would impose significant new costs on our broadband Internet service. At the same time, the FCC is changing the manner in which Universal Service funds are distributed. By focusing on broadband and wireless deployment, rather than traditional telephone service, the changes could assist some of our competitors in more effectively competing with our service offerings.

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VoIP Services

 We provide telephony services using VoIP technology “interconnected VoIP”). The FCC has adopted several regulations for interconnected VoIP services, as have several states, especially as it relates to core customer and safety issues such as e911, local number portability, disability access, outage reporting, universal service contributions, and regulatory reporting requirements. The FCC has not, however, formally classified interconnected VoIP services as either information services or telecommunications services. In this vacuum, some states have asserted more expansive rights to regulate interconnected VoIP services, while others have adopted laws that bar the state commission from regulating VoIP service.

 Universal Service. Interconnected VoIP services must contribute to the USF used to subsidize communication services provided to low income households, to customers in rural and high cost areas, and to schools, libraries, and rural health care providers. The amount of universal service contribution required of interconnected VoIP service providers is based on a percentage of revenues earned from interstate and international services provided to end users. We allocate our end user revenues and remit payments to the universal service fund in accordance with FCC rules. The FCC has ruled that states may impose state universal service fees on interconnected VoIP providers.

 Local Number Portability. The FCC requires interconnected VoIP service providers and their “numbering partner” to ensure that their customers have the ability to port their telephone numbers when changing providers. We also contribute to federal funds to meet the shared costs of local number portability and the costs of North American Numbering Plan Administration.

 Intercarrier Compensation. In an October 2011 reform order and subsequent clarifying orders, the FCC revised the regime governing payments among providers of telephony services for the exchange of calls between and among different networks “intercarrier compensation”) to, among other things, explicitly include interconnected VoIP. In that Order, the FCC determined that intercarrier compensation for all terminating traffic, including VoIP traffic exchanged in TDM format, will be phased down over several years to a “bill-and-keep” regime, with no compensation between carriers for most terminating traffic by 2018. The FCC is considering further reform in this area, which could reduce or eliminate compensation for originating traffic as well.

 Other Regulation. Interconnected VoIP service providers are required to provide enhanced 911 emergency services to their customers; protect customer proprietary network information from unauthorized disclosure to third parties; report to the FCC on service outages; comply with telemarketing regulations and other privacy and data security requirements; comply with disabilities access requirements and service discontinuance obligations; comply with call signaling requirements; and comply with CALEA standards. In August 2015, the FCC adopted new rules to improve the resiliency of the communications network. Under the new rules, providers of telephony services, including interconnected VoIP service providers, must make available eight hours of standby backup power for consumers to purchase at the point of sale. The rules also require that providers inform new and current customers about service limitations during power outages and steps that consumers can take to address those risks.

Medical Division

The Center for Medicare & Medicaid Services (“CMS”) regulates all of our mobile laboratory testing activities performed on humans in the United States through Clinical Laboratory Improvement Amendments (‘CLIA’) which covers approximately 260,000 laboratory entities. We obtain CLIA licenses where necessary to operate our mobile laboratories. We also hire staffing agencies that work the health care industry with the appropriate health care workers to operate the mobile laboratories, which agencies and workers are regulated by state and local agencies like the agency for Health Care Administration in Florida (“AHCA”). Each state and local jurisdiction has their own agency or regulatory organization that we follow and adhere to their laws and guidelines in relation operating our mobile testing facilities.

For additional information about these matters, see “Risk Factors.”

LICENSES

Arizona CLEC license in Phoenix area. License #20090393 which expires 2023 and is renewable every seven years.

TITLE TO PROPERTIES

None.

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BACKLOG OF ORDERS

We currently have no backlogs of orders for sales, at this time.

GOVERNMENT CONTRACTS

We have no government contracts.

COMPANY SPONSORED RESEARCH AND DEVELOPMENT

We are not conducting any research.

NUMBER OF PERSONS EMPLOYED

We have approximately 50 employees who work approximately 45 hours per week. All officers work approximately 60 hours per week. Directors work as needed.

WEBSITE

Our corporate website address is www.tptglobaltech.com.

DESCRIPTION OF PROPERTY

DESCRIPTION OF PROPERTIES/ASSETS

(a)	Real Estate.	None.
(b)	Title to properties.	None.
(c)	Patents, Trade Names, Trademarks and Copyrights	See below.

Our executive offices are located in San Diego, California. We do not own any real property, but lease and office space consisting of approximately 5,000 sq. ft. among all of our corporate and subsidiary locations. We believe that substantially all of our property and equipment is in good condition, subject to normal wear and tear, and that our facilities have sufficient capacity to meet the current needs of our business.

PATENTS, TRADE NAMES, TRADEMARKS AND COPYRIGHTS

Either directly or through our subsidiaries, we have rights in various patents, trade names, trademarks, copyrights and other intellectual property necessary to conduct our business. Our services often use the intellectual property of others, including licensed software. We also occasionally license our intellectual property to others as we deem appropriate.

We periodically receive offers from third parties to purchase or obtain licenses for patents and other intellectual property rights in exchange for royalties or other payments. We also periodically receive notices, or are named in lawsuits, alleging that our products or services infringe on patents or other intellectual property rights of third parties. In certain instances, these matters can potentially adversely impact our operations, operating results or financial position. For additional information, see “Risk Factors”.

LEGAL PROCEEDINGS

We have been named in a lawsuit by EMA Financial, LLC (“EMA”) for failing to comply with a Securities Purchase Agreement entered into in June 2019. More specifically, EMA claims the Company failed to honor notices of conversion, failed to establish and maintain share reserves, failed to register EMA shares and by failed to assure that EMA shares were Rule 144 eligible within 6 months. EMA has claimed in excess of $650,975 in relief. The Company has filed an answer and counterclaim. The Company does not believe at this time that any negative outcome would result in more than the $743,491 it has recorded on its balance sheet as of September 30, 2021.

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A lawsuit was filed in Michigan by the one of the former owners of SpeedConnect, LLC, John Ogren. Mr. Ogren claimed he was owed back wages related to the acquisition agreement wherein the Company acquired the assets of SpeedConnect, LLC and kept him on through a consulting agreement. The Company’s position was that he ultimately resigned in writing and was not due any back wages. In August 2021, Mr. Ogren was awarded $334,908 in back wages by an Arbitrator. This amount has been included in accounts payable as of September 30, 2021 and expensed in the statement of operations as other expenses in the nine months ended September 30, 2021. Mr. Ogren and the Company have agreed to a settlement whereby the Company would pay $120,000 within 14 days of a written agreement, which was paid in October 2021, with four monthly payments of $20,000 starting on December 5, 2021 through March 2, 2022. $180,000 has been paid to date on this settlement.

The Company has been named in a lawsuit, Robert Serrett vs. TruCom, Inc., by a former employee who was terminated by management in 2016. The employee was working under an employment agreement but was terminated for breach of the agreement. The former employee is suing for breach of contract and is seeking around $75,000 in back pay and benefits. We recently learned that Mr. Serrett received a default judgement in Texas on May 15, 2018 for $70,650 plus $3,500 in attorney fees and 5% interest and court costs. However, he has made no attempt that we are aware of to obtain a sister state judgment in Arizona, where Trucom resides, or to try and enforce the judgement and collect. Management believes it has good and meritorious defenses and does not belief the outcome of the lawsuit will have any material effect on the financial position of the Company.

We have been named in a lawsuit by a collection law firm on behalf of Pinnacle Towers LLC and Crown Atlantic Company Inc., against TPT Global Tech, Inc. The claim derives from an outstanding debt by incurred by Copperhead Digital. The lawsuit is over unpaid rent that should have been paid by Copperhead Digital but was not paid. The Company believes it has several defenses to this claim and is in the process of communicating with opposing counsel for dismissal of the claims which amount to $386,030.62 plus interest, costs and attorney fees. The Company has accounted for approximately $600,000 in payables on its consolidated balance sheet as of September 30, 2021 for this subsidiary payable.

We are not currently involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or of our companies or our subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect. We anticipate that we (including current and any future subsidiaries) will from time to time become subject to claims and legal proceedings arising in the ordinary course of business. It is not feasible to predict the outcome of any such proceedings and we cannot assure that their ultimate disposition will not have a materially adverse effect on our business, financial condition, cash flows or results of operations.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Currently there is a limited public trading market for our common stock as quoted on the OTCQB under the symbol TPTW.

	2021		2020		2019		2018
Quarter Ended	High	Low	High	Low	High	Low	High	Low
March 31	$0.10	$0.03	$0.011	$0.0007	$0.119	$0.0211	$0.2172	$0.069
June 30	$0.04	$0.01	$0.037	$0.002	$0.198	$0.0511	$0.20	$0.0701
September 30	$0.07	$0.01	$0.093	$0.024	$0.14	$0.0432	$0.192	$0.0263
December 31	$0.03	$0.01	$0.06	$0.021	$0.072	$0.0035	$0.1184	$0.0211

Rules Governing Low-price Stocks That May Affect Our Shareholders’ Ability to Resell Shares of Our Common Stock

Our common stock currently is traded on the OTCQB under the symbol TPTW.

Quotations on the OTCQB reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions. Our common stock will be subject to certain rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are securities with a price of less than $5.00, other than securities registered on certain national exchanges or quoted on the NASDAQ system, provided that the exchange or system provides current price and volume information with respect to transaction in such securities. The additional sales practice and disclosure requirements imposed upon broker-dealers are and may discourage broker-dealers from effecting transactions in our shares which could severely limit the market liquidity of the shares and impede the sale of shares in the secondary market.

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The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to make a special suitability determination for the purchaser to receive the purchaser’s written consent to the transaction prior to sale, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

Holders

As of February 22, 2022, we have 434 shareholders of record of our common stock. Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144, a person who has not been an affiliate at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 6 months, is entitled to sell shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144.

As of February 22, 2022, our shareholders hold 923,029,038 shares. Additionally, 596,744,998, shares will be issued and may be sold pursuant to this Registration Statement.

Dividends

As of the filing of this prospectus, we have not paid any dividends on our common stock to shareholders. The Series D Preferred Stock will be paid 6% per annum on a cumulative basis, in cash or in registered common stock. There are no restrictions which would limit our ability to pay dividends on common equity or that are likely to do so in the future. The Florida Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend; we would not be able to pay our debts as they become due in the usual course of business; or our total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

TPT GLOBAL TECH, INC.

CONSOLIDATED FINANCIAL STATEMENTS AND NOTES

The following is a complete list of the financial statements attached hereto:

(a) Unaudited Condensed Consolidated Financial Statements for the three and nine months ended September 30, 2021; and

(b) Audited Financial Statements for the years ended December 31, 2020 and December 31, 2019.

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TPT GLOBAL TECH, INC.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND NOTES

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2021

F-1

TPT Global Tech, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

	September 30,	December 31,
	2021	2020
	(Unaudited)
CURRENT ASSETS
Cash and cash equivalents	$252,399	$19,309
Accounts receivable, net	109,667	164,818
Prepaid expenses and other current assets	47,026	180,362
Total current assets	409,092	364,489
NON-CURRENT ASSETS
Property and equipment, net	1,884,550	2,145,597
Operating lease right of use assets	4,374,626	4,732,459
Intangible assets, net	4,160,976	4,714,941
Goodwill	768,091	768,091
Deposits and other assets	171,413	111,111
Total non-current assets	11,359,656	12,472,199

TOTAL ASSETS	$11,768,748	$12,836,688

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
Accounts payable and accrued expenses	$10,068,109	$7,866,140
Deferred revenue	327,788	341,789
Customer liability	338,725	338,725
Current portion of loans, advances and factoring agreements	1,788,186	2,308,753
Convertible notes payable, net of discounts	1,711,098	1,711,098
Notes payable - related parties, net of discounts	10,597,639	10,559,796
Convertible notes payable – related parties, net of discounts	922,181	922,481
Derivative liabilities	8,256,309	5,265,139
Current portion of operating lease liabilities	3,928,821	2,682,722
Financing lease liabilities	192,900	184,939
Financing lease liabilities – related party	675,687	654,633
Total current liabilities	38,807,443	32,836,215

NON-CURRENT LIABILITIES
Loans, advances and factoring agreements, net of current portion and discounts	1,030,400	843,577
Operating lease liabilities, net of current portion	2,907,598	2,872,952
Total non-current liabilities	3,937,998	3,716,529
Total liabilities	42,745,441	36,552,744

Commitments and contingencies	—	—

See accompanying notes to condensed consolidated financial statements.

F-2

TPT Global Tech, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS - CONTINUED

	September 30,	December 31,
	2021	2020
	(Unaudited)

MEZZANINE EQUITY

Convertible Preferred Series A, 1,000,000 designated - 1,000,000 shares issued and outstanding as of September 30, 2021 and December 31, 2020	3,117,000	3,117,000
Convertible Preferred Series B – 3,000,000 shares designated, 2,588,693 shares issued and outstanding as of September 30, 2021 and December 31, 2020	1,677,473	1,677,473
Convertible Preferred Series C – 3,000,000 shares designated, zero shares issued and outstanding as of September 30, 2021 and December 31, 2020	—	—
Convertible Preferred Series D, 10,000,000 designated – 46,649 and zero shares issued and outstanding as of September 30, 2021 and December 31, 2020	233,244	—
Total mezzanine equity	5,027,717	4,794,473

STOCKHOLDERS' DEFICIT
Common stock, $.001 par value, 1,250,000,000 shares authorized, 908,029,038 and 865,564,371 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	908,029	865,565
Subscriptions payable (receivable)	3,835	125,052
Additional paid-in capital	12,500,573	11,462,940
Accumulated deficit	(49,503,549)	(40,902,944)
Total TPT Global Tech, Inc. stockholders' deficit	(36,091,112)	(28,449,387)
Non-controlling interests	86,702	(61,142)
Total stockholders’ deficit	(36,004,410)	(28,510,529)

Total liabilities and stockholders’ DEFICIT	$11,768,748	$12,836,688

See accompanying notes to condensed consolidated financial statements.

F-3

TPT Global Tech, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2021	2020	2021	2020
REVENUES:
Products	$-	$7,200	$10,630	$35,291
Services	2,519,426	2,779,410	7,800,326	8,584,063
Total Revenues	2,519,426	2,786,610	7,810,956	8,619,354

COST OF SALES:
Products	-	7,155	10,640	34,455
Services	1,935,790	1,818,268	6,276,445	5,528,645
Total Costs of Sales	1,935,790	1,825,423	6,287,085	5,563,100
Gross profit	583,636	961,187	1,523,871	3,056,254
EXPENSES:
Sales and marketing	1,186	17,633	14,431	17,738
Professional	462,732	717,321	1,209,851	1,472,043
Payroll and related	574,119	664,278	1,962,434	1,910,416
General and administrative	454,401	475,650	1,749,985	1,425,264
Research and development	36,485	-	36,485	1,000,000
Depreciation	160,641	263,683	480,344	781,050
Amortization	184,655	182,735	553,965	548,205
Total expenses	1,874,219	2,321,300	6,007,496	7,154,716
Loss from operations	(1,290,583)	(1,360,113)	(4,483,625)	(4,098,462)

OTHER INCOME (EXPENSE)
Derivative gain (expense)	(3,472,930)	223,229	(3,098,381)	(176,790)
Gain (loss) on debt extinguishment	722,200	-	722,200	1,252,131
Gain (loss) on debt conversions	-	-	-	(775,650)
Interest expense	(676,983)	(248,158)	(1,477,105)	(1,082,259)
Other expense	-	-	(334,908)	-
Total other income (expenses)	(3,427,713)	(24,929)	(4,188,194)	(782,568)

Net loss before income taxes	(4,718,296)	(1,385,042)	(8,671,819)	(4,881,030)
Income taxes	-	-	-	-

NET LOSS BEFORE NON-CONTROLLING INTERESTS	(4,718,296)	(1,385,042)	(8,671,819)	(4,881,030)

NET LOSS ATTRIBUTABLE TO NON- CONTROLLING INTERESTS	(1,940)	(19,860)	(71,214)	(19,860)

NET LOSS ATTRIBUTABLE TO TPT GLOBAL TECH, INC. SHAREHOLDERS	$(4,716,356)	$(1,365,182)	$(8,600,605)	$(4,861,170)

Loss per common share: Basic and diluted	$(0.01)	$(0.00)	$(0.01)	$(0.01)

Weighted average number of common shares outstanding:
Basic and diluted	890,779,038	857,617,316	879,778,872	696,347,551

See accompanying notes to condensed consolidated financial statements.

F-4

TPT Global Tech, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

For the three and nine months ended September 30, 2021 and 2020

(Unaudited)

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Subscriptions Payable	Additional Paid-in	Accumulated	Non-Controlling	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	(Receivable)	Capital	Deficit	Interest	Deficit
Balance as of June 30, 2021	—	$—	—	$—	879,029,038	$8,790,305	$(3,265)	$11,919,070	$(44,787,194)	$88,642	$(31,903,717)
Common stock issued for services or subscription payable	—	—	—	—	—	—	7,100	—	—	—	7,100
Issuance of shares for cash	—	—	—	—	29,000,000	28,999	—	581,503	—	—	610,502
Net loss	—	—	—	—	—	—	—	—	(4,716,356)	(1,940)	(4,718,296)
Balance as of September 30, 2021	—	$—	—	$—	908,029,038	$908,029	$3,835	$12,500,573	$(49,503,549)	$86,702	$(36,004,410)

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Subscriptions Payable	Additional Paid-in	Accumulated	Non-Controlling	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	(Receivable)	Capital	Deficit	Interest	Deficit
Balance as of December 31, 2020	—	$—	—	$—	865,564,371	$865,565	$125,052	$11,462,940	$(40,902,944)	$(61,142)	$(28,510,529)
Common stock issued for services or subscription payable	—	—	—	—	5,964,667	5,965	(121,217)	336,203	—	—	220,936
Issuance of shares in exchange for debt	—	—	—	—	7,500,000	7,500	—	339,000	—	—	346,500
Issuance of shares for cash	—	—	—	—	29,000,000	28,999	—	581,503	—	—	610,502
TPT Strategic license cancellation	—	—	—	—	—	—	—	(219,058)	—	219,058	—
Net loss	—	—	—	—	—	—	—	—	(8,600,605)	(71,214)	(8,671,819)
Balance as of September 30, 2021	—	$—	—	$—	908,029,038	$908,029	$3,835	$12,500,573	$(49,503,549)	$86,702	$(36,004,410)

F-5

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Subscriptions	Additional Paid-in	Accumulated	Non-Controlling	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Payable	Capital	Deficit	Interest	Deficit
Balance as of June 30, 2020	—	$—	—	$—	857,562,371	$857,563	$777,380	$9,959,111	$(36,327,081)	$—	$(24,733,027)
Common stock issuable for director services	—	—	—	—	—	—	33,854	—	—	—	33,854
Equity interest in QuikLABS issued for cash	—	—	—	—	—	—	—	288,000	—	72,000	360,000
Acquisition of Aire Fitness				—	—	—	—	—	—	(29,439)	(29,439)
Common stock issued for settlement of liability	—	—	—	—	1,000,000	1,000	—	57,000	—	—	58,000
InnovaQor merger	—	—	—	—	—	—	—	219,058	—	(219,058)	—
Net loss	—	—	—	—	—	—	—	—	(1,365,182)	(19,860)	(1,385,042)
Balance as of September 30, 2020	—	$—	—	$—	858,562,371	$858,563	$881,234	$10,523,169	$(37,692,263)	$(196,357)	$(25,695,654)

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Subscriptions	Additional Paid-in	Accumulated	Non-Controlling	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Payable	Capital	Deficit	Interest	Deficit
Balance as of December 31, 2019	1,000,000	$1,000	2,588,693	$2,589	177,629,939	$177,630	$574,256	$13,279,749	$(32,831,093)	$—	$(18,795,869)
Common stock issuable for director services	—	—	—	—	—	—	236,978	—	—	—	236,978
Equity interest in QuikLABS issued for cash	—	—	—	—	—	—	—	288,000	—	72,000	360,000
Acquisition of Aire Fitness	—	—	—	—	—	—	—	—	—	(29,439)	(29,439)
Common stock issued for settlement of liability	—	—	—	—	1,000,000	1,000	—	57,000	—	—	58,000
Reclassification of preferred stock as mezzanine	(1,000,000)	(1,000)	(2,588,693)	(2,589)	----	—	—	(4,790,884)	—	—	(4,794,473)
Common stock issued for convertible promissory notes	—	—	—	—	679,932,432	679,933	—	1,470,246	—	—	2,150,179
InnovaQor merger								219,058	—	(219,058)	—
Net Loss	—	—	—	—	—	—	—	—	(4,861,170)	(19,860)	(4,881,030)
Balance as of September 30, 2020	—	$—	—	$—	858,562,371	$858,563	$811,234	$10,523,169	$(37,692,263)	$(196,357)	$(25,695,654)

See accompanying notes to condensed consolidated financial statements.

F-6

TPT Global Tech, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the nine months ended September 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(8,671,819)	$(4,881,030)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	480,344	781,050
Amortization	553,965	548,205
Amortization of debt discounts	829,094	510,437
Promissory note issued for research and development	—	1,000,000
Loss on conversion of notes payable	—	775,650
Derivative expense	3,098,381	176,790
Gain on extinguishment of debt	(722,200)	(1,252,131)
Share-based compensation: Common stock	220,936	236,978
Note payable	—	350,000
Changes in operating assets and liabilities:
Accounts receivable	55,152	186,328
Prepaid expenses and other assets	133,336	(146,010)
Deposits and other assets	(60,302)	—
Accounts payable and accrued expenses	2,137,537	1,220,222
Net change in operating lease right of use assets and liabilities	1,638,578	149,290
Other liabilities	(14,001)	127,536
Net cash used in operating activities	(320,999)	(216,685)

Cash flows from investing activities:
Purchase of equipment	(219,298)	(429,886)
Net cash used in investing activities	(219,298)	(429,886)

Cash flows from financing activities:
Proceeds from sale or non-controlling interests in QuikLABS	—	360,000
Proceeds from sale of Common Stock	610,502	—
Proceeds from sale of Series D Preferred Stock	233,244	—
Proceeds from convertible notes, loans and advances	1,961,685	1,311,800
Payment on convertible loans, advances and factoring agreements	(2,024,497)	(818,978)
Proceeds on convertible notes and amounts payable – related parties	15,544	2,400
Payments on convertible notes and amounts payable – related parties	(5,827)	(130,349)
Payments on financing lease liabilities	(17,264)	—
Net cash provided by financing activities	773,387	724,356

Net change in cash	233,090	(77,785)
Cash and cash equivalents - beginning of period	19,309	192,172

Cash and cash equivalents - end of period	$252,399	$269,957

See accompanying notes to condensed consolidated financial statements.

F-7

TPT Global Tech, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - CONTINUED

(Unaudited)

Supplemental Cash Flow Information:

Cash paid for:

	2021	2020
Interest	$34,420	$120,605
Taxes	$—	$—

Non-Cash Investing and Financing Activities:

	2021	2020
Debt discount on factoring agreement	$811,788	$216,720
Common stock issued in exchange for payable and note	$457,211	$2,258,637
TPT Strategic, Inc. merger – Non-controlling interest in intercompany liabilities rescinded	$(219,058)	$—
Issuance of common stock for subscription payable	$210,744	$—
Convertible preferred Series A and B reclassified to mezzanine equity	$—	$4,790,884
Common stock issued in conversion of convertible notes	$—	$2,258,637
Convertible preferred Series A and B reclassified to mezzanine equity	$—	$4,790,884
Acquisition of Aire Fitness – Liabilities assumed	$—	$641,869
InnovaQor merger – Non-controlling interest in intercompany liabilities assumed	$—	$219,058
Acquisition of property and equipment under finance lease	$—	$103,349

See accompanying notes to condensed consolidated financial statements.

F-8

TPT Global Tech, Inc.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2021

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The Company was originally incorporated in 1988 in the state of Florida. TPT Global, Inc., a Nevada corporation formed in June 2014, merged with Ally Pharma US, Inc., a Florida corporation, (“Ally Pharma”, formerly known as Gold Royalty Corporation) in a “reverse merger” wherein Ally Pharma issued 110,000,000 shares of Common Stock, or 80% ownership, to the owners of TPT Global, Inc. in exchange for all outstanding common stock of TPT Global Inc. and Ally Pharma agreed to change its name to TPT Global Tech, Inc. (jointly referred to as “the Company” or “TPTG”).

The following acquisitions have resulted in entities which have been consolidated into TPTG. In 2014 the Company acquired all the assets of K Telecom and Wireless LLC (“K Telecom”) and Global Telecom International LLC (“Global Telecom”). Effective January 31, 2015, TPTG completed its acquisition of 100% of the outstanding stock of Copperhead Digital Holdings, Inc. (“Copperhead Digital”) and Subsidiaries, TruCom, LLC (“TruCom”), Nevada Utilities, Inc. (“Nevada Utilities”) and CityNet Arizona, LLC (“CityNet”). Effective September 30, 2016, the company acquired 100% ownership in San Diego Media Inc. (“SDM”). In October 2017, we entered into agreements to acquire Blue Collar, Inc. (“Blue Collar”) which closed as of September 1, 2018. On May 7, 2019 we completed the acquisition of a majority of the assets of SpeedConnect, LLC, which assets were conveyed into our wholly owned subsidiary TPT SpeedConnect, LLC (“TPT SC” or “TPT SpeedConnect”) which was formed on April 16, 2019. On January 8, 2020 we formed TPT Federal, LLC (“TPT Federal”). On March 30, 2020 we formed TPT MedTech, LLC (“TPT MedTech”) and on June 6, 2020 we formed InnovaQor, Inc (“InnovaQor”). In July and August 2020, the Company formed Quiklab 1 LLC, QuikLAB 2, LLC, QuikLAB 3, LLC and QuikLAB 4, LLC where TPT MedTech owns 80% (as agreed per the operating agreement) of all outside equity investments. Effective August 1, 2020 we closed on the acquisition of 75% of The Fitness Container, LLC (“Air Fitness”). In July 2020, we invested in a Hong Kong company called TPT Global Tech Asia Limited of which we own 78%, and during 2020, InnovaQor did a reverse merger with Southern Plains of which there ended up being a non controlling interest of 6% as of September 30, 2021 and December 31, 2020. The name of InnovaQor remained for the merged entities but was changed to TPT Strategic, Inc. on March 21, 2021.

We are based in San Diego, California, and operate as a technology-based company with divisions providing telecommunications, medical technology and product distribution, media content for domestic and international syndication as well as technology solutions. We operate on our own proprietary Global Digital Media TV and Telecommunications infrastructure platform and also provide technology solutions to businesses domestically and worldwide. We offer Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS) and carrier-grade performance and support for businesses over our private IP MPLS fiber and wireless network in the United States. Our cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today's global technology markets. We also operate as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cellphone services, Mobile phones, Cellphone Accessories and Global Roaming Cellphones.

Significant Accounting Policies

Please refer to Note 1 of the Notes to the Consolidated Financial Statements in the Company's most recent Form 10-K for all significant accounting policies of the Company, with the exception of those discussed below.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared according to the instructions to Form 10-Q and Section 210.8-03(b) of Regulation S-X of the Securities and Exchange Commission (“SEC”) and, therefore, certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) have been omitted.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and nine months ended September 30, 2021 are not necessarily indicative of the results that may be expected for the year ending December 31, 2021.

These condensed consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements for the year ended December 31, 2020. The condensed consolidated balance sheet as of September 30, 2021, has been derived from the consolidated financial statements at that date, but does not include all of the information and footnotes required by GAAP.

F-9

Our condensed consolidated financial statements include the accounts of K Telecom and Global, Copperhead Digital, SDM, Blue Collar, TPT SpeedConnect, TPT Federal, TPT MedTech, InnovaQor, Quiklab 1, QuikLAB 2, QuikLAB 3, QuikLAB 4, Aire Fitness and TPT Global Tech Asia Limited. The consolidated financial statements also give effects to non-controlling interests of the QuikLABs of 20%, Aire Fitness of 25%, TPT Global Tech Asia Limited of 22% and InnovaQor of 6%, where appropriate. All intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition

We have applied ASC 606, revenue from Contracts with Customers, to all contracts as of the date of initial application and as such, have used the following criteria described below in more detail for each business unit:

Identify the contract with the customer.

Identify the performance obligations in the contract.

Determine the transaction price.

Allocate the transaction price to performance obligations in the contract.

Recognize revenue when or as we satisfy a performance obligation.

Reserves are recorded as a reduction in net sales and are not considered material to our consolidated statements of income for the nine months ended September 30, 2021 and 2020. In addition, we invoice our customers for taxes assessed by governmental authorities such as sales tax and value added taxes, where applicable. We present these taxes on a net basis.

The Company’s revenue generation for the nine months ended September 30, 2021 and 2020 came from the following sources disaggregated by services and products, which sources are explained in detail below.

	For the nine months ended September 30, 2021	For the nine months ended September 30, 2020
TPT SpeedConnect	$5,867,005	$7,683,928
Blue Collar	1,241,060	877,607
TPT MedTech	479,967	7,706
San Diego Media and other	7,032	10,822
Aire Fitness	205,263	4,000
Total Services Revenue	$7,800,326	$8,584,063
K Telecom-Product Revenue	10,630	35,291
Total Revenue	$7,810,956	$8,619,354

TPT SpeedConnect: ISP and Telecom Revenue

TPT SpeedConnect is a rural Internet provider operating in 10 Midwestern States under the trade name SpeedConnect. TPT SC’s primary business model is subscription based, pre-paid monthly reoccurring revenues, from wireless delivered, high-speed internet connections. In addition, the company resells third-party satellite and DSL internet and IP telephony services. Revenue generated from sales of telecommunications services is recognized as the transaction with the customer is considered closed and the customer receives and accepts the services that were the result of the transaction. There are no financing terms or variable transaction prices. Due date is detailed on monthly invoices distributed to customer. Services billed monthly in advance are deferred to the proper period as needed. Deferred revenue are contract liabilities for cash received before performance obligations for monthly services are satisfied. Deferred revenue at September 30, 2021 and December 31, 2020 are $286,788 and $292,847, respectively. Certain of our products require specialized installation and equipment. For telecom products that include installation, if the installation meets the criteria to be considered a separate element, product revenue is recognized upon delivery, and installation revenue is recognized when the installation is complete. The Installation Technician collects the signed quote containing terms and conditions when installing the site equipment at customer premises.

Revenue for installation services and equipment is billed separately from recurring ISP and telecom services and is recognized when equipment is delivered and installation is completed. Revenue from ISP and telecom services is recognized monthly over the contractual period, or as services are rendered and accepted by the customer.

The overwhelming majority of our revenue continues to be recognized when transactions occur. Since installation fees are generally small relative to the size of the overall contract and because most contracts are for two years or less, the impact of not recognizing installation fees over the contract is immaterial.

F-10

Blue Collar: Media Production Services

Blue Collar creates original live action and animated content productions and has produced hundreds of hours of material for the television, theatrical, home entertainment and new media markets. Blue Collar designs branding and marketing campaigns and has had agreements with some of the world’s largest companies including PepsiCo, Intel, HP, WalMart and many other Fortune 500 companies. Additionally, they create motion picture, television and home entertainment marketing campaigns for studios including Sony, DreamWorks, Twentieth Century Fox, Universal Studios, Paramount Studios, and Warner Brothers. With regard to revenue recognition, Blue Collar receives an agreement from each client to perform defined work. Some agreements are written, some are verbal. Work may include creation of marketing materials and/or content creation. Some work may be short term and take weeks to create and some work may be longer and take months to create. There are instances where customer agreements segregate identifiable obligations (like filming on site vs. film editing and final production) with separate transaction pricing. The performance obligation is generally satisfied upon delivery of such film or production products, at which time revenue is recognized. There are no financing terms or variable transaction prices.

SDM: Ecommerce, Email Marketing and Web Design Services

SDM generates revenue by providing ecommerce, email marketing and web design solutions to small and large commercial businesses, complete with monthly software support, updates and maintenance. Services are billed monthly. There are no financing terms or variable transaction prices. Platform infrastructure support is a prepaid service billed in monthly recurring increments. The services are billed a month in advance and due prior to services being rendered. The revenue is deferred when invoiced and booked in the month the service is provided. There is no deferred revenue at September 30, 2021 and December 31, 2020. Software support services (including software upgrades) are billed in real time, on the first of the month. Web design service revenues are recognized upon completion of specific projects. Revenue is booked in the month the services are rendered and payments are due on the final day of the month. There are usually no contract revenues that are deferred until services are performed.

TPT MedTech: Medical Testing Revenue

TPT MedTech operates in the Point of Care Testing (“POCT”) market by primarily offering mobile medical testing facilities and software equipped for mobile devices to monitor and manage personalized healthcare. Services used from our mobile medical testing facilities are billing through credit cards at the time of service. Revenue is generated from our software platform as users sign up for our mobile healthcare monitor and management application and tests are performed. If medical testing is in one our own owned facilities, the usage of the software application is included in the testing fees. If the testing is in a non-owned outside contracted facility, fees are generated from the usage of the software application on a per test basis and billed monthly.

TPT MedTech also offers two products. One is to build and sell its mobile testing facilities called QuikLABs designed for mobile testing. This is used by TPT MedTech for its own testing services. The other is a sanitizing unit called SANIQuik which is used as a safe and flexible way to sanitize providing an additional routine to hand washing and facial coverings. The SANIQuik has not yet been approved for sale in the United States but has in some parts of the European community. Revenues from these products are recognized when a product is delivered, the sales transaction considered closed and accepted by a customer. Deferred revenue at September 30, 2021 and December 31, 2020 are zero and zero, respectively. There are no financing terms or variable transaction prices for either of these products.

Copperhead Digital: ISP and Telecom Revenue

Copperhead Digital operated as a regional internet and telecom services provider operating in Arizona under the trade name Trucom. Although there are currently no customers and it will take capital to reopen this revenue stream, Copperhead Digital operated as a wireless telecommunications Internet Service Provider (“ISP”) facilitating both residential and commercial accounts. Copperhead Digital’s primary business model was subscription based, pre-paid monthly reoccurring revenues, from wireless delivered, high-speed internet connections. In addition, the company resold third-party satellite and DSL internet and IP telephony services. Revenue generated from sales of telecommunications services was recognized as the transaction with the customer is considered closed and the customer received and accepted the services that were the result of the transaction. There are no financing terms or variable transaction prices. Due date was detailed on monthly invoices distributed to customer. Services billed monthly in advance were deferred to the proper period as needed. Deferred revenue was contract liabilities for cash received before performance obligations for monthly services are satisfied. Certain of its products required specialized installation and equipment. For telecom products that included installation, if the installation met the criteria to be considered a separate element, product revenue was recognized upon delivery, and installation revenue was recognized when the installation was complete. The Installation Technician collected the signed quote containing terms and conditions when installing the site equipment at customer premises.

F-11

Revenue for installation services and equipment was billed separately from recurring ISP and telecom services and was recognized when equipment was delivered, and installation was completed. Revenue from ISP and telecom services was recognized monthly over the contractual period, or as services were rendered and accepted by the customer.

The overwhelming majority of revenue was recognized when transactions occurred. Since installation fees were generally small relative to the size of the overall contract and because most contracts were for a year or less, the impact of not recognizing installation fees over the contract was immaterial.

K Telecom: Prepaid Phones and SIM Cards Revenue

K Telecom generates revenue from reselling prepaid phones, SIM cards, and rechargeable minute traffic for prepaid phones to its customers (primarily retail outlets). Product sales occur at the customer’s locations, at which time delivery occurs and cash or check payment is received. The Company recognizes the revenue when they receive payment at the time of delivery. There are no financing terms or variable transaction prices.

Aire Fitness: Revenue from Manufacture of Mobile Units

Aire Fitness is focused on custom designing, manufacturing, and selling high-end turnkey outdoor fitness studios and mobile medical testing labs. Aire Fitness has contracted with YMCAs, Parks and Recreation departments, Universities and Country Clubs which are currently using its mobile gyms. Revenue is dependent on the customer specifics and recognized when the product or mobile unit is delivered, the sales transaction considered closed and accepted by a customer. Deferred revenue at September 30, 2021 and December 31, 2020 are $41,000 and $48,973, respectively. There are no financing terms for these products.

Basic and Diluted Net Loss Per Share

The Company computes net income (loss) per share in accordance with ASC 260, “Earning per Share”. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholder (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method for options and warrants and using the if-converted method for preferred stock and convertible notes. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of September 30, 2021, the Company had shares that were potentially common stock equivalents as follows:

Convertible Promissory Notes	247,518,177
Series A Preferred Stock (1)	1,327,317,125
Series B Preferred Stock	2,588,693
Series D Preferred Stock (2)	10,711,596
Stock Options and Warrants	3,333,333
1,591,468,923

___________

(3)   Holder of the Series A Preferred Stock which is Stephen J. Thomas, is guaranteed 60% of outstanding common stock upon conversion. The Company would have to authorize additional shares for this to occur as only 1,000,000,000 shares are currently authorized.

(4)   Holders of the Series D Preferred Stock may decide after 12 months to convert to common stock @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00. There is also an automatic conversion of the Series D Preferred Stock without consent of holders upon any national exchange listing approval and the registration effectiveness of common stock underlying the conversion rights. The automatic conversion to common from Series D Preferred shall be @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00.

Financial Instruments and Fair Value of Financial Instruments

Our primary financial instruments at September 30, 2021 and December 31, 2020 consisted of cash equivalents, accounts receivable, accounts payable, notes payable and derivative liabilities. We apply fair value measurement accounting to either record or disclose the value of our financial assets and liabilities in our financial statements. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. A fair value hierarchy requires an entity to maximize the use of observable inputs, where available, and minimize the use of unobservable inputs when measuring fair value.

F-12

Described below are the three levels of inputs that may be used to measure fair value:

Level 1 Quoted prices in active markets for identical assets or liabilities.

Level 2 Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

We consider our derivative financial instruments as Level 3. The balances for our derivative financial instruments as of September 30, 2021 are the following:

Derivative Instrument	Fair Value
Fair value of Auctus Convertible Promissory Note	$6,504,717
Fair value of EMA Financial Convertible Promissory Note	1,715,983
Fair value of Warrants issued with the derivative instruments	35,609
$8,256,309

Reclassifications

Certain accounts in the prior year condensed consolidated statement of operations have been reclassified for comparative purposes to conform with the presentation in the current year financial statements. There was no effect on Net loss before income taxes from these reclassifications.

Recently Adopted Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, "Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity's Own Equity (Subtopic 815 - 40)" ("ASU 2020-06"). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity's own equity. The ASU is part of the FASB's simplification initiative, which aims to reduce unnecessary complexity in U.S. GAAP. The ASU's amendments are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years, with early adoption permissible for fiscal years beginning after December 15, 2020. The Company early adopted ASU 2060-06 on January 1, 2021, which had no material impact on its financial statements.

Management has reviewed recently issued accounting pronouncements and have determined there are not any that would have a material impact on the condensed consolidated financial statements.

NOTE 2 – ACQUISITIONS

The Fitness Container, LLC (DBA Aire Fitness)

On June 1, 2020, the Company signed an agreement for the acquisition of a majority interest in San Diego based manufacturing company, The Fitness Container, LLC dba “Aire Fitness” (www.airefitness.com), for 500,000 shares of common stock in TPT, vesting and issuable after the common stock reaches at least a $1.00 per share closing price in trading, a $500,000 promissory note payable primarily out of future capital raising and a 10% gross profit royalty from sales of drive through lab operations for the first year. Aire Fitness, in which TPT owns 75% is a California LLC founded in 2014 focused on custom designing, manufacturing, and selling high-end turnkey outdoor fitness studios and mobile medical testing labs. Aire Fitness has contracted with YMCAs, Parks and Recreation departments, Universities and Country Clubs which are currently using its mobile gyms. Aire Fitness’ existing and future clients will be able to take advantage of TPT’s upcoming Broadband, TV and Social Media platform to offer virtual classes utilizing the company’s mobile gyms. The agreement included an employment agreement for Mario Garcia, former principal owner, which annual employment is to be at $120,000 plus customary employee benefits. This agreement was closed August 1, 2020.

F-13

The Company evaluated this acquisition in accordance with ASC 805-10-55-4 to discern whether the assets and operations of the assets purchased met the definition of a business. The company concluded that there are processes and sufficient inputs into outputs. Accordingly, the Company accounted for this transaction as a business combination and allocated the purchase price as follows:

Consideration given at fair value:
Note payable, net of discount	$340,000
Accounts payable	157,252
Non-controlling interest	113,333
$610,585

Assets acquired at fair value:
Cash	$460
Accounts receivable	39,034
$39,494
Goodwill	$571,091

Included in the consolidated statement of operations for the nine months ended September 30, 2021 is $205,263 in revenues and $68,258 of net losses.

TPT Strategic Merger with Southern Plains

On August 1, 2020, InnovaQor (name changed to TPT Strategic, Inc.), a wholly-owned subsidiary of the Company, entered into a Merger Agreement with the publicly traded company Southern Plains Oil Corp. (OTC PINK: SPLN prior to Merger Agreement).

During 2020, TPT Strategic authorized a Series A Super Majority Preferred Stock valued at $350,000 by management and issued to a third party in exchange for legal services. Effective September 30, 2020, the Series A Super Majority Preferred Stock was exchanged with TPT for a note payable of $350,000 payable in cash or common stock (see Note 5(2)). As such, as of September 30, 2020, the Company, for accounting purposes, took control of the merged TPT Strategic and reflected in it’s consolidated balance sheet the non-controlling interest of $219,058 in the liabilities under a license agreement valued at $3,500,000. This $3,500,000 was recorded as a Note Payable and expensed on InnovaQor’s books. During the nine months ended September 30, 2021, the license agreement was cancelled and the non controlling interest reversed.

NOTE 3 – GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.

Cash flows generated from operating activities were not enough to support all working capital requirements for the nine months ended September 30, 2021 and 2020. Financing activities described below have helped with working capital and other capital requirements.

We incurred $8,671,819 and $4,881,030, respectively, in losses, and we used $320,999 and $216,685, respectively, in cash from operations for the nine months ended September 30, 2021 and 2020. We calculate the net cash used by operating activities by decreasing, or increasing in case of gain, our let loss by those items that do not require the use of cash such as depreciation, amortization, promissory note issued for research and development, note payable issued for legal fees, derivative expense or gain, gain on extinguishment of debt, loss on conversion of notes payable, impairment of goodwill and long-loved assts and share-based compensation which totaled to a net $4,456,370 for 2021 and $3,126,979 for 2020.

In addition, we report increases and reductions in liabilities as uses of cash and deceases assets and increases in liabilities as sources of cash, together referred to as changes in operating assets and liabilities. For the nine months ended September 30, 2021, we had a net increase in our assets and liabilities of $3,894,450 primarily from an increase in accounts payable from lag of payments for accounts payable for cash flow considerations and an increase in the balances from our operating lease liabilities. For the nine months ended September 30, 2021, we had a net increase to our assets and liabilities of $1,537,366 for similar reasons.

Cash flows from financing activities were $773,387 and $724,356 for the nine months ended September 30, 2021 and 2020, respectively. For the nine months ended September 30, 2021, these cash flows were generated primarily from proceeds from sale of Series D Preferred Stock of $233,244 and common stock of $610,502, proceeds from convertible notes, loans and advances of $1,961,685 offset by payment on convertible loans, advances and factoring agreements of $2,024,497 and payments on convertible notes and amounts payable – related party of $5,827. For the nine months ended September 30, 2020, cash flows from financing activities primarily came from proceeds from convertible notes, loans and advances of $1,311,800 offset by payments on convertible loans, advances and factoring agreements of $818,978 and payments on convertible notes and amounts payable – related parties of $130,349.

F-14

Cash flows used in investing activities were $219,298 and $429,886, respectively, for the nine months ended September 30, 2021 and 2020. These cash flows were used for the purchase of equipment.

These factors raise substantial doubt about the ability of the Company to continue as a going concern for a period of one year from the issuance of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In December 2019, COVID-19 emerged and has subsequently spread worldwide. The World Health Organization has declared COVID-19 a pandemic resulting in federal, state and local governments and private entities mandating various restrictions, including travel restrictions, restrictions on public gatherings, stay at home orders and advisories and quarantining of people who may have been exposed to the virus. After close monitoring and responses and guidance from federal, state and local governments, in an effort to mitigate the spread of COVID-19, around March 18, 2020 for a period of time, the Company closed its Blue Collar office in Los Angeles and its TPT SpeedConnect offices in Michigan, Idaho and Arizona. Most employees were working remotely, however this was not possible with certain employees and all subcontractors that work for Blue Collar. The Company has opened up most of it operations and continues to monitor developments, including government requirements and recommendations at the national, state, and local level to evaluate possible extensions to all or part of such closures.

The Company has taken advantage of the stimulus offerings and received $722,200 in April 2020 and $680,500 in February 2021. The Company applied for forgiveness of these amounts and $722,200 was forgiven as of September 30, 2021 and the remainder was forgiven subsequent to September 30, 2021. The Company will try and take advantage of additional stimulus as it is available.

The Company is also in the process of raising debt and equity financing. Through September 30, 2021, the Company raised $843,746 from sales of Common Stock and Series D Preferred Stock. Most of this was by way of its agreement with White Lion where they agreed to provide the Company of up to $5,000,000 through a registration statement that was filed with the SEC. In addition, subsequent to September 30, 2021, the Company entered securities purchase agreements for a total of $2,174,000 with which it drew upon and was able to pay off certain debt and address working capital issues.

In order for us to continue as a going concern for a period of one year from the issuance of these financial statements, we will need to obtain additional debt or equity financing and look for companies with cash flow positive operations that we can acquire. There can be no assurance that we will be able to secure additional debt or equity financing, that we will be able to acquire cash flow positive operations, or that, if we are successful in any of those actions, those actions will produce adequate cash flow to enable us to meet all our future obligations. Most of our existing financing arrangements are short-term. If we are unable to obtain additional debt or equity financing, we may be required to significantly reduce or cease operations.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment and related accumulated depreciation as of September 30, 2021 and December 31, 2020 are as follows:

	2021	2020
Property and equipment:
Telecommunications fiber and equipment	$2,673,295	$2,530,167
Film production equipment	369,903	369,903
Medical equipment	209,499	133,329
Office furniture and equipment	86,899	86,899
Leasehold improvements	18,679	18,679
Total property and equipment	3,358,275	3,138,977
Accumulated depreciation	(1,473,725)	(993,380)
Property and equipment, net	$1,884,550	$2,145,597

Depreciation expense was $480,344 and $781,050 for the nine months ended September 30, 2021 and 2020, respectively.

F-15

NOTE 5 – DEBT FINANCING ARRANGEMENTS

Financing arrangements as of September 30, 2021 and December 31, 2020 are as follows:

	2021	2020
Loans and advances (1)	$1,891,842	$2,517,200
Convertible notes payable (2)	1,711,098	1,711,098
Factoring agreements (3)	926,744	635,130
Debt – third party	$4,529,684	$4,863,428

Line of credit, related party secured by assets (4)	$3,043,390	$3,043,390
Debt– other related party, net of discounts (5)	7,450,000	7,423,334
Convertible debt – related party (6)	922,181	922,481
Shareholder debt (7)	104,249	93,072
Debt – related party	$11,519,820	$11,482,277

Total financing arrangements	$16,049,504	$16,345,705

Less current portion:
Loans, advances and factoring agreements – third party	$(1,788,186)	$(2,308,753)
Convertible notes payable third party	(1,711,098)	(1,711,098
Debt – related party, net of discount	(10,597,639)	(10,559,796)
Convertible notes payable– related party	(922,181)	(922,481)
	(15,019,104)	(15,502,128)
Total long term debt	$1,030,400	$843,577

__________

(1) The terms of $40,000 of this balance are similar to that of the Line of Credit which bears interest at adjustable rates, 1 month Libor plus 2%, 2.08% as of September 30, 2021, and is secured by assets of the Company, was due August 31, 2020, as amended, and included 8,000 stock options as part of the terms which options expired (see Note 7).

$270,500 is a line of credit that Blue Collar has with a bank, bears interest at Prime plus 1.125%, 4.38% as of September 30, 2021, and was due 25, 2021. The Bank has allowed the Company to make monthly payments and is working on providing a written agreement of this.

$360,000 is a bank loan dated May 28, 2019, amended May 20, 2021 which bears interest at Prime plus 6%, 9.25% as of September 30, 2021, is interest only for the first year following the amendment, there after beginning in June of 2022 payable monthly of principal and interest until the due date of May 1, 2024. The bank loan is collateralized by assets of the Company.

$680,500 represent loans under the COVID-19 Pandemic Paycheck Protection Program (“PPP”) originated in February 2021. These loans were forgiven subsequent to September 30, 2021.

On June 4, 2019, the Company consummated a Securities Purchase Agreement with Odyssey Capital Funding, LLC. (“Odyssey”) for the purchase of a $525,000 Convertible Promissory Note (“Odyssey Convertible Promissory Note”). The Odyssey Convertible Promissory Note was due June 3, 2020, paid interest at the rate of 12% ( 24% default) per annum and gave the holder the right from time to time, and at any time during the period beginning six months from the issuance date to convert all of the outstanding balance into common stock of the Company limited to 4.99% of the outstanding common stock of the Company. The conversion price was 55% multiplied by the average of the two lowest trading prices for the common stock during the previous 20 trading days prior to the applicable conversion date. The Odyssey Convertible Promissory Note could be prepaid in full at 125% to 145% up to 180 days from origination. Through June 3, 2020, Odyssey converted $49,150 of principal and $4,116 of accrued interest into 52,961,921 shares of common stock of the Company. On June 8, 2020, Odyssey agreed to convert the remaining principal and accrued interest balance on the Odyssey Convertible Promissory Note of $475,850 and $135,000, respectively, to a term loan payable in six months in the form of a balloon payment, earlier if the Company has a funding event, bearing simple interest on the unpaid balance of 0% for the first three months and then 10% per annum thereafter. This loan is in default. The Company is negotiating with Odyssey for repayment.

F-16

Effective September 30, 2020, we entered into a Purchase Agreement by which we agreed to purchase the 500,000 outstanding Series A Preferred shares of TPT Strategic, our majority owned subsidiary, in an agreed amount of $350,000 in cash or common stock, if not paid in cash, at the five day average price preceding the date of the request for effectiveness after the filing of a registration statement on Form S-1. This was modified December 28 and 29, 2020, to provide for registration of 7,500,000 common shares for resale at the market price. Any balance due on notes will be calculated after an accounting for the net sales proceeds from sale of the stock by February 28, 2021 and may be paid in cash or stock thereafter. The Series A Preferred shares were purchased from the Michael A. Littman, Atty. Defined Benefit Plan. The $350,000 was originally recorded as a Note Payable as of December 31, 2020 but then reclassified to equity and derivative liability when the 7,500,000 shares were issued during January 2021. See Note 7 for discussion on settlement agreement with Mr. Littman for any resulting liability that may arise after the sale of these shares.

The remaining balances generally bear interest at approximately 10%, have maturity dates that are due on demand or are past due, are unsecured and are classified as current in the balance sheets.

(2) During 2017, the Company issued convertible promissory notes in the amount of $67,000 (comprised of $62,000 from two related parties and $5,000 from a former officer of CDH), all which were due May 1, 2020 and bear 6% annual interest (12% default interest rate). The convertible promissory notes are convertible, as amended, at $0.25 per share. These convertible promissory notes were not repaid May 1, 2020 and may be considered in default.

During 2019, the Company consummated Securities Purchase Agreements dated March 15, 2019, April 12, 2019, May 15, 2019, June 6, 2019 and August 22, 2019 with Geneva Roth Remark Holdings, Inc. (“Geneva Roth”) for the purchase of convertible promissory notes in the amounts of $68,000, $65,000, $58,000, $53,000 and $43,000 (“Geneva Roth Convertible Promissory Notes”). The Geneva Roth Convertible Promissory Notes are due one year from issuance, pays interest at the rate of 12% (principal amount increases 150%-200% and interest rate increases to 24% under default) per annum and gives the holder the right from time to time, and at any time during the period beginning 180 days from the origination date to the maturity date or date of default to convert all or any part of the outstanding balance into common stock of the Company limited to 4.99% of the outstanding common stock of the Company. The conversion price is 61% multiplied by the average of the two lowest trading prices for the common stock during the previous 20 trading days prior to the applicable conversion date. The Geneva Roth Convertible Promissory Notes may be prepaid in whole or in part of the outstanding balance at 125% to 140% up to 180 days from origination. Geneva Roth converted a total of $244,000 of principal and $8,680 of accrued interest through September 30, 2021 from its various Securities Purchase Agreements into 125,446,546 shares of common stock of the Company leaving no outstanding principal balances as of September 30, 2021. On February 13, 2020, the August 22, 2019 Securities Purchase Agreement was repaid for $63,284, including a premium and accrued interest.

On March 25, 2019, the Company consummated a Securities Purchase Agreement dated March 18, 2019 with Auctus Fund, LLC. (“Auctus”) for the purchase of a $600,000 Convertible Promissory Note (“Auctus Convertible Promissory Note”). The Auctus Convertible Promissory Note is due December 18, 2019, pays interest at the rate of 12% (24% default) per annum and gives the holder the right from time to time, and at any time during the period beginning 180 days from the origination date or at the effective date of the registration of the underlying shares of common stock, which the holder has registration rights for, to convert all of the outstanding balance into common stock of the Company limited to 4.99% of the outstanding common stock of the Company. The conversion price is the lessor of the lowest trading price during the previous 25 trading days prior the date of the Auctus Convertible Promissory Note or 50% multiplied by the average of the two lowest trading prices for the common stock during the previous 25 trading days prior to the applicable conversion date. The Auctus Convertible Promissory Note could be prepaid in full at 135% to 150% up to 180 days from origination. Auctus converted $33,180 of principal and $142,004 of accrued nterest into 376,000,000 shares of common stock of the Company prior to September 30, 2021. 2,000,000 warrants were issued in conjunction with the issuance of this debt. Subsequent to September 30, 2021, the Company and Auctus entered into a settlement agreement dated October 13, 2021 whereby the Company would pay $763,231.97 and allow Auctus to exercise its right to exercise 15,000,000 warrants to purchase 15,000,000 shares of common stock. Auctus agreed to limit the sale of common shares of the Company to 2,000,000 during each respective calendar week.

See Note 7.

June 6, 2019, the Company consummated a Securities Purchase Agreement with JSJ Investments Inc. (“JSJ”) for the purchase of a $112,000 Convertible Promissory Note (“JSJ Convertible Promissory Note”). The JSJ Convertible Promissory Note is due June 6, 2020, pays interest at the rate of 12% per annum and gives the holder the right from time to time, and at any time during the period beginning 180 days from the origination date to convert all of the outstanding balance into common stock of the Company limited to 4.99% of the outstanding common stock of the Company. The conversion price is the lower of the market price, as defined, or 55% multiplied by the average of the two lowest trading prices for the common stock during the previous 20 trading days prior to the applicable conversion date. The JSJ Convertible Promissory Note may be prepaid in full at 135% to 150% up to 180 days from origination. JSJ converted $43,680 of principal into 18,500,000 shares of common stock of the Company prior to September 30, 2021. In addition, on February 25, 2020 the Company repaid for $97,000, including a premium and accrued interest, for all remaining principal and accrued interest balances as of that day. 333,333 warrants were issued in conjunction with the issuance of this debt. Subsequent to September 30, 2021, the Company paid JSJ $6,666 to eliminate all outstanding warrants held by JSJ. See Note 7.

On June 11, 2019, the Company consummated a Securities Purchase Agreement with EMA Financial, LLC. (“EMA”) for the purchase of a $250,000 Convertible Promissory Note (“EMA Convertible Promissory Note”). The EMA Convertible Promissory Note is due June 11, 2020, pays interest at the rate of 12% (principal amount increases 200% and interest rate increases to 24% under default) per annum and gives the holder the right from time to time to convert all of the outstanding balance into common stock of the Company limited to 4.99% of the outstanding common stock of the Company. The conversion price is 55% multiplied by the lowest traded price for the common stock during the previous 25 trading days prior to the applicable conversion date. The EMA Convertible Promissory Note may be prepaid in full at 135% to 150% up to 180 days from origination. Prior to September 30, 2021, EMA converted $35,366 of principal into 147,700,000 shares of common stock of the Company. 1,000,000 warrants were issued in conjunction with the issuance of this debt. See Note 7.

F-17

The Company was in default under its derivative financial instruments and received notice of such from Auctus and EMA for not reserving enough shares for conversion and for not having filed a Form S-1 Registration Statement with the Securities and Exchange Commission. It was the intent of the Company to pay back all derivative securities prior to the due dates but that has not occurred in the case of Auctus or EMA. As such, the Company was in negotiations with Auctus and EMA relative to extending due dates and changing terms on the Notes. The Company settled with Auctus subsequent to September 30, 2021. The Company has been named in a lawsuit by EMA for failing to comply with a Securities Purchase Agreement entered into in June 2019. See Note 8 Other Commitments and Contingencies.

On February 14, 2020, the Company agreed to a Secured Promissory Note with a third party for $90,000. The Secured Promissory Note was secured by the assets of the Company and was due June 14, 2020 or earlier in case the Company is successful in raising other monies and carried an interest charge of 10% payable with the principal. The Secured Promissory Note was also convertible at the option of the holder into an equivalent amount of Series D Preferred Stock. The Secured Promissory Note also included a guaranty by the CEO of the Company, Stephen J. Thomas III. This Secured Promissory Note was paid off in June 2020, including $9,000 of interest in June and $1,000 in July 2020.

(3) The Factoring Agreement with full recourse, due February 29, 2020, as amended, was established in June 2016 with a company that is controlled by a shareholder and is personally guaranteed by an officer of the Company. The Factoring Agreement is such that the Company pays a discount of 2% per each 30-day period for each advance received against accounts receivable or future billings. The Company was advanced funds from the Factoring Agreement for which $101,244 and $101,244 in principal remained unpaid as of September 30, 2021 and December 31, 2020, respectively.

On July 23, 2021, the Company entered into an Agreement for the Purchase and Sale of Future Receipts (“Lendora Factoring Agreement”). The balance to be purchased and sold is $299,800 for which the Company received $190,000, net of fees. Under the Lendora Factoring Agreement, the Company is to pay $18,737.5 per week for 16 weeks at an effective interest rate of approximately 36% annually. The Lendora Factoring Agreement includes a guaranty by the CEO of the Company, Stephen J. Thomas III.

On July 23, 2021, the Company entered into a consolidation agreement for the Purchase and Sale of Future Receipts with Lendora Capital (“Lendora Consolidation Agreement”). The balance to be purchased and sold gave consideration for all then outstanding factoring agreements such as the NewCo Factoring Agreements, the NewCo Factoring Agreement #3 and the Lendora Factoring Agreement and amounted to $1,522,984 for which the Company had outstanding balances totaling $967,496. Payments under this Lendora Consolidation Agreement supercedes all other factoring agreement payments and includes $ 31,728.85 per week, at an effective interest rate of approximately 36% annually, for 48 weeks. The Lendora Consolidation Agreement includes a guaranty by the CEO of the Company, Stephen J. Thomas III.

The Following factoring agreements were consolidated through the Lendora Consolidation Agreement or previously paid off:

On May 8, 2019, the Company entered into a factoring agreement with Advantage Capital Funding (“2019 Factoring agreement”). $500,000, net of expenses, was funded to the Company with a promise to pay $18,840 per week for 40 weeks until a total of $753,610 is paid which occurred in February 2020.

On February 21, 2020, the Company entered into an Agreement for the Purchase and Sale of Future Receipts (“2020 Factoring Agreement”). The balance to be purchased and sold is $716,720 for which the Company received $500,000, net of fees. Under the 2020 Factoring Agreement, the Company was to pay $14,221 per week for 50 weeks at an effective interest rate of approximately 43% annually. However, due to COVID-19 the payments under the 2020 Factoring Agreement were reduced temporarily, to between $9,000 and $11,000 weekly. All deferred payments, $39,249 as of September 30, 2021 have been paid.

On November 13, 2020, the Company entered into an Agreement for the Purchase and Sale of Future Receipts (“2020 NewCo Factoring Agreement”). The balance to be purchased and sold is $326,400 for which the Company received $232,800, net of fees. Under the 2020 NewCo Factoring Agreement, the Company was to pay $11,658 per week for 28 weeks at an effective interest rate of approximately 36% annually. The 2020 NewCo Factoring Agreement has been paid back in total.

F-18

On December 11, 2020, the Company entered into an Agreement for the Purchase and Sale of Future Receipts with Samson MCA LLC (“Samson Factoring Agreement”). The balance to be purchased and sold is $162,500 for which the Company received $118,625, net of fees. Under the Samson Factoring Agreement, the Company was to pay $8,125 per week for 20 weeks at an effective interest rate of approximately 36%. The Samson Factoring Agreement has been paid back in total.

On December 11, 2020, the Company entered into a consolidation agreement for the Purchase and Sale of Future Receipts with QFS Capital (“QFS Factoring Agreement”). The balance to be purchased and sold is $976,918 for which the Company receives weekly payments of $29,860 for 20 weeks and then $21,978 for 4 weeks and then $11,669 in the last week of receipts all totaling $696,781 net of fees. During the same time, the Company is required to pay weekly $23,087 for 42 weeks at an effective interest rate of approximately 36% annually. The QFS Factoring Agreement was consolidated through the Lendora Consolidation Agreement.

On June 7 and June 14, 2021, the Company entered into two Agreements for the Purchase and Sale of Future Receipts (“NewCo Factoring Agreements”). The balance to be purchased and sold is $199,500 each for which the Company received $144,750 each, net of fees. Under the NewCo Factoring Agreement, the Company is to pay $5,542 each per week for 36 weeks at an effective interest rate of approximately 36% annually. The NewCo Factoring Agreements were consolidated through the Lendorq Consolidation Agreement.

On June 28, 2021, the Company entered into an Agreement for the Purchase and Sale of Future Receipts (“NewCo Factoring Agreement #3”). The balance to be purchased and sold is $133,000 for which the Company received $100,000. Under the NewCo Factoring Agreement, the Company is to pay $3,695 per week for 36 weeks at an effective interest rate of was consolidated through the Lendora Consolidation Agreement. 36% annually. The NewCo Factoring Agreement #3 .

(4) The Line of Credit originated with a bank and was secured by the personal assets of certain shareholders of Copperhead Digital. During 2016, the Line of Credit was assigned to the Copperhead Digital shareholders, who subsequent to the Copperhead Digital acquisition by TPTG became shareholders of TPTG, and the secured personal assets were used to pay off the bank. The Line of Credit bears a variable interest rate based on the 1 Month LIBOR plus 2.0%, 2.08% as of September 30, 2021, is payable monthly, and is secured by the assets of the Company. 1,000,000 shares of Common Stock of the Company have been reserved to accomplish raising the funds to pay off the Line of Credit. Since assignment of the Line of Credit to certain shareholders, which balance on the date of assignment was $2,597,790, those shareholders have loaned the Company $445,600 under the similar terms and conditions as the line of credit but most of which were also given stock options totaling $85,120 which expired (see Note 8) and was due, as amended, August 31, 2020. The Company is in negotiations to refinance this Line of Credit.

During the years ended December 31, 2019 and 2018, those same shareholders and one other have loaned the Company money in the form of convertible loans of $136,400 and $537,200, respectively, described in (2) and (6).

(5) $350,000 represents cash due to the prior owners of the technology acquired in December 2016 from the owner of the Lion Phone which is due to be paid as agreed by TPTG and the former owners of the Lion Phone technology and has not been determined.

$4,000,000 represents a promissory note included as part of the consideration of ViewMe Live technology acquired in 2017, later agreed to as being due and payable in full, with no interest with $2,000,000 from debt proceeds and the remainder from proceeds from the second Company public offering.

$1,000,000 represents a promissory note which was entered into on May 6, 2020 for the acquisition of Media Live One Platform from Steve and Yuanbing Caudle for the further development of software. This was expensed as research and development in 2020. This $1,000,000 promissory note is non-interest bearing, due after funding has been received by the Company from its various investors and other sources. Mr. Caudle is a principal with the Company’s ViewMe technology.

On September 1, 2018, the Company closed on its acquisition of Blue Collar. Part of the acquisition included a promissory note of $1,600,000 and interest at 3% from the date of closure. The promissory note is secured by the assets of Blue Collar.

$500,000 represents a Note Payable related to the acquisition of 75% of Aire Fitness, payable by February 1, 2021 or as mutually agreed out of future capital raising efforts or net profits. The Note Payable has not been paid and does not accrue interest.

(6) During 2016, the Company acquired SDM which consideration included a convertible promissory note for $250,000 due February 29, 2019, as amended, does not bear interest, unless delinquent in which the interest is 12% per annum, and is convertible into common stock at $1.00 per share. The SDM balance is $182,381 as of September 30, 2021. As of September 30, 2021, this convertible promissory note is delinquent.

During 2018, the Company issued convertible promissory notes in the amount of $537,200 to related parties and $10,000 to a non-related party which bear interest at 6% (11% default interest rate), are due 30 months from issuance and are convertible into Series C Preferred Stock at $1.00 per share.

F-19

(7) The shareholder debt represents funds given to TPTG or subsidiaries by officers and managers of the Company as working capital. There are no written terms of repayment or interest that is being accrued to these amounts and they will only be paid back, according to management, if cash flows support it. They are classified as current in the balance sheets.

During the year ended December 31, 2020, the holders of approximately $4,700,000 of existing financing arrangements agreed to exchange their debt and accrued interest for Series D Preferred Stock through a separate $12 Million Private Placement of Series D Preferred Stock (“$12 Million Private Placement”), conditioned on the Company raising at least $12,000,000. To date, this condition has not been met.

See Lease financing arrangements in Note 8.

NOTE 6 -DERIVATIVE FINANCIAL INSTRUMENTS

The Company previously adopted the provisions of ASC subtopic 825-10, Financial Instruments (“ASC 825-10”). ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The derivative liability as of September 30, 2021, in the amount of $8,256,309 has a level 3 classification under ASC 825-10.

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities as of September 30, 2021.

Debt Derivative Liabilities
Balance, December 31, 2019	$8,836,514
Change in derivative liabilities from conversion of notes payable	(1,144,290)
Change in derivative liabilities from the Odyssey conversion to a term loan	(1,286,762)
Change in fair value of derivative liabilities for the period – derivative gain	(1,140,323)
Balance, December 31, 2020	$5,265,139
Initial fair value of derivative liabilities during the period	77,897
Reclassification of certain derivative liabilities	(185,108)
Change in fair value of derivative liabilities for period – derivative expense	3,098,381
Balance, September 30, 2021	$8,256,309

Convertible notes payable and warrant derivatives – The Company issued convertible promissory notes which are convertible into common stock, at holders’ option, at a discount to the market price of the Company’s common stock. The Company has identified the embedded derivatives related to these notes relating to certain anti-dilutive (reset) provisions. These embedded derivatives included certain conversion features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of debenture and to fair value as of each subsequent reporting date.

As of September 30, 2021, the Company marked to market the fair value of the debt derivatives and determined a fair value of $8,256,309 ($8,220,700 from the convertible notes and $35,609 from warrants) in Note 5 (2) above. The Company recorded expense from change in fair value of debt derivatives of $3,098,381 for the nine months ended September 30, 2021. The fair value of the embedded derivatives was determined using Monte Carlo simulation method based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 291.3% to 300.6%, (3) weighted average risk-free interest rate of 0.04% to 0.41% (4) expected life of 0.25 to 2.7 years, and (5) the quoted market price of $0.027 to $0.027 for the Company’s common stock.

NOTE 7 - STOCKHOLDERS' DEFICIT

Preferred Stock

As of September 30, 2021, we had authorized 100,000,000 shares of Preferred Stock, of which certain shares had been designated as Series A Preferred Stock, Series B Preferred Stock, Series C and Series D Preferred Stock.

During the prior year ended December 31, 2020, the Series A Preferred Stock and the Series B Preferred Stock were reclassified as mezzanine equity as a result of the Company not having enough authorized common shares to be able to issue common shares upon their conversion. The Series C and D Preferred Stock are also classified as mezzanine equity for the same reason.

F-20

Series A Convertible Preferred Stock

In February 2015, the Company designated 1,000,000 shares of Preferred Stock as Series A Preferred Stock. In February 2015, the Board of Directors authorized the issuance of 1,000,000 shares of Series A Preferred Stock to Stephen Thomas, Chairman, CEO and President of the Company, valued at $3,117,000 for compensation expense.

The Series A Preferred Stock was designated in February 2016, has a par value of $.001, is redeemable at the Company’s option at $100 per share, is senior to any other class or series of outstanding Preferred Stock or Common Stock and does not bear dividends. The Series A Preferred Stock has a liquidation preference immediately after any Senior Securities, as defined and amended, of an amount equal to amounts payable owing, including contingency amounts where Holders of the Series A have personally guaranteed obligations of the Company. Holders of the Series A Preferred Stock shall, collectively have the right to convert all of their Series A Preferred Stock when conversion is elected into that number of shares of Common Stock of the Company, determined by the following formula: 60% of the issued and outstanding Common Shares as computed immediately after the transaction for conversion. For further clarification, the 60% of the issued and outstanding common shares includes what the holders of the Series A Preferred Stock may already hold in common shares at the time of conversion. The Series A Preferred Stock, collectively, shall have the right to vote as if converted prior to the vote to a number of shares equal to 60% of the outstanding Common Stock of the Company.

During the year ended December 31, 2020, the Series A Preferred Stock was reclassified as mezzanine equity as a result of the Company not having enough authorized common shares to be able to issue common shares upon their conversion.

Series B Convertible Preferred Stock

In February 2015, the Company designated 3,000,000 shares of Preferred Stock as Series B Convertible Preferred Stock.

The Series B Preferred Stock was designated in February 2015, has a par value of $.001, is not redeemable, is senior to any other class or series of outstanding Preferred Stock, except the Series A Preferred Stock, or Common Stock and does not bear dividends. The Series B Preferred Stock has a liquidation preference immediately after any Senior Securities, as defined and currently the Series A Preferred Stock, and of an amount equal to $2.00 per share. Holders of the Series B Preferred Stock have a right to convert all or any part of the Series B Preferred Shares and will receive and equal number of common shares at the conversion price of $2.00 per share. The Series B Preferred Stockholders have a right to vote on any matter with holders of Common Stock and shall have a number of votes equal to that number of Common Shares on a one to one basis.

There are 2,588,693 shares of Series B Convertible Preferred Stock outstanding as of September 30, 2021. During the year ended December 31, 2020, the Series B Preferred Stock was reclassified as mezzanine equity as a result of the Company not having enough authorized common shares to be able to issue common shares upon their conversion.

Series C Convertible Preferred Stock

In May 2018, the Company designated 3,000,000 shares of Preferred Stock as Series C Convertible Preferred Stock.

The Series C Preferred Stock has a par value of $.001, is not redeemable, is senior to any other class or series of outstanding Preferred Stock, except the Series A and Series B Preferred Stock, or Common Stock and does not bear dividends. The Series C Preferred Stock has a liquidation preference immediately after any Senior Securities, as defined and currently the Series A and B Preferred Stock, and of an amount equal to $2.00 per share. Holders of the Series C Preferred Stock have a right to convert all or any part of the Series C Preferred Shares and will receive an equal number of common shares at the conversion price of $0.15 per share. The Series C Preferred Stockholders have a right to vote on any matter with holders of Common Stock and shall have a number of votes equal to that number of Common Shares on a one to one basis.

There are no shares of Series C Convertible Preferred Stock outstanding as of September 30, 2021. There are approximately $678,500 in convertible notes payable convertible into Series C Convertible Preferred Stock which compromise some of the common stock equivalents calculated in Note 1.

Series D Convertible Preferred Stock

On September 15, 2020 and September 15, 2021, the Company amended its Series D Designation from January 14, 2020. These Amendments changed the number of shares to 10,000,000 shares of the authorized 100,000,000 shares of the Company's $0.001 par value preferred stock as the Series D Convertible Preferred Stock (“the Series D Preferred Shares.”)

F-21

Series D Preferred shares have the following features: (i) 6% Cumulative Annual Dividends payable on the purchase value in cash or common stock of the Company at the discretion of the Board and payment is also at the discretion of the Board, which may decide to cumulate to future years; (ii) Any time after 12 months from issuance an option to convert to common stock at the election of the holder @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00. ; (iii) Automatic conversion of the Series D Preferred Stock shall occur without consent of holders upon any national exchange listing approval and the registration effectiveness of common stock underlying the conversion rights. The automatic conversion to common from Series D Preferred sha,ll be @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00, which shall be post-reverse split as may be necessary for any Exchange listing (iv) Registration Rights – the Company has granted Piggyback Registration Rights for common stock underlying conversion rights in the event it files any other Registration Statement (other than an S-1 that the Company may file for certain conversion common shares for the convertible note financing that was arranged and funded in 2019). Further, the Company will file, and pursue to effectiveness, a Registration Statement or offering statement for common stock underlying the Automatic Conversion event triggered by an exchange listing. (v) Liquidation Rights - $5.00 per share plus any accrued unpaid dividends – subordinate to Series A, B, and C Preferred Stock receiving full liquidation under the terms of such series. The Company has redemption rights for the first year following the Issuance Date to redeem all or part of the principal amount of the Series D Preferred Stock at between 115% and 140%.

During the nine months ended September 30, 2021, 46,649 shares of Series D Preferred Share were purchased for $233,244 of which Stephen Thomas, CEO of the Company, acquired 36,649 for $183,244. The remainder of the shares purchased as of September 30, 2021 were purchased by a third party.

During the year ended December 31, 2020, the related party holders of approximately $4,700,000 of existing financing arrangements agreed to exchange their debt and accrued interest for 940,800 Series D Preferred Stock through a separate $12 Million Private Placement of Series D Preferred Stock (“$12 Million Private Placement”), conditioned on the Company raising at least $12,000,000. To date, this condition has not been met.

Common Stock

As of September 30, 2021, we had authorized 1,250,000,000 shares of Common Stock, of which 908,029,038 common shares are issued and outstanding. An amendment was approved on September 15, 2021 to increase the authorized shares to this amount.

Common Stock Purchase Agreement

On May 28, 2021, the Company entered into a Common Stock Purchase Agreement (“Purchase Agreement”) and Registration Rights Agreement (“Registration Rights Agreement”) with White Lion Capital, LLC, a Nevada limited liability company (“White Lion”). Under the terms of the Purchase Agreement, White Lion agreed to provide the Company with up to $5,000,000 upon effectiveness of a registration statement on Form S-1 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”). A Form S-1 was filed on June 30, 2021 regarding this transaction. Subsequent Amendments to Forms S-1 related to this transaction were filed on July 6, 2021 and July 14, 2021. The registrations statement was declared effective July 19, 2021.

The Company has the discretion to deliver purchase notice to White Lion and White Lion will be obligated to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) based on the investment amount specified in each purchase notice. The maximum amount of the Purchase Notice shall be the lesser of: (i) 200% of the Average Daily Trading Volume or (ii) the Investment Limit divided by the highest closing price of the Common Stock over the most recent five (5) Business Days including the respective Purchase Date. Notwithstanding the forgoing, the Investor may waive the Purchase Notice Limit at any time to allow the Investor to purchase additional shares under a Purchase Notice. Pursuant to the Purchase Agreement, White Lion and its affiliates will not be permitted to purchase ,and the Company may not put shares of the Company’s Common Stock to White Lion that would result in White Lion’s beneficial ownership equaling more than 9.99% of the Company’s outstanding Common Stock. The price of each purchase share shall be equal to eighty-five percent (85%) of the Market Price (as defined in the Purchase Agreement). Purchase Notices may be delivered by the Company to White Lion until the earlier of seven (7) months (until December 31, 2021) or the date on which White Lion has purchased an aggregate of $5,000,000 worth of Common Stock under the terms of the Purchase Agreement.

As of September 30, 2021,, the Company has given purchase notices for 29,000,000 shares of common stock under the Purchase Agreement and has received proceeds of $610,502, net of expenses and commissions.

Subscription Payable

As of September 30, 2021, the Company has recorded $(3,265) in stock subscription receivable which represents shares receivable under prior terminated acquisition agreement of 3,096,181 shares of common stock offset by $7,100 representing amortization of 3,000,000 common shares valued at $42,600, being earned for services rendered by General John Wharton, newest Director of the Company, monthly over two years.

F-22

During 2018, a note payable of $2,000 was forgiven for 16,667 common shares. 2,000 of these shares were issued during the year ended December 31, 2020. The remainder were issued during the nine months ended September 30, 2021.

During the year ended December 31, 2020, the Company signed consulting agreements related to their activities with TPT Global Tech and TPT MedTech with three third parties for which we agreed to issue 4,450,000 shares of restricted common stock. 300,000 of these shares were valued at fair value and expensed in the statement of operations for $16,200. The other 4,150,000 shares were value at their value of $275,975 which is being amortized over 10 months of service starting on the date of the agreement of September 1, 2020. All of this has been amortized into the statement of operations through the nine months ended September 30, 2021.

In 2018, Arkady Shkolnik and Reginald Thomas (family member of CEO) were added as members of the Board of Directors. In accordance with agreements with the Company for his services as a director, Mr. Shkolnik is to receive $25,000 per quarter and 5,000,000 shares of restricted common stock valued at approximately $692,500 vesting quarterly over twenty-four months. The quarterly cash payments of $25,000 will be paid in unrestricted common shares if the Company has not been funded adequately to make such payments. Mr. Thomas is to receive $10,000 per quarter and 1,000,000 shares of restricted common stock valued at approximately $120,000 vesting quarterly over twenty-four months. The quarterly payment of $10,000 may be suspended by the Company if the Company has not been adequately funded. As of September 30, 2021, $290,500 and $105,000 has been accrued as accounts payable in the balance sheet for Mr. Shkolnik and Mr. Thomas, respectively. For the nine months ended September 30, 2021 and 2020, $0 and $236,928, respectively, have been expensed under these agreements.

Effective November 1, 2017, the Company entered into an agreement to acquire Hollywood Rivera, LLC (“HRS”). In March 2018, the HRS acquisition was rescinded and 3,625,000 shares of common stock, which were issued as part of the transaction, are being returned by the recipients. As such, as of September 30, 2021 the 3,265,000 shares for the HRS transaction are reflected as subscriptions receivable based on their par value.

Common Stock Issued During Nine Months ended September 30, 2021

Effective September 30, 2020, we entered into a Purchase Agreement by which we agreed to purchase the 500,000 outstanding Series A Preferred shares of InnovaQor, Inc., our majority owned subsidiary, in an agreed amount of $350,000 in cash or common stock, if not paid in cash, at the five day average price preceding the date of the request for effectiveness after the filing of a registration statement on Form S-1. This was modified December 28 and 29, 2020, to provide for registration of 7,500,000 common shares for resale at the market price. Any balance due on notes will be calculated after an accounting for the net sales proceeds from sale of the stock by February 28, 2021 and may be paid in cash or stock thereafter. The Series A Preferred shares are being purchased from the Michael A. Littman, Atty. Defined Benefit Plan.

Effective September 30, 2020, we entered into a Settlement Agreement to settle outstanding legal fees due to date in the amount of $74,397 (as assigned to the Michael A. Littman Atty. Defined Benefit Plan.) The number of shares to be issued in consideration is to be computed at the five day average price as specified under Rule 474 under the Securities Act of 1933 for the 5 days preceding the date of the request for acceleration of the effective date of this registration of our common shares to be issued. (This may also be fully settled by payment of the sum of $74,397 in cash at any time prior to the issuance of the shares of stock of the Company.) This was modified December 28 and 29, 2020, to provide for registration of 7,500,000 common shares for resale at the market price. Any balance due on notes will be calculated after an accounting for the net sales proceeds from sale of the stock by February 28, 2021 and may be paid in cash or stock thereafter.

The 7,500,000 shares identified in these agreements with Mr. Littman were issued during the nine months ended September 30, 2021 and included in a Form S-1 filed and declared effective in January 2021. We were informed by Mr. Littman that all the shares issued under these agreements have been sold resulting in a shortfall of $185,107 which has been included in accounts payable at September 30, 2021.

Another 6,214,667 common shares were issued during the nine months ended September 30, 2021 which primarily related to services rendered for consulting arrangements with the Company. During the three and nine months ended September 31, 2021, $7,100 and $220,936 were included in the statement of operations as expenses related to these stock issuances.

F-23

Stock Options

	Options Outstanding	Vested	Vesting Period	Exercise Price Outstanding and Exercisable	Expiration Date
December 31, 2019	3,000,000	3,000,000	12 to 18 months	$0.10	3-1-20 to 3-21-21
Expired	(2,000,000)
December 31, 2020	1,000,000	1,000,000	12 months	$0.10	3-21-21
Expired	(1,000,000)
September 30, 2021	—	—	—	—	—

Warrants

As of September 30, 2021, there were 3,333,333 warrants outstanding that expire in five years or in the year ended December 31, 2024. As part of the Convertible Promissory Notes payable – third party issuance in Note 5, the Company issued 3,333,333 warrants to purchase 3,333,333 common shares of the Company at 70% of the current market price. Current market price means the average of the three lowest trading prices for our common stock during the ten-trading day period ending on the latest complete trading day prior to the date of the respective exercise notice. Subsequent to September 30, 2021, the Company and two of the holders of the Convertible Promissory Notes entered into agreements whereby the Company paid to eliminate 2,333,333 of these warrants. See Note 5 (2).

The warrants issued were considered derivative liabilities valued at $35,609 of the total $8,256,309 derivative liabilities as of September 30, 2021. See Note 6.

Common Stock Reservations

The Company has reserved 1,000,000 shares of Common Stock of the Company for the purpose of raising funds to be used to pay off debt described in Note 5.

We have reserved 20,000,000 shares of Common Stock of the Company to grant to certain employee and consultants as consideration for services rendered and that will be rendered to the Company.

There are Transfer Agent common stock reservations that have been approved by the Company relative to the outstanding derivative financial instruments as of September 30, 2021, the outstanding Form S-1 Registration Statement and general treasury of approximately 76,000,000 common shares. Subsequent to September 30, 2021, the Company reserved another 250,000,000 shares for Securities Purchase Agreements consummated in October 2021.

Non-Controlling Interests

QuikLAB Mobile Laboratories

In July and August 2020, the Company formed Quiklab 1 LLC, QuikLAB 2, LLC, QuikLAB 3, LLC and QuikLAB 4, LLC. It is the intent to use these entities as vehicles into which third parties would invest and participate in owning QuikLAB Mobile Laboratories. As of December 31, 2020, Quiklab 1 LLC, QuikLAB 2, LLC and QuikLAB 3, LLC have received an investment of $460,000, of which Stephen Thomas and Rick Eberhardt, CEO and COO of the Company, have invested $100,000 in QuikLAB 2, LLC. The third party investors and Mr. Thomas and Mr. Eberhart, will benefit from owning 20% of QuikLAB Mobile Laboratories specific to their investments. The Company owns the other 80% ownership in the QuickLAB Mobile Laboratories. The net loss attributed to the non-controlling interests from the QuikLAB Mobile Laboratories included in the statement of operations for the three and nine months ended September 30, 2021 is $13,925 and $54,148, repectively.

Other Non-Controlling Interests

TPT Strategic, Aire Fitness and TPT Asia are other non-controlling interests in which the Company owns 94%, 75% and 78%, respectively. There is very little activity in any of these entities. The net loss (income) attributed to these non-controlling interests included in the statement of operations for the three and nine months ended September 30, 2021 is $(11,987) and $17,066, respectively.

F-24

TPT Strategic did a reverse merger with Southern Plains of which there ended up being a non-controlling interest ownership of 6% as of December 31, 2020. As a result, $219,058 in the non-controlling interest in liabilities of a license agreement valued at $3,500,000 was reflected in the consolidated balance sheet as of December 31, 2020. This was reversed during the nine months ended September 30, 2021 when the liabilities under the license agreement were terminated by mutual agreement.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Accounts Payable and Accrued Expenses

Accounts payable:	2021	2020
Related parties (1)	$1,464,811	$1,339,352
General operating	5,543,746	3,965,135
Accrued interest on debt (2)	1,896,674	1,328,939
Credit card balances	169,454	173,972
Accrued payroll and other expenses	320,481	296,590
Taxes and fees payable	642,640	641,012
Unfavorable lease liability	30,303	121,140
Total	$10,068,109	$7,866,140

 _______________

(1)	Relates to amounts due to management and members of the Board of Directors according to verbal and written agreements that have not been paid as of period end.
(2)	Portion relating to related parties is $818,013 and $679,380 for September 30, 2021 and December 31, 2020, respectively

Operating lease obligations

The Company adopted Topic 842 on January 1, 2019. The Company elected to adopt this standard using the optional modified retrospective transition method and recognized a cumulative-effect adjustment to the consolidated balance sheet on the date of adoption. Comparative periods have not been restated. With the adoption of Topic 842, the Company’s consolidated balance sheet now contains the following line items: Operating lease right-of-use assets, Current portion of operating lease liabilities and Operating lease liabilities, net of current portion.

As all the existing leases subject to the new lease standard were previously classified as operating leases by the Company, they were similarly classified as operating leases under the new standard. The Company has determined that the identified operating leases did not contain non-lease components and require no further allocation of the total lease cost. Additionally, the agreements in place did not contain information to determine the rate implicit in the leases, so we used our estimated incremental borrowing rate as the discount rate. Our weighted average discount rate is 10.0% and the weighted average lease term of 4.37 years.

We have various non-cancelable lease agreements for certain of our tower locations with original lease periods expiring between 2021 and 2044. Our lease terms may include options to extend or terminate the lease when it is reasonably certain we will exercise that option. Certain of the arrangements contain escalating rent payment provisions. An equipment lease described below and leases with an initial term of twelve months have not been recorded on the consolidated balance sheets. We recognize rent expense on a straight-line basis over the lease term.

As of September 30, 2021 and December 31, 2020, operating lease liabilities arising from operating leases were $6,836,419 and $5,555,674, respectively. During the nine months ended September 30, 2021, cash paid for amounts included for the measurement of lease liabilities was $792,010 and the Company recorded lease expense in the amount of $1,824,386 in cost of sales.

The Company entered into an operating lease agreement for location rights for certain QuikLABS. The operating lease agreement started October 1, 2020 and goes for three years at $9,798 per month. In addition, the Company entered an operating agreement to lease colocation space for 5 years. This operating agreement started October 1, 2020 for $7,140 per month.

F-25

The following is a schedule showing the future minimum lease payments under operating leases by years and the present value of the minimum payments as of September 30, 2021.

2021	$2,523,086
2022	1,910,485
2023	1,370,092
2024	1,044,693
2025	703,343
Thereafter	209,872
Total operating lease liabilities	7,761,571
Amount representing interest	(925,152)
Total net present value	$6,836,419

Office lease used by CEO

The Company entered into a lease of 12 months or less for living space which is occupied by Stephen Thomas, Chairman, CEO and President of the Company. Mr. Thomas lives in the space and uses it as his corporate office. The company has paid $22,500 and $22,500 in rent and utility payments for this space for the nine months ended September 30, 2021 and 2020, respectively.

Financing lease obligations

Future minimum lease payments are as follows:

2021	$864,025
2022	44,836
2023	—
2024	—
2025	—
Thereafter	—
Total financing lease liabilities	908,861
Amount representing interest	(40,274)
Total future payments (1)(2)	$868,587

____________________

(1)	Included is a Telecom Equipment Lease is with an entity owned and controlled by shareholders of the Company and was due August 31, 2020, as amended.

(2)

Also included are leases under Xroads Equipment Agreements with a third party that allows the Company to pay between $10,780 and $11,288 per month, including interest, starting between November 16, 2020 and February 22, 2021 for eleven months with a $1 value acquisition price at the termination of the leases.

Other Commitments and Contingencies

Employment Agreements

The Company has employment agreements with certain employees of SDM, K Telecom and Aire Fitness. The agreements are such that SDM, K Telecom and Aire Fitness, on a standalone basis in each case, must provide sufficient cash flow to financially support the financial obligations within the employment agreements.

On May 6, 2020, the Company entered into an agreement to employ Ms. Bing Caudle as Vice President of Product Development of the Media One Live platform for an annual salary of $250,000 for five years, including customary employee benefits. The payment is guaranteed for five years whether or not Ms. Caudle is dismissed with cause.

Litigation

We have been named in a lawsuit by EMA Financial, LLC (“EMA”) for failing to comply with a Securities Purchase Agreement entered into in June 2019. More specifically, EMA claims the Company failed to honor notices of conversion, failed to establish and maintain share reserves, failed to register EMA shares and by failed to assure that EMA shares were Rule 144 eligible within 6 months. EMA has claimed in excess of $650,975 in relief. The Company has filed an answer and counterclaim. The Company does not believe at this time that any negative outcome would result in more than the $743,491 it has recorded on its balance sheet as of September 30, 2021.

F-26

A lawsuit was filed in Michigan by the one of the former owners of SpeedConnect, LLC, John Ogren. Mr. Ogren claimed he was owed back wages related to the acquisition agreement wherein the Company acquired the assets of SpeedConnect, LLC and kept him on through a consulting agreement. The Company’s position was that he ultimately resigned in writing and was not due any back wages. In August 2021, Mr. Ogren was awarded $334,908 in back wages by an Arbitrator. This amount has been included in accounts payable as of September 30, 2021 and expensed in the statement of operations as other expenses in the nine months ended September 30, 2021. Mr. Ogren and the Company have agreed to a settlement whereby the Company would pay $120,000 within 14 days of a written agreement, which was paid in October 2021, with four monthly payments of $20,000 starting on December 5, 2021 through March 2, 2022.

The Company has been named in a lawsuit, Robert Serrett vs. TruCom, Inc., by a former employee who was terminated by management in 2016. The employee was working under an employment agreement but was terminated for breach of the agreement. The former employee is suing for breach of contract and is seeking around $75,000 in back pay and benefits. We recently learned that Mr. Serrett received a default judgement in Texas on May 15, 2018 for $70,650 plus $3,500 in attorney fees and 5% interest and court costs. However, he has made no attempt that we are aware of to obtain a sister state judgment in Arizona, where Trucom resides, or to try and enforce the judgement and collect. Management believes it has good and meritorious defenses and does not belief the outcome of the lawsuit will have any material effect on the financial position of the Company.

We have been named in a lawsuit by a collection law firm on behalf of Pinnacle Towers LLC and Crown Atlantic Company Inc., against TPT Global Tech, Inc. The claim derives from an outstanding debt by incurred by Copperhead Digital. The lawsuit is over unpaid rent that should have been paid by Copperhead Digital but was not paid. The Company believes it has several defenses to this claim and is in the process of communicating with opposing counsel for dismissal of the claims which amount to $386,030.62 plus interest, costs and attorney fees. The Company has accounted for approximately $600,000 in payables on its consolidated balance sheet as of September 30, 2021 for this subsidiary payable.

We are not currently involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or of our companies or our subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect. We anticipate that we (including current and any future subsidiaries) will from time to time become subject to claims and legal proceedings arising in the ordinary course of business. It is not feasible to predict the outcome of any such proceedings and we cannot assure that their ultimate disposition will not have a materially adverse effect on our business, financial condition, cash flows or results of operations.

Customer Contingencies

The Company has collected $338,725 from one customer in excess of amounts due from that customer in accordance with the customer’s understanding of the appropriate billings activity. The customer has filed a written demand for repayment by the Company of these amounts. Management believes that the customer agreement allows them to keep the amounts under dispute. Given the dispute, the Company has reflected the amounts in dispute as a customer liability on the consolidated balance sheet as of September 30, 2021 and December 31, 2020.

Stock Contingencies

The Company has convertible debt, preferred stock, options and warrants outstanding for which common shares would be required to be issued upon exercise by the holders. As of September 30, 2021, the following shares would be issued:

Convertible Promissory Notes	247,518,177
Series A Preferred Stock (1)	1,327,317,125
Series B Preferred Stock	2,588,693
Series D Preferred Stock (2)	10,711,596
Stock Options and Warrants	3,333,333
1,591,468,923

___________

(1)

Holder of the Series A Preferred Stock which is Stephen J. Thomas, is guaranteed 60% of outstanding common stock upon conversion. The Company would have to authorize additional shares for this to occur as only 1,000,000,000 shares are currently authorized.

(2)

Holders of the Series D Preferred Stock may decide after 18 months to convert to common stock @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00. There is also an automatic conversion of the Series D Preferred Stock without consent of holders upon any national exchange listing approval and the registration effectiveness of common stock underlying the conversion rights. The automatic conversion to common from Series D Preferred shall be @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00.

F-27

During the fourth quarter of 2020, the related party holders of approximately $4,700,000 of existing financing arrangements agreed to exchange their debt and accrued interest for Series D Preferred Stock through a separate $12 Million Private Placement, conditioned on the Company raising at least $12,000,000 in a separate Form 1-A Offering.

Part of the consideration in the acquisition of Aire Fitness was the issuance of 500,000 restricted common shares of the Company vesting and issuable after the common stock reaches at least a $1.00 per share closing price in trading. To date, this has not occurred but may happen in the future upon which the Company will issue 500,000 common shares to the non-controlling interest owners of Aire Fitness.

NOTE 9 – RELATED PARTY ACTIVITY

Accounts Payable and Accrued Expenses

There are amounts outstanding due to related parties of the Company of $1,464,809 and $1,339,352, respectively, as of September 30, 2021 and December 31, 2020 related to amounts due to employees, management and members of the Board of Directors according to verbal and written agreements that have not been paid as of period end which are included in accounts payable and accrued expenses on the balance sheet. See Note 8.

As is mentioned in Note 7, Reginald Thomas was appointed to the Board of Directors of the Company in August 2018. Mr. Thomas is the brother to the CEO Stephen J. Thomas III. According to an agreement with Mr. Reginald Thomas, he is to receive $10,000 per quarter and 1,000,000 shares of restricted common stock valued at approximately $120,000 vesting quarterly over twenty-four months. The quarterly payment of $10,000 may be suspended by the Company if the Company has not been adequately funded.

Leases

See Note 8 for office lease used by CEO.

Debt Financing and Amounts Payable

As of September 30, 2021, there are amounts due to management/shareholders included in financing arrangements, of which $84,555 is payable from the Company to Stephen J. Thomas III, CEO of the Company. See note 5.

Revenue Transactions and Accounts Receivable

During the nine months ended September 30, 2021, Blue Collar provided production services to an entity controlled by the Blue Collar CEO (355 LA, LLC or “355”) for which it recorded revenues of $0 and $398,677, respectively, and had accounts receivable outstanding as of September 30, 2021 and December 31, 2020 of $0 and $0, respectively, which is included in accounts receivable on the consolidated balance sheet. 355 was formed in October 2019 by the CEO of Blue Collar for the purpose of production of certain additional footage for a 355 customer. 355 has opportunity to engage with other production relationships outside of using Blue Collar.

Other Agreements

On April 17, 2018, the CEO of the Company, Stephen Thomas, signed an agreement with New Orbit Technologies, S.A.P.I. de C.V., a Mexican corporation, (“New Orbit”), majority owned and controlled by Stephen Thomas, related to a license agreement for the distribution of TPT licensed products, software and services related to Lion Phone and ViewMe Live within Mexico and Latin America (“License Agreement”). The License Agreement provides for New Orbit to receive a fully paid-up, royalty-free, non-transferable license for perpetuity with termination only under situations such as bankruptcy, insolvency or material breach by either party and provides for New Orbit to pay the Company fees equal to 50% of net income generated from the applicable activities. The transaction was approved by the Company’s Board of Directors in June 2018. There has been no activity on this agreement.

F-28

NOTE 10 – GOODWILL AND INTANGIBLE ASSETS

Goodwill and intangible assets are comprised of the following:

September 30, 2021

	Gross carrying amount (1)	Accumulated Amortization	Net Book Value	Useful Life
Customer Base	$938,000	$(284,712)	$653,288	3-10
Developed Technology	4,595,600	(1,999,943)	2,595,657	9
Film Library	957,000	(231,250)	725,750	11
Trademarks and Tradenames	132,000	(35,437)	96,563	12
Favorable leases	95,000	(76,320)	18,680	3
Other	76,798	(5,760)	71,038	10
	6,794,398	(2,633,422)	4,160,976

Goodwill	$768,091	$—	$768,091

Amortization expense was $553,965 and $548,205 for the nine months ended September 30, 2021 and 2020, respectively.

December 31, 2020

	Gross carrying amount	Accumulated Amortization	Net Book Value	Useful Life
Customer Base	$938,000	(207,771)	$730,229	3-10
Developed Technology	4,595,600	(1,616,975)	2,978,625	9
Film Library	957,000	(177,100)	779,900	11
Trademarks and Tradenames	132,000	(26,731)	105,269	12
Favorable leases	95,000	(50,880)	44,120	3
Other	76,798	—	76,798
Total intangible assets, net	$6,794,398	(2,079,457)	$4,714,941

Goodwill	$768,091	—	$768,091	—

Remaining amortization of the intangible assets is as following for the next five years and beyond:

2021	$207,009
2022	730,059
2023	719,859
2024	719,859
2025	719,859
Thereafter	1,064,331
$4,160,976

NOTE 11 – SEGMENT REPORTING

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company's internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company's business segments.

The Company's chief operating decision maker (“CODM”) has been identified as the CEO who reviews the financial information of separate operating segments when making decisions about allocating resources and assessing performance of the group. Based on management's assessment, the Company considers its most significant segments for 2021 and 2020 are those in which it is providing Broadband Internet through TPT SpeedConnect and Media Production services through Blue Collar Medical Testing services through TPT MedTech and QuikLABs.

F-29

The following tables present summary information by segment for the three months ended September 30, 2021 and 2020 respectively:

2021
	TPT SpeedConnect	Blue Collar	TPT MedTech and QuikLABS	Corporate and other	Total
Revenue	$1,816,781	529,606	22,859	150,180	$2,519,426
Cost of sales	$(1,363,272)	(472,299)	(21,296)	(78,923)	$(1,935,790)
Net income (loss)	$(121,318)	(22,897)	(153,792)	(4,420,289)	$(4,718,296)
Total assets	$6,817,103	1,122,838	466,291	3,362,516	$11,768,748
Depreciation and amortization	$(154,000)	(27,834)	(25,239)	(138,223)	$(345,296)
Derivative expense	$-	-	-	(3,472,930)	$(3,472,930)
Interest expense	$(476,925)	(8,854)	-	(191,204)	$(676,983)

2020
	TPT SpeedConnect	Blue Collar	Corporate and other	Total
Revenue	$2,419,442	$351,515	$15,653	$2,786,610
Cost of revenue	$(1,648,683)	$(130,130)	$(46,610)	$(1,825,423)
Net income (loss)	$138,181	$71,567	$(2,594,790)	$(2,385,042)
Total assets	$7,371,051	$559,912	$8,029,082	$15,960,045
Depreciation and amortization	$(150,434)	$(18,556)	$(277,428)	$(446,418)
Derivative gin	$-	$-	$223,229	$223,229
Interest expense	$(55,047)	$(8,528)	$(184,583)	$(248,158)

The following tables present summary information by segment for the nine months ended September 30, 2021 and 2020 respectively:

2021
	TPT SpeedConnect	Blue Collar	TPT MedTech and QuikLABS	Corporate and Other	Total
Revenue	$5,867,005	$1,241,060	$479,967	$222,924	$7,810,956
Cost of sales	$(4,502,016)	$(808,129)	$(787,504)	$(189,436)	$(6,287,085)
Net income (loss)	$(721,373)	$$8,009	$(1,205,060)	$(6,753,395)	$(8,671,819)
Total assets	$6,817,103	$1,122,838	$466,291	$3,362,516	$11,768,748
Depreciation and amortization	$(455,640)	$(83,502)	$(25,239)	$(469,928)	$(1,034,309)
Derivative expense	$-	$-	$-	$(3,098,381)	$(3,098,381)
Interest expense	$(812,859)	$(23,197)	$-	$(641,049)	$(1,477,105)

2020
	TPT SpeedConnect	Blue Collar	Corporate and Other	Total
Revenue	$7,683,928	$877,607	$57,819	$8,619,354
Cost of revenue	$(4,876,775)	$(418,968)	$(267,357)	$(5,563,100)
Net income (loss)	$880,554	$(174,388)	$(5,587,196)	$(4,881,030)
Total assets	$7,371,051	$559,912	$8,029,082	$15,960,045
Depreciation and amortization	$(390,422)	$(83,502)	$(855,331)	$(1,329,255)
Derivative expense	$-	$-	$(176,790)	$(176,790)
Interest expense	$(135,500)	$(28,172)	$(918,587)	$(1,082,259)

NOTE 12 – SUBSEQUENT EVENTS

Stock Purchase Agreement

Effective October 6 to October 13, 2021, the Company consummated a Securities Purchase Agreements dated October 6, 2021, with First Fire Global Opportunities Fund LLC (“First Fire”), Cavalry Investment Fund, LLC (Cavalry Investment Fund and Cavalry Fund 1, LLC (“Cavalry Fund 1”) (all together referred to as “Investors”) for the purchase of $2,174,000 convertible promissory notes (“Convertible Promissory Notes”). These Convertible Promissory Notes are due nine months from funding, have an original issue discount of 8% and interest rate at 10% per annum (default, as defined, at 24%). There is a mandatory conversion in the event a Nasdaq Listing prior to nine months from funding for which the Investors principal and interest balances will be converted at a price equal to 25% discount to the opening price on the first day the Company trades on Nasdaq. There is also a voluntary conversion of all principal and accrued interest at the discretion of the Investor at the lower of $.025 or 75% of the two lowest trade prices during the fifteen consecutive trading day period ending on the trading day immediately prior to the applicable conversion date. The Investors were given registration rights. The Convertible Promissory Notes may be prepaid in whole or in part of the outstanding balances at 115 % prior to maturity. 250,000,000 common shares of the Company have been reserved with the transfer agent for possible conversion. Warrants were issued to exercise up to 165,000,000 warrants to purchase 165,000,000 common shares at 110% of the opening price on the first day the Company trades on the Nasdaq exchange. The use of proceeds will be for working capital and to pay off existing debt.

F-30

Legal and Debt Settlements

On March 18, 2019, the Company issued to an Investor a convertible promissory note in the principal amount of $600,000.00 (the “Auctus Promissory Note”) and Warrant Agreement (the “Auctus Warrant Agreement”) pursuant to that certain securities purchase agreement dated March 18, 2019 (the “Auctus SPA”) with Auctus Fund, LLC (“Auctus”). Pursuant to claims by Auctus that the Company had not complied with terms of the Auctus SPA, the Company and Auctus entered into a settlement agreement dated October 13, 2021 where by the Company would pay $763,231.97 and allow Auctus to exercise its right to exercise 15,000,000 warrants to purchase 15,000,000 shares of common stock. Auctus agreed to limit the sale of common shares of the Company to 2,000,000 during each respective calendar week. As of September 30, 2021, the Company had recorded approximately $1,756,000 in accrued principal and interest and an additional derivative liability of approximately $6,500,000.

We have been named in a lawsuit by a collection law firm on behalf of Pinnacle Towers LLC and Crown Atlantic Company Inc., against TPT Global Tech, Inc. The claim derives from an outstanding debt by incurred by Copperhead Digital. The lawsuit is over unpaid rent that should have been paid by Copperhead Digital but was not paid. The Company believes it has several defenses to this claim and is in the process of communicating with opposing counsel for dismissal of the claims which amount to $386,030.62 plus interest, costs and attorney fees. The Company has accounted for approximately $600,000 in payables on its consolidated balance sheet as of September 30, 2021 for this subsidiary payable.

A lawsuit was filed in Michigan by the one of the former owners of SpeedConnect, LLC, John Ogren. Mr. Ogren claimed he was owed back wages related to the acquisition agreement wherein the Company acquired the assets of SpeedConnect, LLC and kept him on through a consulting agreement. The Company’s position was that he ultimately resigned in writing and was not due any back wages. In August 2021, Mr. Ogren was awarded $334,908 in back wages by an Arbitrator. This amount has been included in accounts payable as of June 30, 2021 and expensed in the statement of operations as other expenses in the six months ended June 30, 2021. Mr. Ogren and the Company have agreed to a settlement whereby the Company would pay $120,000 within 14 days of a written agreement with four monthly payments of $20,000 starting on December 5, 2021 through March 2, 2022.

Series E Convertible Preferred Stock

On November 10, 2021, the Company designated 10,000,000 shares of the authorized 100,000,000 shares of the Company's $0.001 par value preferred stock as the Series E Convertible Preferred Stock ("the Series E Preferred Shares.")

Series E Preferred shares have the following features: (i) 6% Cumulative Annual Dividends payable on the purchase value in cash or common stock of the Company at the discretion of the Board and payment is also at the discretion of the Board, which may decide to cumulate to future years; (ii) Any time after 12 months from issuance an option to convert to common stock at the election of the holder @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00. ; (iii) Automatic conversion of the Series D Preferred Stock shall occur without consent of holders upon any national exchange listing approval and the registration effectiveness of common stock underlying the conversion rights. The automatic conversion to common from Series D Preferred sha,ll be @ 75% of the 30 day average market closing price (for previous 30 business days) divided into $5.00, which shall be post-reverse split as may be necessary for any Exchange listing (iv) Registration Rights – the Company has granted Piggyback Registration Rights for common stock underlying conversion rights in the event it files any other Registration Statement (other than an S-1 that the Company may file for certain conversion common shares for the convertible note financing that was arranged and funded in 2019). Further, the Company will file, and pursue to effectiveness, a Registration Statement or offering statement for common stock underlying the Automatic Conversion event triggered by an exchange listing. (v) Liquidation Rights - $5.00 per share plus any accrued unpaid dividends – subordinate to Series A, B, C and D Preferred Stock receiving full liquidation under the terms of such series. The Company has redemption rights for the first year following the Issuance Date to redeem all or part of the principal amount of the Series D Preferred Stock at between 115% and 140%.

Subsequent to September 30, 2021, the Company paid JSJ $6,666 to eliminate all outstanding warrants held by JSJ.

Subsequent events were reviewed through the date the financial statements were issued.

F-31

TPT GLOBAL TECH, INC.

CONSOLIDATED FINANCIAL STATEMENTS AND NOTES

Audited Consolidated Financial Statements for the years ended December 31, 2020 and 2019

F-32

To the Shareholders and the Board of Directors of TPT Global Tech, Inc.:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of TPT Global Tech, Inc. (“the Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2020 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has insufficient cash flows from operations to support working capital requirements. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current-period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of a critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing a separate audit opinion on the critical audit matters or on the accounts or disclosures to which it relates.

Long-Lived Asset Impairment Assessment

Critical Audit Matter Description

As described in Note 1 to the consolidated financial statements, the Company performs impairment testing for its long-lived assets when events or changes in circumstances indicate that its carrying amount may not be recoverable and exceeds its fair value. Due to challenging industry and economic conditions, the Company tested its long-lived assets during the year ended December 31, 2020.

We identified the evaluation of the impairment analysis for long-lived assets as a critical audit matter because of the significant estimates and assumptions management used in the related cash flow analysis. Performing audit procedures to evaluate the reasonableness of these estimates and assumptions required a high degree of auditor judgment and an increased extent of effort.

F-33

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures related to the following:

•	Testing management’s process for developing the recoverability test.
•	Evaluating the appropriateness of the cash flow model used by management.
•	Testing the completeness and accuracy of underlying data used in the recoverability test.
•	Evaluating the significant assumptions used by management related to revenues, gross margin, other operating expenses, income taxes and long-term growth rate to discern whether they are reasonable considering (i) the current and past performance of the entity; (ii) the consistency with external market and industry data; and (iii) whether these assumptions were consistent with evidence obtained in other areas of the audit.
•	Professionals with specialized skill and knowledge were utilized by the Firm to assist in the evaluation of the cash flow model and assumptions used by management in the related recoverability test.

Goodwill Impairment Assessment

Critical Audit Matter Description

As described in Note 1 to the consolidated financial statements, the Company tests goodwill for impairment annually at the reporting unit level, or more frequently, if events or circumstances indicate it is more likely than not that the fair value of a reporting unit is less than its carrying amount. Reporting units are tested for impairment by comparing the estimated fair value of each reporting unit with its carrying amount. If the carrying amount of a reporting unit exceeds its estimated fair value, an impairment loss is recorded based on the difference between the fair value and carrying amount, not to exceed the associated carrying amount of goodwill. The Company’s annual impairment test occurred on December 31, 2020.

We identified the evaluation of the impairment analysis for goodwill as a critical audit matter because of the significant estimates and assumptions management used in the discounted cash flow analysis performed by management to determine fair value of the reporting unit. Performing audit procedures to evaluate the reasonableness of these estimates and assumptions required a high degree of auditor judgment and an increased extent of effort.

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures related to the following:

•	Testing management’s process for developing the fair value estimate.
•	Evaluating the appropriateness of the discounted cash flow model used by management.
•	Testing the completeness and accuracy of underlying data used in the fair value estimate.
•	Evaluating the significant assumptions used by management related to revenues, gross margin, other operating expenses, long term growth rate, and discount rate to discern whether they are reasonable considering (i) the current and past performance of the entity; (ii) the consistency with external market and industry data; and (iii) whether these assumptions were consistent with evidence obtained in other areas of the audit.
•	Professionals with specialized skill and knowledge were utilized by the Firm to assist in the evaluation of the discounted cash flow model and discount rate assumptions.

Business Acquisition

Description of the Critical Audit Matter

As described in Note 2 to the consolidated financial statements, the Company acquired 75% ownership of Aire Fitness for a total purchase price of $610,585. The Company accounted for this acquisition as a business combination. Accordingly, the purchase price was allocated to the assets acquired and liabilities assumed at fair value as of the transaction date. The Company utilized a third-party valuation specialist to assist in determining the fair value of the consideration granted and identifiable intangible assets acquired in the acquisition. We identified the estimation of the fair value of the consideration transferred, assets acquired, and liabilities assumed in the acquisition as a critical audit matter.

We identified the valuation of the consideration transferred, assets acquired, and liabilities assumed as a critical audit matter because of the significant estimates and assumptions management made to determine the fair value of certain of these assets. This required a high degree of auditor judgment and an increased extent of effort when performing audit procedures to evaluate the reasonableness of the valuation methodology applied and the assumptions used such as forecasted sales growth rates, cash flows, and estimated discount rates. In addition, the audit effort involved the use of professionals with specialized skill and knowledge.

F-34

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures related to the following:

•	We evaluated management’s and the valuation specialist’s identification of assets acquired and liabilities assumed.
•	We obtained management’s purchase price allocation detailing fair values assigned to acquired tangible and intangible assets.
•	We obtained the valuation report prepared by the valuation specialist engaged by management to assist in the purchase price allocation, including determination of fair values assigned to acquired intangible assets, and examined valuation methods used and qualifications of the specialist.
•	We examined the completeness and accuracy of the underlying data supporting the significant assumptions and estimates used in the valuation report, including historical and projected financial information.
•	We evaluated the accuracy and completeness of the financial statement presentation and disclosure of the acquisitions.
•	Professionals with specialized skill and knowledge were utilized by the Firm to assist in the evaluation of the valuation models deployed by management.

Determination and Valuation of Derivative Liabilities

Critical Audit Matter Description

As described further in Note 6 of the consolidated financial statements, during the year ended December 31, 2020 and in prior periods, the Company issued convertible notes and warrants that required management to assess whether the conversion features of the convertible notes required bifurcation and separate valuation as a derivative liability and whether the warrants required accounting as derivative liabilities. The Company determined that the conversion features of certain of its convertible notes and certain warrants issued in financing arrangements required to be accounted for as derivative liabilities due to: (1) certain conversion features did not contain an explicit limit on the number of shares to be delivered in share settlement; and (2) the fact the Company could not assert it had sufficient authorized but unissued shares available to settle certain instruments considering all other stock-based commitments. The derivative liabilities were recorded at fair value when issued and subsequently re-measured to fair value upon settlement or at the end of each reporting period. The Company utilized valuation models to determine the fair value of the derivative liabilities depending on the features embedded in the instruments. These models use certain assumptions related to exercise price, term, expected volatility, and risk-free interest rate.

We identified auditing the determination and valuation of the derivative liabilities as a critical audit matter due to the significant judgements used by the Company in determining whether the embedded conversion features and warrants required derivative accounting treatment and the significant judgements used in determining the fair value of the derivative liabilities. Auditing the determination and valuation of the derivative liabilities involved a high degree of auditor judgement, and specialized skills and knowledge were needed.

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures included the following, among others:

•	We inspected and reviewed debt agreements, warrant agreements, conversion notices, and settlement agreements to evaluate the Company's determination of whether derivative accounting was required, including assessing and evaluating management's application of relevant accounting standards to such transactions.
•	We evaluated the reasonableness and appropriateness of the choice of valuation model used for each specific derivative instrument.
•	We tested the reasonableness of the assumptions used by the Company in the valuation models, including exercise price, term, expected volatility, and risk-free interest rate.
•	We tested the accuracy and completeness of data used by the Company in developing the assumptions used in the valuation models.
•	We developed an independent expectation for comparison to the Company's estimate, which included developing our own valuation model and assumptions.
•	We evaluated the accuracy and completeness of the Company's presentation of these instruments in the financial statements and related disclosures in Note 6, including evaluating whether such disclosures were in accordance with relevant accounting standards.
•	Professionals with specialized skill and knowledge were utilized by the Firm to assist in the evaluation of the valuation models deployed by management.

/s/ Sadler, Gibb & Associates, LLC

We have served as the Company’s auditor since 2016.

Draper, UT

April 15, 2021

F-35

TPT Global Tech, Inc.

CONSOLIDATED BALANCE SHEETS

ASSETS

	December 31,
	2020	2019
CURRENT ASSETS
Cash and cash equivalents	$19,309	$192,172
Accounts receivable, net	164,818	379,805
Prepaid expenses and other current assets	180,362	48,648
Total current assets	364,489	620,625
NON-CURRENT ASSETS
Property and equipment, net	2,145,597	4,423,148
Operating lease right of use assets	4,732,459	3,886,045
Intangible assets, net	4,714,941	5,369,083
Goodwill	768,091	1,050,366
Deposits and other assets	111,111	104,486
Total non-current assets	12,472,199	14,833,128
TOTAL ASSETS	$12,836,688	$15,453,753

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$7,866,140	$6,543,635
Deferred revenue	341,789	305,741
Customer liability	338,725	338,725
Current portion of loans, advances and factoring agreements	2,308,753	344,758
Current portion of convertible notes payable, net of discounts	1,711,098	2,101,649
Notes payable – related parties, net of discounts	10,559,796	9,297,078
Current portion of convertible notes payable – related party, net of discounts	922,481	534,381
Derivative liabilities	5,265,139	8,836,514
Current portion of operating lease liabilities	2,682,722	1,921,843
Financing lease liabilities	184,939	-
Financing lease liability – related party	654,633	626,561
Total current liabilities	32,836,215	30,850,885
NON-CURRENT LIABILITIES
Long term portion:
Loans, advances and factoring agreements, net of current portion and discounts	843,577	1,000,500
Convertible notes payable – related parties, net of current portion and discounts	---	388,500
Operating lease liabilities, net of current portion	2,872,952	2,009,737
Total non-current liabilities	3,716,529	3,398,737
Total liabilities	36,552,744	34,249,622

Commitments and contingencies	—	-

See accompanying notes to consolidated financial statements.

F-36

TPT Global Tech, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS - CONTINUED

	December 31,	December 31,
	2020	2019

MEZZANINE EQUITY

Convertible Preferred Series A, 1,000,000 designated - 1,000,000 shares issued and outstanding as of December 31, 2020 and 2019	$3,117,000	-
Convertible Preferred Series B, 3,000,000 designated - 2,588,693 shares issued and outstanding as of December 31, 2020 and 2019	1,677,473	-
Total mezzanine equity	$4,794,473	-

STOCKHOLDER’S DEFICIT
PREFERRED STOCK, $.001 PAR VALUE 100,000,000 SHARES AUTHORIZED:

Convertible Preferred Series A, 1,000,000 designated - 1,000,000 shares issued and outstanding as of December 31, 2020 and 2019, respectively	---	1,000
Convertible Preferred Series B, 3,000,000 designated - 2,588,693 shares issued and outstanding as of December 31, 2020 and 2019, respectively	---	2,589
Convertible Preferred Series C – 3,000,000 shares designated, zero shares issued and outstanding as of December 31, 2020 and 2019, respectively	—	-
Convertible Preferred Series D – 20,000,000 shares designated, zero shares issued and outstanding as of December 31, 2020 and 2019, respectively	—	-
Common stock, $.001 par value, 1,000,000,000 shares authorized, 865,564,371 and 177,629,939 as of December 31, 2020 and 2019, respectively	865,565	177,630
Subscriptions payable	125,052	574,256
Additional paid-in capital	11,462,940	13,279,749
Accumulated deficit	(40,902,944)	(32,831,093)
Total TPT Global Tech, Inc. Stockholders’ deficit	(28,449,387)	(18,795,869)
Non-controlling interests	(61,142)	-
Total stockholders' deficit	(28,510,529)	(18,795,869)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$12,836,688	$15,453,753

See accompanying notes to consolidated financial statements.

F-37

TPT Global Tech, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the years ended December 31,
	2020	2019

REVENUES:
Products	$39,391	$53,605
Services	11,054,779	10,158,772
Total Revenues	11,094,170	10,212,377

COST OF SALES:
Products	38,455	55,470
Services	7,155,038	5,856,531
Total Costs of Sales	7,193,493	5,912,001
Gross profit	3,900,677	4,300,376
OPERATING EXPENSES:
Sales and marketing	178,539	55,882
Professional	2,077,770	1,888,047
Payroll and related	2,502,461	1,513,050
General and administrative	1,857,608	1,542,886
Research and development	1,000,000	-
Impairment of goodwill and long-lived assets	2,702,996	949,872
Depreciation	1,054,702	591,069
Amortization	730,940	868,622
Total operating expenses	12,105,016	7,409,428

Loss from operations	(8,204,339)	(3,109,052)

OTHER INCOME (EXPENSE)
Derivative gain (expense)	1,140,323	(7,476,908)
Gain on debt extinguishment	1,252,131	-
Gain (loss) on debt conversions	(775,650)	138,815
Interest expense	(1,531,733)	(3,581,020)
Total other income (expense)	85,071	(10,919,113)

Net loss before income taxes	(8,119,268)	(14,028,165)
Income taxes	-	-
Net loss before non-controlling interests	(8,119,268)	(14,028,165)
Net loss attributable to non-controlling interests	47,417	-
Net loss attributable to TPT Global Tech, Inc. Shareholders	$(8,071,851)	$(14,028,165)

Loss per common shares-basic and diluted	$(0.01)	$(0.10)

Weighted-average common shares outstanding-basic and diluted	740,163,898	141,594,930

See accompanying notes to consolidated financial statements.

F-38

TPT Global Tech, Inc.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

For the years ended December 31, 2020 and 2019

	Series A Preferred Stock		Series B Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Shares	Amount	Payable	Additional Capital	Accumulated Deficit	Non-Controlling Interest	Total Stockholders’ Deficit
Balance as of December 31, 2018	1,000,000	$1,000	2,588,693	$2,589	136,953,904	$136,954	$168,006	$12,567,881	$(18,802,928)	$-	$(5,926,498)
Common stock issuable for director services							406,250				406,250
Stock options issued for services								140,668			140,668
Common stock issued for convertible promissory notes					40,676,035	40,676		571,200			611,876
Net Loss									(14,028,165)		(14,028,165)
Balance as of December 31, 2019	1,000,000	$1,000	2,588,693	$2,589	177,629,939	$177,630	$574,256	$13,279,749	$(32,831,093)	$—	$(18,795,869)
Common stock issued for services	—	—	—	—	7,002,000	7,002	(812,773)	859,771	—	—	54,000
Common stock issuable for services	---	---	---	---	---	---	363,569	---	---	---	363,569
Equity interest in QuikLABS issued for cash	—	—	—	—	—	—	—	368,000	—	92,000	460,000
Acquisition of Aire Fitness	—	—	—	—	—	—	—	—	—	113,333	113,333
Common stock issued for settlement of liability	—	—	—	—	1,000,000	1,000	—	57,000	—	—	58,000

Reclassification of preferred stock as mezzanine	(1,000,000)	(1,000)	(2,588,693)	(2,589)	----	—	—	(4,790,884)	—	—	(4,794,473)
Common stock issued for convertible promissory notes	—	—	—	—	679,932,432	679,933	—	1,470,246	—	---	2,150,179
InnovaQor merger	---	-	---	-	---	-	-	219,058	---	(219,058)	---
Net Loss	—	—	—	—	—	—	—	—	(8,071,851)	(47,417)	(8,119,268)
Balance as of December 31, 2020	—	$—	—	$—	865,564,371	$865,565	$125,052	$11,462,940	$(40,902,944)	$(61,142)	$(28,510,529)

See accompanying notes to consolidated financial statements.

F-39

TPT Global Tech, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(8,119,268)	$(14,028,165)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,054,702	591,069
Amortization	730,940	868,622
Amortization of debt discounts	738,794	2,797,185
Promissory note issued for research and development	1,000,000	-
Note payable issued for legal fees	350,000	-
Gain on conversion of notes payable	775,650	(138,815)
Derivative expense (gain)	(1,140,323)	7,476,908
Gain on extinguishment of debt	(1,252,131)	-
Impairment of goodwill and long-lived assets	2,702,996	949,877
Share-based compensation: Common stock (issued and payable)	417,649	406,250
Stock options	-	140,668
Changes in operating assets and liabilities:
Accounts receivable	254,022	(330,883)
Prepaid expenses and other assets	(138,339)	57,340
Accounts payable and accrued expenses	1,314,086	766,867
Other liabilities	43,969	69,291
Net change in operating lease assets and liabilities	777,680	45,535
Net cash used in operating activities	(489,573)	(328,251)

Cash flows from investing activities:
Acquisition of property and equipment	(424,560)	(103,515)
Purchase of intangibles	(76,798)	-
Payment for business acquisitions, net of cash acquired	460	(798,386)
Net cash used in investing activities	(500,898)	(901,901)

Cash flows from financing activities:
Proceeds from sale of non-controlling interests in QuikLABS	460,000	-
Proceeds from convertible notes and notes payable – related parties	2,400	293,707
Proceeds from convertible notes, loans and advances	1,753,204	2,613,047
Payments on convertible loans, advances and factoring agreements	(1,169,330)	(1,440,139)
Payments on convertible notes and amounts payable – related parties	(212,256)	(50,720)
Payments on financing lease liabilities	(16,410)	(25,357)
Net cash provided by financing activities	817,608	1,390,538

Net change in cash	(172,863)	160,386
Cash and cash equivalents – beginning of period	192,172	31,786

Cash and cash equivalents – end of period	$19,309	$192,172

See accompanying notes to consolidated financial statements.

F-40

TPT Global Tech, Inc.

CONSOLIDATED STATEMENTS

OF CASH FLOWS - CONTINUED

Supplemental Cash Flow Information:

Cash used for:

	2020	2019
Interest expense	$-	$-
Taxes	$-	$-

Non-Cash Investing and Financing Activity:

	2020	2019
Debt discount on factoring agreement	$634,341	$2,011,600
Acquisition of assets of SpeedConnect – Liabilities assumed	$-	$1,894,964
Operating lase liabilities and right of use assets	$-	$5,003,178
Common stock issued for conversion of convertible notes	$2,258,637	-
Convertible Preferred Series A and B reclassified to mezzanine equity	$4,790,884	$-
Acquisition of Aire Fitness – Liabilities assumed	$610,919	$-
Purchase of property and equipment under finance leases	$201,349	$-
InnovaQor Merger- non controlling interest	$219,058	$-

See accompanying notes to consolidated financial statements.

F-41

TPT Global Tech, Inc.

Notes to

Consolidated Financial Statements

December 31, 2020

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

The Company was originally incorporated in 1988 in the state of Florida. TPT Global, Inc., a Nevada corporation formed in June 2014, merged with Ally Pharma US, Inc., a Florida corporation, (“Ally Pharma”, formerly known as Gold Royalty Corporation) in a “reverse merger” wherein Ally Pharma issued 110,000,000 shares of Common Stock, or 80% ownership, to the owners of TPT Global, Inc. in exchange for all outstanding common stock of TPT Global Inc. and Ally Pharma agreed to change its name to TPT Global Tech, Inc. (jointly referred to as “the Company” or “TPTG”).

The following acquisitions have resulted in entities which have been consolidated into TPTG. In 2014 the Company acquired all the assets of K Telecom and Wireless LLC (“K Telecom”) and Global Telecom International LLC (“Global Telecom”). Effective January 31, 2015, TPTG completed its acquisition of 100% of the outstanding stock of Copperhead Digital Holdings, Inc. (“Copperhead Digital”) and Subsidiaries, TruCom, LLC (“TruCom”), Nevada Utilities, Inc. (“Nevada Utilities”) and CityNet Arizona, LLC (“CityNet”). Effective September 30, 2016, the company acquired 100% ownership in San Diego Media Inc. (“SDM”). In October 2017, we entered into agreements to acquire Blue Collar, Inc. (“Blue Collar”) which closed as of September 1, 2018. On May 7, 2019 we completed the acquisition of a majority of the assets of SpeedConnect, LLC, which assets were conveyed into our wholly owned subsidiary TPT SpeedConnect, LLC (“TPT SC” or “TPT SpeedConnect”) which was formed on April 16, 2019. On January 8, 2020 we formed TPT Federal, LLC (“TPT Federal”), on March 7, 2020 we acquired 75% interest in Bridget Internet, LLC (“Bridge Internet” or “BIC”). On March 30, 2020 we formed TPT MedTech, LLC (“TPT MedTech”) and on June 6, 2020 we formed InnovaQor, Inc (“InnovaQor”). In July and August 2020, the Company formed Quiklab 1 LLC, QuikLAB 2, LLC, QuikLAB 3, LLC and QuikLAB 4, LLC where TPT MedTech owns 80% (as agreed per the operating agreement) of all outside equity investments. Effective August 1, 2020 we closed on the acquisition of 75% of The Fitness Container, LLC (“Air Fitness”). In July 2020, we invested in a Hong Kong company called TPT Global Tech Asia Limited of which we own 78%, and during 2020, InnovaQor did a reverse merger with Southern Plains of which there ended up being a non controlling interest of 6% as of December 31, 2020. The name of InnovaQor remained for the merged entities but was changed to TPT Strategic, Inc. on March 21, 2021.

We are based in San Diego, California, and operate as a technology-based company with divisions providing telecommunications, medical technology and product distribution, media content for domestic and international syndication as well as technology solutions. We operate on our own proprietary Global Digital Media TV and Telecommunications infrastructure platform and also provide technology solutions to businesses domestically and worldwide. We offer Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS) and carrier-grade performance and support for businesses over our private IP MPLS fiber and wireless network in the United States. Our cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today's global technology markets. We also operate as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cellphone services, Mobile phones, Cellphone Accessories and Global Roaming Cellphones.

SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

Our consolidated financial statements include the wholly-owned accounts of K Telecom and Global, Copperhead Digital, SDM, Blue Collar, TPT SpeedConnect, TPT Federal, BIC, TPT MedTech, InnovaQor, Quiklab 1, QuikLAB 2, QuikLAB 3, QuikLAB 4, Aire Fitness and TPT Global Tech Asia Limited. The consolidated financial statements also give effects to non-controlling interests of the QuikLABs of 20%, Aire Fitness of 25%, TPT Global Tech Asia Limited of 22% and InnovaQor of 6%, where appropriate. All intercompany accounts and transactions have been eliminated in consolidation.

Reclassifications

Certain amounts presented in previously issued financial statements have been reclassified in these financial statements. During 2019, impairment expense of $949,872 was recorded in Other Income (Expense) in the statement of operations and has been reclassified to Operating Expenses to be consistent with the current period presentation.

F-42

Revenue Recognition

On January 1, 2018, we adopted the new accounting standard ASC 606, Revenue from Contracts with Customers, and all of the related amendments (“new revenue standard”). We recorded the change, which was immaterial, related to adopting the new revenue standard using the modified retrospective method. Under this method, we recognized the cumulative effect of initially applying the new revenue standard as an adjustment to the opening balance of retained earnings. This results in no restatement of prior periods, which continue to be reported under the accounting standards in effect for those periods. We expect the impact of the adoption of the new revenue standard to continue to be immaterial on an ongoing basis. We have applied the new revenue standard to all contracts as of the date of initial application and as such, have used the following criteria described below in more detail for each business unit:

Identify the contract with the customer.

Identify the performance obligations in the contract.

Determine the transaction price.

Allocate the transaction price to performance obligations in the contract.

Recognize revenue when or as we satisfy a performance obligation.

Reserves are recorded as a reduction in net sales and are not considered material to our consolidated statements of income for the years ended December 31, 2020 and 2019. In addition, we invoice our customers for taxes assessed by governmental authorities such as sales tax and value added taxes, where applicable. We present these taxes on a net basis.

The Company’s revenue generation for the years ended December 31, 2020 and 2019 came from the following sources disaggregated by services and products, which sources are explained in detail below.

	For the year ended December 31, 2020	For the year ended December 31, 2019
TPT SpeedConnect	$9,958,770	$8,002,875
Blue Collar	1,051,120	1,941,955
San Diego Media	14,405	23,683
TPT MedTech	30,484	-
Copperhead Digital	-	189,511
Other	-	749
Total Services Revenues	$11,054,779	$10,158,772
K Telecom – Product Revenue	39,391	53,605
Total Revenue	$11,094,170	$10,212,377

TPT SpeedConnect: ISP and Telecom Revenue

TPT SpeedConnect is a rural Internet provider operating in 10 Midwestern States under the trade name SpeedConnect. TPT SC’s primary business model is subscription based, pre-paid monthly reoccurring revenues, from wireless delivered, high-speed internet connections. In addition, the company resells third-party satellite and DSL internet and IP telephony services. Revenue generated from sales of telecommunications services is recognized as the transaction with the customer is considered closed and the customer receives and accepts the services that were the result of the transaction. There are no financing terms or variable transaction prices. Due date is detailed on monthly invoices distributed to customer. Services billed monthly in advance are deferred to the proper period as needed. Deferred revenue are contract liabilities for cash received before performance obligations for monthly services are satisfied. Deferred revenue for TPT SpeedConnect at December 31, 2020 and 2019 are $292,847 and $305,741, respectively. Certain of our products require specialized installation and equipment. For telecom products that include installation, if the installation meets the criteria to be considered a separate element, product revenue is recognized upon delivery, and installation revenue is recognized when the installation is complete. The Installation Technician collects the signed quote containing terms and conditions when installing the site equipment at customer premises.

Revenue for installation services and equipment is billed separately from recurring ISP and telecom services and is recognized when equipment is delivered and installation is completed. Revenue from ISP and telecom services is recognized monthly over the contractual period, or as services are rendered and accepted by the customer.

The overwhelming majority of our revenue continues to be recognized when transactions occur. Since installation fees are generally small relative to the size of the overall contract and because most contracts are for two years or less, the impact of not recognizing installation fees over the contract is immaterial.

F-43

Blue Collar: Media Production Services

Blue Collar creates original live action and animated content productions and has produced hundreds of hours of material for the television, theatrical, home entertainment and new media markets. Blue Collar designs branding and marketing campaigns and has had agreements with some of the world’s largest companies including PepsiCo, Intel, HP, WalMart and many other Fortune 500 companies. Additionally, they create motion picture, television and home entertainment marketing campaigns for studios including Sony, DreamWorks, Twentieth Century Fox, Universal Studios, Paramount Studios, and Warner Brothers. With regard to revenue recognition, Blue Collar receives an agreement from each client to perform defined work. Some agreements are written, some are verbal. Work may include creation of marketing materials and/or content creation. Some work may be short term and take weeks to create and some work may be longer and take months to create. There are instances where customer agreements segregate identifiable obligations (like filming on site vs. film editing and final production) with separate transaction pricing. The performance obligation is generally satisfied upon delivery of such film or production products, at which time revenue is recognized. There are no financing terms or variable transaction prices.

SDM: Ecommerce, Email Marketing and Web Design Services

SDM generates revenue by providing ecommerce, email marketing and web design solutions to small and large commercial businesses, complete with monthly software support, updates and maintenance. Services are billed monthly. There are no financing terms or variable transaction prices. Platform infrastructure support is a prepaid service billed in monthly recurring increments. The services are billed a month in advance and due prior to services being rendered. The revenue is deferred when invoiced and booked in the month the service is provided. There is no deferred revenue at December 31, 2020 and 2019. Software support services (including software upgrades) are billed in real time, on the first of the month. Web design service revenues are recognized upon completion of specific projects. Revenue is booked in the month the services are rendered and payments are due on the final day of the month. There are usually no contract revenues that are deferred until services are performed.

TPT MedTech: Medical Testing Revenue

TPT MedTech operates in the Point of Care Testing (“POCT”) market by primarily offering mobile medical testing facilities and software equipped for mobile devices to monitor and manage personalized healthcare. Services used from our mobile medical testing facilities are billing through credit cards at the time of service. Revenue is generated from our software platform as users sign up for our mobile healthcare monitor and management application and tests are performed. If medical testing is in one our own owned facility, the usage of the software application is included in the testing fees. If the testing is in a non-owned outside contracted facility, fees are generated from the usage of the software application on a per test basis and billed monthly.

TPT MedTech also offers two products. One is to build and sell its mobile testing facilities called QuikLABs designed for mobile testing. This is used by TPT MedTech for its own testing services. The other is a sanitizing unit called SANIQuik which is used as a safe and flexible way to sanitize providing an additional routine to hand washing and facial coverings. The SANIQuik has not yet been approved for sale in the United States but has in some parts of the European community. Revenues from these products are recognized when a product is delivered, the sales transaction considered closed and accepted by a customer. There are no financing terms or variable transaction prices for either of these products.

Copperhead Digital: ISP and Telecom Revenue

Copperhead Digital operated as a regional internet and telecom services provider operating in Arizona under the trade name Trucom. Although there are currently no customers and it will take capital to reopen this revenue stream, Copperhead Digital operated as a wireless telecommunications Internet Service Provider (“ISP”) facilitating both residential and commercial accounts. Copperhead Digital’s primary business model was subscription based, pre-paid monthly reoccurring revenues, from wireless delivered, high-speed internet connections. In addition, the company resold third-party satellite and DSL internet and IP telephony services. Revenue generated from sales of telecommunications services was recognized as the transaction with the customer is considered closed and the customer received and accepted the services that were the result of the transaction. There are no financing terms or variable transaction prices. Due date was detailed on monthly invoices distributed to customer. Services billed monthly in advance were deferred to the proper period as needed. Deferred revenue was contract liabilities for cash received before performance obligations for monthly services are satisfied. Certain of its products required specialized installation and equipment. For telecom products that included installation, if the installation met the criteria to be considered a separate element, product revenue was recognized upon delivery, and installation revenue was recognized when the installation was complete. The Installation Technician collected the signed quote containing terms and conditions when installing the site equipment at customer premises.

Revenue for installation services and equipment was billed separately from recurring ISP and telecom services and was recognized when equipment was delivered, and installation was completed. Revenue from ISP and telecom services was recognized monthly over the contractual period, or as services were rendered and accepted by the customer.

The overwhelming majority of revenue was recognized when transactions occurred. Since installation fees were generally small relative to the size of the overall contract and because most contracts were for a year or less, the impact of not recognizing installation fees over the contract was immaterial.

F-44

K Telecom: Prepaid Phones and SIM Cards Revenue

K Telecom generates revenue from reselling prepaid phones, SIM cards, and rechargeable minute traffic for prepaid phones to its customers (primarily retail outlets). Product sales occur at the customer’s locations, at which time delivery occurs and cash or check payment is received. The Company recognizes the revenue when they receive payment at the time of delivery. There are no financing terms or variable transaction prices.

Share-based Compensation

The Company is required to measure and recognize compensation expense for all share-based payment awards (including stock options) made to employees and directors based on estimated fair value. Compensation expense for equity-classified awards is measured at the grant date based on the fair value of the award and is recognized as an expense in earnings over the requisite service period.

The Company records compensation expense related to non-employees that are awarded stock in conjunction with selling goods or services and recognizes compensation expenses over the vesting period of such awards.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in our income tax provision in the period of enactment.

We recognize deferred tax assets to the extent that we believe that these assets are more likely than not to be realized. In making such a determination, we consider all available positive and negative evidence, including future reversal of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations, including taxable income in carryback periods. If we determine that we would be able to realize our deferred tax assets in the future in excess of their net recorded amount, we would make an adjustment to the deferred tax asset valuation allowance, which would reduce our income tax provision.

We account for uncertain tax positions using a “more-likely-than-not” recognition threshold. We evaluate uncertain tax positions on a quarterly basis and consider various factors, including, but not limited to, changes in tax law, the measurement of tax positions taken or expected to be taken in tax returns, the effective settlement of matters subject to audit, new audit activity and changes in facts or circumstances related to a tax position.

It is our policy to record costs associated with interest and penalties related to tax in the selling, general and administrative line of the consolidated statements of operations.

Cash and Cash Equivalents

The Company considers all investments with a maturity date of three months or less when purchased to be cash equivalents. There are no cash equivalents as of December 31, 2020 and 2019.

Accounts Receivable

We establish an allowance for potential uncollectible accounts receivable. All accounts receivable 60 days past due are considered uncollectible unless there are circumstances that support collectability. Those circumstances are documented. As of December 31, 2020 and 2019, the allowance for uncollectible accounts receivable was $762,815 and $881,676, respectively. Receivables are charged off when collection efforts cease.

Property and Equipment

Property and equipment are stated at cost or fair value if acquired as part of a business combination. Depreciation is computed by the straight-line method and is charged to operations over the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred. The carrying amount of accumulated depreciation of assets sold or retired are removed from the accounts in the year of disposal and any resulting gain or loss in s included in results of operations. The estimated useful lives of property and equipment are telecommunications network - 5 years, telecommunications equipment - 7 to 10 years, and computers and office equipment - 3 years.

F-45

Goodwill

Goodwill relates to amounts that arose in connection with our various business combinations and represents the difference between the purchase price and the fair value of the identifiable tangible and intangible net assets when accounted for using the acquisition method of accounting. Goodwill is not amortized, but it is subject to periodic review for impairment.

We test goodwill balances for impairment on an annual basis as of December 31st or whenever impairment indicators arise. We utilize several reporting units in evaluating goodwill for impairment using a quantitative assessment, which uses a combination of a guideline public company market-based approach and a discounted cash flow income-based approach. The quantitative assessment considers whether the carrying amount of a reporting unit exceeds its fair value, in which case an impairment charge is recorded to the extent the reporting unit’s carrying value exceeds its fair value. Based on our impairment testing, we recorded impairment charges of $853,366 and $70,995 of goodwill during the years ended December 31, 2020 and 2019, respectively.

Intangible Assets

Our intangible assets consist primarily of customer relationships, developed technology, favorable leases, trademarks and the film library. The majority of our intangible assets were recorded in connection with our various business combinations. Our intangible assets are recorded at fair value at the time of their acquisition. Intangible assets are amortized over their estimated useful life on a straight-line basis. Estimated useful lives are determined considering the period the assets are expected to contribute to future cash flows. We evaluate the recoverability of our intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate impairment exists.

Business Acquisitions

Our business acquisitions have historically been made at prices above the fair value of the assets acquired and liabilities assumed, resulting in goodwill or some identifiable intangible asset. Significant judgment is required in estimating the fair value of intangible assets and in assigning their respective useful lives. The fair value estimates are based on available historical information and on future expectations and assumptions deemed reasonable by management but are inherently uncertain.

We generally employ the income method to estimate the fair value of intangible assets, which is based on forecasts of the expected future cash flows attributable to the respective assets. Significant estimates and assumptions inherent in the valuations reflect a consideration of other marketplace participants and include the amount and timing of future cash flows (including expected growth rates and profitability), the underlying product life cycles, economic barriers to entry, a brand’s relative market position and the discount rate applied to the cash flows. Unanticipated market or macroeconomic events and circumstances may occur, which could affect the accuracy or validity of the estimates and assumptions.

Net assets acquired are recorded at their fair value and are subject to adjustment upon finalization of the fair value analysis.

Long-Lived Assets

We periodically review the carrying amount of our depreciable long-lived assets for impairment which include property and equipment and intangible assets. An asset is considered impaired when estimated future cash flows are less than the carrying amount of the asset. In the event the carrying amount of such asset is not considered recoverable, the asset is adjusted to its fair value. Fair value is generally determined based on discounted future cash flow. As of December 31, 2020, we adjusted the net book value to zero for the net book value of the equipment of Copperhead Digital as it became doubtful with no customers that the estimated future cash flows would recover the net book value. We recorded impairment expenses of $1,849,630 and $878,877, respectively, for the years ended December 31, 2020 and 2019.

F-46

Basic and Diluted Net Loss Per Share

The Company computes net income (loss) per share in accordance with ASC 260, “Earning per Share”“. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholder (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of December 31, 2020 and 2019, the Company had shares that were potentially common stock equivalents as follows:

	2020	2019
Convertible Promissory Notes	175,316,748	1,506,387,647
Series A Preferred Stock (1)	1,243,987,624	199,728,891
Series B Preferred Stock	2,588,693	2,588,693
Stock Options and warrants	4,333,333	6,333,333
	1,426,226,398	1,715,038,564

(1)    Holder of the Series A Preferred Stock which is Stephen J. Thomas, is guaranteed 60% of the then outstanding common stock upon conversion. The Company would have to authorize additional shares for this to occur as only 1,000,000,000 shares are currently authorized.

Concentration of Credit Risk, Off-Balance Sheet Risks and Other Risks and Uncertainties

Financial instruments that potentially subject us to concentration of credit risk primarily consist of cash and cash equivalents and accounts receivable. We invest our excess cash primarily in high quality securities and limit the amount of our credit exposure to any one financial institution. We do not require collateral or other securities to support customer receivables; however, we perform on-going credit evaluations of our customers and maintain allowances for potential credit losses.

As of December 31, 2020 and 2019, two customer accounts receivable balances were 78% and 91%, respectively, of our aggregate accounts receivable from revenues.

Financial Instruments and Fair Value of Financial Instruments

Our primary financial instruments at December 31, 2020 and 2019 consisted of cash equivalents, accounts receivable, accounts payable and debt. We apply fair value measurement accounting to either record or disclose the value of our financial assets and liabilities in our financial statements. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. A fair value hierarchy requires an entity to maximize the use of observable inputs, where available, and minimize the use of unobservable inputs when measuring fair value.

Described below are the three levels of inputs that may be used to measure fair value:

Level 1 Quoted prices in active markets for identical assets or liabilities.

Level 2 Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

We consider our derivative financial instruments as Level 3. The balances for our derivative financial instruments as of December 31, 2020 are the following:

Derivative Instrument	Fair Value
Fair value of Auctus Convertible Promissory Note	$4,227,656
Fair value of EMA Financial Convertible Promissory Note	1,001,780
Fair value of Warrants issued with the derivative instruments	35,703
$5,265,139

F-47

Research and Development

Our research and development programs focus on telecommunications products and services. Research and development costs are expensed as incurred. Any payments received from external parties to fund our research and development activities reduce the recorded research and development expenses.

Advertising Costs

Advertising costs are expensed as incurred. The Company incurred advertising costs of zero for the years ended December 31, 2020 and 2019, respectively.

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates. The Company’s consolidated financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Derivative Financial Instruments

Derivative financial instruments, as defined in ASC 815, “Accounting for Derivative Financial Instruments and Hedging Activities”, consist of financial instruments or other contracts that contain a notional amount and one or more underlying (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. Derivative financial instruments may be free-standing or embedded in other financial instruments. Further, derivative financial instruments are initially, and subsequently, measured at fair value and recorded as liabilities or, in rare instances, assets.

The Company does not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, the Company had issued financial instruments including convertible promissory notes payable with features during 2019 that were either (i) not afforded equity classification, (ii) embody risks not clearly and closely related to host contracts, or (iii) may be net-cash settled by the counterparty. As required by ASC 815, in certain instances, these instruments are required to be carried as derivative liabilities, at fair value, in our financial statements.

The Company estimates the fair values of derivative financial instruments using the Monte Carlo model. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates (such as volatility, estimated life and interest rates) that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques are highly volatile and sensitive to changes in the trading market price of our common stock, which has a high-historical volatility. Since derivative financial instruments are initially and subsequently carried at fair values, the Company’s operating results will reflect the volatility in these estimate and assumption changes.

The Company issued convertible promissory notes which are convertible into common stock, at holders’ option, at a discount to the market price of the Company’s common stock. The Company has identified the embedded derivatives related to these notes relating to certain anti-dilutive (reset) provisions. These embedded derivatives included certain conversion features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of debenture and to fair value as of each subsequent reporting date.

As of December 31, 2020, the Company marked to market the fair value of the debt derivatives and determined a fair value of $5,265,139 ($5,229,436 from the convertible notes and $35,703 from the warrants) in Note 6. The Company recorded a gain from change in fair value of debt derivatives of $1,140,323 for the year ended December 31, 2020. The fair value of the embedded derivatives was determined using Monte Carlo simulation method based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 190.9% to 350.8%, (3) weighted average risk-free interest rate of 0.09% to 0.12% (4) expected life of 0.25 to 1.4 years, and (5) the quoted market price of $0.03 for the Company’s common stock.

Recently Adopted Accounting Pronouncements

In June 2018, the FASB issued ASU No. 2018-07, Improvements to Nonemployee Share-Based Payment Accounting, which amends ASC 718, Compensation – Stock Compensation. This ASU requires that most of the guidance related to stock compensation granted to employees be followed for non-employees, including the measurement date, valuation approach, and performance conditions. The expense is recognized in the same period as though cash were paid for the good or service. The effective date is the first quarter of fiscal year 2020, with early adoption permitted, including in interim periods. The ASU has been adopted using a modified-retrospective transition approach. The adoption is not considered to have a material effect on the consolidated financial statements.

Management has reviewed other recently issued accounting pronouncements and have determined there are not any that would have a material impact on the condensed consolidated financial statements.

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NOTE 2 – ACQUISITIONS

SpeedConnect Asset Acquisition

Effective April 2, 2019, the Company entered into an Asset Purchase Agreement with SpeedConnect, LLC (“SpeedConnect”) to acquire substantially all of the assets of SpeedConnect. On May 7, 2019, the Company closed the transaction underlying the Asset Purchase Agreement with SpeedConnect to acquire substantially all of the assets of SpeedConnect for $2 million and the assumption of certain liabilities. The Asset Purchase Agreement required a deposit of $500,000 made in April and an additional $500,000 payment to close. The additional $500,000 was paid and all other conditions were met to effectuate the sale of substantially all of the assets of SpeedConnect to the Company. As part of the closing, the Company entered into a Promissory Note to pay SpeedConnect $1,000,000 in two equal installments of $500,000 plus applicable interest at 10% per annum with the first installment payable within 30 days of closing and the second installment payable within 60 days of closing (but no later than July 6, 2019). The Company paid off the Promissory Note by June 11, 2019 and by amendment dated May 7, 2019, SpeedConnect forgave $250,000 of the Promissory Note.

The Company treated the asset acquisition as a business combination and has allocated the fair market value to assets received in excess of goodwill.

Purchase Price Allocation:

Effective date	May 7, 2019

Purchaser	TPT Global Tech

Consideration Given:
Cash paid	$1,000,000
Liabilities:

Promissory Note	$750,000
Deferred revenue	230,000
Operating lease liabilities	5,162,077
Unfavorable leases	323,000
Accounts and other payables	591,964
Total liabilities	$7,057,041
Total Consideration Value	$8,057,041

Assets Acquired:
Customer base	$350,000
Current assets:
Cash	201,614
Prepaid and other receivables	99,160
Deposits	13,190
Operating lease right of use asset	5,162,077
Favorable leases	95,000
Property and equipment	1,939,000
Total Assets Acquired	$7,860,041
Goodwill	$197,000

Included in the consolidated statement of operations for the year ended December 31, 2019 are the results of operations for TPT SpeedConnect for the period May 8, 2019 to December 31, 2019 as follows:

2019
Revenue	$8,002,875
Cost of Sales	4,826,475
Gross Profit	3,176,400
Expenses	(1,999,221)
Interest Expense	—
Income taxes	—
Net Income	$1,177,179

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The Fitness Container, LLC (DBA Aire Fitness)

On June 1, 2020, the Company signed an agreement for the acquisition of a majority interest in San Diego based manufacturing company, The Fitness Container, LLC dba “Aire Fitness” (www.airefitness.com), for 500,000 shares of common stock in TPT, vesting and issuable after the common stock reaches at least a $1.00 per share closing price in trading, a $500,000 promissory note payable primarily out of future capital raising and a 10% gross profit royalty from sales of drive through lab operations for the first year. Aire Fitness, in which TPT owns 75% is a California LLC founded in 2014 focused on custom designing, manufacturing, and selling high-end turnkey outdoor fitness studios and mobile medical testing labs. Aire Fitness has contracted with YMCAs, Parks and Recreation departments, Universities and Country Clubs which are currently using its mobile gyms. Aire Fitness’ existing and future clients will be able to take advantage of TPT’s upcoming Broadband, TV and Social Media platform to offer virtual classes utilizing the company’s mobile gyms. The agreement included an employment agreement for Mario Garcia, former principal owner, which annual employment is to be at $120,000 plus customary employee benefits. This agreement was closed August 1, 2020.

The Company evaluated this acquisition in accordance with ASC 805-10-55-4 to discern whether the assets and operations of the assets purchased met the definition of a business. The company concluded that there are processes and sufficient inputs into outputs. Accordingly, the Company accounted for this transaction as a business combination and allocated the purchase price as follows:

Consideration given at fair value:
Note payable, net of discount	$340,000
Accounts payable	157,252
Non-controlling interest	113,333
$610,585

Assets acquired at fair value:
Cash	$460
Accounts receivable	39,034
$39,494
Goodwill	$571,091

Included in the consolidated statement of operations for the year ended December 31, 2020 is $56,300 of expenses which primarily related to payroll expenses. The were no outside revenues generated by Aire Fitness recorded From August 1, 2020 through December 31, 2020.

Had the acquisitions of TPT SpeedConnect and Aire Fitness occurred on January 1, 2019, condensed proforma results of operations for the years ended December 31, 2020 and 2019 would be as follows:

	2020	2019
Revenue	$11,191,709	$11,630,775
Cost of Sales	7,270,166	6,513,624
Gross Profit	$3,921,543	$5,117,151
Expenses	(12,305,652)	7,844,692)
Other income (expense)	85,071	(10,875,850)
Net Loss	$(8,299,039)	$(13,603,991)
Loss per share	$0.01)	$0.10)

EPIC Reference Labs, Inc. Acquisition

On August 6, 2020, TPT MedTech signed a binding letter of intent with Rennova to acquire EPIC Reference Labs, Inc. (“EPIC”), wholly owned subsidiary of Rennova, for $750,000, comprised of a deposit of $25,000 within five days of signing and the remainder due either from 20% of net proceeds received from fund raising that the Company had initiated and as evidenced by SEC Filings or a minimum payment of $25,000 per month until paid in full. The first $25,000 payment was made and was accounted for as a deposit in the consolidated balance sheet. All defined laboratory equipment and a $100,000 lease deposit were to be excluded from the sales price. All liabilities incurred up to signing were to be discharged. Receivables existing at signing were to be 100% ownership of Rennova. There were no other significant assets. This acquisition would allow TPT MedTech to own a license to operate medical testing facilities.

TPT MedTech and Rennova subsequently agreed that the acquisition would be of an asset acquisition of substantially all of the assets of EPIC instead of acquiring the stock of EPIC, but that all other terms were to be consistent with the binding letter of intent. Until the change of ownership of the assets was complete, Rennova started operating the laboratory under a management agreement dated August 6, 2020 between TPT MedTech, LLC and Rennova. There are approximately $19,000 of expenses in our consolidated statement of operations under the management agreement.

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Subsequently, TPT MedTech decided that it would not acquire the assets of EPIC and terminated its relationship with EPIC. The $25,000 deposit was then expensed to the statement of operations for the year ended December 31, 2020.

Rennova Acquisition Agreement

Effective December 31, 2020, the Company completed its acquisition agreement (“Rennova Acquisition Agreement”) with Rennova Health, Inc. (“Rennova”), an owner and operator of rural hospitals in Tennessee, and InnovaQor, to merge Rennova’s software and genetic testing interpretation divisions, Health Technology Solutions, Inc. (HTS) and Advanced Molecular Services Group, Inc., (AMSG) and their subsidiaries into InnovaQor. After closing, these entities were to operate as wholly owned subsidiaries of InnovaQor which then would have been controlled by Rennova. Closing was subject to a number of customary conditions for a transaction of this nature and was intended to happen on or before January 31, 2020.

InnovaQor had previously completed a license agreement giving it certain rights to assets and technology from the Company’s proprietary live streaming communication technology. As part of the license agreement InnovaQor and TPT had agreed on a development project to create a next generation telehealth type platform. It was intended to combine the TPT and Rennova assets and technology into a smart phone and computer accessible healthcare platform to facilitate a patient’s immediate access to healthcare and their local hospital or doctors office, for initial consultation, scheduling of appointments and follow on care and other added value services that may be one off or recurring.

Rennova had agreed to complete the necessary steps and SEC filings with the intent to facilitate TPT shareholders receiving approximately 2,500,000 shares in InnovaQor, and Rennova’s shareholders receiving approximately $5M of Preference shares which were be converted to common shares. As described in the Rennova Acquisition Agreement, TPT, or its assigns, was to retain direct ownership of a further 3,500,000 shares and Rennova and retain ownership of an additional $17.5M of preference shares with certain conversion rights and restrictions, making it the contolling entity of InnovaQor.

Rennova terminated the Rennova Acquisition Agreement effective March 5, 2021 and the Company agreed to this termination with both parties not able to come to agreement of final terms.

InnovaQor Merger with Southern Plains

On August 1, 2020, InnovaQor, a wholly-owned subsidiary of the Company, entered into a Merger Agreement with the publicly traded company Southern Plains Oil Corp. (OTC PINK: SPLN prior to Merger Agreement). The SPLN Merger moved the Company’s subsidiary InnovaQor one step closer to completing a recently executed Asset Purchase Agreement with Rennova Health, Inc. The Merger also positioned InnovaQor to trade on the OTC Market, which InnovaQor is now traded under INOQ. The Company was to receive 6,000,000 common shares as part of the Merger Agreement out of a total of 6,400,667 common shares outstanding.

During August, InnovaQor authorized a Series A Super Majority Preferred Stock valued at $350,000 by management and issued to a third party in exchange for legal services. Effective September 30, 2020, the Series A Super Majority Preferred Stock was exchanged with TPT for a note payable of $350,000 payable in cash or common stock (see Note 5(1)).  As such, as of September 30, 2020, the Company, for accounting purposes, took control of the merged InnovaQor and reflected in it’s consolidated balance the consolidated balance sheet of InnovaQor which assets and liabilities were di minimus. The merger was a reverse merger with Southern Plains of which there ended up being a non controlling interest of 6% as of December 31, 2020. The name of InnovaQor remained for the merged entities but was changed to TPT Strategic, Inc. on March 21, 2021.

A License Agreement that was originally signed between the Company and InnovaQor for software development but rescinded March 30, 2021 and the issuance of 6,000,000 shares of common stock were cancelled.

F-51

Bridge Internet Acquisition

On March 6, 2020, the Company executed an Acquisition and Purchase Agreement (“Agreement”) dated March 6, 2020 with Bridge Internet, LLC (“Bridge Internet”), a Delaware Limited Liability Company. On December 23, 2020, the Company and prior owner agreed to terminate the agreement.

The Agreement stated that the Company had acquired 75% of Bridge Internet for 8,000,000 shares of common stock of TPT Global Tech, Inc., 4,000,000 common shares issued to Sydney “Trip” Camper immediately and 4,000,000 common shares would vest equally over two years. As sufficient funding was raised by the Company, defined as approximately $3,000,000, marketing funds of up to $200,000 per quarter for the next year were to be provided. Sydney “Trip” Camper, would retain the remaining 25% of Bridge Internet and stay on as the CEO. This Agreement was terminated as if there were no agreement. Any monies paid as contractor payments by the Company are to be maintained and the Company is to have no liabilities related to Bridge Internet of any sort.

NOTE 3 – GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.

Cash flows generated from operating activities were not enough to support all working capital requirements for the years ended December 31, 2020 and 2019. Financing activities described below have helped with working capital and other capital requirements.

We incurred $8,119,268 and $14,028,165, respectively, in losses, and we used $489,573 and $328,251, respectively, in cash for operations for the years ended December 31, 2020 and 2019. We calculate the net cash used by operating activities by decreasing, or increasing in case of gain, our let loss by those items that do not require the use of cash such as depreciation, amortization, promissory note issued for research and development, note payable issued for legal fees, derivative expense or gain, gain on extinguishment of debt, loss on conversion of notes payable, impairment of goodwill and long-loved assts and share-based compensation which totaled to a net $5,378,277 for 2020 and $13,091,764 for 2019.

In addition, we report increases and reductions in liabilities as uses of cash and deceases assets and increases in liabilities as sources of cash, together referred to as changes in operating assets and liabilities. For the year ended December 31, 2020, we had a net increase in our assets and liabilities of $2,251,418 primarily from an increase in accounts payable from lag of payments for accounts payable for cash flow considerations and an increase in the balances from our operating lease liabilities. For the year ended December 31, 2019 we had a net increase to our assets and liabilities of $608,150 for similar reasons.

Cash flows from financing activities were $817,608 and $1,390,538 for the years ended December 31, 2020 and 2019, respectively. For the year ended December 30, 2020, these cash flows were generated primarily from proceeds from proceeds from sale of non-controlling interests in QuikLABS of $460,000, proceeds from convertible notes, loans and advances of $1,753,204 offset by payment on convertible loans, advances and factoring agreements of $1,169,330 and payments on convertible notes and amounts payable – related parties of $212,256. For the year ended December 31, 2019, cash flows from financing activities primarily came from proceeds from convertible notes, loans and advances of $2,613,047 offset by payments on convertible loans, advances and factoring agreements of $1,440,139.

Cash flows used in investing activities were $500,898 and $901,901, respectively, for the years ended December 31, 2020 and 2019. For the year ended December 31, 2020 these cash flows were used primarily for the acquisition of property and equipment of $424,560 and the purchase of intangibles of $76,798. For the year ended December 31, 2019 cash flows for investing activities were used to acquire property and equipment and the payment for business acquisitions.

These factors raise substantial doubt about the ability of the Company to continue as a going concern for a period of one year from the issuance of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In December 2019, COVID-19 emerged and has subsequently spread worldwide. The World Health Organization has declared COVID-19 a pandemic resulting in federal, state and local governments and private entities mandating various restrictions, including travel restrictions, restrictions on public gatherings, stay at home orders and advisories and quarantining of people who may have been exposed to the virus. After close monitoring and responses and guidance from federal, state and local governments, in an effort to mitigate the spread of COVID-19, around March 18, 2020 for a period of time, the Company closed its Blue Collar office in Los Angeles and its TPT SpeedConnect offices in Michigan, Idaho and Arizona. Most employees were working remotely, however this is not possible with certain employees and all subcontractors that work for Blue Collar. The Company continues to monitor developments, including government requirements and recommendations at the national, state, and local level to evaluate possible extensions to all or part of such closures.

F-52

The Company has taken advantage of the stimulus offerings and received $722,200 in April 2020 and $680,500 in February 2021 and believes it has used these funds as is prescribed by the stimulus offerings to have the entire amounts forgiven. The Company has applied for forgiveness of the original stimulus of $722,200. The forgiveness process for stimulus funded in February 2021 has not begun. The Company will try and take advantage of additional stimulus as it is available and is also in the process of trying to raise debt and equity financing, some of which may have to be used for working capital shortfalls if revenues continue to decline because of the COVID-19 closures.

In order for us to continue as a going concern for a period of one year from the issuance of these financial statements, we will need to obtain additional debt or equity financing and look for companies with cash flow positive operations that we can acquire. There can be no assurance that we will be able to secure additional debt or equity financing, that we will be able to acquire cash flow positive operations, or that, if we are successful in any of those actions, those actions will produce adequate cash flow to enable us to meet all our future obligations. Most of our existing financing arrangements are short-term. If we are unable to obtain additional debt or equity financing, we may be required to significantly reduce or cease operations.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment and related accumulated depreciation as of December 31, 2020 and 2019 are as follows:

	2020	2019
Property and equipment:
Telecommunications fiber and equipment	$2,530,167	$5,203,000
Film production equipment	369,903	369,903
Medical equipment	133,329	--
Office furniture and equipment	86,899	85,485
Leasehold improvements	18,679	18,679
Total Property ad equipment	3,138,977	5,677,067
Accumulated depreciation	(993,380)	(1,253,919)
Property and equipment, net	$2,145,597	$4,423,148

Depreciation expense was $1,054,702 and $591,069 for the years ended December 31, 2020 and 2019, respectively.

During the year ended December 31, 2019, the Company had a change in useful life for its telecommunications fiber and equipment related to Copperhead Digital resulting from managements evaluation of its remaining useful life in light of the decrease in revenues for which it was being used. The useful life was decreased from its original 20 years when it was acquired in 2015 to five years. Subsequently, as of December 31, 2020, management adjusted the net book value of this equipment to zero as it became doubtful with no customers that the estimated future cash flows would recover the net book value. This resulted in an expense for impairment of $1,849,630 to the statement of operations for the year ended December 31, 2020.

NOTE 5 – DEBT FINANCING ARRANGEMENTS

Financing arrangements as of December 31, 2020 and 2019 are as follows:

	2020	2019
Loans and advances (1)	$2,517,200	$1,121,640
Convertible notes payable (2)	1,711,098	2,101,649
Factoring agreements (3)	635,130	223,618
Debt – third party	$4,863,428	$3,446,907

Line of credit, related party secured by assets (4)	$3,043,390	$3,043,390
Debt– other related party, net of discounts (5)	7,423,334	5,950,000
Convertible debt – related party (6)	922,481	922,881
Shareholder debt (7)	93,072	303,688
Debt – related party	$11,482,277	$10,219,959

Total financing arrangements	$16,345,705	$13,666,866

Less current portion:
Loans, advances and factoring agreements – third party	$(2,308,753)	$(344,758)
Convertible notes payable third party	(1,711,098)	(2,101,649
Debt – related party, net of discount	(10,559,796)	(9,297,078)
Convertible notes payable– related party	(922,481)	(534,381)
	(15,502,128)	(12,277,866)
Total long term debt	$843,577	$1,389,000

(1) The terms of $40,000 of this balance are similar to that of the Line of Credit which bears interest at adjustable rates, 1 month LIBOR plus 2%, 2.2% as of December 31, 2020, and is secured by assets of the Company, was due August 31, 2020, as amended, and included 8,000 stock options as part of the terms which options expired December 31, 2019 (see Note 7).

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$500,500 is a line of credit that Blue Collar has with a bank, bears interest at Prime plus 1.125%, 4.38% as of December 31, 2020, and is due March 25, 2021. The Company is working with the bank on an extension of the due date.

$363,558 is a bank loan dated May 28, 2019 which bears interest at Prime plus 6%, 9.25% as of December 31, 2020, was interest only for the first year, thereafter beginning in June of 2020 payable monthly of principal and interest of $22,900 until the due date of May 1, 2022. The bank loan is collateralized by assets of the Company.

$722,220 represents loans under the COVID-19 Pandemic Paycheck Protection Program (“PPP”) originated in April of 2020. The Company believes that it has used the funds such that 100% will be forgiven. The applications for forgiveness have been submitted to the Small Business Administration. If any of the PPP loans are not forgiven then, per the PPP, the unforgiven loan amounts will be payable monthly over a five-year period of which payments are to begin no later than 10 months after the covered period as defined at a 1% annual interest rate.

On June 4, 2019, the Company consummated a Securities Purchase Agreement with Odyssey Capital Funding, LLC. (“Odyssey”) for the purchase of a $525,000 Convertible Promissory Note (“Odyssey Convertible Promissory Note”). The Odyssey Convertible Promissory Note was due June 3, 2020, paid interest at the rate of 12% (24% default) per annum and gave the holder the right from time to time, and at any time during the period beginning six months from the issuance date to convert all of the outstanding balance into common stock of the Company limited to 4.99% of the outstanding common stock of the Company. The conversion price was 55% multiplied by the average of the two lowest trading prices for the common stock during the previous 20 trading days prior to the applicable conversion date. The Odyssey Convertible Promissory Note could be prepaid in full at 125% to 145% up to 180 days from origination. Through June 3, 2020, Odyssey converted $49,150 of principal and $4,116 of accrued interest into 52,961,921 shares of common stock of the Company. On June 8, 2020, Odyssey agreed to convert the remaining principal and accrued interest balance on the Odyssey Convertible Promissory Note of $475,850 and $135,000, respectively, to a term loan payable in six months in the form of a balloon payment, earlier if the Company has a funding event, bearing simple interest on the unpaid balance of 0% for the first three months and then 10% per annum thereafter. This loan is in default. The Company is negotiating with Odyssey for repayment.

Effective September 30, 2020, we entered into a Purchase Agreement by which we agreed to purchase the 500,000 outstanding Series A Preferred shares of InnovaQor, Inc., our majority owned subsidiary, in an agreed amount of $350,000 in cash or common stock, if not paid in cash, at the five day average price preceding the date of the request for effectiveness after the filing of a registration statement on Form S-1. This was modified December 28 and 29, 2020, to provide for registration of 7,500,000 common shares for resale at the market price. Any balance due on notes will be calculated after an accounting for the net sales proceeds from sale of the stock by February 28, 2021 and may be paid in cash or stock thereafter. The Series A Preferred shares are being purchased from the Michael A. Littman, Atty. Defined Benefit Plan.  The $350,000 is included as a Note Payable as of December 31, 2020 and bears no interest.

The remaining balances generally bear interest at approximately 10%, have maturity dates that are due on demand or are past due, are unsecured and are classified as current in the balance sheets.

(2) During 2017, the Company issued convertible promissory notes in the amount of $67,000 (comprised of $62,000 from two related parties and $5,000 from a former officer of CDH), all which were due May 1, 2020 and bear 6% annual interest (12% default interest rate). The convertible promissory notes are convertible, as amended, at $0.25 per share. These convertible promissory notes were not repaid May 1, 2020, and are delinquent. The Company is working to renegotiate these promissory notes.

During 2019, the Company consummated Securities Purchase Agreements dated March 15, 2019, April 12, 2019, May 15, 2019, June 6, 2019 and August 22, 2019 with Geneva Roth Remark Holdings, Inc. (“Geneva Roth”) for the purchase of convertible promissory notes in the amounts of $68,000, $65,000, $58,000, $53,000 and $43,000 (“Geneva Roth Convertible Promissory Notes”). The Geneva Roth Convertible Promissory Notes are due one year from issuance, pays interest at the rate of 12% (principal amount increases 150%-200% and interest rate increases to 24% under default) per annum and gives the holder the right from time to time, and at any time during the period beginning 180 days from the origination date to the maturity date or date of default to convert all or any part of the outstanding balance into common stock of the Company limited to 4.99% of the outstanding common stock of the Company. The conversion price is 61% multiplied by the average of the two lowest trading prices for the common stock during the previous 20 trading days prior to the applicable conversion date. The Geneva Roth Convertible Promissory Notes may be prepaid in whole or in part of the outstanding balance at 125% to 140% up to 180 days from origination. Geneva Roth converted a total of $244,000 of principal and $8,680 of accrued interest through September 30, 2020 from its various Securities Purchase Agreements into 125,446,546 shares of common stock of the Company leaving no outstanding principal balances as of September 30, 2020. On February 13, 2020, the August 22, 2019 Securities Purchase Agreement was repaid for $63,284, including a premium and accrued interest.

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On March 25, 2019, the Company consummated a Securities Purchase Agreement dated March 18, 2019 with Auctus Fund, LLC. (“Auctus”) for the purchase of a $600,000 Convertible Promissory Note (“Auctus Convertible Promissory Note”). The Auctus Convertible Promissory Note is due December 18, 2019, pays interest at the rate of 12% (24% default) per annum and gives the holder the right from time to time, and at any time during the period beginning 180 days from the origination date or at the effective date of the registration of the underlying shares of common stock, which the holder has registration rights for, to convert all of the outstanding balance into common stock of the Company limited to 4.99% of the outstanding common stock of the Company. The conversion price is the lessor of the lowest trading price during the previous 25 trading days prior the date of the Auctus Convertible Promissory Note or 50% multiplied by the average of the two lowest trading prices for the common stock during the previous 25 trading days prior to the applicable conversion date. The Auctus Convertible Promissory Note may be prepaid in full at 135% to 150% up to 180 days from origination. Auctus converted $33,180 of principal and $142,004 of accrued interest into 376,000,000 shares of common stock of the Company prior to December 31, 2020. 2,000,000 warrants were issued in conjunction with the issuance of this debt. See Note 8.

On June 6, 2019, the Company consummated a Securities Purchase Agreement with JSJ Investments Inc. (“JSJ”) for the purchase of a $112,000 Convertible Promissory Note (“JSJ Convertible Promissory Note”). The JSJ Convertible Promissory Note is due June 6, 2020, pays interest at the rate of 12% per annum and gives the holder the right from time to time, and at any time during the period beginning 180 days from the origination date to convert all of the outstanding balance into common stock of the Company limited to 4.99% of the outstanding common stock of the Company. The conversion price is the lower of the market price, as defined, or 55% multiplied by the average of the two lowest trading prices for the common stock during the previous 20 trading days prior to the applicable conversion date. The JSJ Convertible Promissory Note may be prepaid in full at 135% to 150% up to 180 days from origination. JSJ converted $43,680 of principal into 18,500,000 shares of common stock of the Company prior to December 31, 2020. In addition, on February 25, 2020 the Company repaid for $97,000, including a premium and accrued interest, for all remaining principal and accrued interest balances as of that day. 333,333 warrants were issued in conjunction with the issuance of this debt. See Note 8.

On June 11, 2019, the Company consummated a Securities Purchase Agreement with EMA Financial, LLC. (“EMA”) for the purchase of a $250,000 Convertible Promissory Note (“EMA Convertible Promissory Note”). The EMA Convertible Promissory Note is due June 11, 2020, pays interest at the rate of 12% (principal amount increases 200% and interest rate increases to 24% under default) per annum and gives the holder the right from time to time to convert all of the outstanding balance into common stock of the Company limited to 4.99% of the outstanding common stock of the Company. The conversion price is 55% multiplied by the lowest traded price for the common stock during the previous 25 trading days prior to the applicable conversion date. The EMA Convertible Promissory Note may be prepaid in full at 135% to 150% up to 180 days from origination. Prior to December 31, 2020, EMA converted $35,366 of principal into 147,700,000 shares of common stock of the Company. 1,000,000 warrants were issued in conjunction with the issuance of this debt. See Note 8.

The Company is in default under its derivative financial instruments and received notice of such from Auctus and EMA for not reserving enough shares for conversion and for not having filed a Form S-1 Registration Statement with the Securities and Exchange Commission. It was the intent of the Company to pay back all derivative securities prior to the due dates but that has not occurred in case of Auctus or EMA. As such, the Company is currently in negotiations with Auctus and EMA and relative to extending due dates and changing terms on the Notes. The Company has been named in a lawsuit by EMA for failing to comply with a Securities Purchase Agreement entered into in June 2019. See Note 9 Other Commitments and Contingencies.

On February 14, 2020, the Company agreed to a Secured Promissory Note with a third party for $90,000. The Secured Promissory Note was secured by the assets of the Company and was due June 14, 2020 or earlier in case the Company is successful in raising other monies and carried an interest charge of 10% payable with the principal. The Secured Promissory Note was also convertible at the option of the holder into an equivalent amount of Series D Preferred Stock. The Secured Promissory Note also included a guaranty by the CEO of the Company, Stephen J. Thomas III. This Secured Promissory Note was paid off in June 2020, including $9,000 of interest in June and $1,000 in July 2020.

(3) $101,244 of the Factoring Agreements is with full recourse, due February 29, 2020, as amended, was established in June 2016 with a company that is controlled by a shareholder and is personally guaranteed by an officer of the Company. This Factoring Agreement is such that the Company pays a discount of 2% per each 30-day period for each advance received against accounts receivable or future billings. The Company was advanced funds from this Factoring Agreement for which $101,244 and $101,244 in principal remained unpaid as of December 31, 2020 and December 31, 2019, respectively.

F-55

On May 8, 2019, the Company entered into a factoring agreement with Advantage Capital Funding (“2019 Factoring agreement”). $500,000, net of expenses, was funded to the Company with a promise to pay $18,840 per week for 40 weeks until a total of $753,610 was paid which occurred in February 2020.

On February 21, 2020, the Company entered into an Agreement for the Purchase and Sale of Future Receipts (“2020 Factoring Agreement”). The balance to be purchased and sold is $716,720 for which the Company received $500,000, net of fees. Under the 2020 Factoring Agreement, the Company was to pay $14,221 per week for 50 weeks at an effective interest rate of approximately 43% annually. However, due to COVID-19 the payments under the 2020 Factoring Agreement were reduced temporarily, to between $9,000 and $11,000 weekly, of which $144,119 in payments have been deferred to be paid at the end of the 50-week term. The 2020 Factoring Agreement includes a guaranty by the CEO of the Company, Stephen J. Thomas III.

On November 13, 2020, the Company entered into an Agreement for the Purchase and Sale of Future Receipts (“2020 NewCo Factoring Agreement”). The balance to be purchased and sold is $326,400 for which the Company received $232,800, net of fees. Under the 2020 NewCo Factoring Agreement, the Company is to pay $11,658 per week for 28 weeks at an effective interest rate of approximately 36% annually. The 2020 NewCO Factoring Agreement includes a guaranty by the CEO of the Company, Stephen J. Thomas III.

On December 11, 2020, the Company entered into an Agreement for the Purchase and Sale of Future Receipts with Samson MCA LLC (“Samson Factoring Agreement”). The balance to be purchased and sold is $162,500 for which the Company received $118,625, net of fees. Under the Samson Factoring Agreement, the Company is to pay $8,125 per week for 20 weeks at an effective interest rate of approximately 36%. The Samson Factoring Agreement includes a guaranty by the CEO of the Company, Stephen J. Thomas III.

On December 11, 2020, the Company entered into a consolidation agreement for the Purchase and Sale of Future Receipts with QFS Capital (“QFS Factoring Agreement”). The balance to be purchased and sold is $976,918 for which the Company receives weekly payments of $29,860 for 20 weeks and then $21,978 for 4 weeks and then $11,669 in the last week of receipts all totaling $696,781 net of fees. During the same time, the Company is required to pay weekly $23,087 for 42 weeks at an effective interest rate of approximately 36% annually. The QFS Factoring Agreement includes a guaranty by the CEO of the Company, Stephen J. Thomas III.

(4) The Line of Credit originated with a bank and was secured by the personal assets of certain shareholders of Copperhead Digital. During 2016, the Line of Credit was assigned to the Copperhead Digital shareholders, who subsequent to the Copperhead Digital acquisition by TPTG became shareholders of TPTG, and the secured personal assets were used to pay off the bank. The Line of Credit bears a variable interest rate based on the 1 Month LIBOR plus 2.0%, 2.14% as of December 31, 2020, is payable monthly, and is secured by the assets of the Company. 1,000,000 shares of Common Stock of the Company have been reserved to accomplish raising the funds to pay off the Line of Credit. Since assignment of the Line of Credit to certain shareholders, which balance on the date of assignment was $2,597,790, those shareholders have loaned the Company $445,600 under the similar terms and conditions as the line of credit but most of which were also given stock options totaling $85,120 which expired as of December 31, 2019 (see Note 8) and was due, as amended, August 31, 2020. The Company is in negotiations to refinance this Line of Credit.

During the years ended December 31, 2019 and 2018, those same shareholders and one other have loaned the Company money in the form of convertible loans of $136,400 and $537,200, respectively, described in (2) and (6).

(5) $350,000 represents cash due to the prior owners of the technology acquired in December 2016 from the owner of the Lion Phone which is due to be paid as agreed by the Company and the former owners of the Lion Phone technology and has not been determined.

$4,000,000 represents a promissory note included as part of the consideration of ViewMe Live technology acquired in 2017, later agreed to as being due and payable in full, with no interest with $2,000,000 from debt proceeds and the remainder from proceeds from a second Company public offering.

$1,000,000 represents a promissory note which was entered into on May 6, 2020 for the acquisition of Media Live One Platform from Steve and Yuanbing Caudle for the further development of software. This was expensed as research and development in the year ended December 31, 2020. This $1,000,000 promissory note is non-interest bearing, due after funding has been received by the Company from its various investors and other sources. Mr. Caudle is a principal with the Company’s ViewMe technology.

On September 1, 2018, the Company closed on its acquisition of Blue Collar. Part of the acquisition included a promissory note of $1,600,000 and interest at 3% from the date of closure. The promissory note is secured by the assets of Blue Collar.

$473,334, net of a discount of $26,666 represents a Note Payable related to the acquisition of 75% of Aire Fitness, payable six months from the date of the note or as agreed by the Company out of future capital raising efforts and does not accrue interest.

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(6) During 2016, the Company acquired SDM which consideration included a convertible promissory note for $250,000 due February 29, 2019, as amended, does not bear interest, unless delinquent in which the interest is 12% per annum, and is convertible into common stock at $1.00 per share. The SDM balance is $181,981 as of December 31, 2020. As of March 1, 2020, this convertible promissory note is delinquent.

During 2018, the Company issued convertible promissory notes in the amount of $537,200 to related parties and $10,000 to a non-related party which bear interest at 6% (11% default interest rate), are due 30 months from issuance and are convertible into Series C Preferred Stock at $1.00 per share. Because the Series C Preferred Stock has a conversion price of $0.15 per share, the issuance of Series C Preferred Stock promissory notes will cause a beneficial conversion feature of approximately $38,479 upon exercise of the convertible promissory notes.

(7) The shareholder debt represents funds given to TPTG or subsidiaries by officers and managers of the Company as working capital. There are no written terms of repayment or interest that is being accrued to these amounts and they will only be paid back, according to management, if cash flows support it. They are classified as current in the balance sheets.

During the year ended December 31, 2020, the holders of approximately $4,700,000 of existing financing arrangements agreed to exchange their debt and accrued interest for Series D Preferred Stock through a separate $12 Million Private Placement of Series D Preferred Stock (“$12 Million Private Placement”), conditioned on the Company raising at least $12,000,000. To date, this condition has not been met.

See Lease financing arrangement in Note 9.

NOTE 6 – DERIVATIVE FINANCIAL INSTRUMENTS

The Company previously adopted the provisions of ASC subtopic 825-10, Financial Instruments (“ASC 825-10”). ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

F-57

The derivative liability as of December 31, 2020, in the amount of $5,265,139 has a level 3 classification under ASC 825-10.

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities as of December 31, 2020.

Debt Derivative Liabilities
Balance, December 31, 2018	$—
Debt discount from initial derivative	1,774,000
Initial fair value of derivative liabilities	2,601,631
Change in derivative liability from conversion of notes payable	(407,654)
Change in fair value of derivative liabilities at end of period	4,868,537
Balance, December 31, 2019	$8,836,514
Change in derivative liabilities from conversion of notes payable	(1,144,290)
Change in derivative liabilities from the Odyssey conversion to a term loan	(1,286,762)
Change in fair value of derivative liabilities at end of period – derivative expense	(1,140,323)
Balance, December 31, 2020	$5,265,139

Convertible notes payable and warrant derivatives – The Company issued convertible promissory notes which are convertible into common stock, at holders’ option, at a discount to the market price of the Company’s common stock. The Company has identified the embedded derivatives related to these notes relating to certain anti-dilutive (reset) provisions. These embedded derivatives included certain conversion features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of debenture and to fair value as of each subsequent reporting date.

As of December 31, 2020, the Company marked to market the fair value of the debt derivatives and determined a fair value of $5,265,139 comprised of $5,229,436 from the convertible notes (Note 5) and $35,703 from the warrants (Note 8). The Company recorded a gain from change in fair value of debt derivatives of $1,140,323 for the year ended December 31, 2020. The fair value of the embedded derivatives was determined using Monte Carlo simulation method based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 190.9% to 350.8%, (3) weighted average risk-free interest rate of 0.09% to 0.12% (4) expected life of 0.25 to 1.4 years, and (5) the quoted market price of $0.03 for the Company’s common stock.

See Financing lease arrangements in Note 9.

NOTE 7 - INCOME TAXES

The following table sets forth the components of the Company’s income tax expense (benefit) for the years ended December 31, 2020 and 2019:

Current:	2020	2019
Federal State and local	$—	$—
Total Current	$—	$—
Deferred:
Federal State and local benefit	$(1,705,046)	$(2,945,915)
Net operating loss, net of state tax effect	(60,546)	(107,011)
Meals and entertainment	4,459	4,506
Stock based expenses	87,706	124,124
Impairment	567,629	199,473
Amortization	153,497	182,411
Derivative expense	239,468	-
Other	-	61,472
Change in allowance	712,833	2,480,939
Total Benefit	$—	$—

F-58

The following table sets forth a reconciliation of the Company’s income tax expense (benefit) as the federal statutory rate to recorded income tax expense (benefit) for the years ended December 31, 2020 and 2019:

	2020	2019
Income tax at Federal statutory rate	21%	21%
Change in valuation allowance	(21)%	(21)%
Stock based compensation	(0)%	(0)%
Net operating loss, net of state tax effect	(1)%	(1)%
Other	(1)%	(1)%
Total	—	—

The following table sets forth the components of the Company’s deferred income taxes as of December 31, 2020 and 2019:

Current deferred tax assets (liabilities):	2020	2019
Valuation allowance	$—	$—
Total current deferred tax asset (liability)	$—	$—

Noncurrent deferred tax assets (liabilities):
Derivative (gain) expense	$1,330,683	$1,570,151
Intangible assets amortization	956,355	802,857
Net operating loss carry forwards	2,752,287	2,140,224
Stock base compensation	1,743,527	1,655,821
Other	99,034	—
Less; Valuation allowance	$(6,881,886)	$(6,169,052)
Total noncurrent deferred tax asset (liability)	—	—

Total deferred tax asset (liability)	$—	$—

The Company has approximately $13,100,000 and $10,000,000 of net operating loss carry forwards as of December 31, 2020 and 2019, respectively, which expire in varying amounts, if unused. Because of the change in ownership of more than 50% of the Company in accordance with Section 382 of the IRS Code, these net operating loss carry forwards may be significantly limited to use in future periods.

NOTE 8 - STOCKHOLDERS' DEFICIT

Preferred Stock

As of December 31, 2020, we had authorized 100,000,000 shares of Preferred Stock, of which certain shares had been designated as Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

Series A Convertible Preferred Stock

The Company designated 1,000,000 shares of Preferred Stock as Series A Preferred Stock. In February 2015, the Board of Directors authorized the issuance of 1,000,000 shares of Series A Preferred Stock to Stephen Thomas, Chairman, CEO and President of the Company, valued at $3,117,000 for compensation expense. These shares are outstanding as of December 31, 2020.

The Series A Preferred Stock has a par value of $.001, is redeemable at the Company’s option at $100 per share, is senior to any other class or series of outstanding Preferred Stock or Common Stock and does not bear dividends. The Series A Preferred Stock has a liquidation preference immediately after any Senior Securities, as defined and amended, of an amount equal to amounts payable owing, including contingency amounts where Holders of the Series A have personally guaranteed obligations of the Company. Holders of the Series A Preferred Stock shall, collectively have the right to convert all of their Series A Preferred Stock when conversion is elected into that number of shares of Common Stock of the Company, determined by the following formula: 60% of the issued and outstanding Common Shares as computed immediately after the transaction for conversion. For further clarification, the 60% of the issued and outstanding common shares includes what the holders of the Series A Preferred Stock may already hold in common shares at the time of conversion. The Series A Preferred Stock, collectively, shall have the right to vote as if converted prior to the vote to a number of shares equal to 60% of the outstanding Common Stock of the Company.

F-59

During the year ended December 31, 2020, the Series A Preferred Stock was reclassified as mezzanine equity as a result of the Company not having enough authorized common shares to be able to issue common shares upon their conversion.

Series B Convertible Preferred Stock

In February 2015, the Company designated 3,000,000 shares of Preferred Stock as Series B Convertible Preferred Stock.

The Series B Preferred Stock was designated in February 2015, has a par value of $.001, is not redeemable, is senior to any other class or series of outstanding Preferred Stock, except the Series A Preferred Stock, or Common Stock and does not bear dividends. The Series B Preferred Stock has a liquidation preference immediately after any Senior Securities, as defined and currently the Series A Preferred Stock, and of an amount equal to $2.00 per share. Holders of the Series B Preferred Stock have a right to convert all or any part of the Series B Preferred Shares and will receive and equal number of common shares at the conversion price of $2.00 per share. The Series B Preferred Stockholders have a right to vote on any matter with holders of Common Stock and shall have a number of votes equal to that number of Common Shares on a one-to- one basis.

There are 2,588,693 shares of Series B Convertible Preferred Stock outstanding as of December 31, 2020. During the year ended December 31, 2020, the Series B Preferred Stock was reclassified as mezzanine equity as a result of the Company not having enough authorized common shares to be able to issue common shares upon their conversion.

Series C Convertible Preferred Stock

In May 2018, the Company designated 3,000,000 shares of Preferred Stock as Series C Convertible Preferred Stock.

The Series C Preferred Stock has a par value of $.001, is not redeemable, is senior to any other class or series of outstanding Preferred Stock, except the Series A and Series B Preferred Stock, or Common Stock and does not bear dividends. The Series C Preferred Stock has a liquidation preference immediately after any Senior Securities, as defined and currently the Series A and B Preferred Stock, and of an amount equal to $2.00 per share. Holders of the Series C Preferred Stock have a right to convert all or any part of the Series C Preferred Shares and will receive an equal number of common shares at the conversion price of $0.15 per share. The Series C Preferred Stockholders have a right to vote on any matter with holders of Common Stock and shall have a number of votes equal to that number of Common Shares on a one-to-one basis.

There are no shares of Series C Convertible Preferred Stock outstanding as of December 31, 2020. There are approximately $688,500 in convertible notes payable convertible into Series C Convertible Preferred Stock which compromise some of the common stock equivalents calculated in Note 1.

Series D Convertible Preferred Stock

On June 15, 2020, the Company amended its Series D Designation from January 14, 2020. This Amendment changed the number of shares to 10,000,000 shares of the authorized 100,000,000 shares of the Company's $0.001 par value preferred stock as the Series D Convertible Preferred Stock (“the Series D Preferred Shares.”).

Series D Preferred shares have the following features: (i) 6% Cumulative Annual Dividends payable on the purchase value in cash or common stock of the Company at the discretion of the Board and payment is also at the discretion of the Board, which may decide to cumulate to future years; (ii) Any time after 18 months from issuance an option to convert to common stock at the election of the holder @ 80% of the 30 day average market closing price (for previous 30 business days) divided into $5.00. ; (iii) Automatic conversion of the Series D Preferred Stock shall occur without consent of holders upon any national exchange listing approval and the registration effectiveness of common stock underlying the conversion rights. The automatic conversion to common from Series D Preferred shall be on a one for one basis, which shall be post-reverse split as may be necessary for any Exchange listing (iv) Registration Rights – the Company has granted Piggyback Registration Rights for common stock underlying conversion rights in the event it files any other Registration Statement (other than an S-1 that the Company may file for certain conversion common shares for the convertible note financing that was arranged and funded in 2019). Further, the Company will file, and pursue to effectiveness, a Registration Statement or offering statement for common stock underlying the Automatic Conversion event triggered by an exchange listing. (v) Liquidation Rights - $5.00 per share plus any accrued unpaid dividends – subordinate to Series A, B, and C Preferred Stock receiving full liquidation under the terms of such series. The Company has redemption rights for the first year following the Issuance Date to redeem all or part of the principal amount of the Series D Preferred Stock at between 115% and 140%.

As of December 31, 2020, there are no Series D Preferred shares outstanding as amended.

During the year ended December 31, 2020, the related party holders of approximately $4,700,000 of existing financing arrangements agreed to exchange their debt and accrued interest for 940,800 Series D Preferred Stock through a separate $12 Million Private Placement of Series D Preferred Stock (“$12 Million Private Placement”), conditioned on the Company raising at least $12,000,000. To date, this condition has not been met.

F-60

Common Stock

As of December 31, 2020, we had authorized 1,000,000,000 shares of Common Stock, of which 865,564,371 common shares are issued and outstanding.

Common Stock Issued for Conversion of Debt

During the year ended December 31, 2020, the Company issued 679,932,432 of common shares for $232,430 of principal and $104,300 of interest, resulting in a loss on conversion of $775,650. In addition, the Company issued 1,000,000 common shares in exchange for $58,000 of legal liabilities.

Common Stock Issued for Expenses and Liabilities

The Company also entered into a twelve-month general consulting agreement with a third party to provide general business advisory services to be rendered through March 30, 2019 for 1,000,000 restricted shares of common stock and 1,000,000 options to purchase restricted common shares at $0.10 per share for 36 months from the time of grant. The fair value of the common shares granted was based on the Company’s stock price of $0.155 per share, or $155,000 of which $0 and $34,444 was expensed during the period for the portion of service term complete as of December 31, 2020 and 2019.

In addition, in the year ended December 31, 2020 1,000,000 shares were issued to a consultant as a bonus for IR consulting services performed which the Company recorded $58,000 of compensation expense. These shares were valued at their fair value on the day they were granted for which the Company recorded $54,000 in the statement of operations as share-based compensation.

Subscription Payable

As of December 31, 2020, the Company has recorded $125,052 in stock subscription payable, which equates to the fair value on the date of commitment, of the Company’s commitment to issue the following common shares:

Unissued shares for conversion of debt	14,667
Unissued shares for TPT MedTech consulting agreements	300,000
Unissued shares for TPT consulting agreements	4,150,000
Shares receivable under terminated acquisition agreement	(3,096,181)
Net commitment	(1,368,486)

During the years ended December 31, 2018, 16,667 of common shares were subscribed to for a note payable on the balance sheet of $2,000. 2,000 of these shares were issued during the year ended December 31, 2020.

During the year ended December 31, 2020, the Company signed consulting agreements related to their activities with TPT Global Tech and TPT MedTech with three third parties for which we agreed to issue 4,450,000 shares of restricted common stock. 300,000 of these shares were valued at fair value and expensed in the statement of operations for $16,200. The other 4,150,000 shares were value at their value of $275,975 which is being amortized over 10 months of service starting on the date of the agreement of September 1, 2020. $110,390 has been amortized into the statement of operations as of December 31, 2020.

In 2018, Arkady Shkolnik and Reginald Thomas (family member of CEO) were added as members of the Board of Directors. In accordance with agreements with the Company for his services as a director, Mr. Shkolnik is to receive $25,000 per quarter and 5,000,000 shares of restricted common stock valued at approximately $692,500 vesting quarterly over twenty-four months. The quarterly cash payments of $25,000 will be paid in unrestricted common shares if the Company has not been funded adequately to make such payments. Mr. Thomas is to receive $10,000 per quarter and 1,000,000 shares of restricted common stock valued at approximately $120,000 vesting quarterly over twenty-four months. The quarterly payment of $10,000 may be suspended by the Company if the Company has not been adequately funded. As of December 31, 2020, $215,500 and $75,000 has been accrued as accounts payable in the balance sheet for Mr. Shkolnik and Mr. Thomas, respectively. For the year ended December 31, 2020 and 2019, $236,978 and $409,688, respectively, have been expensed under these agreements. Both the 5,000,000 and 1,000,000 shares granted were issued during the year ended December 31, 2020 and are no longer reflected in subscriptions payable as of December 31, 2020.

Effective November 1, 2017, the Company entered into an agreement to acquire Holly wood Rivera, LLC and HRS Mobile LLC (“HRS”). In March 2018, the HRS acquisition was rescinded and 3,096,181 shares of common stock which were issued as consideration are being returned by the recipients. As such, as of December 31, 2020 the shares for the HRS transaction are reflected as subscriptions receivable based on their par value.

Common Stock Issued Subsequent to December 31, 2020

Effective September 30, 2020, we entered into a Purchase Agreement by which we agreed to purchase the 500,000 outstanding Series A Preferred shares of InnovaQor, Inc., our majority owned subsidiary, in an agreed amount of $350,000 in cash or common stock, if not paid in cash, at the five day average price preceding the date of the request for effectiveness after the filing of a registration statement on Form S-1. This was modified December 28 and 29, 2020, to provide for registration of 7,500,000 common shares for resale at the market price. Any balance due on notes will be calculated after an accounting for the net sales proceeds from sale of the stock by February 28, 2021 and may be paid in cash or stock thereafter. The Series A Preferred shares are being purchased from the Michael A. Littman, Atty. Defined Benefit Plan.

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Effective September 30, 2020, we entered into a Settlement Agreement to settle outstanding legal fees due to date in the amount of $74,397 (as assigned to the Michael A. Littman Atty. Defined Benefit Plan.) The number of shares to be issued in consideration is to be computed at the five day average price as specified under Rule 474 under the Securities Act of 1933 for the 5 days preceding the date of the request for acceleration of the effective date of this registration of our common shares to be issued. (This may also be fully settled by payment of the sum of $74,397 in cash at any time prior to the issuance of the shares of stock of the Company.) This was modified December 28 and 29, 2020, to provide for registration of 7,500,000 common shares for resale at the market price. Any balance due on notes will be calculated after an accounting for the net sales proceeds from sale of the stock by February 28, 2021 and may be paid in cash or stock thereafter.

The 7,500,000 shares identified in these agreements with Mr. Littman were issued subsequent to December 31, 2020 and included in a Form S-1 filed in January 2021. To date, we understand the shares have not been sold and thus there is no calculated shortfall as outlined above.

Stock Options

	Options Outstanding	Vested	Vesting Period	Exercise Price Outstanding and Exercisable	Expiration Date
December 31, 2018	3,093,120	1,954,230	100% at issue and 12 to 18 months	$0.05 to $0.22	12-31-19 to 3-21-21
Expired	(93,120)			$0.05 to $0.22	12-31-19
December 31, 2019	3,000,000	3,000,000	12 to 18 months	$0.10	3-1-20 to 3-21-21
Expired	(2,000,000)
December 31, 2020	1,000,000	1,000,000	12 months	$0.10	3-21-21

During the year ended December 31, 2018, the Company entered into consulting arrangements primarily for legal work and general business support that included the issuance of stock options to purchase 3,000,000 options to purchase common shares at $0.10 per share. 2,000,000 of these expired. The remaining 1,000,000 are fully vested as of December 31, 2020 but expired after year end. The Black-Scholes options pricing model was used to value the stock options. The inputs included the following:

(1)	Dividend yield of 0%
(2)	expected annual volatility of 307% - 311%
(3)	discount rate of 2.2% to 2.3%
(4)	expected life of 2 years, and
(5)	estimated fair value of the Company’s common $0.125 to $0.155 per share.

Additionally, 93,120 options expired in 2019. Expense recorded in the years ended December 31, 2020 and 2019 was $0 and $0 related to stock options. No further expense will be incurred to the consolidated statement of operations for the existing stock options.

Warrants

As of December 31, 2020, there were 3,333,333 warrants outstanding that expire in five years or in the year ended December 31, 2024. As part of the Convertible Promissory Notes payable – third party issuance in Note 5, the Company issued 3,333,333 warrants to purchase 3,333,333 common shares of the Company at 70% of the current market price. Current market price means the average of the three lowest trading prices for our common stock during the ten-trading day period ending on the latest complete trading day prior to the date of the respective exercise notice. However, if a required registration statement, registering the underlying shares of the Convertible Promissory Notes, is declared effective on or before June 11, 2019 to September 11, 2019, then, while such Registration Statement is effective, the current market price shall mean the lowest volume weighted average price for our common stock during the ten-trading day period ending on the last complete trading day prior to the conversion date.

The warrants issued were considered derivative liabilities valued at $35,703 of the total $5,265,436 derivative liabilities as of December 31, 2020. See Note 6.

Common Stock Reservations

The Company has reserved 1,000,000 shares of Common Stock of the Company for the purpose of raising funds to be used to pay off debt described in Note 5.

We have reserved 20,000,000 shares of Common Stock of the Company to grant to certain employee and consultants as consideration for services rendered and that will be rendered to the Company.

Non-Controlling Interests

QuikLAB Mobile Laboratories

In July and August 2020, the Company formed Quiklab 1 LLC, QuikLAB 2, LLC, QuikLAB 3, LLC and QuikLAB 4, LLC. It is the intent to use these entities as vehicles into which third parties would invest and participate in owning QuikLAB Mobile Laboratories. As of December 31, 2020, Quiklab 1 LLC, QuikLAB 2, LLC and QuikLAB 3, LLC have received an investment of $460,000, of which Stephen Thomas and Rick Eberhardt, CEO and COO of the Company, have invested $100,000 in QuikLAB 2, LLC. The third party investors and Mr. Thomas and Mr. Eberhart, will benefit from owning 20% of QuikLAB Mobile Laboratories specific to their investments. The Company owns the other 80% ownership in the QuickLAB Mobile Laboratories. The net loss attributed to the non-controlling interests from the QuikLAB Mobile Laboratories included in the statement of operations for the year ended December 31, 2020 is $30,536.

Other Non-Controlling Interests

InnovaQor, Aire Fitness and TPT Asia are other non-controlling interests in which the Company owns 94%, 75% and 78%, respectively. There is very little activity in any of these entities. The net loss attributed to these non-controlling interests included in the statement of operations for the year ended December 31, 2020 is $16,881.

InnovaQor did a reverse merger with Southern Plains of which there ended up being a non-controlling interest ownership of 6% as of December 31, 2020. As a result, $219,058 in the non-controlling interest in liabilities of a license agreement valued at $3,500,000 was reflected in the consolidated balance sheet as of December 31, 2020.

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NOTE 9 - COMMITMENTS AND CONTINGENCIES

Accounts Payable and Accrued Expenses

Accounts payable:	2020	2019
Related parties (1)	$1,339,352	$1,141,213
General operating	3,965,135	3,342,952
Accrued interest on debt (2)	1,328,939	793,470
Credit card balances	173,972	183,279
Accrued payroll and other expenses	296,590	207,108
Taxes and fees payable	641,012	633,357
Unfavorable lease liability	121,140	242,256
Total	$7,866,140	$6,543,635

(1) (2)

Relates to amounts due to management and members of the Board of Directors according to verbal and written agreements that have not been paid as of period end.

Portion relating to related parties is $679,380 and $481,942 for December 31, 2020 and 2019, respectively.

Operating lease obligations

The Company adopted Topic 842 on January 1, 2019. The Company elected to adopt this standard using the optional modified retrospective transition method and recognized a cumulative-effect adjustment to the consolidated balance sheet on the date of adoption. Comparative periods have not been restated. With the adoption of Topic 842, the Company’s consolidated balance sheet now contains the following line items: Operating lease right-of-use assets, Current portion of operating lease liabilities and Operating lease liabilities, net of current portion.

As all the existing leases subject to the new lease standard were previously classified as operating leases by the Company, they were similarly classified as operating leases under the new standard. The Company has determined that the identified operating leases did not contain non-lease components and require no further allocation of the total lease cost. Additionally, the agreements in place did not contain information to determine the rate implicit in the leases, so we used our estimated incremental borrowing rate as the discount rate. Our weighted average discount rate is 10.0% and the weighted average lease term of 4.2 years.

We have various non-cancelable lease agreements for certain of our tower locations with original lease periods expiring between 2021 and 2044. Our lease terms may include options to extend or terminate the lease when it is reasonably certain we will exercise that option. Certain of the arrangements contain escalating rent payment provisions. Our Michigan main office lease and an equipment lease described below and leases with an initial term of twelve months have not been recorded on the consolidated balance sheets. We recognize rent expense on a straight-line basis over the lease term.

As of December 31, 2020, operating lease right-of-use assets and liabilities arising from operating leases were $4,732,459 and $5,555,674, respectively. During the year ended December 31, 2020, cash paid for amounts included for the measurement of lease liabilities was $2,506,924 and the Company recorded lease expense in the amount of $2,846,068 in cost of sales.

The Company entered into an operating lease agreement for location rights for certain QuikLABS. The operating lease agreement start October 1, 2020 and goes for three years at $9,798 per month. In addition, the Company entered an operating agreement to lease colocation space for 5 years. This operating agreement starts October 1, 2020 for 7,140 per month.

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The following is a schedule showing the future minimum lease payments under operating leases by years and the present value of the minimum payments as of December 31, 2020.

2021	$2,790,694
2022	1,545,075
2023	1,002,903
2024	668,474
2025	354,398
Thereafter	93,242
Total operating lease liabilities	6,454,785
Amount representing interest	(899,111)
Total net present value	$5,555,674

Office lease used by CEO

During the years ended December 31, 2020 and 2019, the Company entered into a lease of 12 months or less for living space which is occupied by Stephen Thomas, Chairman, CEO and President of the Company. Mr. Thomas lives in the space and uses it as his corporate office. The Company has paid $30,000 and $30,857 in rent and utility payments for this space for the year ended December 31, 2020 and 2019, respectively.

Financing lease obligations

Future minimum lease payments are as follows:

2021	$864,025
2022	10,780
2023	-
2024	-
2025	-
Thereafter	-
Total financing lease liabilities	874,805
Amount representing interest	(35,233)
Total future payments (1)(2)	$839,572

(3)	Included is a Telecom Equipment Lease is with an entity owned and controlled by shareholders of the Company and was due August 31, 2020, as amended.
(4)

Also included are leases under Xroads Equipment Agreements with a third party that allows the Company to pay between $11,288 and $11,780 per month, including interest, starting between November 16, 2020 and February 22, 2021 for eleven months with a $1 value acquisition price at the termination of the leases.

Other Commitments and Contingencies

Employment Agreements

The Company has employment agreements with certain employees of SDM, K Telecom and Aire Fitness. The agreements are such that SDM, K Telecom and Aire Fitness, on a standalone basis in each case, must provide sufficient cash flow to financially support the financial obligations within the employment agreements.

On May 6, 2020, the Company entered into an agreement to employ Ms. Bing Caudle as Vice President of Product Development of the Media One Live platform for an annual salary of $250,000 for five years, including customary employee benefits. The payment is guaranteed for five years whether or not Ms. Caudle is dismissed with cause.

Litigation

We have been named in a lawsuit by EMA Financial, LLC (“EMA”) for failing to comply with a Securities Purchase Agreement entered into in June 2019. More specifically, EMA claims the Company failed to honor notices of conversion, failed to establish and maintain share reserves, failed to register EMA shares and by failed to assure that EMA shares were Rule 144 eligible within 6 months. EMA has claimed in excess of $7,614,967 in relief. The Company has filed a motion in response for which EMA has filed a motion to dismiss. The Company does not believe at this time that any negative outcome would result in more than the $593,120 it has recorded on its balance sheet as of December 31, 2020.

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A lawsuit was filed in Michigan by the one of the former owners of SpeedConnect, LLC, John Ogren. Mr. Ogren claims he is owed back wages related to the acquisition agreement wherein the Company acquired the assets of SpeedConnect, LLC and kept him on through a consulting agreement. He ultimately resigned in writing and now claims that even though he resigned he should still have been paid. Mr. Ogren is claiming wages of $354,178 plus interest, fees and costs. The consulting agreement called for arbitration. We understand that Mr. Ogren is in the process of dismissing the lawsuit and that he wants to pursue his claim through arbitration. Management does not believe the Company has any liability in this claim and will pursue its defenses vigorously.

The Company has been named in a lawsuit, Robert Serrett vs. TruCom, Inc., by a former employee who was terminated by management in 2016. The employee was working under an employment agreement but was terminated for breach of the agreement. The former employee is suing for breach of contract and is seeking around $75,000 in back pay and benefits. We recently learned that Mr. Serrett received a default judgement in Texas on May 15, 2018 for $70,650 plus $3,500 in attorney fees and 5% interest and court costs. However, he has made no attempt that we are aware of to obtain a sister state judgment in Arizona, where Trucom resides, or to try and enforce the judgement and collect. Management believes it has good and meritorious defenses and does not belief the outcome of the lawsuit will have any material effect on the financial position of the Company.

We are not currently involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or of our companies or our subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect. We anticipate that we (including current and any future subsidiaries) will from time to time become subject to claims and legal proceedings arising in the ordinary course of business. It is not feasible to predict the outcome of any such proceedings and we cannot assure that their ultimate disposition will not have a materially adverse effect on our business, financial condition, cash flows or results of operations.

Customer Contingencies

The Company has collected $338,725 from one customer in excess of amounts due from that customer in accordance with the customer’s understanding of the appropriate billings activity. The customer has filed a written demand for repayment by the Company of these amounts. Management believes that the customer agreement allows them to keep the amounts under dispute. Given the dispute, the Company has reflected the amounts in dispute as a customer liability on the consolidated balance sheet as of December 31, 2020 and 2019.

Stock Contingencies

The Company issued 7,500,000 shares of stock to Mr. Littman in accordance with its December 28 and 29, 2020 agreements as described in Note 8. These shares were included in a Form S-1 filed by the Company on January 15, 2021. To date, we understand the shares have not been sold and thus there is no calculated shortfall as outlined in Note 8, but this may happen, which shortfall, if it occurs, is unknown at this time.

The Company has convertible debt, preferred stock, options and warrants outstanding for which common shares would be required to be issued upon exercise by the holders. As of December 31, 2020, the following shares would be issued:

Convertible Promissory Notes	175,316,748
Series A Preferred Stock (1)	1,243,987,624
Series B Preferred Stock	2,588,693
Stock Options and warrants	4,333,333
1,426,226,398

(1) Holder of the Series A Preferred Stock which is Stephen J. Thomas, is guaranteed 60% of the then outstanding common stock upon conversion. The Company would have to authorize additional shares for this to occur as only 1,000,000,000 shares are currently authorized.

During the fourth quarter of 2020, the related party holders of approximately $4,700,000 of existing financing arrangements agreed to exchange their debt and accrued interest for Series D Preferred Stock through a separate $12 Million Private Placement, conditioned on the Company raising at least $12,000,000 in a separate Form 1-A Offering.

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Part of the consideration in the acquisition of Aire Fitness was the issuance of 500,000 restricted common shares of the Company vesting and issuable after the common stock reaches at least a $1.00 per share closing price in trading. To date, this has not occurred but may happen in the future upon which the Company will issue 500,000 common shares to the non-controlling interest owners of Aire Fitness.

NOTE 10 – RELATED PARTY ACTIVITY

Accounts Payable and Accrued Expenses

There are amounts outstanding due to related parties of the Company of $1,339,352 and $1,141,213, respectively, as of December 31, 2020 and 2019 related to amounts due to employees, management and members of the Board of Directors according to verbal and written agreements that have not been paid as of period end which are included in accounts payable and accrued expenses on the balance sheet. See Note 9.

As is mentioned in Note 8, Reginald Thomas was appointed to the Board of Directors of the Company in August 2018. Mr. Thomas is the brother to the CEO Stephen J. Thomas III. According to an agreement with Mr. Reginald Thomas, he is to receive $10,000 per quarter and 1,000,000 shares of restricted common stock valued at approximately $120,000 vesting quarterly over twenty-four months. The quarterly payment of $10,000 may be suspended by the Company if the Company has not been adequately funded.

Leases

See Note 9 for office lease used by CEO.

Debt Financing and Amounts Payable

As of December 31, 2020, there are amounts due to management/shareholders of $93,072 included in financing arrangements, of which $88,922 is payable from the Company to Stephen J. Thomas III, CEO of the Company. See note 5.

Revenue Transactions and Accounts Receivable

During the years ended December 31, 2020 and 2019, Blue Collar provided production services to an entity controlled by the Blue Collar CEO (355 LA, LLC or “355”) for which it recorded revenues of $385,988 and $707,263, respectively, and had accounts receivable outstanding as of December 31, 2020 and 2019 of $0 and $169,439, respectively, which is included in accounts receivable on the consolidated balance sheet. 355 was formed in October 2019 by the CEO of Blue Collar for the purpose of production of certain additional footage for a 355 customer. 355 has opportunity to engage with other production relationships outside of using Blue Collar.

Other Agreements

On April 17, 2018, the CEO of the Company, Stephen Thomas, signed an agreement with New Orbit Technologies, S.A.P.I. de C.V., a Mexican corporation, (“New Orbit”), majority owned and controlled by Stephen Thomas, related to a license agreement for the distribution of TPT licensed products, software and services related to Lion Phone and ViewMe Live within Mexico and Latin America (“License Agreement”). The License Agreement provides for New Orbit to receive a fully paid-up, royalty-free, non-transferable license for perpetuity with termination only under situations such as bankruptcy, insolvency or material breach by either party and provides for New Orbit to pay the Company fees equal to 50% of net income generated from the applicable activities. The transaction was approved by the Company’s Board of Directors in June 2018. There has been no activity on this agreement.

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NOTE 11 – GOODWILL AND INTANGIBLE ASSETS

Goodwill and intangible assets are comprised of the following:

December 31, 2020

	Gross carrying amount	Accumulated Amortization	Net Book Value	Useful Life
Customer Base	$938,000	(207,771)	$730,229	3-10
Developed Technology	4,595,600	(1,616,975)	2,978,625	9
Film Library	957,000	(177,100)	779,900	11
Trademarks and Tradenames	132,000	(26,731)	105,269	12
Favorable leases	95,000	(50,880)	44,120	3
Other	76,798	---	76,798
Total intangible assets, net	$6,794,398	(2,079,457)	$4,714,941

Goodwill	$768,091	—	$768,091	—

Amortization expense was $730,940 and $548,205 for the year ended December 31, 2020 and 2019, respectively.

December 31, 2019

	Gross carrying amount	Accumulated Amortization	Net Book Value	Useful Life
Customer Base	$1,197,200	(364,383)	$832,817	3-10
Developed Technology	4,595,600	(1,106,351)	3,489,249	9
Film Library	957,000	(104,900)	852,100	11
Trademarks and Tradenames	132,000	(15,123)	116,877	12
Favorable leases	95,000	(16,960)	78,040	3
Total intangible assets, net	$6,976,800	(2,707,717)	$5,369,083

Goodwill	$1,050,366	—	$1,050,366	-

Amortization expense was $730,940 and $868,622 for year ended December 31, 2020 and 2019, respectively. Increases from the prior year are from the acquisition of the SpeedConnect assets. See more details on this acquisition in Note 2 to these consolidated financial statements. During the year ended December 31, 2019, the Company’s evaluation of goodwill and intangible assets resulted in impairments for Copperhead Digital to goodwill of $70,995 and for developed technology of $600,000 resulting in impairment expense of $70,995 and $272,213, respectively. During this same period an impairment of the developed technology intangible of $910,000 for the Lion Phone resulted in impairment expense of $606,664. There was no impairment considered necessary as of December 31, 2020 for intangibles. There was, however, impairment expense of $853,366 for Blue Collar to Goodwill during the year ended December 31, 2020.

Remaining amortization of the intangible assets is as following for the next five years and beyond:

2021	$753,779
2022	730,059
2023	719,859
2024	719,859
2025	719,859
Thereafter	1,071,526
$4,714,941

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NOTE 12 – SEGMENT REPORTING

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company's internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company's business segments.

The Company's chief operating decision maker (“CODM”) has been identified as the CEO who reviews the financial information of separate operating segments when making decisions about allocating resources and assessing performance of the group. Based on management's assessment, the Company considers its most significant segments for 2020 and 2019 are those in which it is providing Broadband Internet through TPT SpeedConnect and Media Production services through Blue Collar Medical Testing services through TPT MedTech and QuikLABs.

The following table presents summary information by segment for the twelve months ended December 31, 2020 and 2019, respectively:

2020
	TPT SpeedConnect	Blue Collar	TPT MedTech and QuikLABS	Corporate and other	Total
Revenue	$9,958,770	1,051,120	30,484	53,796	$11,094,170
Cost of revenue	$(6,367,474)	(437,936)	(68,884)	(319,199)	$(7,193,493)
Net income (loss)	$983,673	(166,110)	(747,485)	(8,189,346)	$(8,119,268)
Total assets	$7,010,444	370,554	11,850	5,443,840	$12,836,688
Depreciation and amortization	$(531,254)	(111,336)	(3,583)	(1,139,470)	$(1,785,643)
Impairment of long lived assets and goodwill	$-	(853,366)	-	(1,849,630)	$(2,702,996)
Derivative gain (expense)	$-	-	-	1,140,323	$1,140,323
Interest expense	$(242,693)	(36,507)	(800)	(1,251,733)	$(1,531,733)

2019
	TPT SpeedConnect	Blue Collar	TPT MedTech and QuikLABS	Corporate and other	Total
Revenue	$8,002,875	1,941,955	-	267,547	$10,212,377
Cost of revenue	$(4,879,444)	(751,349)	-	(281,208)	$(5,912,001)
Net income (loss)	$1,124,210	428,758	-	(15,581,133)	$(14,028,165)
Total assets	$8,003,380	476,268	-	6,974,105	$15,453,753
Depreciation and amortization	$(282,449)	(20,563)	-	(1,156,679)	$(1,459,691)
Impairment of long lived assets and goodwill	$-	-	-	(949,872)	$(949,872)
Derivative expense	$-	-	-	(7,476,908)	$(7,476,908)
Interest expense	$-	(119,359)	-	(3,461,661)	$(3,581,020)

NOTE 13 – SUBSEQUENT EVENTS

Stock Issuance

The Company issued 7,500,000 shares of stock to Mr. Littman in accordance with its December 28 and 29, 2020 agreements as described in Note 8. These shares were included in a Form S-1 filed by the Company on January 15, 2021. To date, we understand the shares have not been sold and thus there is no calculated shortfall as outlined in Note 8.

On April 5, the Company granted 1,500,000 restricted commons shares to a consultant as a bonus for services rendered. The Company will record $44,100 as expense in the statement of operations during the year ended December 31, 2021 represented the calculation fair value on the date of grant.

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COVID-19

The Company has taken advantage of the stimulus offerings and received $722,200 in April 2020 and $680,500 in February 2021 and believes it has used these funds as is prescribed by the stimulus offerings to have the entire amounts forgiven. The Company has applied for forgiveness of the original stimulus of $722,200. The forgiveness process for stimulus funded in February 2021 has not begun. The Company will try and take advantage of additional stimulus as it is available and is also in the process of trying to raise debt and equity financing, some of which may have to be used for working capital shortfalls if revenues continue to decline because of the COVID-19 closures.

Rennova Acquisition Agreement

Rennova terminated the Rennova Acquisition Agreement described in Note 2 effective March 5, 2021 and the Company agreed to this termination with both parties not able to come to agreement of final terms.

InnovaQor

InnovaQor changed its name to TPT Strategic, Inc. on March 21, 2021. On March 30, 2021, a License Agreement, originally signed between the Company and InnovaQor for software development, was rescinded and the issuance of 6,000,000 shares of common stock to the Company were cancelled.

On April 5, 2021, the Board of Directors granted 1,500,000 restricted common shares of the Company to a consultant as a bonus for past services. This grant was valued by the Company at $44,100 and will be expensed in the year ending December 31, 2021.

Subsequent events were reviewed through the date the financial statements were issued.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our audited financial statements and notes thereto included herein. In connection with, and because we desire to take advantage of “the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we caution readers regarding certain forward-looking statements in the following discussion and elsewhere in this report and in any other statement made by, or on our behalf, whether or not in future filings with the Securities and Exchange Commission. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results or other developments. Forward looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on our behalf. We disclaim any obligation to update forward-looking statements.

We generate revenues primarily through telecommunications and Internet services and as a provider of ecommerce and cloud solutions in the western United States.

Our plan of operations for the next 12 months is as follows:

Estimate of Liquidity and Capital Resource Needs

Equipment purchases and manufacturing	$14,000,000
Product advancement	2,250,000
Acquisitions	500,000
Debt Restructuring	7,300,000
Working capital, including marketing	10,710,000
Brokerage commissions	3,040,000
Offering expenses	200,000
$38,000,000

Although the items set forth above indicate management’s present estimate of our liquidity and capital resource needs, we may have difference needs or utilize corporate liquidity and capital resources for other corporate purposes. Our actual use of liquidity and capital resources may vary from these estimates because of a number of factors, including whether we are successful in completing future acquisitions, whether we obtain additional funding, what other obligations have been incurred by us, the operating results of our initial acquisition activities, and whether we are able to operate profitably. If our need for liquidity and capital resources increases, we may seek additional funds through any financing opportunity available to us. There are no current commitments for any such financing opportunity, and there can be no assurance that these funds may be obtained in the future if the need arises.

Results of Operations

For the Three Months Ended September 30, 2021 Compared to the Three Months Ended September 30, 2020

During the three months ended September 30, 2021, we recognized total revenues of $2,519,426 compared to the prior period of $2,786,610. The decrease is largely attributable to the decrease in internet customers from attrition.

Gross profit for the three months ended September 30, 2021 was $583,636 compared to $961,187 for the prior period. The decrease of is largely attributable to the decrease in internet customers from attrition, which attrition was the primary factor in the reduction in the profit margin for the period as compared to the prior period. Revenues for TPT SpeedConnect have been decreasing while the cost of revenues, primarily tower payments, have not decreased correspondingly but have remained consistent. The decrease in gross margin is also attributable to the continued expenses related to TPT MedTech far exceeding the current revenues.

During the three months ended September 30, 2021, we recognized $1,874,219 in operating expenses compared to $2,321,300 for the prior period. The decrease was in large part attributable to a decrease in depreciation expense as a result of impairments in the prior year and a decrease in payroll from less employees and professional assistance being required for TPT SpeedConnect from the decrease in customers.

Derivative expense of $3,472,30 gain of $223,229 result from the accounting for derivative financial instruments during the three months ended September 30, 2021 and 2020, respectively.

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Interest expense increased for the three months ended September 30, 2021 compared to the prior period by $428,825. The increase comes largely from the true up of interest expense on some of the Company’s derivative securities.

During the three months ended September 30, 2021, we recognized a net loss of $4,718,296 compared to $1,385,042 for the prior period. The difference was in large part from the derivative expense and other reasons outlined above.

For the Nine Months Ended September 30, 2021 Compared to the Nine Months Ended September 30, 2020

During the nine months ended September 30, 2021, we recognized total revenues of $7,810,956 compared to the prior period of $8,619,354. The decrease is largely attributable to the decrease in internet customers from attrition.

Gross profit for the nine months ended September 30, 2021 was $1,523,871 compared to $3,056,254 for the prior period. The decrease is largely attributable to the decrease in internet customers from attrition, which attrition was the primary factor in the reduction in the profit margin for the period as compared to the prior period. Revenues for TPT SpeedConnect have been decreasing while the cost of revenues, primarily tower payments, have not decreased correspondingly but have remained consistent. The decrease in gross margin is also attributable to the continued expenses related to TPT MedTech far exceeding the current revenues.

During the nine months ended September 30, 2021, we recognized $6,007,496 in operating expenses compared to $7,154,716 for the prior period. The decrease was in large part attributable to the research and development expenses in the prior period of $1,000,000 and decreases in in payroll from less employees and professional assistance being required for TPT SpeedConnect from the decrease in customers.

Derivative loss of $3,098,381 and $176,790 result from the accounting for derivative financial instruments during the nine months ended September 30, 2021 and 2020, respectively.

Interest expense increased for the nine months ended September 30, 2021 compared to the prior period by $394,846. The increase is largely from the derivative debt outstanding.

During the nine months ended September 30, 2021, we recognized a net loss of $8,671,819 compared to $4,881,030 for the prior period in large part due to derivative expenses.

LIQUIDITY AND CAPITAL RESOURCES

Cash flows generated from operating activities were not enough to support all working capital requirements for the nine months ended September 30, 2021 and 2020. Financing activities described below have helped with working capital and other capital requirements.

We incurred $8,671,819 and $4,881,030, respectively, in losses, and we used $320,999 and $216,685, respectively, in cash from operations for the nine months ended September 30, 2021 and 2020. We calculate the net cash used by operating activities by decreasing, or increasing in case of gain, our let loss by those items that do not require the use of cash such as depreciation, amortization, promissory note issued for research and development, note payable issued for legal fees, derivative expense or gain, gain on extinguishment of debt, loss on conversion of notes payable, impairment of goodwill and long-loved assts and share-based compensation which totaled to a net $4,456,370 for 2021 and $3,126,979 for 2020.

In addition, we report increases and reductions in liabilities as uses of cash and deceases assets and increases in liabilities as sources of cash, together referred to as changes in operating assets and liabilities. For the nine months ended September 30, 2021, we had a net increase in our assets and liabilities of $3,894,450 primarily from an increase in accounts payable from lag of payments for accounts payable for cash flow considerations and an increase in the balances from our operating lease liabilities. For the nine months ended September 30, 2021, we had a net increase to our assets and liabilities of $1,537,366 for similar reasons.

Cash flows from financing activities were $773,387 and $724,356 for the nine months ended September 30, 2021 and 2020, respectively. For the nine months ended September 30, 2021, these cash flows were generated primarily from proceeds from sale of Series D Preferred Stock of $233,244 and common stock of $610,502, proceeds from convertible notes, loans and advances of $1,961,685 offset by payment on convertible loans, advances and factoring agreements of $2,024,497 and payments on convertible notes ad amounts payable – related party of $5,827. For the nine months ended September 30, 2020, cash flows from financing activities primarily came from proceeds from convertible notes, loans and advances of $1,311,800 offset by payments on convertible loans, advances and factoring agreements of $818,978 and payments on convertible notes and amounts payable – related parties of $130,349.

Cash flows used in investing activities were $219,298 and $429,886, respectively, for the nine months ended September 30, 2021 and 2020. These cash flows were used for the purchase of equipment.

These factors raise substantial doubt about the ability of the Company to continue as a going concern for a period of one year from the issuance of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

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In December 2019, COVID-19 emerged and has subsequently spread worldwide. The World Health Organization has declared COVID-19 a pandemic resulting in federal, state and local governments and private entities mandating various restrictions, including travel restrictions, restrictions on public gatherings, stay at home orders and advisories and quarantining of people who may have been exposed to the virus. After close monitoring and responses and guidance from federal, state and local governments, in an effort to mitigate the spread of COVID-19, around March 18, 2020 for a period of time, the Company closed its Blue Collar office in Los Angeles and its TPT SpeedConnect offices in Michigan, Idaho and Arizona. Most employees were working remotely, however this was not possible with certain employees and all subcontractors that work for Blue Collar. The Company has opened up most of it operations and continues to monitor developments, including government requirements and recommendations at the national, state, and local level to evaluate possible extensions to all or part of such closures.

The Company has taken advantage of the stimulus offerings and received $722,200 in April 2020 and $680,500 in February 2021. The Company applied for forgiveness of these amounts and $722,200 was forgiven as of September 30, 2021 and the remainder was forgiven subsequent to September 30, 2021. The Company will try and take advantage of additional stimulus as it is available.

The Company is also in the process of raising debt and equity financing. Through September 30, 2021, the Company raised $843,746 from sales of Common Stock and Series D Preferred Stock. Most of this was by way of its agreement with White Lion where they agreed to provide the Company of up to $5,000,000 through a registration statement that was filed with the SEC. In addition, subsequent to September 30, 2021, the Company entered securities purchase agreements for a total of $2,174,000 with which it drew upon and was able to pay off certain debt and address working capital issues.

In order for us to continue as a going concern for a period of one year from the issuance of these financial statements, we will need to obtain additional debt or equity financing and look for companies with cash flow positive operations that we can acquire. There can be no assurance that we will be able to secure additional debt or equity financing, that we will be able to acquire cash flow positive operations, or that, if we are successful in any of those actions, those actions will produce adequate cash flow to enable us to meet all our future obligations. Most of our existing financing arrangements are short-term. If we are unable to obtain additional debt or equity financing, we may be required to significantly reduce or cease operations.

Ongoing Assessment of the Impact of COVID-19

Companies have undertaken and are generally in the process of making a diverse range of operational adjustments in response to the effects of COVID-19. These adjustments are numerous and include a transition to telework; supply chain and distribution adjustments; and suspending or modifying certain operations to comply with health and safety guidelines to protect employees, contractors, and customers, including in connection with a transition back to the workplace. These types of adjustments may have an effect on a company that would be material to an investment or voting decision, and affected companies should carefully consider their obligations to disclose this information to investors. Companies also are undertaking a diverse and sometimes complex range of financing activities in response to the effects of COVID-19 on their businesses and markets. These activities may involve obtaining and utilizing credit facilities, accessing public and private markets, implementing supplier finance programs, and negotiating new or modified customer payment terms. The SEC has required a discussion of COVID-19 related considerations, specific facts and circumstances and make disclosures to address the following questions;

•	What are the material operational challenges that management and the Board of Directors are monitoring and evaluating?

•	We have been challenged by the gathering restrictions under state and local rules and lack of events due to cancellation specifically related to our Blue Collar operations.

•	How and to what extent have you altered your operations, such as implementing health and safety policies for employees, contractors, and customers, to deal with these challenges, including challenges related to employees returning to the workplace?

•	We have allowed our employees to work from home and are using contract service providers where appropriate. Blue Collar was completely shut down for a period of time but has implemented health and safety policies for employees, contractors and customers to be able to resume some of their operations.

•	How are the changes impacting or reasonably likely to impact your financial condition and short- and long-term liquidity?

•	The changes have impaired our Blue Collar operations significantly in the prior year but which operations have rebounded in 2021.

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•	How is your overall liquidity position and outlook evolving?

•

We have raised limited funds to help our liquidity position but hope our outlook is bright primarily through financing opportunities entered into during the nine months ended September 30, 2021 and subsequently.

•

To the extent COVID-19 is adversely impacting your revenues, consider whether such impacts are material to your sources and uses of funds, as well as the materiality of any assumptions you make about the magnitude and duration of COVID-19’s impact on your revenues. Are any decreases in cash flow from operations having a material impact on your liquidity position and outlook?

•	COVID-19 reduced our historical revenues in 2020. The bans on events and gatherings were very material to our Blue Collar operations. Blue Collar in 2021 is rebounding from those declines.

•	Have you accessed revolving lines of credit or raised capital in the public or private markets to address your liquidity needs?

•	We have raised some funds through financing opportunities described herein.

•	Have COVID-19 related impacts affected your ability to access your traditional funding sources on the same or reasonably similar terms as were available to you in recent periods?

•	No.

•	Have you provided additional collateral, guarantees, or equity to obtain funding?

•	No.

•	Have there been material changes in your cost of capital?

•	No.

•	How has a change, or a potential change, to your credit rating impacted your ability to access funding?

•	No.

•

Do your financing arrangements contain terms that limit your ability to obtain additional funding? If so, is the uncertainty of additional funding reasonably likely to result in your liquidity decreasing in a way that would result in you being unable to maintain current operations?

•	No.

•	Are you at material risk of not meeting covenants in your credit and other agreements?

•	No.

•

If you include metrics, such as cash burn rate or daily cash use, in your disclosures, are you providing a clear definition of the metric and explaining how management uses the metric in managing or monitoring liquidity?

•	Not Applicable.

•	Are there estimates or assumptions underlying such metrics the disclosure of which is necessary for the metric not to be misleading?

•	No.

•	Have you reduced your capital expenditures and if so, how?

•	No.

•	Have you reduced or suspended share repurchase programs or dividend payments?

•	No.

•	Have you ceased any material business operations or disposed of a material asset or line of business?

•	No.

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•	Have you materially reduced or increased your human capital resource expenditures?

•	Yes, we have reduced staff for Blue Collar and are using more contractors for current work.

•	Are any of these measures temporary in nature, and if so, how long do you expect to maintain them?

•	These measures were temporary and are starting to be changed.

•	What factors will you consider in deciding to extend or curtail these measures?

•	We are opening up and allow operations as much as possible.

•	What is the short- and long-term impact of these reductions on your ability to generate revenues and meet existing and future financial obligations?

•	There is no impact of these reductions upon our ability to generate revenues or meet financial obligations.

•	Are you able to timely service your debt and other obligations?

•	Yes, for most debt instruments.

•	Have you taken advantage of available payment deferrals, forbearance periods, or other concessions? What are those concessions and how long will they last?

•	Yes.

•	Do you foresee any liquidity challenges once those accommodations end?

•	Possibly, if creditors demand all deferrals at once rather than payment over time as indicated.

•	Have you altered terms with your customers, such as extended payment terms or refund periods, and if so, how have those actions materially affected your financial condition or liquidity?

•	We have not altered terms with customers.

•	Did you provide concessions or modify terms of arrangements as a landlord or lender that will have a material impact?

•	No.

•	Have you modified other contractual arrangements in response to COVID-19 in such a way that the revised terms may materially impact your financial condition, liquidity, and capital resources?

•	Possibly, if creditors demand all deferrals at once rather than payment over time as indicated.

•	Are you relying on supplier finance programs, otherwise referred to as supply chain financing, structured trade payables, reverse factoring, or vendor financing, to manage your cash flow?

•	Yes.

•	Have these arrangements had a material impact on your balance sheet, statement of cash flows, or short- and long-term liquidity and if so, how?

•	No.

•	What are the material terms of the arrangements?

•	Most vendors situations now provide up to 30 days terms; but a good portion has now returned to normal payment terms.

•	Did you or any of your subsidiaries provide guarantees related to these programs?

•	No.

•	Do you face a material risk if a party to the arrangement terminates it?

•	No.

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•	What amounts payable at the end of the period relate to these arrangements, and what portion of these amounts has an intermediary already settled for you?

•	There have been no settlements. Most related to up to 30 days with telecommunications vendors and payments are being included in planned cash flows.

•

Have you assessed the impact material events that occurred after the end of the reporting period, but before the financial statements were issued, have had or are reasonably likely to have on your liquidity and capital resources and considered whether disclosure of subsequent events in the financial statements and known trends or uncertainties in MD&A is required?

•

There are no material events occurring after the end of the reporting period but before financial statements were issued which would have any affect on liquidity or capital resources and there are no new trends or uncertainties needed to be disclosed.

Government Assistance – The Coronavirus Aid, Relief, and Economic Security Act (CARES Act)

The CARES Act includes financial assistance for companies in the form of loans and tax relief in the form of deferred or reduced payments and potential refunds. Companies receiving federal assistance must consider the short- and long-term impact of that assistance on their financial condition, results of operations, liquidity, and capital resources, as well as the related disclosures and critical accounting estimates and assumptions. We have not received any financial assistance from the banks or any government agency outside the PPP loans mentioned below.

•	How does a loan impact your financial condition, liquidity and capital resources?

•	We have no government loans, except PPP loans that have been forgiven.

•	What are the material terms and conditions of any assistance you received, and do you anticipate being able to comply with them?

•	PPP loans only and they have been forgiven.

•	Do those terms and conditions limit your ability to seek other sources of financing or affect your cost of capital?

•	No.

•

Do you reasonably expect restrictions, such as maintaining certain employment levels, to have a material impact on your revenues or income from continuing operations or to cause a material change in the relationship between costs and revenues?

•	No.

•	Once any such restrictions lapse, do you expect to change your operations in a material way?

•	No.

•	Are you taking advantage of any recent tax relief, and if so, how does that relief impact your short- and long-term liquidity?

•	We are using payroll tax deferrals allowed by the tax relief programs.

•	Do you expect a material tax refund for prior periods?

•	No.

•	Does the assistance involve new material accounting estimates or judgments that should be disclosed or materially change a prior critical accounting estimate?

•	No.

•	What accounting estimates were made, such as the probability a loan will be forgiven, and what uncertainties are involved in applying the related accounting guidance?

•

We have recognized forgiveness as of September 30, 2021 for those PPP loans forgiven as of that date and continued to disclose as liabilities as of that date those that were forgiven subsequent to September 30, 2021.

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A Company’s Ability to Continue as a Going Concern

The SEC has advised that Management should consider whether conditions and events, taken as a whole, raise substantial doubt about the company’s ability to meet its obligations as they become due within one year after the issuance of the financial statements. There is substantial doubt about a company’s ability to continue as a going concern due to continuation of the COVID-19 pandemic and we make the following disclosure:

•	Are there conditions and events that give rise to the substantial doubt about the company’s ability to continue as a going concern?

•

Yes. There was concern about our ability to continue as a going concern prior to COVID 19, however the continuation of COVID-19 restrictions may hamper Blue Collar from operating and generating revenues at full capacity.

•	For example, have you defaulted on outstanding obligations?

•	Yes, but not because of COVID-19.

•	Have you faced labor challenges or a work stoppage?

•	No.

•	What are your plans to address these challenges?

•	At the point of allowing full operations for Blue Collar and film production companies to fully operate will be the complete turnaround for these revenues.

•	Have you implemented any portion of those plans?

•	No, it’s a matter of allowing Blue Collar to fully operate and trying to raise money and fund operational plans.

For the Year Ended December 31, 2020 Compared to the Year Ended December 31, 2019

During the year ended December 31, 2020, we recognized total revenues of $11,094,170 compared to the prior period of $10,212,377. The increase was a result of the acquisition of a majority of the assets of SpeedConnect in May of 2019.

Gross profit (loss) for the year ended December 31, 2020 was $3,900,677 compared to $4,300,376 for the prior period. The decrease was due primarily to a decrease in the gross profit from Blue Collar. Blue Collar’s operations were severally restricted from the effects of COVID-19 during 2020.

During the year ended December 31, 2020, we recognized $12,105,016 in expenses compared to $7,409,428 for the prior period. The increase was a result of the acquisition of a majority of the assets of SpeedConnect in May of 2019, 1,000,000 of research and development expense, and $2,702,996 of impairment expense in 2020.

Derivative gain of $1,140,323 compared to derivative expense of $7,476,908 for 2019 resulted from the accounting for derivative financial instruments.

Interest expense decreased for the year ended December 31, 2020 compared to the prior period by $2,049,287. The decrease is largely from the derivative debt being in default of the increased penalty amounts that were accounted for in the prior period versus this period.

During the year ended December 31, 2020, we recognized a net loss of $8,119,268 compared to $14,028,165 for the prior period. The increase in the loss of $6,762,263 was in large part a result of derivative expense of $7,476,908 in 2019 versus a derivative gain of $1,140,323 in 2020, higher interest expense of $3,581,020 versus $1,531,733 in 2020 from the convertible promissory notes and impairment expense of $2,702,996, in 2020 versus $949,872 for the prior year.

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LIQUIDITY AND CAPITAL RESOURCES

Cash flows generated from operating activities were not enough to support all working capital requirements for the years ended December 31, 2020 and 2019. Financing activities described below have helped with working capital and other capital requirements.

We incurred $8,119,268 and $14,028,165, respectively, in losses, and we used $489,573 and $328,251, respectively, in cash for operations for the years ended December 31, 2020 and 2019. We calculate the net cash used by operating activities by decreasing, or increasing in case of gain, our let loss by those items that do not require the use of cash such as depreciation, amortization, promissory note issued for research and development, note payable issued for legal fees, derivative expense or gain, gain on extinguishment of debt, loss on conversion of notes payable, impairment of goodwill and long-loved assts and share-based compensation which totaled to a net $5,378,277 for 2020 and $13,091,764 for 2019.

In addition, we report increases and reductions in liabilities as uses of cash and deceases assets and increases in liabilities as sources of cash, together referred to as changes in operating assets and liabilities. For the year ended December 31, 2020, we had a net increase in our assets and liabilities of $2,251,418 primarily from an increase in accounts payable from lag of payments for accounts payable for cash flow considerations and an increase in the balances from our operating lease liabilities. For the year ended December 31, 2019 we had a net increase to our assets and liabilities of $608,150 for similar reasons.

Cash flows from financing activities were $817,608 and $1,390,538 for the years ended December 31, 2020 and 2019, respectively. For the year ended December 30, 2020, these cash flows were generated primarily from proceeds from proceeds from sale of non-controlling interests in QuikLABS of $460,000, proceeds from convertible notes, loans and advances of $1,753,204 offset by payment on convertible loans, advances and factoring agreements of $1,169,330 and payments on convertible notes and amounts payable – related parties of $212,256. For the year ended December 31, 2019, cash flows from financing activities primarily came from proceeds from convertible notes, loans and advances of $2,613,047 offset by payments on convertible loans, advances and factoring agreements of $1,440,139.

Cash flows used in investing activities were $500,898 and $901,901, respectively, for the years ended December 31, 2020 and 2019. For the year ended December 31, 2020 these cash flows were used primarily for the acquisition of property and equipment of $424,560 and the purchase of intangibles of $76,798. For the year ended December 31, 2019 cash flows for investing activities were used to acquire property and equipment and the payment for business acquisitions.

These factors raise substantial doubt about the ability of the Company to continue as a going concern for a period of one year from the issuance of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In December 2019, COVID-19 emerged and has subsequently spread worldwide. The World Health Organization has declared COVID-19 a pandemic resulting in federal, state and local governments and private entities mandating various restrictions, including travel restrictions, restrictions on public gatherings, stay at home orders and advisories and quarantining of people who may have been exposed to the virus. After close monitoring and responses and guidance from federal, state and local governments, in an effort to mitigate the spread of COVID-19, around March 18, 2020 for a period of time, the Company closed its Blue Collar office in Los Angeles and its TPT SpeedConnect offices in Michigan, Idaho and Arizona. Most employees were working remotely, however this is not possible with certain employees and all subcontractors that work for Blue Collar. The Company continues to monitor developments, including government requirements and recommendations at the national, state, and local level to evaluate possible extensions to all or part of such closures.

The Company has taken advantage of the stimulus offerings and received $722,200 in April 2020 and $680,500 in February 2021 and believes it has used these funds as is prescribed by the stimulus offerings to have the entire amounts forgiven. The Company has applied for forgiveness of the original stimulus of $722,200. The forgiveness process for stimulus funded in February 2021 has not begun. The Company will try and take advantage of additional stimulus as it is available and is also in the process of trying to raise debt and equity financing, some of which may have to be used for working capital shortfalls if revenues continue to decline because of the COVID-19 closures.

In order for us to continue as a going concern for a period of one year from the issuance of these financial statements, we will need to obtain additional debt or equity financing and look for companies with cash flow positive operations that we can acquire. There can be no assurance that we will be able to secure additional debt or equity financing, that we will be able to acquire cash flow positive operations, or that, if we are successful in any of those actions, those actions will produce adequate cash flow to enable us to meet all our future obligations. Most of our existing financing arrangements are short-term. If we are unable to obtain additional debt or equity financing, we may be required to significantly reduce or cease operations.

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Financing arrangements as of September 30, 2021 and December 31, 2020 are as follows:

	2021	2020
Loans and advances (1)	$1,891,842	$2,517,200
Convertible notes payable (2)	1,711,098	1,711,098
Factoring agreements (3)	926,744	635,130
Debt – third party	$4,529,684	$4,863,428

Line of credit, related party secured by assets (4)	$3,043,390	$3,043,390
Debt– other related party, net of discounts (5)	7,450,000	7,423,334
Convertible debt – related party (6)	922,181	922,481
Shareholder debt (7)	104,249	93,072
Debt – related party	$11,519,820	$11,482,277

Total financing arrangements	$16,049,504	$16,345,705

Less current portion:
Loans, advances and factoring agreements – third party	$(1,788,186)	$(2,308,753)
Convertible notes payable third party	(1,711,098)	(1,711,098
Debt – related party, net of discount	(10,597,639)	(10,559,796)
Convertible notes payable– related party	(922,181)	(922,481)
	(15,019,104)	(15,502,128)
Total long term debt	$1,030,400	$843,577

__________

(1)

The terms of $40,000 of this balance are similar to that of the Line of Credit which bears interest at adjustable rates, 1 month Libor plus 2%, 2.08% as of September 30, 2021, and is secured by assets of the Company, was due August 31, 2020, as amended, and included 8,000 stock options as part of the terms which options expired (see Note 7).

$270,500 is a line of credit that Blue Collar has with a bank, bears interest at Prime plus 1.125%, 4.38% as of September 30, 2021, and was due 25, 2021. The Bank has allowed the Company to make monthly payments and is working on providing a written agreement of this.

$360,000 is a bank loan dated May 28, 2019, amended May 20, 2021 which bears interest at Prime plus 6%, 9.25% as of September 30, 2021, is interest only for the first year following the amendment, there after beginning in June of 2022 payable monthly of principal and interest until the due date of May 1, 2024. The bank loan is collateralized by assets of the Company.

 $680,500 represent loans under the COVID-19 Pandemic Paycheck Protection Program (“PPP”) originated in February 2021. These loans were forgiven subsequent to September 30, 2021.

On June 4, 2019, the Company consummated a Securities Purchase Agreement with Odyssey Capital Funding, LLC. (“Odyssey”) for the purchase of a $525,000 Convertible Promissory Note (“Odyssey Convertible Promissory Note”). The Odyssey Convertible Promissory Note was due June 3, 2020, paid interest at the rate of 12% (24% default) per annum and gave the holder the right from time to time, and at any time during the period beginning six months from the issuance date to convert all of the outstanding balance into common stock of the Company limited to 4.99% of the outstanding common stock of the Company. The conversion price was 55% multiplied by the average of the two lowest trading prices for the common stock during the previous 20 trading days prior to the applicable conversion date. The Odyssey Convertible Promissory Note could be prepaid in full at 125% to 145% up to 180 days from origination. Through June 3, 2020, Odyssey converted $49,150 of principal and $4,116 of accrued interest into 52,961,921 shares of common stock of the Company. On June 8, 2020, Odyssey agreed to convert the remaining principal and accrued interest balance on the Odyssey Convertible Promissory Note of $475,850 and $135,000, respectively, to a term loan payable in six months in the form of a balloon payment, earlier if the Company has a funding event, bearing simple interest on the unpaid balance of 0% for the first three months and then 10% per annum thereafter. This loan is in default. The Company is negotiating with Odyssey for repayment.

Effective September 30, 2020, we entered into a Purchase Agreement by which we agreed to purchase the 500,000 outstanding Series A Preferred shares of TPT Strategic, our majority owned subsidiary, in an agreed amount of $350,000 in cash or common stock, if not paid in cash, at the five day average price preceding the date of the request for effectiveness after the filing of a registration statement on Form S-1. This was modified December 28 and 29, 2020, to provide for registration of 7,500,000 common shares for resale at the market price. Any balance due on notes will be calculated after an accounting for the net sales proceeds from sale of the stock by February 28, 2021 and may be paid in cash or stock thereafter. The Series A Preferred shares were purchased from the Michael A. Littman, Atty. Defined Benefit Plan. The $350,000 was originally recorded as a Note Payable as of December 31, 2020 but then reclassified to equity and derivative liability when the 7,500,000 shares were issued during January 2021. See Note 7 for discussion on settlement agreement with Mr. Littman for any resulting liability that may arise after the sale of these shares.

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The remaining balances generally bear interest at approximately 10%, have maturity dates that are due on demand or are past due, are unsecured and are classified as current in the balance sheets.

(2) During 2017, the Company issued convertible promissory notes in the amount of $67,000 (comprised of $62,000 from two related parties and $5,000 from a former officer of CDH), all which were due May 1, 2020 and bear 6% annual interest (12% default interest rate). The convertible promissory notes are convertible, as amended, at $0.25 per share. These convertible promissory notes were not repaid May 1, 2020 and may be considered in default.

During 2019, the Company consummated Securities Purchase Agreements dated March 15, 2019, April 12, 2019, May 15, 2019, June 6, 2019 and August 22, 2019 with Geneva Roth Remark Holdings, Inc. (“Geneva Roth”) for the purchase of convertible promissory notes in the amounts of $68,000, $65,000, $58,000, $53,000 and $43,000 (“Geneva Roth Convertible Promissory Notes”). The Geneva Roth Convertible Promissory Notes are due one year from issuance, pays interest at the rate of 12% (principal amount increases 150%-200% and interest rate increases to 24% under default) per annum and gives the holder the right from time to time, and at any time during the period beginning 180 days from the origination date to the maturity date or date of default to convert all or any part of the outstanding balance into common stock of the Company limited to 4.99% of the outstanding common stock of the Company. The conversion price is 61% multiplied by the average of the two lowest trading prices for the common stock during the previous 20 trading days prior to the applicable conversion date. The Geneva Roth Convertible Promissory Notes may be prepaid in whole or in part of the outstanding balance at 125% to 140% up to 180 days from origination. Geneva Roth converted a total of $244,000 of principal and $8,680 of accrued interest through September 30, 2021 from its various Securities Purchase Agreements into 125,446,546 shares of common stock of the Company leaving no outstanding principal balances as of September 30, 2021. On February 13, 2020, the August 22, 2019 Securities Purchase Agreement was repaid for $63,284, including a premium and accrued interest.

On March 25, 2019, the Company consummated a Securities Purchase Agreement dated March 18, 2019 with Auctus Fund, LLC. (“Auctus”) for the purchase of a $600,000 Convertible Promissory Note (“Auctus Convertible Promissory Note”). The Auctus Convertible Promissory Note is due December 18, 2019, pays interest at the rate of 12% (24% default) per annum and gives the holder the right from time to time, and at any time during the period beginning 180 days from the origination date or at the effective date of the registration of the underlying shares of common stock, which the holder has registration rights for, to convert all of the outstanding balance into common stock of the Company limited to 4.99% of the outstanding common stock of the Company. The conversion price is the lessor of the lowest trading price during the previous 25 trading days prior the date of the Auctus Convertible Promissory Note or 50% multiplied by the average of the two lowest trading prices for the common stock during the previous 25 trading days prior to the applicable conversion date. The Auctus Convertible Promissory Note could be prepaid in full at 135% to 150% up to 180 days from origination. Auctus converted $33,180 of principal and $142,004 of accrued interest into 376,000,000 shares of common stock of the Company prior to September 30, 2021. 2,000,000 warrants were issued in conjunction with the issuance of this debt. Subsequent to September 30, 2021, the Company and Auctus entered into a settlement agreement dated October 13, 2021 whereby the Company would pay $763,231.97 and allow Auctus to exercise its right to exercise 15,000,000 warrants to purchase 15,000,000 shares of common stock. Auctus agreed to limit the sale of common shares of the Company to 2,000,000 during each respective calendar week.

See Note 7.

June 6, 2019, the Company consummated a Securities Purchase Agreement with JSJ Investments Inc. (“JSJ”) for the purchase of a $112,000 Convertible Promissory Note (“JSJ Convertible Promissory Note”). The JSJ Convertible Promissory Note is due June 6, 2020, pays interest at the rate of 12% per annum and gives the holder the right from time to time, and at any time during the period beginning 180 days from the origination date to convert all of the outstanding balance into common stock of the Company limited to 4.99% of the outstanding common stock of the Company. The conversion price is the lower of the market price, as defined, or 55% multiplied by the average of the two lowest trading prices for the common stock during the previous 20 trading days prior to the applicable conversion date. The JSJ Convertible Promissory Note may be prepaid in full at 135% to 150% up to 180 days from origination. JSJ converted $43,680 of principal into 18,500,000 shares of common stock of the Company prior to September 30, 2021. In addition, on February 25, 2020 the Company repaid for $97,000, including a premium and accrued interest, for all remaining principal and accrued interest balances as of that day. 333,333 warrants were issued in conjunction with the issuance of this debt. Subsequent to September 30, 2021, the Company paid JSJ $6,666 to eliminate all outstanding warrants held by JSJ. See Note 7.

On June 11, 2019, the Company consummated a Securities Purchase Agreement with EMA Financial, LLC. (“EMA”) for the purchase of a $250,000 Convertible Promissory Note (“EMA Convertible Promissory Note”). The EMA Convertible Promissory Note is due June 11, 2020, pays interest at the rate of 12% (principal amount increases 200% and interest rate increases to 24% under default) per annum and gives the holder the right from time to time to convert all of the outstanding balance into common stock of the Company limited to 4.99% of the outstanding common stock of the Company. The conversion price is 55% multiplied by the lowest traded price for the common stock during the previous 25 trading days prior to the applicable conversion date. The EMA Convertible Promissory Note may be prepaid in full at 135% to 150% up to 180 days from origination. Prior to September 30, 2021, EMA converted $35,366 of principal into 147,700,000 shares of common stock of the Company. 1,000,000 warrants were issued in conjunction with the issuance of this debt. See Note 7.

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The Company was in default under its derivative financial instruments and received notice of such from Auctus and EMA for not reserving enough shares for conversion and for not having filed a Form S-1 Registration Statement with the Securities and Exchange Commission. It was the intent of the Company to pay back all derivative securities prior to the due dates but that has not occurred in the case of Auctus or EMA. As such, the Company was in negotiations with Auctus and EMA relative to extending due dates and changing terms on the Notes. The Company settled with Auctus subsequent to September 30, 2021. The Company has been named in a lawsuit by EMA for failing to comply with a Securities Purchase Agreement entered into in June 2019. See Note 8 Other Commitments and Contingencies.

On February 14, 2020, the Company agreed to a Secured Promissory Note with a third party for $90,000. The Secured Promissory Note was secured by the assets of the Company and was due June 14, 2020 or earlier in case the Company is successful in raising other monies and carried an interest charge of 10% payable with the principal. The Secured Promissory Note was also convertible at the option of the holder into an equivalent amount of Series D Preferred Stock. The Secured Promissory Note also included a guaranty by the CEO of the Company, Stephen J. Thomas III. This Secured Promissory Note was paid off in June 2020, including $9,000 of interest in June and $1,000 in July 2020.

(3) The Factoring Agreement with full recourse, due February 29, 2020, as amended, was established in June 2016 with a company that is controlled by a shareholder and is personally guaranteed by an officer of the Company. The Factoring Agreement is such that the Company pays a discount of 2% per each 30-day period for each advance received against accounts receivable or future billings. The Company was advanced funds from the Factoring Agreement for which $101,244 and $101,244 in principal remained unpaid as of September 30, 2021 and December 31, 2020, respectively.

On July 23, 2021, the Company entered into an Agreement for the Purchase and Sale of Future Receipts (“Lendora Factoring Agreement”). The balance to be purchased and sold is $299,800 for which the Company received $190,000, net of fees. Under the Lendora Factoring Agreement, the Company is to pay $18,737.5 per week for 16 weeks at an effective interest rate of approximately 36% annually. The Lendora Factoring Agreement includes a guaranty by the CEO of the Company, Stephen J. Thomas III.

On July 23, 2021, the Company entered into a consolidation agreement for the Purchase and Sale of Future Receipts with Lendora Capital (“Lendora Consolidation Agreement”). The balance to be purchased and sold gave consideration for all then outstanding factoring agreements such as the NewCo Factoring Agreements, the NewCo Factoring Agreement #3 and the Lendora Factoring Agreement and amounted to $1,522,984 for which the Company had outstanding balances totaling $967,496. Payments under this Lendora Consolidation Agreement supercedes all other factoring agreement payments and includes $ 31,728.85 per week, at an effective interest rate of approximately 36% annually, for 48 weeks. The Lendora Consolidation Agreement includes a guaranty by the CEO of the Company, Stephen J. Thomas III.

The Following factoring agreements were consolidated through the Lendora Consolidation Agreement or previously paid off:

On May 8, 2019, the Company entered into a factoring agreement with Advantage Capital Funding (“2019 Factoring agreement”). $500,000, net of expenses, was funded to the Company with a promise to pay $18,840 per week for 40 weeks until a total of $753,610 is paid which occurred in February 2020.

On February 21, 2020, the Company entered into an Agreement for the Purchase and Sale of Future Receipts (“2020 Factoring Agreement”). The balance to be purchased and sold is $716,720 for which the Company received $500,000, net of fees. Under the 2020 Factoring Agreement, the Company was to pay $14,221 per week for 50 weeks at an effective interest rate of approximately 43% annually. However, due to COVID-19 the payments under the 2020 Factoring Agreement were reduced temporarily, to between $9,000 and $11,000 weekly. All deferred payments, $39,249 as of September 30, 2021 have been paid.

On November 13, 2020, the Company entered into an Agreement for the Purchase and Sale of Future Receipts (“2020 NewCo Factoring Agreement”). The balance to be purchased and sold is $326,400 for which the Company received $232,800, net of fees. Under the 2020 NewCo Factoring Agreement, the Company was to pay $11,658 per week for 28 weeks at an effective interest rate of approximately 36% annually. The 2020 NewCo Factoring Agreement has been paid back in total.

On December 11, 2020, the Company entered into an Agreement for the Purchase and Sale of Future Receipts with Samson MCA LLC (“Samson Factoring Agreement”). The balance to be purchased and sold is $162,500 for which the Company received $118,625, net of fees. Under the Samson Factoring Agreement, the Company was to pay $8,125 per week for 20 weeks at an effective interest rate of approximately 36%. The Samson Factoring Agreement has been paid back in total.

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On December 11, 2020, the Company entered into a consolidation agreement for the Purchase and Sale of Future Receipts with QFS Capital (“QFS Factoring Agreement”). The balance to be purchased and sold is $976,918 for which the Company receives weekly payments of $29,860 for 20 weeks and then $21,978 for 4 weeks and then $11,669 in the last week of receipts all totaling $696,781 net of fees. During the same time, the Company is required to pay weekly $23,087 for 42 weeks at an effective interest rate of approximately 36% annually. The QFS Factoring Agreement was consolidated through the Lendora Consolidation Agreement.

On June 7 and June 14, 2021, the Company entered into two Agreements for the Purchase and Sale of Future Receipts (“NewCo Factoring Agreements”). The balance to be purchased and sold is $199,500 each for which the Company received $144,750 each, net of fees. Under the NewCo Factoring Agreement, the Company is to pay $5,542 each per week for 36 weeks at an effective interest rate of approximately 36% annually. The NewCo Factoring Agreements were consolidated through the Lendorq Consolidation Agreement.

On June 28, 2021, the Company entered into an Agreement for the Purchase and Sale of Future Receipts (“NewCo Factoring Agreement #3”). The balance to be purchased and sold is $133,000 for which the Company received $100,000. Under the NewCo Factoring Agreement, the Company is to pay $3,695 per week for 36 weeks at an effective interest rate of was consolidated through the Lendora Consolidation Agreement. 36% annually. The NewCo Factoring Agreement #3.

(4) The Line of Credit originated with a bank and was secured by the personal assets of certain shareholders of Copperhead Digital. During 2016, the Line of Credit was assigned to the Copperhead Digital shareholders, who subsequent to the Copperhead Digital acquisition by TPTG became shareholders of TPTG, and the secured personal assets were used to pay off the bank. The Line of Credit bears a variable interest rate based on the 1 Month LIBOR plus 2.0%, 2.08% as of September 30, 2021, is payable monthly, and is secured by the assets of the Company. 1,000,000 shares of Common Stock of the Company have been reserved to accomplish raising the funds to pay off the Line of Credit. Since assignment of the Line of Credit to certain shareholders, which balance on the date of assignment was $2,597,790, those shareholders have loaned the Company $445,600 under the similar terms and conditions as the line of credit but most of which were also given stock options totaling $85,120 which expired (see Note 8) and was due, as amended, August 31, 2020. The Company is in negotiations to refinance this Line of Credit.

During the years ended December 31, 2019 and 2018, those same shareholders and one other have loaned the Company money in the form of convertible loans of $136,400 and $537,200, respectively, described in (2) and (6).

(5) $350,000 represents cash due to the prior owners of the technology acquired in December 2016 from the owner of the Lion Phone which is due to be paid as agreed by TPTG and the former owners of the Lion Phone technology and has not been determined.

$4,000,000 represents a promissory note included as part of the consideration of ViewMe Live technology acquired in 2017, later agreed to as being due and payable in full, with no interest with $2,000,000 from debt proceeds and the remainder from proceeds from the second Company public offering.

$1,000,000 represents a promissory note which was entered into on May 6, 2020 for the acquisition of Media Live One Platform from Steve and Yuanbing Caudle for the further development of software. This was expensed as research and development in 2020. This $1,000,000 promissory note is non-interest bearing, due after funding has been received by the Company from its various investors and other sources. Mr. Caudle is a principal with the Company’s ViewMe technology.

On September 1, 2018, the Company closed on its acquisition of Blue Collar. Part of the acquisition included a promissory note of $1,600,000 and interest at 3% from the date of closure. The promissory note is secured by the assets of Blue Collar.

$500,000 represents a Note Payable related to the acquisition of 75% of Aire Fitness, payable by February 1, 2021 or as mutually agreed out of future capital raising efforts or net profits. The Note Payable has not been paid and does not accrue interest.

(6) During 2016, the Company acquired SDM which consideration included a convertible promissory note for $250,000 due February 29, 2019, as amended, does not bear interest, unless delinquent in which the interest is 12% per annum, and is convertible into common stock at $1.00 per share. The SDM balance is $182,381 as of September 30, 2021. As of September 30, 2021, this convertible promissory note is delinquent.

During 2018, the Company issued convertible promissory notes in the amount of $537,200 to related parties and $10,000 to a non-related party which bear interest at 6% (11% default interest rate), are due 30 months from issuance and are convertible into Series C Preferred Stock at $1.00 per share.

(7) The shareholder debt represents funds given to TPTG or subsidiaries by officers and managers of the Company as working capital. There are no written terms of repayment or interest that is being accrued to these amounts and they will only be paid back, according to management, if cash flows support it. They are classified as current in the balance sheets.

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During the year ended December 31, 2020, the holders of approximately $4,700,000 of existing financing arrangements agreed to exchange their debt and accrued interest for Series D Preferred Stock through a separate $12 Million Private Placement of Series D Preferred Stock (“$12 Million Private Placement”), conditioned on the Company raising at least $12,000,000. To date, this condition has not been met.

DERIVATIVE FINANCIAL INSTRUMENTS

The Company previously adopted the provisions of ASC subtopic 825-10, Financial Instruments (“ASC 825-10”). ASC 825-10 defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability, such as inherent risk, transfer restrictions, and risk of nonperformance. ASC 825-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

The derivative liability as of September 30, 2021, in the amount of $8,256,309 has a level 3 classification under ASC 825-10.

The following table provides a summary of changes in fair value of the Company’s Level 3 financial liabilities as of September 30, 2021.

Debt Derivative Liabilities
Balance, December 31, 2019	$8,836,514
Change in derivative liabilities from conversion of notes payable	(1,144,290)
Change in derivative liabilities from the Odyssey conversion to a term loan	(1,286,762)
Change in fair value of derivative liabilities for the period – derivative gain	(1,140,323)
Balance, December 31, 2020	$5,265,139
Initial fair value of derivative liabilities during the period	77,897
Reclassification of certain derivative liabilities	(185,108)
Change in fair value of derivative liabilities for period – derivative expense	3,098,381
Balance, September 30, 2021	$8,256,309

Convertible notes payable and warrant derivatives – The Company issued convertible promissory notes which are convertible into common stock, at holders’ option, at a discount to the market price of the Company’s common stock. The Company has identified the embedded derivatives related to these notes relating to certain anti-dilutive (reset) provisions. These embedded derivatives included certain conversion features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of debenture and to fair value as of each subsequent reporting date.

As of September 30, 2021, the Company marked to market the fair value of the debt derivatives and determined a fair value of $8,256,309 ($8,220,700 from the convertible notes and $35,609 from warrants) in Note 5 (2) above. The Company recorded expense from change in fair value of debt derivatives of $3,098,381 for the nine months ended September 30, 2021. The fair value of the embedded derivatives was determined using Monte Carlo simulation method based on the following assumptions: (1) dividend yield of 0%, (2) expected volatility of 291.3% to 300.6%, (3) weighted average risk-free interest rate of 0.04% to 0.41% (4) expected life of 0.25 to 2.7 years, and (5) the quoted market price of $0.027 to $0.027 for the Company’s common stock.

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CRITICAL ACCOUNTING POLICIES

Revenue Recognition

We have applied ASC 606, revenue from Contracts with Customers, to all contracts as of the date of initial application and as such, have used the following criteria described below in more detail for each business unit:

Identify the contract with the customer.

Identify the performance obligations in the contract.

Determine the transaction price.

Allocate the transaction price to performance obligations in the contract.

Recognize revenue when or as we satisfy a performance obligation.

Reserves are recorded as a reduction in net sales and have not been considered material to our consolidated statements of income. In addition, we invoice our customers for taxes assessed by governmental authorities such as sales tax and value added taxes, where applicable. We present these taxes on a net basis.

TPT SpeedConnect: ISP and Telecom Revenue

TPT SpeedConnect is a rural Internet provider operating in 10 Midwestern States under the trade name SpeedConnect. TPT SC’s primary business model is subscription based, pre-paid monthly reoccurring revenues, from wireless delivered, high-speed internet connections. In addition, the company resells third-party satellite and DSL internet and IP telephony services. Revenue generated from sales of telecommunications services is recognized as the transaction with the customer is considered closed and the customer receives and accepts the services that were the result of the transaction. There are no financing terms or variable transaction prices. Due date is detailed on monthly invoices distributed to customer. Services billed monthly in advance are deferred to the proper period as needed. Deferred revenue are contract liabilities for cash received before performance obligations for monthly services are satisfied. Certain of our products require specialized installation and equipment. For telecom products that include installation, if the installation meets the criteria to be considered a separate element, product revenue is recognized upon delivery, and installation revenue is recognized when the installation is complete. The Installation Technician collects the signed quote containing terms and conditions when installing the site equipment at customer premises.

Revenue for installation services and equipment is billed separately from recurring ISP and telecom services and is recognized when equipment is delivered and installation is completed. Revenue from ISP and telecom services is recognized monthly over the contractual period, or as services are rendered and accepted by the customer.

The overwhelming majority of our revenue continues to be recognized when transactions occur. Since installation fees are generally small relative to the size of the overall contract and because most contracts are for two years or less, the impact of not recognizing installation fees over the contract is immaterial.

Blue Collar: Media Production Services

Blue Collar creates original live action and animated content productions and has produced hundreds of hours of material for the television, theatrical, home entertainment and new media markets. Blue Collar designs branding and marketing campaigns and has had agreements with some of the world’s largest companies including PepsiCo, Intel, HP, WalMart and many other Fortune 500 companies. Additionally, they create motion picture, television and home entertainment marketing campaigns for studios including Sony, DreamWorks, Twentieth Century Fox, Universal Studios, Paramount Studios, and Warner Brothers. With regard to revenue recognition, Blue Collar receives an agreement from each client to perform defined work. Some agreements are written, some are verbal. Work may include creation of marketing materials and/or content creation. Some work may be short term and take weeks to create and some work may be longer and take months to create. There are instances where customer agreements segregate identifiable obligations (like filming on site vs. film editing and final production) with separate transaction pricing. The performance obligation is generally satisfied upon delivery of such film or production products, at which time revenue is recognized. There are no financing terms or variable transaction prices.

SDM: Ecommerce, Email Marketing and Web Design Services

SDM generates revenue by providing ecommerce, email marketing and web design solutions to small and large commercial businesses, complete with monthly software support, updates and maintenance. Services are billed monthly. There are no financing terms or variable transaction prices. Platform infrastructure support is a prepaid service billed in monthly recurring increments. The services are billed a month in advance and due prior to services being rendered. The revenue is deferred when invoiced and booked in the month the service is provided. Software support services (including software upgrades) are billed in real time, on the first of the month. Web design service revenues are recognized upon completion of specific projects. Revenue is booked in the month the services are rendered and payments are due on the final day of the month. There are usually no contract revenues that are deferred until services are performed.

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TPT MedTech: Medical Testing Revenue

TPT MedTech operates in the Point of Care Testing (“POCT”) market by primarily offering mobile medical testing facilities and software equipped for mobile devices to monitor and manage personalized healthcare. Services used from our mobile medical testing facilities are billing through credit cards at the time of service. Revenue is generated from our software platform as users sign up for our mobile healthcare monitor and management application and tests are performed. If medical testing is in one our own owned facilities, the usage of the software application is included in the testing fees. If the testing is in a non-owned outside contracted facility, fees are generated from the usage of the software application on a per test basis and billed monthly.

TPT MedTech also offers two products. One is to build and sell its mobile testing facilities called QuikLABs designed for mobile testing. This is used by TPT MedTech for its own testing services. The other is a sanitizing unit called SANIQuik which is used as a safe and flexible way to sanitize providing an additional routine to hand washing and facial coverings. The SANIQuik has not yet been approved for sale in the United States but has in some parts of the European community. Revenues from these products are recognized when a product is delivered, the sales transaction considered closed and accepted by a customer. There are no financing terms or variable transaction prices for either of these products.

Copperhead Digital: ISP and Telecom Revenue

Copperhead Digital operated as a regional internet and telecom services provider operating in Arizona under the trade name Trucom. Although there are currently no customers and it will take capital to reopen this revenue stream, Copperhead Digital operated as a wireless telecommunications Internet Service Provider (“ISP”) facilitating both residential and commercial accounts. Copperhead Digital’s primary business model was subscription based, pre-paid monthly reoccurring revenues, from wireless delivered, high-speed internet connections. In addition, the company resold third-party satellite and DSL internet and IP telephony services. Revenue generated from sales of telecommunications services was recognized as the transaction with the customer is considered closed and the customer received and accepted the services that were the result of the transaction. There are no financing terms or variable transaction prices. Due date was detailed on monthly invoices distributed to customer. Services billed monthly in advance were deferred to the proper period as needed. Deferred revenue was contract liabilities for cash received before performance obligations for monthly services are satisfied. Certain of its products required specialized installation and equipment. For telecom products that included installation, if the installation met the criteria to be considered a separate element, product revenue was recognized upon delivery, and installation revenue was recognized when the installation was complete. The Installation Technician collected the signed quote containing terms and conditions when installing the site equipment at customer premises.

Revenue for installation services and equipment was billed separately from recurring ISP and telecom services and was recognized when equipment was delivered, and installation was completed. Revenue from ISP and telecom services was recognized monthly over the contractual period, or as services were rendered and accepted by the customer.

The overwhelming majority of revenue was recognized when transactions occurred. Since installation fees were generally small relative to the size of the overall contract and because most contracts were for a year or less, the impact of not recognizing installation fees over the contract was immaterial.

K Telecom: Prepaid Phones and SIM Cards Revenue

K Telecom generates revenue from reselling prepaid phones, SIM cards, and rechargeable minute traffic for prepaid phones to its customers (primarily retail outlets). Product sales occur at the customer’s locations, at which time delivery occurs and cash or check payment is received. The Company recognizes the revenue when they receive payment at the time of delivery. There are no financing terms or variable transaction prices.

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates. The Company’s consolidated financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

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Share-based Compensation

The Company is required to measure and recognize compensation expense for all share-based payment awards (including stock options) made to employees and directors based on estimated fair value. Compensation expense for equity-classified awards is measured at the grant date based on the fair value of the award and is recognized as an expense in earnings over the requisite service period.

The Company records compensation expense related to non-employees that are awarded stock in conjunction with selling goods or services and recognizes compensation expenses over the vesting period of such awards.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in our income tax provision in the period of enactment.

We recognize deferred tax assets to the extent that we believe that these assets are more likely than not to be realized. In making such a determination, we consider all available positive and negative evidence, including future reversal of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations, including taxable income in carryback periods. If we determine that we would be able to realize our deferred tax assets in the future in excess of their net recorded amount, we would make an adjustment to the deferred tax asset valuation allowance, which would reduce our income tax provision.

We account for uncertain tax positions using a “more-likely-than-not” recognition threshold. We evaluate uncertain tax positions on a quarterly basis and consider various factors, including, but not limited to, changes in tax law, the measurement of tax positions taken or expected to be taken in tax returns, the effective settlement of matters subject to audit, new audit activity and changes in facts or circumstances related to a tax position.

It is our policy to record costs associated with interest and penalties related to tax in the selling, general and administrative line of the consolidated statements of operations.

Cash and Cash Equivalents

The Company considers all investments with a maturity date of three months or less when purchased to be cash equivalents.

Accounts Receivable

We establish an allowance for potential uncollectible accounts receivable. All accounts receivable 60 days past due are considered uncollectible unless there are circumstances that support collectability. Those circumstances are documented.

Property and Equipment

Property and equipment are stated at cost or fair value if acquired as part of a business combination. Depreciation is computed by the straight-line method and is charged to operations over the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred. The carrying amount of accumulated depreciation of assets sold or retired are removed from the accounts in the year of disposal and any resulting gain or loss in s included in results of operations. The estimated useful lives of property and equipment are telecommunications network - 5 years, telecommunications equipment - 7 to 10 years, and computers and office equipment - 3 years.

Goodwill

Goodwill relates to amounts that arose in connection with our various business combinations and represents the difference between the purchase price and the fair value of the identifiable tangible and intangible net assets when accounted for using the acquisition method of accounting. Goodwill is not amortized, but it is subject to periodic review for impairment.

We test goodwill balances for impairment on an annual basis as of December 31st or whenever impairment indicators arise. We utilize several reporting units in evaluating goodwill for impairment using a quantitative assessment, which uses a combination of a guideline public company market-based approach and a discounted cash flow income-based approach. The quantitative assessment considers whether the carrying amount of a reporting unit exceeds its fair value, in which case an impairment charge is recorded to the extent the reporting unit’s carrying value exceeds its fair value.

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Intangible Assets

Our intangible assets consist primarily of customer relationships, developed technology, favorable leases, trademarks and the film library. The majority of our intangible assets were recorded in connection with our various business combinations. Our intangible assets are recorded at fair value at the time of their acquisition. Intangible assets are amortized over their estimated useful life on a straight-line basis. Estimated useful lives are determined considering the period the assets are expected to contribute to future cash flows. We evaluate the recoverability of our intangible assets periodically and take into account events or circumstances that warrant revised estimates of useful lives or that indicate impairment exists.

Business Acquisitions

Our business acquisitions have historically been made at prices above the fair value of the assets acquired and liabilities assumed, resulting in goodwill or some identifiable intangible asset. Significant judgment is required in estimating the fair value of intangible assets and in assigning their respective useful lives. The fair value estimates are based on available historical information and on future expectations and assumptions deemed reasonable by management but are inherently uncertain.

We generally employ the income method to estimate the fair value of intangible assets, which is based on forecasts of the expected future cash flows attributable to the respective assets. Significant estimates and assumptions inherent in the valuations reflect a consideration of other marketplace participants and include the amount and timing of future cash flows (including expected growth rates and profitability), the underlying product life cycles, economic barriers to entry, a brand’s relative market position and the discount rate applied to the cash flows. Unanticipated market or macroeconomic events and circumstances may occur, which could affect the accuracy or validity of the estimates and assumptions.

Net assets acquired are recorded at their fair value and are subject to adjustment upon finalization of the fair value analysis.

Long-Lived Assets

We periodically review the carrying amount of our depreciable long-lived assets for impairment which include property and equipment and intangible assets. An asset is considered impaired when estimated future cash flows are less than the carrying amount of the asset. In the event the carrying amount of such asset is not considered recoverable, the asset is adjusted to its fair value. Fair value is generally determined based on discounted future cash flow.

Basic and Diluted Net Loss Per Share

The Company computes net income (loss) per share in accordance with ASC 260, “Earning per Share”“. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholder (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Concentration of Credit Risk, Off-Balance Sheet Risks and Other Risks and Uncertainties

Financial instruments that potentially subject us to concentration of credit risk primarily consist of cash and cash equivalents and accounts receivable. We invest our excess cash primarily in high quality securities and limit the amount of our credit exposure to any one financial institution. We do not require collateral or other securities to support customer receivables; however, we perform on-going credit evaluations of our customers and maintain allowances for potential credit losses.

Financial Instruments and Fair Value of Financial Instruments

Our primary financial instruments consist of cash equivalents, accounts receivable, accounts payable and debt. We apply fair value measurement accounting to either record or disclose the value of our financial assets and liabilities in our financial statements. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. A fair value hierarchy requires an entity to maximize the use of observable inputs, where available, and minimize the use of unobservable inputs when measuring fair value.

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Described below are the three levels of inputs that may be used to measure fair value:

Level 1 Quoted prices in active markets for identical assets or liabilities.

Level 2 Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Research and Development

Our research and development programs focus on telecommunications products and services. Research and development costs are expensed as incurred. Any payments received from external parties to fund our research and development activities reduce the recorded research and development expenses.

Advertising Costs

Advertising costs are expensed as incurred.

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates. The Company’s consolidated financial statements reflect all adjustments that management believes are necessary for the fair presentation of their financial condition and results of operations for the periods presented.

Derivative Financial Instruments

Derivative financial instruments, as defined in ASC 815, “Accounting for Derivative Financial Instruments and Hedging Activities”, consist of financial instruments or other contracts that contain a notional amount and one or more underlying (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. Derivative financial instruments may be free-standing or embedded in other financial instruments. Further, derivative financial instruments are initially, and subsequently, measured at fair value and recorded as liabilities or, in rare instances, assets.

The Company does not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, the Company had issued financial instruments including convertible promissory notes payable with features during 2019 that were either (i) not afforded equity classification, (ii) embody risks not clearly and closely related to host contracts, or (iii) may be net-cash settled by the counterparty. As required by ASC 815, in certain instances, these instruments are required to be carried as derivative liabilities, at fair value, in our financial statements.

The Company estimates the fair values of derivative financial instruments using the Monte Carlo model. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates (such as volatility, estimated life and interest rates) that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques are highly volatile and sensitive to changes in the trading market price of our common stock, which has a high-historical volatility. Since derivative financial instruments are initially and subsequently carried at fair values, the Company’s operating results will reflect the volatility in these estimate and assumption changes.

The Company issued convertible promissory notes which are convertible into common stock, at holders’ option, at a discount to the market price of the Company’s common stock. The Company has identified the embedded derivatives related to these notes relating to certain anti-dilutive (reset) provisions. These embedded derivatives included certain conversion features. The accounting treatment of derivative financial instruments requires that the Company record fair value of the derivatives as of the inception date of debenture and to fair value as of each subsequent reporting date.

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COVID-19

In December 2019, COVID-19 emerged and has subsequently spread worldwide. The World Health Organization has declared COVID-19 a pandemic resulting in federal, state and local governments and private entities mandating various restrictions, including travel restrictions, restrictions on public gatherings, stay at home orders and advisories and quarantining of people who may have been exposed to the virus. After close monitoring and responses and guidance from federal, state and local governments, in an effort to mitigate the spread of COVID-19, around March 18, 2020 for a period of time, the Company closed its Blue Collar office in Las Angeles and its TPT SpeedConnect offices in Michigan, Idaho and Arizona. Most employees were working remotely, however this was not possible with certain employees and all subcontractors that work for Blue Collar. The Company continues to monitor developments, including government requirements and recommendations at the national, state, and local level to evaluate possible extensions to all or part of such closures.

The Company has taken advantage of the stimulus offerings and received $722,200 in April 2020 and $680,500 in February 2021. The Company applied for forgiveness of these amounts and $722,200 was forgiven as of September 30, 2021 and the remainder was forgiven subsequent to September 30, 2021. The Company will try and take advantage of additional stimulus as it is available.

As the COVID-19 pandemic is complex and rapidly evolving, the Company’s plans as described above may change. At this point, we cannot reasonably estimate the duration and severity of this pandemic, which could have a material adverse impact on our business, results of operations, financial position and cash flows.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

Not applicable.

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

Name	Age	Position	Term
Stephen J. Thomas, III	57	President, Chief Executive Officer and Chairman of the Board	Annual
Richard Eberhardt	63	Chief Operating Officer and Director	Annual
Arkady Shkolnik	57	Director	Annual
Reginald Thomas	56	Director	Annual
John F. Wharton	63	Director	Annual
Gary Cook	63	Chief Financial Officer	Annual

Stephen J. Thomas, III – President, Chief Executive Officer and Chairman of the Board

Mr. Thomas was appointed President, CEO and Chairman of the Board of TPT Global Tech, Inc. on August 11, 2014. Previously, Mr. Thomas was Manager of TPT Group, LLC (2015-2017) and Director of TPT Group, Inc. (2011-2014). Mr. Thomas was founder, CEO and Director of Trans Pacific Telecom, Inc. from 2000-2011 and prior to that was president and CEO of New Orbit Communications (1999-2001). In 2002, as CEO of Trans Pacific Telecom Group, Mr. Thomas was featured on CBS MarketWatch for winning “Product of the Year Award for 2002” VIVOware at the Internet Telephony Conference and Expo an event focused on voice, video, fax and data convergence. During his employment with New Orbit, Mr. Thomas worked extensively throughout Latin America, gaining extensive expertise and resources in the international telecom marketplace. Mr. Thomas has also served as Director of Network Optimization/Validation for WorldxChange Communications, one of the largest privately held facilities-based telecommunications company with headquarters in San Diego, California and international operations all over the globe. His responsibilities included Cost Assurance for expenses. As a matter of disclosure, in 2005 Mr. Thomas was an ISP equipment provider to Access Point Africa (“APA”). APA allowed its license to expire in Sierra Leone, and as a result APA and several individuals were alleged to have violated the Sierra Leone Telecommunications Act by operating an unlicensed internet access point. Mr. Thomas was charged as well as for the offense which bears a fine of up to $3,000 but the charge is unresolved at this time, but he intends to resolve it in the next several months.

Mr. Thomas attended Northeastern University majoring in Finance and Management (1984 to 1987).

Richard Eberhardt- Chief Operating Officer and Director

Mr. Eberhardt was appointed Executive Vice-President and Director of TPT Global Tech, Inc. on October 10, 2014. Mr. Eberhardt resigned as Executive Vice-President on December 15, 2020 and was simultaneously appointed as Chief Operating Officer. Mr. Eberhardt also serves as Chief Executive Officer of Copperhead Digital Holdings, LLC, a wholly-owned subsidiary of TPT Global, Inc. Previously, Mr. Eberhardt served CEO/COO of Pacific Bio Medical, a Durable Medical Equipment provider, located in Phoenix, Arizona (2008-2012). From 2012-2015, Mr. Eberhardt served as Consultant and Sales Director for two telecommunications companies, Fathom Voice and Ipitomy located in Indiana and Florida, respectively. Founding member of a telecommunications firm, WorldxChange, located in San Diego, CA. (1989-2001) With WorldxChange, he researched, designed, and implemented start-up business sales and marketing models resulting in wholesale, commercial, and consumer revenue channels. He opened and operated offices in approximately 23 countries. He created and managed channels with 25K+ agents and $15M in monthly revenue.

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We believe his management experience is valuable to our company because he is an experienced sales and business development executive with strong business acumen and more than thirty years of experience leading sales and marketing operations. He has managed growth and revenue expansion through effective management of accounts and consultative sales approach that aligns the interests of all parties.

He has sought, and negotiated, partnerships and asset management agreements across multiple channels, including wholesale telecom providers (AT&T, Verizon, Global Crossing, and Worldcom). He has managed structured methodologies that combined strengths of marketing, sales, and operations to reduce redundancies, improve order-processing times, and streamline business flow. He has experience in reviving product lines with rebranding and repackaging, as well as created communications bundles, and incentive programs to maximize existing client penetration and drive vertical growth.

Arkady Shkolnik – Director

Mr. Shkolnik was appointed a Director of TPT Global Tech, Inc. on August 15, 2018. Mr. Shkolnik has over 25 years of senior-level management experience in the Semiconductor, Wireless and Telecommunications industry. He is currently VP EMEA of Sales with Qualcomm (2010 – present). In addition to being a leader at Qualcom, Mr. Shkolnik served on the Board of Advisors at Zeevo Technology, Inc, (2009 to 2012) leading up to their acquisition by Broadcom and brings extensive experience in global business development, sales, marketing, product management and strategic account management to TPT Global’s already diverse board. From 2006 until 2010, Mr. Shkolnik was Vice President, EMEA Sales & Business Development of PacketVideo Corporation. Previous experience includes Executive Vice President, Sales & Business Development of Quorum Systems (2005-2006), Vice President, Sales & Business Development of Broadcom (acquired by Widcomm) from 2000-2005, and Director of Sales, North America Wireless ASIC Business Unit at Philips Semiconductors/VLSI Technology from 1991-2000.

Mr. Shkolnik has developed and managed strategic OEM and semiconductor relationships globally. Aligning sales and marketing functions with corporate objectives, he has negotiated and secured over ~100 License, Technology and CSA agreements with customers such as Samsung, LG, Sony, Panasonic, HTC, BlackBerry, Microsoft, IBM, HP, Dell, Compaq, Logitech, TDK, Acer, TI, Philips, STM, Broadcom, CSR, Toyota, Panasonic, ZTE, and others.

Mr. Shkolnik attended Temple University where he received a Bachelor of Applied Science (B.A.Sc.), Electrical and Electronics Engineering Skills & Endorsements (1984).

Reginald Thomas – Director

Mr. Thomas was appointed a Director of TPT Global Tech, Inc. on August 15, 2018. He has over 20 years of experience working for technology companies where he is an accomplished business leader driving world class customer and partner experiences though the delivery of innovative software products and solutions for leading global companies. Specific results include:

Cisco: (July –018 - present) As Partner Delivery Executive he supports 3 of Cisco’s largest Multi National Partners- IBM US IBM Canada, and Presidio. He aligned these Partners go to market strategy with Cisco’s shifting business strategy to influence more than $15M in services sales in the last 14 months.

Cisco: (–007 - 2017) As the Sr. Product Manager he owned Cisco’s Services Portal strategy, the UX Strategy, the build, and adoption of Cisco’s Services Portal. Under his direction it grew from 2 to 24 integrated service offers delivering a seamless customer and partner experience.

Openwave: (–001 - 2007) IT Director of Program Management- through his leadership he designed the foundation for the Program Management Office that managed the upgrades to mission critical databases requiring the management of highly technical resources; multiple applications deliveries from concept to development, companywide roll outs for ERP systems, and Merger & Acquisition consolidation.

Lucent /Avaya: (–997 - 2001) E- Commerce Product and Strategy Lead where he had global responsibility for Lucent’s online Partner Portal. He e- enabled Lucent to transition $10M of Distributor order revenue to a seamless online experience realizing significant savings in the cost per order.

Mr. Thomas graduated from the University of Connecticut in 1988 with a BS in Business.

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John (General) F. Wharton - Director

Effective August 31, 2021, the Board of Directors of the Company appointed Major General John F. Wharton (“General Wharton”), former Commanding General of U.S Army Research, Development and Engineering Command who has been leading the Company’s Global Defense Division, as a director of the Company. Concurrently, General Wharton was appointed as Chairman of the Company’s subsidiary, TPT Global Defense Systems, LLC.

General Wharton has served the Nation for more than three decades and has extensive experience in leadership, technology, acquisition, and logistics. He retired from active military duty on September 30, 2016. He is currently a public and private sector advisor to numerous industries, universities, and governments. In his last military assignment, he was responsible for 75% ($6.2 billion) of the Army’s annual R&D budget and led more than 13,000 scientists, engineers and support personnel.

General Wharton has been providing guidance and expertise for TPT’s Global Defense Division and has already been actively helping the Company across internal industry verticals in his capacity as a member of the Global Tech Advisory Board. His work with the Company’s telecoms, satellite, 5G and radar technologies units as well as his proactive involvement and contacts have resulted in expanded opportunities for domestic and international government contracts across geographies ranging from Europe, the Middle East, India, Africa and the Caribbean posturing TPT for future growth.

General Wharton graduated from the United States Military Academy in West Point, New York in 1981. In addition, his education includes the Quartermaster Basic and Advanced Courses, the Inspector General’s Course, the Command and General Staff College. He also holds a Master of Science degree in national security and strategic studies from the Naval War College.

Gary Cook – Chief Financial Officer

Mr. Cook was appointed Chief Financial Officer of TPT Global Tech, Inc. on November 1, 2017. Mr. Cook has served as Chief Financial Officer, Secretary or Treasurer for several small to medium size public and private companies in various industries for over 25 years including providing Chief Financial Officer services for several companies on a contract basis (2008-2017), in addition to full time employment with eVision USA.com, Inc. (1996-2002), Cognigen Networks, Inc. (2003-2008), and SolaRover, Inc. (2009-2015). Prior to this, Mr. Cook worked in the auditing department for KPMG in both the New Orleans, LA and Denver, CO offices for 12 years.

His experience includes companies from start-ups to multimillion-dollar international operating companies in the internet marketing, software development, medical device, alternative energy, telecommunications, securities broker/dealer, private equity and manufacturing industries. While working with KPMG, Mr. Cook worked in other industries such as oil & gas, oil & gas services, cable, theatre exhibition, mining, banking, construction and not-for-profit.

Mr. Cook has a broad experience in accounting, finance, human resources, legal, insurance, contracts, banking relations, shareholder relations, internal controls, SEC matters, financial reporting and other corporate administrative and governance matters for both private and public companies. Mr. Cook has held Series 7, 24, 27 and 63 licenses from FINRA successor to the NASD.

Mr. Cook attended and graduated from Brigham Young University between 1979 and 1982. He is a certified public accountant and licensed with the State of Colorado.

KEY EMPLOYEES OF SUBSIDIARIES

Steve Caudle - CEO Cloud Services

Steve Caudle has been in the technology field for 31 years and brings significant operations and technology development experiences to TPT Global Tech, Inc. Mr. Caudle began his career at the IBM “Think Tank” and Fairchild/National Semiconductor located in Silicon Valley California. Steve then moved on to work for the Department of Defense for eighteen years and specialized in code writing and software applications. Steve moved to the private sector and was the Chief Information Officer (CIO) at North Face Corporation and then moved to become the Executive VP of ZDTV (renamed TechTV) and then became C-NET now owned by CBS.

Robert Haas, CEO of Levi Strauss, contracted Mr. Caudle as an executive consultant where he was placed in charge of relocating their data center from San Francisco, California to Dallas, Texas (1988).

Subsequently, Mr. Caudle joined ESST, where he was the CIO. ESST was a public company. Steve Caudle then joined Mr. Fred Chan, CEO of ESST in starting a new company called Vialta, Inc. Mr. Caudle was again the CIO and the number two person in charge of Vialta. Vialta designed DVD laser decoder chips that were used in many DVD players in the world. Vialta grew the company from 3 employees to over 4,000 in just five months and over $1.2 billion in revenue while he was there.

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Upon leaving Vialta, Mr. Caudle started his own software development company called Matrixsites. Matrixsites has developed software and applications for a variety of companies such as Federal Express, Wells Fargo Bank, Bank of America, Apple, Pixar, ITV Guide and China Mobile.

Mr. Caudle received his Bachelor of Science Degree in Electrical Engineering from San Jose State University in 1977 and holds one U.S. Patent.

Mark Rowen- CEO Media Division

Mark Rowen is a seasoned executive with over 25 years in the film and television business. In 2000, Mr. Rowen founded Blue Collar Productions, Inc., an entity with which we entered into an acquisition agreement in November 2017 and amended in February 2018, where he remains President today. Blue Collar is a leader in the creation of original live action and animated content and has produced hundreds of hours of material for the television, theatrical, home entertainment and new media markets. Mr. Rowen works closely with all of the major television networks, cable channels and film studios to produce home entertainment products.

Mr. Rowen also works with a wide array of notable filmmakers including Steven Spielberg, Ron Howard, Brett Ratner and James Cameron to name a few. Mr. Rowen also has very close working relationships with actors including Tom Hanks, Brad Pitt, Julia Roberts, Robert Downey, Jr., Denzel Washington, Ryan Gosling, Sofia Vergara, Mariska Hargitay and many others.

Prior to starting Blue Collar Productions, Mr. Rowen functioned as the head of home entertainment production for DreamWorks SKG from 1997 to 2000. He also serves as the President of Long Leash Entertainment, an aggregator of entertainment based intellectual property and creator of high-end entertainment content.

Mr. Rowen is a graduate of the University of California, Los Angeles. He is also actively involved in charitable organizations including Stand Up 2 Cancer, The Joyful Heart Foundation, Save The Children, and other philanthropic endeavors in the arts.

Conflicts of Interest – General.

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of non-profit and for-profit organizations. Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporation opportunity, involved in participation with such other business entities.

Conflicts of Interest – Corporate Opportunities

Presently no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires our officers and directors to disclose business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring an affiliate, associate person or business opportunity from any affiliate or any client of any such person.

Involvement in Certain Legal Proceedings

None of our directors and executive officers has been involved in any of the following events during the past ten years:

(a)

any petition under the federal bankruptcy laws or any state insolvency laws filed by or against, or an appointment of a receiver, fiscal agent or similar officer by a court for the business or property of such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

(b)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(c)

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

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(d)

being the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;

(e)

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission to have violated a federal or state securities or commodities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been reversed, suspended, or vacated;

(f)

Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(g)

being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease- and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(h)

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Family Relationships

Stephen J. Thomas, III, President, CEO and Chairman of the Board and Reginald Thomas, Director, are brothers.

Director Attendance at Meetings

Our board of directors conducts its business through meetings, both in person and telephonic, and by actions taken by written consent in lieu of meetings. During the year ended December 31, 2020, our board of directors held no meetings and acted through unanimous written consents ten times. Our board of directors encourages all directors to attend our future annual meetings of stockholders unless it is not reasonably practicable for a director to do so.

Corporate Governance

Our business, property and affairs are managed by, or under the direction of, our Board, in accordance with the New York Business Corporation Law and our by-laws. Members of the Board are kept informed of our business through discussions with the Chief Executive Officer and other key members of management, by reviewing materials provided to them by management.

We continue to review our corporate governance policies and practices by comparing our policies and practices with those suggested by various groups or authorities active in evaluating or setting best practices for corporate governance of public companies. Based on this review, we have adopted, and will continue to adopt, changes that the Board believes are the appropriate corporate governance policies and practices for our Company. We have adopted changes and will continue to adopt changes, as appropriate, to comply with the Sarbanes-Oxley Act of 2002 and subsequent rule changes made by the SEC, and the listing rules of the NASDAQ Capital Market and any applicable securities exchange.

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Director Qualifications and Diversity

The board seeks independent directors who represent a diversity of backgrounds and experiences that will enhance the quality of the board’s deliberations and decisions. Candidates shall have substantial experience with one or more publicly traded companies or shall have achieved a high level of distinction in their chosen fields. The board is particularly interested in maintaining a mix that includes individuals who are active or retired executive officers and senior executives, particularly those with experience in the finance and capital market industries.

In evaluating nominations to the board of directors, our board also looks for certain personal attributes, such as integrity, ability and willingness to apply sound and independent business judgment, comprehensive understanding of a director’s role in corporate governance, availability for meetings and consultation on Company matters, and the willingness to assume and carry out fiduciary responsibilities. Qualified candidates for membership on the board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.

Oversight of Risk Management

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic risks, financial risks, legal and regulatory risks and others, such as the impact of competition. Management is responsible for the day-to-day management of the risks that we face, while our board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors is responsible for satisfying itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our board of directors assesses major risks facing our Company and options for their mitigation in order to promote our stockholders’ interests in the long-term health of our Company and our overall success and financial strength. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for us. The involvement of our full board of directors in the risk oversight process allows our board of directors to assess management’s appetite for risk and also determine what constitutes an appropriate level of risk for our Company. Our board of directors regularly includes agenda items at its meetings relating to its risk oversight role and meets with various members of management on a range of topics, including corporate governance and regulatory obligations, operations and significant transactions, risk management, insurance, pending and threatened litigation and significant commercial disputes.

While our board of directors is ultimately responsible for risk oversight, we plan to establish various committees of our board of directors to oversee risk management in their respective areas and regularly report on their activities to our entire board of directors. In particular, the Audit Committee will have the primary responsibility for the oversight of financial risks facing our Company. The Audit Committee’s charter will provide that it will discuss our major financial risk exposures and the steps we have taken to monitor and control such exposures. Our board of directors will also delegate primary responsibility for the oversight of all executive compensation and our employee benefit programs to the Compensation Committee. The Compensation Committee will strive to create incentives that encourage a level of risk-taking behavior consistent with our business strategy.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing our Company and that our board’s leadership structure provides appropriate checks and balances against undue risk taking.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of ethical conduct that applies to our principal executive officer, principal financial officer and senior financial management. This code of ethical conduct is embodied within our Code of Business Conduct and Ethics, which applies to all persons associated with our Company, including our directors, officers and employees (including our principal executive officer, principal financial officer, principal accounting officer and controller). In order to satisfy our disclosure requirements under the Exchange Act, we will disclose amendments to, or waivers of, certain provisions of our Code of Business Conduct and Ethics relating to our chief executive officer, chief financial officer, chief accounting officer, controller or persons performing similar functions on our website promptly following the adoption of any such amendment or waiver. The Code of Business Conduct and Ethics provides that any waivers of, or changes to, the code that apply to the Company’s executive officers or directors may be made only by the Audit Committee. In addition, the Code of Business Conduct and Ethics includes updated procedures for non-executive officer employees to seek waivers of the code.

Board Leadership Structure

In accordance with the Company’s by-laws, the Chairman of the Board presides at all meetings of the board. Currently, the Chief Executive Officer is the Chairman. The Company has no fixed policy with respect to the separation of these titles.

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Committees of our board of directors

Our board of directors acts as the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, effective at the time that the registration statement of which this prospectus is a part becomes effective.

EXECUTIVE AND DIRECTOR’S COMPENSATION

COMPENSATION

The following table sets forth the compensation paid to our officers for the years ended December 31, 2021, 2020, 2019, and 2018.

SUMMARY EXECUTIVE COMPENSATION TABLE

 In Dollars

Name & Position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)			Total ($) (2)
Stephen J. Thomas, III CEO and President	2021	270,000	—	—	—	—	—	—		(1)	270,000	(2)
	2020	262,083	—	—	—	—	—	—		(1)	262,083	(2)
	2019	175,000	—	—	—	—	—	—		(1)	175,000	(2)
	2018	98,790	—	—	—	—	—	—		(1)	98,790	(2)
Richard Eberhardt, COO	2021	170,000	—	—	—	—	—	10,704	(3)		180,704	(2)
	2020	169,250	—	—	—	—	—	—			169,250	(2)
	2019	110,242	—	—	—	—	—	—			110,242	(2)
	2018	21,115	—	—	—	—	—	—			21,115	(2)
Gary Cook, CFO	2021	200,000	—	—	—	—	—	—			200,000	(2)
	2020	219,167	—	—	—	—	—	—			219,167	(2)
	2019	112,150	—	—	—	—	—	—			112,150	(2)
	2018	45,100	—	—	—	—	—	—			45,100	(2)
Stacie Stricker, Secretary and Controller (4)	2021	35,000	—	—	—	—	—	—			35,000	(2)
	2020	135,000	—	—	—	—	—	—			135,000	(2)
	2019	80,750	—	—	—	—	—	—			80,750	(2)
	2018	52,850	—	—	—	—	—	—			52,850	(2)

_______________________

(1)

The Company entered into a lease for living space which is occupied by Stephen Thomas, Chairman, CEO and President of the Company. Mr. Thomas lives in the space and uses it as his corporate office. The Company has paid approximately $30,000, $30,000 and $30,857 in rent and utility payments for the year ended December 31, 2021, and the years ended December 31, 2020 and 2019, respectively. No portion of the payments on this lease have been included in amounts shown in compensation to Mr. Stephen Thomas and has approximated $30,000 to $40,000 a year in 2015-2018.

(2)

These amounts do not include compensation that has been accrued on the books of the Company in accordance with employment agreements and other previous contract work performed but has not been paid because of the lack of cash flows. Accrued but unpaid compensation as of September 30, 2021 is as follows: Stephen J. Thomas, III - $0; Richard Eberhardt - $172,832; and Gary Cook - $166,376.

(3)	Represents a monthly car allowance paid by the Company.
(4)	Ms. Stricker resigned as an employee of the Company in March 2021.

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OPTION/WARRANT GRANTS IN THE LAST FISCAL YEAR

On October 14, 2017, the Board of Directors and majority stockholders of TPT approved the 2017 TPT Global Tech, Inc. Stock Option and Award Incentive Plan (“the 2017 Plan.”) There are 20,000,000 shares of our common stock reserved under the 2017 Plan.

As of September 30, 2021, there were no options outstanding to purchase shares of common stock of the Company.

As of September 30, 2021, 3,333,333 warrants were issued to purchase 3,333,333 shares of common stock in conjunction with financing arrangements entered into. See Note 8 of the consolidated financial statements.

Option/Warrant Grants In The Last Interim and Fiscal Year

On October 14, 2017, the Board of Directors and majority stockholders of TPT approved the 2017 TPT Global Tech, Inc. Stock Option and Award Incentive Plan (“the 2017 Plan.”) There are 20,000,000 shares of our common stock reserved under the 2017 Plan.

As of February 22, 2022, the Company has 1,000,000 warrants outstanding that expire in five years or in the year ended December 31, 2024 aside from those issued under the convertible notes of 128,116,666. As part of the Convertible Promissory Notes payable – third party issuance in Note 5, the Company issued 3,333,333 warrants to purchase 3,333,333 common shares of the Company at 70% of the current market price, of which 1,000,000 warrants remained outstanding. Current market price means the average of the three lowest trading prices for our common stock during the ten-trading day period ending on the latest complete trading day prior to the date of the respective exercise notice.

Outstanding Equity Awards At Interim and Fiscal Year End

The following table sets forth certain information concerning outstanding equity awards held by our appointed executive officers for the nine months ended September 30, 2021, and for the years ended December 31, 2020 and 2019 (the “Named Executive Officers”):

	Option Awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Stephen J. Thomas, III, CEO and Chairman (1)	--	--	--	--	--	--	--	--	--
Richard Eberhardt, Executive VP	--	--	--	--	--	--	--	--	--
Gary Cook, CFO	--	--	--	--	--	--	--	--	--

______________

(1)

Does not contemplate the Series A Preferred Stock held 100% by Stephen J. Thomas, III which guarantees the holder to 60% of the outstanding common stock in shares when converted and 60% of any vote prior to or after conversion. As of September 30, 2021, approximately 1,327,317,125 additional common shares would be issued if Mr. Thomas were to convert his Series A Preferred Stock holdings to common stock. The Company would have to authorize more shares as there are only 1,000,000,000 shares authorized currently.

BOARD OF DIRECTORS COMPENSATION

All of our officers and/or directors will continue to be active in other companies. All officers and directors have retained the right to conduct their own independent business interests.

The term of office for each Director is one (1) year, or until his/her successor is elected at our annual meeting and qualified. The term of office for each of our Officers is at the pleasure of the Board of Directors.

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The Board of Directors has no nominating, auditing committee or a compensation committee. Therefore, the selection of person or election to the Board of Directors was neither independently made nor negotiate’ at arm’s length.

At this time, our Directors do not receive cash compensation for serving as members of our Board of Directors.

Only our outside Directors receive cash compensation for serving as members of our Board of Directors.

The following table sets forth certain information concerning compensation paid to our directors for services as directors, but not including compensation for services as officers reported in the “Summary Executives’ Compensation Table” during the years ended December 31, 2021, 2020, 2019, and 2018:

Name	Year	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Stephen J. Thomas, III (1)	2021	—	—	—	—	—	—	—
	2020	—	—	—	—	—	—	—
	2019	—	—	—	—	—	—	—
	2018	—	—	—	—	—	—	—
Richard Eberhardt (2)	2021	—	—	—	—	—	—	—
	2020	—	—	—	—	—	—	—
	2019	—	—	—	—	—	—	—
	2018	—	—	—	—	—	—	—
Arkady Shkolnik (3)	2021	—	—	—	—	—	—	—
	2020	100,000	201,979	—	—	—	—	301,979
	2019	100,000	346,250	—	—	—	—	446,250
	2018	37,500	144,271	—	—	—	—	181,771
Reginald Thomas (3)	2021	—	—	—	—	—	—	—
	2020	40,000	35,000	—	—	—	—	75,000
	2019	40,000	60,000	—	—	—	—	100,000
	2018	15,000	25,000	—	—	—	—	40,000
John F. Wharton (4)	2021	—	—	—	—	—	—	—

________________

(1)	Mr. Thomas is also an officer and as such he receives the compensation as disclosed in the Executive Compensation Table.
(2)	Mr. Eberhardt is also an officer and as such he receives the compensation as disclosed in the Executive Compensation Table.
(3)

In August 2018, a majority of the outstanding voting shares of the Company voted through a consent resolution to support a consent resolution of the Board of Directors of the Company to add two new directors to the Board. As such, Arkady Shkolnik and Reginald Thomas were added as members of the Board of Directors. The total members of the Board of Directors after this addition is four. In accordance with agreements with the Company for his services as a director, Mr. Shkolnik is to receive $25,000 per quarter and 5,000,000 shares of restricted common stock valued at approximately $687,500 vesting quarterly over twenty-four months. The quarterly cash payments of $25,000 will be paid in unrestricted common shares if the Company has not been funded adequately to make such payments. Mr. Thomas is to receive $10,000 per quarter and 1,000,000 shares of restricted common stock valued at approximately $119,000 vesting quarterly over twenty-four months. The quarterly payment of $10,000 may be suspended by the Company if the Company has not been adequately funded. Both the 5,000,000 and 1,000,000 shares granted were issued during the year ended December 31, 2020 and are no longer reflected in subscriptions payable as of December 31, 2020.

(4)

General Wharton was appointed a Director effective August 1, 2021. In accordance with an agreement with General Wharton, the Company is to pay General Wharton $8,000 per month for months one and two, $10,000 per months for months three and four and $15,000 per month thereafter starting August 1, 2021 for a term of three years with mutual agreement of additional years. Either General Wharton or the Company can terminate the agreement upon notice of three months by either party. In addition, General Wharton is to receive 3,000,000 shares of common stock of the Company vested over two years, fully vested, as defined, for a major contract or funding event that he generates.

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Employment Agreements with Officers and Directors of TPT Global Tech, Inc.

The initial term for our three executive employee employment agreements have expired and they are now working under an extended period which primarily calls for a 30-day notice for any changes or termination. The Board is working to revise the executive employment agreements. Below is a summary of current terms for our three executives which is, for the most part, an extension of their prior employment agreements, as well as those consulting agreements for the outside directors. The prior employment agreements were approved by our board based upon recommendations conducted by the board.

Name	Position	Annual Compensation
Stephen J. Thomas, III (1)	Chief Executive Officer	$250,000

Richard Eberhardt (2)	Chief Operating Officer	$150,000

Gary Cook (3)	Chief Financial Officer	$200,000

Arkady Shkolnik (4)	Director	$100,000

Reginald Thomas (5)	Director	$40,000

John F. Wharton (6)	Director	$180,000

 ____________________________

(1) Pursuant to an employment agreement dated November 1, 2017, and now is in an extended period, Mr. Thomas receives a base salary of $250,000 per year. In addition to the base salary, Mr. Thomas is eligible to receive performance bonuses as to be determined by our Board of Directors. The agreement had a three-year term that ended on October 31, 2020 and now is in an extended period.

Upon an affirmative vote of not less than two-thirds of the Board of Directors, the employment may be terminated without further liability on the part of our Company. Cause is considered to be an act or acts of serious dishonesty fraud, or material and deliberate injury related to our business, including personal enrichment at the expense of our Company. If there is a termination for cause the benefits of any bonus for the period preceding termination would be forfeit.

In addition, the agreement provides for Mr. Thomas to be able to terminate the agreement for Good Reason. Good Reason is considered to be (1) an adverse change in his status or position as CEO, (2) a reduction in base salary, or (3) action by us that adversely affected his participation in the benefits.

(2) Pursuant to an employment agreement dated November 1, 2017, and now is in an extended period, Mr. Eberhardt receives a base salary of $150,000 per year. In addition to the base salary, Mr. Eberhardt is eligible to receive performance bonuses as to be determined by our Board of Directors. The agreement had a three-year term that ended on October 31, 2020 and now is in an extended period.

Upon an affirmative vote of not less than two-thirds of the Board of Directors, the employment may be terminated without further liability on the part of our Company. Cause is considered to be an act or acts of serious dishonesty fraud, or material and deliberate injury related to our business, including personal enrichment at the expense of our Company. If there is a termination for cause the benefits of any bonus for the period preceding termination would be forfeit.

In addition, the agreement provides for Mr. Eberhardt to be able to terminate the agreement for Good Reason. Good Reason is considered to be (1) an adverse change in his status or position as CEO, (2) a reduction in base salary, or (3) action by us that adversely affected his participation in the benefits.

(3) Pursuant to an employment agreement dated November 1, 2017, and now is in an extended period, Mr. Cook receives a base salary of $200,000 per year for which currently he devotes no less than 60% of his full-time. In addition to the base salary, Mr. Cook is eligible to receive performance bonuses as to be determined by our Board of Directors. The agreement had a three-year term that ended on October 31, 2020 and now is in an extended period.

Upon an affirmative vote of not less than two-thirds of the Board of Directors, the employment may be terminated without further liability on the part of our Company. Cause is considered to be an act or acts of serious dishonesty fraud, or material and deliberate injury related to our business, including personal enrichment at the expense of our Company. If there is a termination for cause the benefits of any bonus for the period preceding termination would be forfeit.

97

In addition, the agreement provides for Mr. Cook to be able to terminate the agreement for Good Reason. Good Reason is considered to be (1) an adverse change in his status or position as CEO, (2) a reduction in base salary, or (3) action by us that adversely affected his participation in the benefits.

(4) In accordance with an Independent Director Agreement with the Company for his services as a director, Mr. Shkolnik is to receive $25,000 per quarter and 5,000,000 shares of restricted common stock valued at approximately $687,500 vesting quarterly over twenty-four months. The quarterly cash payments of $25,000 will be paid in unrestricted common shares if the Company has not been funded adequately to make such payments.

(5) In accordance with an Independent Director Agreement with the Company for his services as director, Mr. Thomas is to receive $10,000 per quarter and 1,000,000 shares of restricted common stock valued at approximately $119,000 vesting quarterly over twenty-four months. The quarterly payment of $10,000 may be suspended by the Company if the Company has not been adequately funded.

(6) In accordance with an agreement with General Wharton, the Company is to pay General Wharton $8,000 per month for months one and two, $10,000 per months for months three and four and $15,000 per month thereafter starting August 1, 2021 for a term of three years with mutual agreement of additional years. Either General Wharton or the Company can terminate the agreement upon notice of three months by either party. In addition, General Wharton is to receive 3,000,000 shares of common stock of the Company vested over two years, fully vested, as defined, for a major contract or funding event that he generates.

Compensation Committee Interlocks and Insider Participation

Our board of directors in our entirety acts as the compensation committee for TPT Global Tech, Inc.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AS OF FEBRURAY 22, 2022

The following table sets forth information regarding beneficial ownership of our common stock as of February 22, 2022 and as adjusted to reflect the sale of shares of our common stock offered by this Offering Circular, by:

•	each of our directors and the named executive officers;
•	all of our directors and executive officers as a group; and
•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated, such as the case with voting percentages, and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of common stock, except for those jointly owned with that person’s spouse. Percentage of beneficial ownership before the offering is based on 923,029,038 shares of common stock outstanding as of February 22, 2022.

Unless otherwise noted, the business address of each of the beneficial owners listed below is c/o TPT Global Tech, Inc. at the address set forth herein.

98

OFFICERS AND DIRECTORS

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Pre- Closing Percentage of Class (1)	Post- Closing Amount and Nature of Beneficial Ownership	Post- Closing Percentage of Class (1)
Directors and Executive Officers
Stephen J. Thomas, III (2)	13,890,573	1.50%	13,890,573	.49%
Richard Eberhardt	17,000,000	1.84%	17,000,000	.60%
Arkady Shkolnik (3)	5,000,000	0.54%	5,000,000	.18%
Reginald Thomas (3)	1,165,000	0.13%	1,165,000	.04%
General John F. Wharton	750,000	0.08%	750,000	.03%
Gary Cook	5,006,281	0.54%	5,006,281	.18%
All directors and officers as a group (six persons) (6)	42,811,854	4.63%	42,811,854	1.52%

*	less than 1%.

(1)

The pre-closing percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our capital stock outstanding on February 22, 2022. The post-closing percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our capital stock outstanding on February 22, 2022, plus the assumed sale of 596,744,998 shares in this Offering.

(2)

Based upon 923,029,038 shares issued and outstanding as of February 22, 2022. Does not contemplate the Series A Preferred Stock held 100% by Stephen J. Thomas, III which guarantees the holder to 60% of the outstanding common stock in shares when converted and 60% of any vote prior to or after conversion. As of September 30, 2021, approximately 1,327,317,125 additional common shares would be issued if Mr. Thomas were to convert his Series A Preferred Stock holdings to common stock. The Company would have to authorize more shares as there are only 1,000,000,000 shares authorized currently.

(3)

In August 2018, the Company added two new directors to the Board. Arkady Shkolnik and Reginald Thomas were added as members of the Board of Directors. The total members of the Board of Directors after this addition is four. In accordance with agreements with the Company for his services as a director, Mr. Shkolnik received 5,000,000 shares of restricted common stock and Mr. Thomas received 1,000,000 shares of restricted common stock. Effective August 1, 2021, the Company added another director to the Board, General John Wharton who is to receive 3,000,000 shares of common stock of the Company vested over two years.

99

GREATER THAN 5% STOCKHOLDERS

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Owner		Percent of Class Outstanding and Pre-Offering (2)	Number of Common Shares & Warrants if fully exercised	Percent of Class including Warrants(4)	Percent of Class including all classes of voting stock (5)
Common Stock	Stephen J. Thomas, III, Chairman, President, Chief Executive Officer and Director (1)	13,890,573	(3)	1.50%	13,890,573	1.50%	60%

(1)	The Address for the above individuals and entities is c/o 501 West Broadway, Suite 800, San Diego, CA 92101.
(2)	Based upon 923,029,038 shares issued and outstanding as of February 22, 2022.
(3)

Does not contemplate the Series A Preferred Stock held 100% by Stephen J. Thomas, III which guarantees the holder to 60% of the outstanding common stock in shares when converted and 60% of any vote prior to or after conversion. As of September 30, 2021, approximately 1,258,081,214 additional common shares would be issued if Mr. Thomas were to convert his Series A Preferred Stock holdings to common stock as there are only 1,000,000,000 shares authorized currently.

(4)	Assuming full exercise of any stock options or warrants.
(5)	Calculated using voting shares from all classes of common and preferred voting shares.

Rule 13d-3 under the Securities Exchange Act of 1934 governs the determination of beneficial ownership of securities. That rule provides that a beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security. Rule 13d-3 also provides that a beneficial owner of a security includes any person who has the right to acquire beneficial ownership of such security within sixty days, including through the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person. Those securities are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

100

BENEFICIAL OWNERSHIP OF EACH CLASS OF VOTING SECURITIES

The following table reflects the beneficial ownership of each class of voting securities as of September 30, 2021.

	Equivalent Voting Shares	Equivalent Voting Percentage		Voting Rights
Series A Preferred Stock	1,327,317,125	60.00%	Shall have the right to vote as if converted prior to any vote at 60%.
Series B Preferred Stock	2,588,693	0.1%	Shall have the right to vote equal to the number of common shares on a one-to-one basis.
Series C Preferred Stock	—	—	Shall have the right to vote equal to the number of common shares on a one-to-one basis.
Series D Preferred Stock	10,711,596	0.96%	Shall have the right to vote on an as-converted basis.

Common Stock	923,029,038	38.94%
	2,263,646,452	100.00%

101

CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS, PROMOTERS AND CONTROL PERSONS

Other than the stock transactions discussed herein, we have not entered into any transaction nor are there any proposed transactions in which any of our founders, directors, executive officers, stockholders or any members of the immediate family of any of the foregoing had or are to have a direct or indirect material interest except as follows:

Accounts Payable and Accrued Expenses

There are amounts outstanding due to related parties of the Company of $1,464,809 and $1,339,352, respectively, as of September 30, 2021 and December 31, 2020 related to amounts due to employees, management and members of the Board of Directors according to verbal and written agreements that have not been paid as of period end which are included in accounts payable and accrued expenses on the balance sheet. See Note 8.

As is mentioned in Note 7, Reginald Thomas was appointed to the Board of Directors of the Company in August 2018. Mr. Thomas is the brother to the CEO Stephen J. Thomas III. According to an agreement with Mr. Reginald Thomas, he is to receive $10,000 per quarter and 1,000,000 shares of restricted common stock valued at approximately $120,000 vesting quarterly over twenty-four months. The quarterly payment of $10,000 may be suspended by the Company if the Company has not been adequately funded.

Leases

See Note 8 of the Consolidated Financial Statements for office lease used by CEO.

Debt Financing and Amounts Payable

As of September 30, 2021, there are amounts due to management/shareholders included in financing arrangements, of which $84,555 is payable from the Company to Stephen J. Thomas III, CEO of the Company. See note 5 of the Consolidated Financial Statements.

Revenue Transactions and Accounts Receivable

During the nine months ended September 30, 2021 and 2020, Blue Collar provided production services to an entity controlled by the Blue Collar CEO (355 LA, LLC or “355”) for which it recorded revenues of $0 and $398,677, respectively, and had accounts receivable outstanding as of September 30, 2021 and December 31, 2020 of $0 and $0, respectively, which is included in accounts receivable on the consolidated balance sheet. 355 was formed in October 2019 by the CEO of Blue Collar for the purpose of production of certain additional footage for a 355 customer. 355 has opportunity to engage with other production relationships outside of using Blue Collar.

Other Agreements

On April 17, 2018, the CEO of the Company, Stephen Thomas, signed an agreement with New Orbit Technologies, S.A.P.I. de C.V., a Mexican corporation, (“New Orbit”), majority owned and controlled by Stephen Thomas, related to a license agreement for the distribution of TPT licensed products, software and services related to Lion Phone and ViewMe Live within Mexico and Latin America (“License Agreement”). The License Agreement provides for New Orbit to receive a fully paid-up, royalty-free, non-transferable license for perpetuity with termination only under situations such as bankruptcy, insolvency or material breach by either party and provides for New Orbit to pay the Company fees equal to 50% of net income generated from the applicable activities. The transaction was approved by the Company’s Board of Directors in June 2018. There has been no activity on this agreement.

WHERE YOU CAN FIND MORE INFORMATION

We are not required to deliver an annual report to our stockholders unless our directors are elected at a meeting of our stockholders or by written consents of our stockholders. If our directors are not elected in such manner, we are not required to deliver an annual report to our stockholders and will not voluntarily send an annual report.

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such filings are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You may review a copy of the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room. Our filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

102

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

TPT Global Tech, Inc.

596,744,998 Shares of Common Stock Underlying Convertible Notes and Warrants

Prospectus

February 25, 2022

103

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

We have expended, or estimate to expend fees in relation to this registration statement as detailed below:

Expenditure Item	Amount
Attorney Fees	$2,000
Audit Fees	$4,000
Transfer Agent Fees	$1,000
SEC Registration and Blue Sky Registration fees (estimated)	$ 3000
Printing Costs and Miscellaneous Expenses (estimated)	$4,000
Total	$14,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Florida Revised Statutes and the bylaws.

Under the Florida Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s Articles of Incorporation. Our Articles of Incorporation do not specifically limit the directors’ immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with us or our shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that it will indemnify the directors to the fullest extent not prohibited by Florida law; provided, however, that we may modify the extent of such indemnification by individual contracts with the directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by the board of directors, (c) is provided by us, in sole discretion, pursuant to the powers vested under Florida law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that it will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of us, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer except by reason of the fact that such officer is or was our director in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of us.

II-1

RECENT SALES OF UNREGISTERED SECURITIES

None.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date/Period End Date
3.1	Articles of Incorporation of Chatham International, Inc. (9.30.96)	S-1	3.1	12/15/17
3.2	Articles of Incorporation of Cornerstone Capital, Inc. (12.30.98)	S-1	3.2	12/15/17
3.3	Articles of Amendment of Art, Music & Entertainment, Inc. – name change to Global Assets & Services, Inc. (7.30.01)	S-1	3.3	12/15/17
3.4	Articles of Merger – Global Assets & Services. Inc. and SDE 3, Inc. (1.17.02)	S-1	3.4	12/15/17
3.5	Articles of Amendment of Global Assets & Services, Inc. – name change to Jointland Development, Inc. (12.27.04)	S-1	3.5	12/15/17
3.6	Articles of Amendment of Jointland Development, Inc. – Article IV amendment (4.5.10)	S-1	3.6	12/15/17
3.7	Articles of Amendment of Jointland Development, Inc. – name change to Gold Royalty Corp. (10.19.10)	S-1	3.7	12/15/17
3.8	Articles of Amendment of Gold Royalty Corp. – new name Reuben Cannon Entertainment, Inc. (8.24.12)	S-1	3.8	12/15/17
3.9	Articles of Amendment of Gold Royalty Corp. – new name Ally Pharma US, Inc. (10.31.12)	S-1	3.9	12/15/17
3.10	Articles of Amendment of Ally Pharma US, Inc. – new name TPT Global Tech, Inc.	S-1	3.10	12/15/17
3.11	Articles of Amendment of TPT Global Tech, Inc. – Preferred Stock Series A & B (2.6.15)	S-1	3.11	12/15/17
3.12	Articles of Incorporation of Copperhead Digital Holdings, Inc.	S-1	3.12	12/15/17
3.13	Articles of Organization of Trucom, LLC	S-1	3.13	12/15/17
3.14	Articles of Organization of CityNet Arizona, LLC	S-1	3.14	12/15/17
3.15	Certificate of Amendment of Transactive Intermedia, Inc. – name change to San Diego Media, Inc.	S-1	3.15	12/15/17
3.16	Articles of Organization of K Telecom and Wireless, LLC	S-1	3.16	12/15/17
3.17	Articles of Incorporation of Blue Collar, Inc.	S-1	3.17	12/15/17
3.18	Articles of Organization of Center for Education in TV and Radio LLC	S-1	3.18	12/15/17
3.19	Articles of Amendment to Articles of Organization of Center for Education in TV and Radio LLC name change to Hollywood Riviera Studio, LLC	S-1	3.19	12/15/17
3.20	Articles of Organization of HRS Mobile, LLC	S-1	3.20	12/15/17
3.21	Bylaws of TPT Global Tech, Inc.	S-1	3.21	12/15/17
3.22	Articles of Organization of TPT MedTech, LLC	1-A	3.22	7/2/20
3.23	Articles of Incorporation of InnovaQor, Inc.	1-A	3.23	7/2/20
3.24	Articles of Organization of TPT Federal, LLC	1-A	3.24	7/2/20
3.25	Articles of Organization of Quiklab 1 LLC	1-A/A	3.25	8/28/20
3.26	Articles of Organization of QuickLAB 2, LLC	1-A/A	3.26	8/28/20
3.27	Statement of Correction Correcting the Entity Name – QuikLAB 2, LLC	1-A/A	3.27	8/28/20

II-2

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date/Period End Date
3.28	Articles of Organization of QuickLAB 3, LLC	1-A/A	3.28	8/28/20
3.29	Statement of Correction Correcting the Entity Name – QuikLAB 3, LLC	1-A/A	3.29	8/28/20
3.30	Articles of Organization of QuickLAB 4, LLC	1-A/A	3.30	8/28/20
3.31	Statement of Correction Correcting the Entity Name – QuikLAB 4, LLC	1-A/A	3.31	8/28/20
4.1	Form of Vesting Warrants	S-1	4.1	12/15/17
4.2	Form of Unsecured Convertible Commercial Promissory Note - $250,000	S-1	4.2	12/15/17
4.3	Form of Commercial Convertible Promissory Notes	S-1	4.3	12/15/17
4.4	2017 TPT Global Tech, Inc. Stock Option And Award Incentive Plan	S-1	4.4	12/15/17
4.5	Series A Designation	S-1	4.5	12/15/17
4.6	Series B Designation	S-1	4.6	12/15/17
4.7	Promissory Note – HRS	S-1/A	4.7	2/23/18
4.8	Promissory Note – Blue Collar	S-1/A	4.8	2/23/18
4.9	Promissory Note - Blue–Collar - Amendment No. 1 (2.9.18)	S-1/A	4.9	10/2/18
4.10	Promissory Note - MatrixSites, Inc. (10.31.17)	S-1/A	4.10	10/2/18
4.11	Series C Designation	S-1/A	4.11	10/2/18
4.12	Series D Designation	8-K		3/10/20
4.13	Series D Designation Amendment	1-A	4.13	7/2/20
4.14	Form of Placement Agent Warrant	1-A POS	4.14	8/5/21
4.15	Amended Form of Placement Agent Warrant	1-A POS	4.15	9/22/21
4.16	Amended Form of Placement Agent Warrant	1-A POS	4.16	10/22/21

5.1	Opinion re: Legality		*
10.1	Employment Agreement, Stephen J. Thomas, III	S-1	10.1	12/15/17
10.2	Employment Agreement, Gary Cook	S-1	10.2	12/15/17
10.3	Employment Agreement, Richard Eberhardt	S-1	10.3	12/15/17
10.4	Agreement and Plan of Merger – Ally Pharma US, Inc. and TPT Global, Inc. (9.30.14)	S-1	10.4	12/15/17
10.5	Purchase Agreement Ally Pharma US, Inc. and K Telecom and Wireless and Global Telecom International LLC (8.1.14)	S-1	10.5	12/15/17
10.6	Acquisition and Purchase Agreement between TPT Global Tech, Inc. and Copperhead Digital Holdings, Inc. (1.31.15)	S-1	10.6	12/15/17
10.7	Lease Agreement between Copperhead Digital Holdings, Inc. and Telecom Finance LLC (9.14.10)	S-1	10.7	12/15/17
10.8	Acquisition and Purchase Agreement between TPT Global Tech, Inc. and Port 2 Port, Inc. (9.30.15)	S-1	10.8	12/15/17

II-3

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date/Period End Date
10.9	Acquisition and Purchase Agreement between TPT Global Tech, Inc. and San Diego Media, Inc. (9.30.16)	S-1	10.9	12/15/17
10.10	Amendment #1 to Acquisition & Purchase Agreement between TPT Global Tech, Inc. and San Diego Media, Inc. (12.9.16)	S-1	10.10	12/15/17
10.11	Asset Acquisition Agreement between TPT Global Tech, Inc. and Interest Holders of the Lion Phone Technology (12.15.16)	S-1	10.11	12/15/17
10.12	Acquisition and Purchase Agreement between TPT Global Tech, Inc. and MatrixSites, Inc.	S-1	10.12	12/15/17
10.13	Acquisition and Purchase Agreement between TPT Global Tech, Inc. and Hollywood Riviera LLC, HRS Mobile LLC (11.1.17)	S-1	10.13	12/15/17
10.14	Acquisition and Purchase Agreement between TPT Global Tech, Inc. and Blue Collar Productions, Inc. (11.3.17)	S-1	10.14	12/15/17
10.15	HRS Amendment	S-1/A	10.15	2/23/18
10.16	Amendment No. 1 – Acquisition and Purchase Agreement between TPT Global Tech, Inc. and Blue Collar Productions, Inc. (2.9.18)	S-1/A	10.16	2/23/18
10.17	Amendment No. 2 – Acquisition and Purchase Agreement between TPT Global Tech, Inc. and Blue Collar Productions, Inc. (3.29.18)	S-1/A	10.17	10/2/18
10.18	Amendment No. 3 - Acquisition and Purchase Agreement between TPT Global Tech, Inc. and Blue Collar Productions, Inc. (3.29.18)	S-1/A	10.18	10/2/18
10.19	Independent Director Agreement, Arkady Shkolnik	S-1/A	10.19	10/2/18
10.20	Independent Director Agreement, Reginald Thomas	S-1/A	10.20	10/2/18
10.21	Product, Software & Services License Agreement – New Orbit Technologies, Inc. (4.17.17)	S-1/A	10.21	10/2/18
10.22	Rescission, Settlement Agreement and Mutual Release	S-1/A	10.22	10/2/18
10.23	Security & Pledge Agreement - Blue Collar	S-1/A	10.23	11/5/18
10.24	Security & Pledge Agreement - Matrixsites	S-1/A	10.24	11/5/18
10.25	Securities Purchase Agreement with Geneva Roth Remark Holdings	8-K	10.1	3/22/19
10.26	Securities Purchase Agreement with Auctus Fund, LLC	8-K	10.1	3/27/19
10.27	Convertible Promissory Note with Auctus Fund, LLC	8-K	10.2	3/27/19
10.28	Common Stock Purchase Warrant	8-K	10.3	3/27/19
10.29	Asset Purchase Agreement between TPT Global Tech, Inc. and SpeedConnect , LLC	8-K	10.1	4/8/19
10.30	Agreement for the Purchase and Sale of Future Receipts	8-K	10.1	3/3/20
10.31	Acquisition and Purchase Agreement with Bridge Internet, LLC	8-K	10.1	3/19/20

10.33	Acquisition and Purchase Agreement between TPT Global Tech, Inc. and The Fitness Container, LLC	1-A/A	6.33	8/28/20
10.34	Acquisition and Purchase Agreement between TPT Global Tech, Inc. and The Fitness Container, LLC	1-A/A	6.34	8/28/20

II-4

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date/Period End Date
10.35	Secured Promissory Note between TPT Global Tech, Inc. and The Fitness Container, LLC	1-A/A	6.35	8/28/20
10.36	COVID-19 Parking Lot Testing License Agreement	8-K	10.1	8/17/20
10.37	Letter of Intent between Medytox Diagnostics, Inc., EPIC Reference Labs, Inc. and Rennova Health, Inc. and TPT MedTech, LLC dated August 6, 2020	8-K	10.1	9/9/20
10.38	Interim Management Agreement	8-K	10.2	9/9/20
10.39	Strategic Partnership Agreement	8-K		9/10/20
10.40	Purchase Agreement	S-1	10.40	10/28/20
10.41	Settlement Agreement	S-1	10.41	10/28/20
10.42	Commercial Promissory Note with Michael A. Littman Ally, Defined Benefit Plan	S-1	10.42	10/28/20
10.43	Security and Pledge Agreement to Michael A. Littman, Defined Benefit Plan	S-1	10.43	10/28/20
10.44	Amendment and Extension Agreement No. 1 with Michael A. Littman, Atty, Defined Benefit Plan	S-1/A	10.44	1/15/21
10.45	Addendum to Amendment and Extension Agreement No. 1 with Michael A. Littman, Atty, Defined Benefit Plan	S-1/A	10.45	1/15/21
10.46	Release and Termination Agreement	S-1/A	10.46	1/15/21
10.47	Common Stock Purchase Agreement with White Lion Capital, LLC	S-1	10.47	6/30/21
10.48	Registration Rights Agreement with White Lion Capital, LLC	S-1	10.48	6/30/21
10.49	Placement Agent Fee Agreement with CIM Securities, LLC	1-A POS	6.36	8/5/21
10.50	Amendment to Placement Agent Fee Agreement with CIM Securities, LLC	1-A POS	6.37	8/5/21
10.51	Placement Agent Fee Agreement, Amendment No. 2, with CIM Securities, LLC	1-A POS	6.38	9/22/21
10.52	Convertible Promissory Note with FirstFire Global Opportunities Fund LLC	8-K	10.1	10/19/21
10.53	Securities Purchase Agreement with FirstFire Global Opportunities Fund LLC	8-K	10.2	10/19/21
10.54	Convertible Promissory Note with Cavalry Investment Fund, LP	8-K	10.3	10/19/21
10.55	Securities Purchase Agreement with Cavalry Investment Fund, LP	8-K	10.4	10/19/21
10.56	Convertible Promissory Note with Cavalry Fund I, LP	8-K	10.5	10/19/21
10.57	Securities Purchase Agreement with Cavalry Fund I, LP	8-K	10.6	10/19/21
10.58	Amendment No. 1 to Common Stock Purchase Agreement with White Lion Capital, LLC	8-K	10.1	1/12/22
10.59	Placement Agent Fee Agreement, Amendment No. 3, with CIM Securities, LLC	1-A POS	6.39	2/7/22
10.60	Convertible Promissory Note with Talos Victory Fund, LLC	8-K	10.1	2/8/22
10.61	Securities Purchase Agreement with Talos Victory Fund, LLC	8-K	10.2	2/8/22
10.62	Convertible Promissory Note with Blue Lake Partners, LLC	8-K	10.3	2/8/22
10.63	Securities Purchase Agreement with Blue Lake Partners, LLC	8-K	10.4	2/8/22
10.64	Amendment to Engagement Agreement and Placement Agent Fee Agreement	1-A POS	6.40	2/17/22

21.1	List of Subsidiaries	1-A POS	15.1	8/5/21
23.1	Consent of Attorney		*
23.2	Consent of Independent Registered Public Accounting Firm		*
99.1	Trucom LLC Complete Patent	S-1	99.1	12/15/17
99.2	Patent Assignment – Ellifson to TruCom LLC(2.11.13)	S-1	99.2	12/15/17
107	Calculation of Filing Fee Tables		*

*Filed Herewith

II-5

UNDERTAKINGS

The undersigned registrant hereby undertakes

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement. iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any Preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

II-6

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on February 25, 2022.

TPT GLOBAL TECH, INC.

/s/ Stephen J. Thomas, III	February 25, 2022
Stephen J. Thomas, III
(Chief Executive Officer, President, and Chairman of the Board and Principal Executive Officer)

/s/ Gary Cook	February 25, 2022
Gary Cook
(Chief Financial Officer and Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

/s/ Stephen J. Thomas, III	February 25, 2022
Stephen J. Thomas, III, Chief Executive Officer, President and Chairman of the Board

/s/ Gary Cook	February 25, 2022
Gary Cook, Chief Financial Officer

/s/ Richard Eberhardt	February 25, 2022
Richard Eberhardt, Director

/s/ Arkady Shkolnik	February 25, 2022
Arkady Shkolnik, Director

/s/ Reginald Thomas	February 25, 2022
Reginald Thomas, Director

/s/ John F. Wharton	February 25, 2022
John F. Wharton, Director

II-7